Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-297814

Prospectus

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Issuance of up to 25,414,300 Ordinary Shares

This prospectus relates to the resale, from time to time of up to an aggregate of 25,414,300 ordinary shares of the Company, $0.00000000558603475 par value per share (“Ordinary Shares”), by the Selling Stockholder named elsewhere in this prospectus (“Selling Stockholder”). The Ordinary Shares included in this prospectus consist of Ordinary Shares that the Company may, in its discretion, elect to issue and sell to the Selling Stockholder (the “SEPA Investor”), from time to time after the date of this prospectus, pursuant to a Standby Equity Purchase Agreement the Company entered into with the Selling Stockholder on December 1, 2025, as amended (the “SEPA”), in which the SEPA Investor has committed to purchase from the Company up to $250,000,000 of the Company’s Ordinary Shares in an equity line of credit (the “Equity Line”), subject to the terms and conditions specified in the SEPA. As of the date of this prospectus, the Company has drawn down approximately $50,523,159 from the Commitment Amount under the SEPA and has issued an aggregate of 463,035 Ordinary Shares to the SEPA Investor. This prospectus relates only to the remaining $199,476,841 remaining under the Equity Line. See the section of this prospectus entitled, “Committed Equity Financing” for a description of the SEPA and the section entitled, “Selling Stockholder” for additional information regarding the Selling Stockholder.

Subject to the terms and conditions of the SEPA, the Company has the right from time to time at its discretion until the first day of the month following the 36-month period after the date of the SEPA (or earlier in the event the SEPA Investor shall have made payment of $250 million in Advances), to direct the SEPA Investor to purchase a specified amount of Ordinary Shares (each such sale, an “Advance”) by delivering written notice to the SEPA Investor (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the lesser of (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined in the SEPA) during the five consecutive Trading Days immediately preceding an Advance Notice, (ii) 30% of the Daily Traded Amount (as defined in the SEPA) and (iii) $1 million, and may not exceed 4.99% of the issued and outstanding Ordinary Shares. The Ordinary Shares purchased pursuant to an Advance will be purchased at a price equal to 94% of the lowest VWAP of the Ordinary Shares during the three Trading Days following the applicable notice date. The Company may also deliver intraday purchase notices to the Investor, and the Ordinary Shares purchased pursuant to an intraday Advance will be purchased at a price equal to 98% of the lowest traded price of the Ordinary Shares during the intraday pricing period, as determined pursuant to the terms of the SEPA.

The Company will control the timing and amount of any sales of Ordinary Shares to the SEPA Investor under the Equity Line. Actual sales of the Ordinary Shares under the Equity Line will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Ordinary Shares and determinations by the Company as to the appropriate sources of funding for its business and operations.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Ordinary Shares. The Selling Stockholder may offer, sell or distribute all or a portion of their Ordinary Shares publicly or through private transactions at prevailing market prices or at negotiated prices. The Company will not receive any proceeds from the sale of Ordinary Shares by the Selling Stockholder pursuant to this prospectus. However, the Company may receive up to $250,000,000 from sales of Ordinary Shares to the SEPA Investor that the Company has made and may, in its discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA. As of the date of this prospectus, the Company has drawn down approximately $50.5 million net from the Commitment Amount under the SEPA and has issued an aggregate of 463,035 Ordinary Shares to the SEPA Investor, pursuant to the Registration Statement on Form F-1 (No. 333-292153) and the Registration Statement on Form F-1 (No. 333-293520), as amended on Form F-3. The Company provides more information about how the Selling Stockholder may sell or otherwise dispose of the Ordinary Shares in the section entitled, “Plan of Distribution.”

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission (“SEC”) rules and an “emerging growth company” as that term is defined in the JOBS Act and are eligible for reduced public company disclosure requirements.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On August 3, 2026, the closing price of our Ordinary Shares was $16.53.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 13 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 4, 2026

i

ABOUT THE PROSPECTUS

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by us or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Stockholder has authorized any other person to provide you with different or additional information. Neither we nor the Selling Stockholder take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, any you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Stockholder are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholder has taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless the context indicates otherwise in this prospectus, the terms “SMX (Security Matters) PLC,” “SMX,” the “Company,” “we,” “our,” or “us” in this prospectus refer to SMX (Security Matters) Public Limited Company, an Ireland limited company.

Certain amounts that appear in this prospectus may not sum due to rounding.

i

IMPORTANT INFORMATION ABOUT IFRS AND NON-IFRS FINANCIAL MEASURES

The financial statements of SMX (Security Matters) Public Limited Company (the “Company”) are prepared in accordance with international financing reporting standards, as issued by the International Accounting Standards Board (“IFRS”).

Certain of the measures included in this prospectus may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by Security Matters PTY may not be comparable to similarly titled amounts used by other companies.

INDUSTRY AND MARKET DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the regions in which we operate, including our general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts, which we believe to be reliable based upon our management’s knowledge of the industry. We have not independently verified the accuracy and completeness of such third-party information to the extent included in this prospectus. Such assumptions and estimates of our future performance and growth objectives and the future performance of our industry and the markets in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the Company’s financial performance;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	our consolidated financial statements for the fiscal year ended December 31, 2025, contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms, if at all;

●	changes in the Company’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	the Company’s ability to develop and launch products and services;

●	the Company’s ability to successfully and efficiently integrate future expansion plans and opportunities;

●	the Company’s ability to grow its business in a cost-effective manner;

●	the Company’s product development timeline and estimated research and development costs;

●	the implementation, market acceptance and success of the Company’s business model;

●	developments and projections relating to the Company’s competitors and industry;

●	the Company’s approach and goals with respect to technology;

●	the Company’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

●	the impact of war, terror threats, or adverse public health developments on the Company’s business;

●	changes in applicable laws or regulations; and

●	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing views as of any subsequent date, and no obligation is undertaken to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. The risk factors and cautionary language referred to or incorporated by reference in this prospectus provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in our forward-looking statements, including among other things, the items identified in the section entitled “Risk Factors”. You should, however, review the factors and risks that the Company describes in the reports it will file from time to time with the SEC.

iii

As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to maintain the listing of the Ordinary Shares on Nasdaq;

●	changes in applicable laws or regulations;

●	the effects of future pandemics, or other future health crises on the Company’s business;

●	the ability to implement business plans, forecasts, and other expectations, and identify and realize additional opportunities;

●	the risk of downturns and the possibility of rapid change in the highly competitive industry in which the Company operates;

●	the risk that the Company and its current and future collaborators are unable to successfully develop and commercialize its products or services, or experience significant delays in doing so;

●	the risk that the Company may never achieve or sustain profitability;

●	the risk that the Company will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all;

●	the risk that the Company experiences difficulties in managing its growth and expanding operations;

●	the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations;

●	the risk that the Company is unable to secure or protect its intellectual property;

●	the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

iv

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all the information that you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” for more information.

Our Company

We envision ourself as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Our vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Our transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, we believe our solution is the next generation for sustainability and the circular economy.

For more information about the Company, see the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Business Combination

On March 7, 2023 (the “Closing Date”), the Company consummated a business combination pursuant to the Business Combination Agreement, dated as of July 26, 2022 (the “BCA”), by and among the Company, Security Matters PTY, Lionheart and Aryeh Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”) and the scheme implementation deed, dated as of July 26, 2022 (“SID”), by and among the Company, Security Matters PTY, Lionheart and Merger Sub (collectively, the “Business Combination”), as follows:

●	Under the SID, Security Matters PTY proposed a scheme of arrangement under Part 5.1 of the Corporations Act 2001 (Cth) (“Corporations Act”) (“Scheme”) and the equal reduction of capital under section 256B of the Corporations Act pursuant to which all ordinary shares of Security Matters PTY were cancelled in accordance with the terms of the resolution of the shareholders of Security Matters PTY whereby the shareholders approved the capital reduction (“Capital Reduction”) which resulted in all shares in Security Matters PTY being cancelled in return for the issuance of ordinary shares of the Company, with the Company being issued one share in Security Matters PTY (“Security Matters Shares”) (this resulted in Security Matters PTY becoming a wholly owned subsidiary of the Company);

●	Under the SID, Security Matters PTY proposed an option scheme of arrangement under Part 5.1 of the Corporations Act (“Option Scheme”), which resulted in the Security Matters PTY options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for Security Matters Shares. Under the Scheme those shares were cancelled and the participants received Ordinary Shares on the basis of the Scheme consideration;

●	Security Matters PTY shareholders received consideration under the Scheme of 1 Ordinary Share per 10.3624 Security Matters Shares having an implied value of $10.00 per Ordinary Share and the Company became the holder of all of the issued shares in Security Matters PTY and Lionheart, with Security Matters PTY being delisted from the Australian Stock Exchange;

●	Merger Sub merged with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of the Company; and

●	Existing Lionheart stockholders received Ordinary Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders had their warrants automatically adjusted to become exercisable in respect of Ordinary Shares instead of Lionheart shares.

1

Other than as set forth below, since our incorporation, there have been no material changes to our share capital, mergers, amalgamations or consolidations of the Company or any of our significant subsidiaries, no acquisitions or dispositions of material assets other than in the ordinary course of business, no material changes in the mode of conducting our business, no material changes in the types of products produced or services rendered and no name changes.

The following has occurred since our incorporation:

●	The Business Combination and the transactions contemplated therewith;

●	A 1:22 reverse stock split effected on August 21, 2023;

●	The trueGold Investment Agreement described below;

●	A 1:75 reverse stock split effected on July 15, 2024;

●	On November 11, 2024, the Company’s holding in SMX Circular Economy Platform PTE, Ltd. was reduced from 100% to 70%;

●	The increase in the Company’s holdings in trueGold to 52.9% in connection with the PMB Partners, LP Letter of Intent (“PMB LOI”) as described below; and

●	The 1:28.5 Reverse Stock Split, effected on January 15, 2025;

●	On March 26, 2025, the Company established a fully owned entity incorporated in Dubai Multi Commodities Centre Authority, United Arab Emirates with the name and style of “SMX Circular Economy FZCO”;

●	The 1:4.1 June Reverse Stock Split, effected on June 16, 2025;

●	The 1:7 reverse stock split, effected on August 7, 2025;

●	The 1:10.89958 reverse stock split, effected on October 23, 2025;

●	The 1:8 reverse stock split, effected on November 18, 2025;

●	The establishment of a new wholly-owned subsidiary in Ireland, SMX IP and Licensing Limited, on December 22, 2025, to act as a holding company for the Company’s intellectual property;

●	The 1:4.8828125 reverse stock split effected on February 17, 2026;

●	The 1:20 reverse stock split, effected on May 11, 2026; and

●	The 1:2.285 reverse stock split effected on June 1, 2026.

There have been no bankruptcy, receivership or similar proceedings with respect to the Company or its significant subsidiaries. There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company which have occurred during the last or current financial years.

The Company may continue to strategically effect one or more additional reverse stock splits from time to time without further shareholder approval; however, there can be no assurance that the Company will so effect additional reverse stock splits or what the ratio(s) may be for any such reverse stock split(s). The Company’s decision whether or not (and when) to effect additional reverse stock splits (and at what ratio to effect such reverse stock splits) will be based on a number of factors, including market conditions, existing and anticipated trading prices for the Ordinary Shares and the requirements of the Nasdaq Capital Market. The Company has historically effected reverse stock splits when there is downward pressure on the trading price of its Ordinary Shares, typically as a result of the sale into the market of registered Ordinary Shares upon the conversion of outstanding convertible promissory notes or warrants.

2

Recent Developments

Assignment of Intellectual Property Agreement

In order to simplify and centralize ownership of intellectual property and licensing arrangements within the SMX group, on June 25, 2026, SMX Israel and SMX IP and Licensing Limited (Ireland) entered into an Assignment of Intellectual Property Agreement pursuant to which SMX Israel has agreed to assign its intellectual property rights to SMX IP and Licensing Limited. To the extent any intellectual property in which SMX Israel has an interest is not capable of being assigned or licensed to SMX IP and Licensing Limited without the consent of a third party, SMX Israel has agreed to hold its interest on trust and for the benefit of SMX IP and Licensing Limited pending such third party consents being obtained.

Circularity-as-a-Service Platform

On June 10, 2026, the Company announced the launch of its new Circularity-as-a-Service platform for the plastics industry. The launch forms part of the Company’s broader strategy to establish global industry standards for verified recycled plastics and accelerate the transition from a linear economy to a circular materials ecosystem where waste becomes a valuable, trusted and commercially attractive resource.

Digital Material Passport Platform

On April 6, 2026, the Company announced the launch of its Digital Material Passport Platform, a foundational system enabling the identification, tracking, and tokenisation of real-world assets across global supply chains. The Digital Material Passport Platform has been developed to establish a secure, permission-based system that connects physical materials to digital records, creating a persistent “material memory” from origin through manufacturing, trade, and reuse.

Shareholder Rights Agreement

On January 30, 2026, the Board of Directors (the “Board”) of the Company authorised the issuance of one preferred share purchase right (a “Right”) for each outstanding Ordinary Share, or such Ordinary Shares of the Company as are in issue on the Record Date as a result of any consolidation of such Ordinary Shares. The Rights were issued on March 2, 2026, to the shareholders of record on March 2, 2026. The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of February 13, 2026, between the Company and Continental Stock Transfer & Trust Company, as rights agent, attached as Exhibit 4.7 to the Registration Statement on Form F-1 to which this prospectus forms a part.

The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 10% or more of the outstanding Ordinary Shares without the prior approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, the Rights Agreement should not interfere with any merger or other business combination approved by the Board.

Summary of the Rights Agreement

The Rights. The Rights will initially trade with, and will be inseparable from, the Ordinary Shares. The Rights are evidenced only by book-entry credits that represent Ordinary Shares.

Exercise Price. Each Right will allow its holder to purchase from the Company one Series A Preferred Share (a “Preferred Share”) for US$0.0001 (the “Exercise Price”), once the Rights become exercisable.

3

Exercisability. The Rights will not be exercisable until ten (10) days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of the outstanding Ordinary Shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying Ordinary Shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934—are treated as beneficial ownership of the number of the Company’s Ordinary Shares equivalent to the economic exposure created by the derivative position, to the extent actual Ordinary Shares of the Company are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

The Company refers to the date when the Rights become exercisable as the “Distribution Date.” Until that date, any transfer of Ordinary Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Ordinary Shares and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Ordinary Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

●	Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person (and its affiliates and associates) may, for US$0.0001, purchase one Preferred Share in the Company for each one Ordinary Share held in the Company. The aggregate Preferred Shares shall have a liquidation preference of US$250 million, plus any accrued and unpaid dividends thereon, payable in cash and in priority to any payment or distribution to holders of Ordinary Shares upon any change of control not pre-approved by the Board, liquidation, dissolution, or winding up of the Company. A fixed cumulative cash dividend shall be payable to the holders of Preferred Shares at an annual rate of 18.5% per annum on the liquidation preference amount, accruing daily and payable quarterly in arrears on customary quarter-ends, in priority to any dividend or distribution on Ordinary Shares. To the extent not lawfully paid in cash (e.g., due to insufficient distributable profits), dividends will accrue.

●	Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may purchase shares of the acquiring company at a discount to the market value of the acquiring company’s shares.

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and notional Shares held by counterparties to a derivatives contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Expiration. The Rights will expire on the earliest of (i) the close of business on the first anniversary of the date of the Rights Agreement, or (ii) the time at which the Rights are redeemed as provided in Clause 23 of the Rights Agreement, or (iii) the date upon which the liquidation preference, and all interest thereon, has been paid by the Company to the holders of the issued Preferred Shares.

Redemption. The Board may redeem the Rights for US$0.0001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of US$0.0001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of the Ordinary Shares.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Ordinary Shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

4

Equity Purchase Agreement and Amendment to Equity Purchase Agreement

On December 1, 2025, the Company entered into a standby equity purchase agreement (the “Equity Purchase Agreement” or “SEPA”) with institutional investors (the “Institutional Investors”), to issue and sell to (a) each of the Institutional Investors, a promissory note (each, a “SEPA Note” and collectively, the “SEPA Notes”), for aggregate gross proceeds to the Company of up to $11.5 million, subject to conditions (the “SEPA Note Purchase Price”) and (b) one of the Institutional Investors (the “SEPA Investor”), up to $100 million worth of the Company’s Ordinary Shares in an equity line of credit (the “Equity Line”). Such amounts are before deducting fees to the SEPA Placement Agent (as defined below) and other expenses payable by the Company in connection with the offering (the “SEPA Offering”). The SEPA Notes were issued with an original issue discount of 20%.

On December 9, 2025, the Company and the Investors entered into an Amendment and Addendum to Standby Equity Purchase Agreement, which amended certain terms of the Equity Purchase Agreement and the SEPA Notes to increase the size of the facility by an additional $5 million (with an OID of 20%, for a face value of $6.25 million).

As of December 31, 2025, outstanding loans in an aggregate amount of approximately $12 million had been converted into 3,695 ordinary shares, and the outstanding principal balance under the SEPA Notes was approximately $8.6 million.

On January 8, 2026, the Institutional Investors converted the remaining outstanding approximately $8.6 million principal amount of the SEPA Notes into 1,820 Ordinary Shares of the Company.

As of June 30, 2026, the SEPA Notes had been fully settled through conversion, and accordingly, the Company had no remaining liability or obligation related to these instruments as of such date.

On February 5, 2026, the Company and the SEPA Investor entered into a Second Amendment to Standby Equity Purchase Agreement (the “Amendment”), which increased the size of the commitment amount under the Equity Line from $100 million to $250 million and removed certain of the Company’s obligation to acquire bitcoin or another cryptocurrency with a portion of the proceeds under the SEPA terms. As of June 30, 2026, the Company had drawn down approximately $50.5 million net from the commitment amount under the SEPA and before agent fees of approximately $1.5 million and had issued an aggregate of 463,035 of its ordinary shares to the SEPA Investor as a result. The Company intends to continue to draw down under the Equity Line from time to time pursuant to the terms and conditions of the SEPA, as amended, and applicable law.

According to the Amendment RBW Capital Partners LLC (a division of Dawson James Securities, Inc.), the placement agent for the offerings pursuant to the SEPA, has agreed that it will charge the Company a cash fee equal to (a) 4% for the first $20 million of aggregate gross cash proceeds that may be drawn down from the commitment amount, (b) 2.5% for the next approximately $14.7 million of aggregate gross cash proceeds that may be drawn down from the commitment amount and (c) 2% for the last approximately $215.2 million of aggregate gross cash proceeds that may be drawn down from the commitment amount.

The Company intends to use the net proceeds from the sale of its ordinary shares under the Equity Line for working capital and general corporate purposes, to pay down certain outstanding indebtedness and other liabilities of the Company.

Upon the satisfaction of the conditions to the SEPA Investor’s purchase obligation set forth in the SEPA, as amended, including that the Company registers the ordinary shares that may be issued to the SEPA Investor for resale, the Company will have the right, but not the obligation, from time to time at its discretion until the first day of the month following the 36-month period after the date of the SEPA, to direct such Institutional Investor to purchase a specified amount of Ordinary Shares (each such sale, a “SEPA Advance”) by delivering written notice to the SEPA Investor (each, a “SEPA Advance Notice”). While there is no mandatory minimum amount for any SEPA Advance, it may not exceed the lesser of (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined in the SEPA) during the five consecutive Trading Day immediately preceding a SEPA Advance Notice, (ii) 30% of the Daily Traded Amount (as defined in the SEPA) and (iii) $1 million, and may not exceed 4.99% of the issued and outstanding Ordinary Shares.

The Ordinary Shares purchased pursuant to a SEPA Advance will be purchased at a price equal to 94% of the lowest VWAP of the Ordinary Shares during the three Trading Days following the applicable notice date. The Company may also deliver intraday purchase notices to the Institutional Investor, and the Ordinary Shares purchased pursuant to an intraday SEPA Advance will be purchased at a price equal to 98% of the lowest traded price of the Ordinary Shares during the intraday pricing period, as determined pursuant to the terms of the SEPA.

The SEPA contains certain customary representations, warranties and covenants made by each of the Company and the SEPA Investor, as set forth therein.

5

The Company will control the timing and amount of any sales of Ordinary Shares to the SEPA Investor under the Equity Line. Actual sales of the Ordinary Shares under the Equity Line will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Ordinary Shares and determinations by the Company as to the appropriate sources of funding for its business and operations.

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

The Company qualifies as an “emerging growth company” as defined in the JOBS Act. As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.”

The Company is also considered a “foreign private issuer” and will report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act regarding liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events

The Company may take advantage of these reporting exemptions until such time that it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

6

As a foreign private issuer, the Company is also permitted to follow certain home country corporate governance practices instead of those otherwise required under the applicable rules of Nasdaq for domestic U.S. issuers. In order to rely on this exception, the Company is required to disclose each Nasdaq rule that it does not intend to follow and describe the home country practice that it will follow in lieu thereof. The Company currently follows the following Irish corporate governance practices in lieu of Nasdaq corporate governance rules: The Company has elected to (a) amend its 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, (c) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) to seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan or arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants, (d) follow home country practice in lieu of the requirements under Nasdaq Rule 5605(c)(2)(A) that require the Company to have an audit committee of at least three members, and (e) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(e) to have director nominees selected or recommended for the Board’s selection either by (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent director’s participate, or (ii) a nominations committee comprised solely of independent directors.

Summary Risk Factors

Investing in our securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in our securities. These risks include, among others:

Risks Related to Our Financial Statements

●	We are subject to significant accounts payable and other current liabilities.

Risks Related to Ownership of the Ordinary Shares

●	A market for our securities may not continue, which would adversely affect the liquidity and price of our securities. Additionally, the trading price of our securities could be volatile and subject to wide fluctuations.

●	If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Ordinary Shares adversely, then the price and trading volume of the Ordinary Shares could decline.

●	Our shareholder rights agreement and other actions we have recently taken may delay or prevent an acquisition of us.

Risks related to the business and operations of the Company

●	We are a company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and it may be difficult to evaluate our future prospects.

●	If we fail to effectively manage our growth, our business, financial condition, and results of operations could be adversely affected.

●	If the Isorad License Agreement is terminated, our business, financial condition and results of operations may be harmed.

●	If we fail to penetrate the full value chain manufacturing eco-system effectively, our business, financial condition, and results of operations could be adversely affected.

●	Pandemics, public health crises, and/or lingering effects from the COVID-19 pandemic could adversely affect our business, financial condition, liquidity and results of operations.

●	Our operations in foreign jurisdictions will subject us to risks associated with operating in those jurisdictions and may adversely affect our business, cash flows, financial condition and results of operations.

7

●	If we are unable to successfully identify and integrate acquisitions, our results of operations could be adversely affected.

●	The industry in which we operate is competitive, and if we fail to compete effectively, we could experience price reductions, reduced margins or loss of revenues.

●	Our continued growth, including our ability to manage our operations and meet our strategic objectives, depends on retaining our current employees upon whom we are dependent and attracting and retaining qualified personnel, and we may not be able to do so at a rate that will enable us to stand up to our expected growth or cope with specific demands that may arise.

●	We may not be able to anticipate or adapt to consumer preferences which may have an adverse effect on our business, cash flows, financial condition and results of operations.

●	We may not be able to adapt our markers to the needs of any customer or field which may have an adverse effect on our business, cash flows, financial condition and results of operations.

●	We will need in the future to raise additional funds, inter alia, by equity, debt, or convertible debt financings, to fund our day to day operations and to support our growth, and those funds may be unavailable on acceptable terms, or at all. As a result, we may be unable to meet our future capital needs, which may limit our ability to grow and jeopardize our ability to continue our business, and there is substantial doubt regarding our ability to continue as a going concern.

●	Legal proceedings, investigations or claims against us may be costly and time-consuming to defend and may harm our reputation and damage our business regardless of the outcome. In addition, our business and operations could be negatively affected if they become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our share price.

●	Our markers may contaminate or spoil the raw material into which our marker is inserted, which could damage our reputation, subject us to product liability claims and result in a loss of revenue.

●	Our markers may include hazardous materials which may put customers, employees and other parties in our supply chain at risk. If any person is harmed by hazardous materials in our markers, our reputation could be damaged and we could be subject to litigation which may adversely affect our business, cash flows, financial position and results of operations.

●	Our readers use x-rays and may be of danger if tampered with or otherwise not used in accordance with the user manual and safety rules.

●	We may not be able to procure adequate insurance and any insurance we have or may have may not be of sufficient coverage

●	Our risk management policies and procedures, and those of our third-party vendors upon which we rely, may not be fully effective in identifying or mitigating risk exposure. If our policies and procedures do not adequately protect us from exposure to these risks, we may incur losses that would adversely affect our financial condition, reputation and market share.

Risks Related to Technology, Intellectual Property and Data

●	We may be unable to, and it may be difficult and costly to, obtain, maintain, protect, or enforce our intellectual property and other proprietary rights sufficiently.

●	If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.

●	Under applicable employment laws, we may not be able to enforce covenants not to compete.

8

Risks Related to Legal and Regulatory Environment

●	Changes in laws, regulations and standards and failure to comply with laws, regulations and standards may adversely affect our financial and operating performance and profitability.

●	Obligations and changes in laws or regulations relating to privacy, cybersecurity, and data protection, or any actual or deemed failure by us to comply with such laws and regulations that could adversely affect our business.

Risks Related to Our Operations in Israel

●	Conditions in Israel and relations between Israel and other countries could adversely affect our business.

●	A large concentration of our staff resides in Israel and many of our employees and independent contractors in Israel are required to perform military reserve duty, which may disrupt their work for us.

Risks related to Tax

●	The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies, or changes in tax legislation or policies could impact the Company’s future financial position and results of operations.

●	U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of “controlled foreign corporations.”

●	There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our shares.

●	The Internal Revenue Service may not agree that the Company should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

●	Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

Risks related to Irish Law

●	Irish taxes may apply to any dividends paid or transfers of the Company’s securities.

●	Provisions in the Company’s Amended and Restated Memorandum and Articles of Association and under Irish law could make an acquisition of the Company more difficult, may limit attempts by the Company’s shareholders to replace or remove the Company’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers or employees, and may limit the market price of the Ordinary Shares, the Public Warrants and/or other securities issued by the Company.

General Risks

●	The Company does not intend to pay dividends for the foreseeable future.

●	The Company incurs significant costs and devotes substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of the Company in the future.

●	The Company’s management has limited experience in operating a public company in the United States.

9

●	The stock price of the Ordinary Shares may be volatile.

●	The Company may issue additional Ordinary Shares or other equity securities without seeking approval of the Company’s shareholders, which would dilute your ownership interests and may depress the market price of the Ordinary Shares.

●	The Company is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Ordinary Shares less attractive to investors.

●	The Company will need additional capital in the future to meet its financial obligations and to pursue its business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise the Company’s ability to meet its financial obligations and grow its business.

●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Markets, Nasdaq could delist our Ordinary Shares and Public Warrants.

●	If our Ordinary Shares becomes subject to the penny stock rules, it may be more difficult to sell our Ordinary Shares.

●	Future issuances of debt securities and equity securities may adversely affect us, including the market price of our Ordinary Shares and may be dilutive to existing shareholders.

●	The JOBS Act permits “emerging growth companies” like the Company to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, which may make our Ordinary Shares less attractive to investors.

●	There is less publicly available information concerning the Company than there is for issuers that are not foreign private issuers because the Company is considered a foreign private issuer and is exempt from a number of rules under the Exchange Act, and is permitted to file less information with the SEC than issuers that are not foreign private issuers.

●	The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject the Company to GAAP reporting requirements which may be difficult for it to comply with.

●	The sale of currently-restricted Ordinary Shares acquired by the Company’s stockholders, or the perception that such sales may occur, could cause the price of our Ordinary Shares to fall.

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our securities.

Corporate Structure

The Company has eight wholly owned subsidiaries: Lionheart, Security Matters PTY, trueSilver SMX Platform Ltd. (Canada) (“trueSilver”), SMX Fashion and Luxury (France), Security Matters Canada Ltd. (Canada), SMX (Security Matters) Ireland Limited (Ireland), SMX IP and Licensing Limited (Ireland) and SMX Circular Economy FZCO (UAE), which was formed on April 18, 2025. Additionally, the Company owns 70% of SMX Circular Economy Platform PTE, Ltd. (Singapore) (“SMX Singapore”). The Company’s ownership in SMX Singapore was reduced to 70% on November 11, 2024.

Security Matters PTY has two wholly-owned subsidiaries: SMX Israel, and SMX Beverages Pty Ltd. (Australia). Security Matters PTY is also the record holder of 50% of Yahaloma, through SMX Israel, and 52.9% of trueGold Consortium Pty Ltd. (Australia) (“trueGold”).

10

The below chart details the organizational structure of the Company:

SMX GROUP CORPORATE STRUCTURE
(As of 28 July 2026)

SMX (Security Matters) Public Limited Company ("SMX PLC")
Company Number: 722009
Country of Incorporation: Ireland
100% (unless otherwise stated)
Security Matters Pty Ltd. ("SMX AU")
ACN: 626 192 998
SMX Fashion & Luxury ("SMX France")
Company #: 2021B18564
TrueSilver SMX Platform Ltd ("True Silver")
Company #: BC1294203
Security Matters Canada Ltd.
Lionheart III Corp ("Lionheart")
SMX (Security Matters) Ireland Limited ("SMX Ireland")
Company #: 742313
70%
SMX Circular Economy Platform Pte Ltd ("SMX SG")
Company #: 202319409C
SMX Circular Economy FZCO ("SMX UAE")
Company #: DMCC202175
SMX IP and Licensing Limited ("SMX IP")
Company #: 796961
100% (unless otherwise stated)
SMX (Security Matters) Israel Ltd.
("SMX Israel")
Company #: 515125771
52.9%
True Gold Consortium Pty Ltd
("True Gold")
ACN: 641 483 374
SMX Beverages Pty Ltd
("SMX Bev")
ACN: 637 440 272
50%
Yahaloma Technologies Inc
("Yahaloma")
Company #: BC1219747

Corporate Information

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022, as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company”. The Company changed its name to SMX (Security Matters) Public Limited Company on February 15, 2023. Its affairs are governed by its Amended and Restated Memorandum and Articles of Association, the Irish Companies Act of 2014 (“ICA”), and the laws of Ireland.

The Company’s principal website is https://smx.tech. We do not incorporate the information thereon, or accessible through, our website into this prospectus, and you should not consider it a part of this prospectus.

11

THE OFFERING

The summary below described the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Ordinary Shares.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 13 of this prospectus.

Issuer	SMX (Security Matters) Public Limited Company

Ordinary Shares offered by the Selling Stockholder	25,414,300 Ordinary Shares consisting of Ordinary Shares that the Company may, in its discretion, elect to issue and sell to the SEPA Investor, from time to time after the date of this prospectus, pursuant to the SEPA, in which the SEPA Investor has committed to purchase from the Company pursuant to the Equity Line, subject to the terms and conditions specified in the SEPA. See the section entitled, “Selling Stockholder” for additional information regarding the Selling Stockholder.

Selling Stockholder	All of the Ordinary Shares being registered pursuant to the Registration Statement on Form F-1, of which this prospectus forms a part, are being offered by the Selling Stockholder. See “Selling Stockholder” on page 110 of this prospectus for more information on the Selling Stockholder.

Ordinary Shares Outstanding Prior to Offering	1,088,608 as of July 24, 2026 (1)

Ordinary Shares to be Outstanding After Giving Effect to the Issuance of the Ordinary Shares Registered Hereunder	26,502,908, based on our issued and outstanding Ordinary Shares as of July 24, 2026. (1)

Use of Proceeds	We will not receive any proceeds from the resale of Ordinary Shares included in this prospectus by the Selling Stockholder. The Selling Stockholder will receive all of the net proceeds from their respective sales of the Ordinary Shares in this offering. However, the Company may receive up to $250 million in the aggregate (less approximately $50.5 million net before expenses from prior sales of Ordinary Shares) to the SEPA Investor that the Company may, in its discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA. As of the date of this prospectus, the Company has drawn down approximately $50.5 million from the Commitment Amount under the SEPA and has issued an aggregate of 463,035 Ordinary Shares to the SEPA Investor, pursuant to the Registration Statement on Form F-1 (No. 333-292153) and the Registration Statement on Form F-1 (No. 333-293520), as amended on Form F-3. The Company intends to use the net proceeds from the sale of the Ordinary Shares in the Equity Line for working capital and general corporate purposes, and to pay down certain outstanding indebtedness and other liabilities of the Company. The SEPA Investor waived the Company’s obligations under the SEPA to apply certain of the net proceeds of the Equity Line to the acquisition of bitcoin or another cryptocurrency, and accordingly the Company does not own and is not required to purchase in the future, any cryptocurrency assets pursuant to the SEPA. See “Use of Proceeds” on page 42 of this prospectus for more information.

Market for Ordinary Shares	Our Ordinary Shares are listed on The Nasdaq Stock Market LLC under the symbol “SMX”.

Risk Factors	See the section entitled “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

(1) Excludes the Ordinary Shares underlying all of the Company’s outstanding options and warrants.

12

RISK FACTORS

An investment in our securities is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our Ordinary Shares and Public Warrants could decline, and you may lose all or part of your investment therein. In addition to the risks outlined below, risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. Potential risks and uncertainties that could affect our operating results and financial condition include, without limitation, the following:

Risks Related to Our Financial Statements

We are subject to significant accounts payable and other current liabilities.

We have total liabilities of approximately $8.7 million as of June 30, 2026. We also incur indebtedness from time to time to fund operations, which have historically been converted into equity but in the future may be required to be repaid at maturity. The Company has not yet generated revenues and is required to obtain additional financing in order to continue to operate. The Company continues to actively manage its capital structure through a combination of equity financing, strategic partnerships, and access to committed capital facilities. These initiatives are designed to support the Company’s transition toward large-scale commercialization. While current cash resources are sufficient to fund its planned operations in the near term, additional funding will be required to support long-term growth, management believes that the Company’s current strategy and access to capital provide a reasonable basis to continue operations. The accompanying unaudited interim consolidated financial statements as of June 30, 2026, have been prepared assuming that the Company will continue as a going concern.

Such indebtedness could affect our operations in several ways, including the following:

●	a significant portion of our cash flows could be required to be used to service such indebtedness.

●	a high level of indebtedness could increase our vulnerability to general adverse economic and industry conditions.

●	any covenants contained in the agreements governing such outstanding indebtedness could limit our ability to borrow additional funds, dispose of assets, pay dividends and make certain investments.

●	a high level of indebtedness may place us at a competitive disadvantage compared to our competitors that are less leveraged and, therefore, our competitors may be able to take advantage of opportunities that our indebtedness may prevent us from pursuing.

●	debt covenants may affect our flexibility in planning for, and reacting to, changes in the economy and in our industry, if any; and

●	any ability to convert or exchange such indebtedness for equity in the Company can cause substantial dilution to existing stockholders of the Company.

Risks Related to Ownership of the Ordinary Shares

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities. Additionally, the trading price of our securities could be volatile and subject to wide fluctuations.

The trading price of our securities has been, and may continue to be, volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.

The price of our securities may fluctuate significantly due to general market and economic conditions. An active trading market for our securities may never develop or, if developed, it may not be sustained. In addition, the price of our securities can vary due to general economic conditions and forecasts, general volatility in the markets, our general business condition and the release of our financial reports.

13

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the Company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources and could also require us to make substantial payments to satisfy judgments or to settle litigation.

Additionally, if our securities become delisted from Nasdaq for any reason, and are quoted on the OTC, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If securities or industry analysts do not publish or cease publishing research or reports about the Company, its business, or its market, or if they change their recommendations regarding the Ordinary Shares adversely, then the price and trading volume of the Ordinary Shares could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on the Company. If no securities or industry analysts commence coverage of the Company, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Company change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Ordinary Shares would likely decline. If any analyst who may cover the Company were to cease coverage or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our shareholder rights agreement and other actions we have recently taken may delay or prevent an acquisition of us.

In addition, in February 2026, we implemented a stockholder rights plan (the Rights Agreement), also called a “poison pill,” that may have the effect of discouraging or preventing a change of control by, among other things, making it uneconomical for a third party to acquire us without the consent of our board of directors. Generally, the rights agreement works by imposing a significant penalty upon any person or group which acquires 10% or more of the outstanding Ordinary Shares without the prior approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board.

Risks related to the business and operations of the Company

We are a company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses and difficulties, and it may be difficult to evaluate our future prospects.

Our limited operating history may make it difficult to make accurate predictions about our future performance. Assessing our business and future prospects may also be difficult because of the risks and difficulties we face. These risks and difficulties include our ability to:

●	enter into new relationships and maintain existing relationships with clients and business partners;

●	maintain cost-effective access to capital;

14

●	expand the use and applicability of our technology;

●	successfully build our brand and protect our reputation from negative publicity;

●	successfully adjust our proprietary technology, products and services in a timely manner in response to changing market conditions;

●	successfully compete with companies that are currently in, or may in the future enter, the business of providing traceability solutions;

●	enter into new markets and introduce new products and services based on our technology;

●	comply with and successfully adapt to complex and evolving legal and regulatory environments in our existing markets and ones we may enter in the future;

●	attract, integrate and retain qualified employees and independent contractors; and

●	effectively manage, scale and expand the capabilities of our teams, outsourcing relationships, third-party service providers, operating infrastructure and other business operations.

If we are not able to timely and effectively address these risks and difficulties as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations may be adversely affected.

If we fail to effectively manage our growth, our business, financial condition, and results of operations could be adversely affected.

Our ability to manage our growth effectively, integrate new employees, independent contractors and technologies into our existing business and attract new business partners and maintain relationships with existing business partners will require us to continue to retain, attract, train, motivate and manage employees and independent contractors and expand our operational, technological and financial infrastructure. Continued growth could strain our ability to develop and improve our operational, technological, financial and management controls, reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain business partners’ and their customers’ satisfaction.

We may not have sufficient manufacturing capabilities for our markers and readers to satisfy demand for our products, including due to the Eastern-European issues, world politics, tariff issues, post-COVID-19 related issues, international freight issues, costs of goods and other external financial or political issues. We may be unable to control the availability or cost of producing such products.

Our current manufacturing capabilities may not reach the required production levels necessary in order to meet growing demands for any products we may commission or future products we may develop. There can be no assurance that our commissioned products can be manufactured at the desired commercial quantities, in compliance with our requirements and at an acceptable cost. Any such failure could delay or prevent us from shipping said products and marketing the technologies in accordance with our target growth strategies.

While we were able to date to find new employees, when required, Israeli (and other) high-tech employment atmosphere (including lack of available professionals due to, inter alia, Israel’s state of war) is making it harder and harder to find and retain new employees. Thus, risk exists that we will not be able to hire all the employees we seek to hire, in the timeframe required and anticipated, which may slow down our growth, cause increased costs and reduced profits or hinder our ability to duly and timely fulfill all tasks and growth plans.

We note that due to such employment atmosphere we may need to extend additional resources, including issuance of shares and options, and financial measures in order to create retention plans for key personnel.

15

Part of our products are in the field of sustainability and circular economy and part of our growth engine depends on policies regarding recycling of packaging, electronics, and metals and regulations demanding sustainability, promoting a circular economy and carbon-free environment. While we are not relying on such upcoming legislation or regulations, slow legislation or promulgation process and changes in priorities (including due to public health crises or on-going armed conflicts) may slow our growth. While sustainability source tracing is important for tracking and verifying environmentally-friendly products from their origin, another identified growth engine for the Company has been the demand for supply-chain security to trace products from origin and facilitate sanctions compliance.

Due to the fact that we aim our sales efforts at large international market-maker conglomerates, our sales cycle is relatively slow and there is a larger risk that at any time, due to many reasons that are beyond our control, the sales cycle will be broken and all efforts will be lost.

Any of the foregoing factors could negatively affect our business, financial condition and results of operations.

If the Isorad License Agreement is terminated, our business, financial condition and results of operations may be harmed.

In January 2015, SMX Security Matters Ltd. (Israel Corporate Number 515125771) (“SMX Israel”) entered a license agreement with Isorad Ltd (“Isorad”), a company wholly owned by the State of Israel with rights to exclusively commercialize certain technology for civilian uses owned by the Soreq Nuclear Research Center, an Israeli government research and development institute for nuclear and photonic technologies under the Israeli Atomic Energy Commission (“Soreq”), to license the initial technology of tracking and tracing materials by observing and identifying markers (“Source IP”) and commercialize and develop the technology further (“Isorad License Agreement”). Under the Isorad License Agreement, the Source IP can be utilized in almost any industry and with any product. The Source IP has been the cornerstone for our technological developments. Since entering into the Isorad License Agreement, we have over a hundred patent applications worldwide in various stages of approval (most of which are unrelated and novel to the Source IP).

Specifically as to Yahaloma Technologies Inc. (Canada) (“Yahaloma”), the royalty rate on gross sales of Yahaloma, to be paid by Yahaloma, are 4.2% (and not 2.2% that applies solely to Security Matters PTY, its other affiliates and to other sublicensees). Upon the occurrence of an M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of Yahaloma and similar event), Isorad is entitled to a fee equal to 1% of the total consideration paid to, received by, or distributed to, Yahaloma and/or its shareholders and/or its affiliates in connection with the event, including, without limitation, all cash, securities or other property which is received by Yahaloma and/or its shareholders in connection with such event of two such events (i.e. twice) at its choice.

The Isorad License Agreement will continue in full force and effect in perpetuity unless terminated. If either party does not remedy a material breach of its obligations within 180 days of notice of the material breach, the non-defaulting party may terminate the Isorad License Agreement immediately. Isorad may terminate the agreement by providing 30 days prior written notice if the royalties payable to Isorad are nil in any semi-annual report or if we breach other certain obligations (such as a failure to maintain a patent or patent application in the previous semi-annual review period). If the Isorad License Agreement is terminated, our business, financial condition and results of operations may be harmed.

If we fail to penetrate the full value chain manufacturing ecosystem effectively, our business, financial condition, and results of operations could be adversely affected.

Value based pricing may be necessary to enable roll-out across clients, creating challenges in full value capture and effective customer segmentation. Some end-markets (e.g. plastics) require high levels of penetration to support our full value proposition. A broad range of potential end-markets and clients with different value propositions and price sensitivities will require a substantial, high performing, commercial organization.

In order to maintain continuous growth there is a need to onboard more and more players from different parts of the value chain manufacturing eco-system with the final view of covering all links in the value chain manufacturing eco-system. This may be time and cost consuming and will require funding and personnel and we may not be able to achieve the full value chain penetration due to failure to attain funding or personnel or due to external circumstances, which may hinder our growth.

16

Pandemics and public health crises could adversely affect our business, financial condition, liquidity and results of operations.

Pandemics and public health crises could result in a widespread health crises that adversely affect businesses, economies and financial markets worldwide, placing constraints on the operations of businesses, decreasing consumer mobility and activity, and causing significant economic volatility in the United States, Ireland, Israel, Australia, Singapore, and international capital markets. We have followed and will continue to follow guidance issued from time to time by the Irish, Australian and Israeli governments and the other local governments in territories in which we operate to protect our employees from such health crises, as we did during the height of the COVID-19 pandemic. When appropriate, we may implement work from home where possible, minimize face-to-face meetings and utilize video conference as much as possible and adhere to social distancing rules at our facilities while eliminating international travel, and other such measures as authorities may require. As a result, we may experience some difficulties in employee ability to efficiently collaborate to meet our customer needs, a difficulty in our efforts to recruit and hire qualified personnel during this time. For example, as a result of the COVID-19 pandemic, we recorded a minor decrease in expected growth in 2020 and 2021, both due to the lockdown and restrictions, and our customers postponing or being hesitant of making future financial, or other, commitments due to the need to put response to COVID-19 at the forefront. Similarly, customers may postpone or be hesitant in making future financial, or other commitments, due to a future pandemic or public health crisis.

We cannot predict the other future potential, direct or indirect, impacts of future pandemics, and/or future public health crises on our business or operations. Future pandemics, future public health crises, or additional waves of infections, could further impact employment rates, supply chains, priorities and the economy, affecting our customer base and divert customers’ discretionary spend to other uses, including for essential items. These events could impact our cash flows, results of operations and financial conditions and heighten many of the other risks described in this prospectus.

Our operations in foreign jurisdictions will subject us to risks associated with operating in those jurisdictions and may adversely affect our business, cash flows, financial condition and results of operations.

As we operate in foreign jurisdictions (such as Ireland, Israel, Australia, Singapore, Dubai, France and Canada), we will be subject to those risks associated with operating in foreign jurisdictions. Such risks may include economic, social or political instability or change, hyperinflation, currency non-convertibility or instability and changes of laws affecting foreign ownership, government participation, taxation, working conditions, rates of exchange, exchange control, licensing, repatriation of income or return of capital, consumer health and safety or labor relations. While the jurisdictions in which we currently operate are economically stable, there is no certainty that political and economic conditions will remain stable. Any deterioration in political or economic conditions, including hostilities or terrorist activity may adversely affect our operations and profitability. There is a risk that the government of any such jurisdiction may change its policies regarding foreign investment, apply new or different taxes and levies, or make any other change which may have an adverse impact on our profitability. See the risk factors under “Risks Related to Our Operations in Israel.”

Prior to the Russian-Ukrainian dispute, Security Matters PTY was cooperating with a Ukrainian entity in cooperation with its activities in Israel and European entities for research and development for its readers. Security Matters PTY was also reviewing potential relationships with entities in Russia, Belarus and Ukraine. As a result of the dispute, Security Matters PTY put on hold its research and development in Ukraine while continuing its research and development activity in Israel and with European entities and undertook no business relationships with parties in those regions. Since the on-going armed conflict, Security Matters PTY has shifted its Eastern European operations to Prague, Czechia (Czech Republic). It is yet unknown what other effects such dispute may have on other jurisdictions, mainly in Europe, and any such effect might affect our business and growth. We cannot predict the other future potential impacts of the dispute on our business or operations, especially if such dispute becomes more than a regional event. These events could impact our cash flows, business, results of operations and financial condition and heighten many of the other risks described in this prospectus.

17

Moreover, events may occur within or outside the jurisdictions in which we operate that could impact those economies, our operations and the price of the Ordinary Shares. These events include but are not limited to acts of terrorism, an outbreak of international hostilities, cyberattacks, fires, floods, earthquakes, labor strikes, civil wars, natural disasters, outbreaks of disease or other natural or manmade events or occurrences that can have an adverse effect on the demand for our products and our ability to conduct business. While we seek to maintain insurance in accordance with industry practice to insure against the risks we consider appropriate after consideration of our needs and circumstances, no assurance can be given as to our ability to obtain such insurance coverage in the future at reasonable rates or that any coverage arranged will be adequate and available to cover any and all potential claims. The occurrence of an event that is not covered or fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

If we are unable to successfully identify and integrate acquisitions, our results of operations could be adversely affected.

Acquisitions may be a significant component of our growth strategy and from time to time we may seek to identify and complete acquisitions. Our future acquisitions may not be successful or may not generate the financial benefits that we expected we would achieve at the time of acquisition. In addition, there can be no assurance that we will be able to locate suitable acquisition candidates in the future or acquire them on acceptable terms or, because of competition in the marketplace. Acquisitions involve special risks, including, without limitation, the potential assumption of unanticipated liabilities and contingencies, difficulty in assimilating the operations and personnel of the acquired businesses, disruption of our existing business, dissipation of our limited management resources and impairment of relationships with employees and customers of the acquired business as a result of changes in ownership. While we believe that strategic acquisitions can improve our competitiveness and profitability, these activities could have a material adverse effect on our business, financial condition and operating results.

We may incur significant costs such as transaction fees, professional service fees and other costs related to future acquisitions. We may also incur integration costs following the completion of any such acquisitions as we integrate the acquired business with the rest of our Company. Although we expect that the realization of efficiencies related to the integration of any acquired businesses will offset the incremental transaction and acquisition-related costs over time, this net financial benefit may not be achieved in the near term, or at all.

The industry in which we operate is competitive, and if we fail to compete effectively, we could experience price reductions, reduced margins or loss of revenues.

Generally, the track and trace and anti-counterfeit industry in which we operate is subject to global and domestic competition. We are unable to influence or control the conduct of our competitors and such conduct may detrimentally affect our financial and operating performance There are several competitors that operate in the anti-counterfeit and track-and-trace industries and if new competitors enter the market, or established companies develop new products and technologies that are superior to our current technology, our ability to exploit any technological advantage successfully may be affected. We may be unable to develop further products or keep pace with developments and may lose clients to competitors. If our competitors develop a more efficient business model or undertake a more aggressive marketing campaign, this is likely to affect our marketing strategies and results of operations adversely.

There is no guarantee that customers will adopt our products and we may be unable to compete successfully with more established track and trace and anti-counterfeit companies on price or quality or may be unsuited to the established preferences of potential customers.

18

Our continued growth, including our ability to manage our operations and meet our strategic objectives, depends on retaining our current employees upon whom we are dependent and attracting and retaining qualified personnel, and we may not be able to do so at a rate that will enable us to stand up to our expected growth or cope with specific demands that may arise.

Our success depends to a large extent upon the skills and experience of our executive officers, including our Chief Executive Officer, Haggai Alon, management and sales, marketing, operations and scientific staff. We may not be able to attract or retain qualified employees due to the intense competition for qualified personnel in the technology industry, as well as to geographic considerations, our ability to offer competitive compensation and benefits, and other reasons.

If we are not able to attract and retain the necessary qualified personnel to manage our operations and accomplish our business objectives, we may experience constraints that will adversely affect our ability to manufacture, sell and market our products or to support research and development programs effectively.

SMX Israel has entered into an employment contract with Haggai Alon, its founder, Chief Executive Officer and Chairman of the Board of Directors, and Zeren Browne, Chief Strategy Officer and member of the Board of Directors. Due to the specific knowledge and experience of Mr. Alon regarding the industry, technology and market generally and to our company specifically, the loss of the services of Mr. Alon could have a material adverse effect on us. We have not obtained a key person insurance policy on any officer.

Although our employment agreements contain non-compete clauses, Israeli law does not fully enforce employees’ non-compete obligations and may limit their application, including with regard to duration and scope.

Under Israeli case law an Israeli Court will usually only enforce non-compete provisions if the employee received specific consideration for it. While all of our employment agreements include specific provisions stipulating that special consideration was paid for the non-compete provision, a risk always exists that a Court will not enforce such.

We may not be able to anticipate or adapt to consumer preferences which may have an adverse effect on our business, cash flows, financial condition and results of operations.

Our success depends on our ability to develop and commercialize our technology. A failure to successfully develop and commercialize our technology could lead to a loss of opportunities and adversely impact on our business, cash flows, financial condition and results of operations.

The global market for our technology is ever changing due to new technologies, new products, changes in regulations and other factors influencing market acceptance or market rejection of our technologies. This market volatility and risks exists despite our best efforts in relation to market research, promotion and sales efforts.

Our business is dependent on consumer awareness and market acceptance of our products. We may not be able to anticipate and react to trends within the industries we target in a timely manner or accurately assess the impact that such trends may have on consumer preferences. Failure to respond to changes in consumer preferences or anticipate market trends may adversely affect our future revenues and performance. Although we have striven to establish market recognition for our products in the relevant industry, it is too early in the life cycle of our brand to determine whether markers, readers, blockchain technology and any further technology developed by us will achieve and maintain satisfactory levels of acceptance and sustained adoption by manufacturers and consumers. Our technology may not be accepted by the market or used in our proposed markets and industries. We may not be able to commercialize our products, which could adversely impact on business, cash flows, financial condition and results of operations.

We may not be able to adapt our markers to the needs of any customer or field which may have an adverse effect on our business, cash flows, financial condition and results of operations.

Research and development tailoring costs are required to adapt marker and scanning technology to different materials and industrial/commercial environments, potentially increasing the cost and time to market as we scale across customers and verticals. If we are unable to adapt our markers to the needs of any customer or field due to the costs of doing so, our business, cash flows, financial condition and results of operations could be adversely affected.

19

We will need in the future to raise additional funds, inter alia, by equity, debt, or convertible debt financings, to fund our day to day operations and to support our growth, and those funds may be unavailable on acceptable terms, or at all. As a result, we may be unable to meet our future capital needs, which may limit our ability to grow and jeopardize our ability to continue our business, and there is substantial doubt regarding our ability to continue as a going concern.

We plan to continue to make investments to support our growth and will require additional funds to respond to business challenges that may arise, including the need to develop new products and services, enhance our technology, scale and improve our operating infrastructure, or acquire complementary businesses and technologies. Accordingly, we will need to engage in equity, debt or convertible debt financings to secure additional funds. We have also used our Ordinary Shares as currency to satisfy existing indebtedness. In raising additional funds by the issuance of equity securities or securities convertible into equity securities, or the issuance of our securities to satisfy indebtedness, our shareholders have been and may in the future experience substantial dilution. Additionally, as the Company has elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d), the Company does not seek shareholder approval in connection with certain sales, issuances and potential issuances of its securities, even if such issuances would equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance. This has resulted in substantial dilution to the Company’s shareholders from time to time in the past, and may continue to do so in the future. Debt financing, such as credit facilities or corporate bonds, may involve covenants restricting our operations or our ability to incur additional debt. Debt financing may also require security arrangements including cash collateral agreements that restrict the availability of cash held as collateral which is the case for amounts we may borrow in the future. In addition, future equity financing or replacement or refinancing of any debt financings may not be available on terms favorable to us, or at all, and the fact that debt holders are repaid first may reduce our ability to raise a later equity financing and may limit the ability to distribute dividends.

We are generating negative cash flow and requiring constant and immediate cash injections to continue to operate. We face significant uncertainty regarding the adequacy of our liquidity and capital resources and our ability to repay our obligations as they become due in cash. We are currently negotiating with certain of our debt holders and others we owe money to, to extend the term of their notes or other payment obligations and/or to convert some or all of such liabilities into our ordinary shares. However, there can be no assurance that our discussions will be successful. We expect to be able to obtain additional sources of debt and equity financing. However, such opportunities remain uncertain and are predicated upon events and circumstances which are outside the Company’s control.

If we are unable to obtain adequate financing or financing at terms satisfactory to us when we require it, we may be unable to pursue certain business opportunities, supply proper service to our customers, and our ability to continue to support our business growth and the then current business and to respond to business challenges may be impaired and our business may be harmed.

Legal proceedings, investigations or claims against us may be costly and time-consuming to defend and may harm our reputation and damage our business regardless of the outcome. In addition, our business and operations could be negatively affected if they become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our share price.

On January 12, 2024, the Company announced that it had entered into a $5 million contract with R&I Trading of New York (“R&I Trading”). The purpose of the agreement was to provide supply chain management services to a NATO member state. Following June 30, 2024, R&I Trading issued a notice of termination and initiated arbitration proceedings concerning disputed payment amounts under the contract. The Company considers the termination to be unlawful and has demanded that R&I Trading fulfill its contractual obligations. Furthermore, the Company believes R&I Trading’s claims lack merit and intends to vigorously defend itself should formal proceedings continue. The Company is engaged in arbitration with R&I Trading, which as described below has been suspended. Both parties submitted their statements of claim on January 6, 2025. R&I Trading is seeking full restitution of the amounts it paid under the agreement. In contrast, the Company alleges that R&I Trading breached the contract and has requested the arbitrator to allocate remedies, particularly in the event that the Company incurs additional expenses from suppliers and employees not yet reflected in its damage estimate. The Company has also raised claims for loss of business opportunities and requested declaratory relief in its favor. On February 24, 2026, the arbitrator ordered each party to provide security for the arbitrator’s fees in the amount of NIS 50,000. The Company paid its portion of the required security on March 1, 2026. On May 18, 2026, the arbitrator granted reciprocal applications filed by the parties and ordered each party to deposit security in the amount of US$50,000 to secure the other party’s costs in the arbitration proceedings. Following the arbitrator’s decision, the parties entered into discussions and agreed to suspend the arbitration proceedings. The parties continue to engage in discussions and have undertaken to update the arbitrator should circumstances change. The most recent status notice to the arbitrator was filed on June 18, 2026.

20

The Company is not otherwise aware of any additional risks of litigation against us, but we may be involved in further or additional litigation disputes with third parties including suppliers, customers, employees, former employees and government bodies in the ordinary course of business. In the ordinary course of business, we may be named as a defendant in various legal actions, including litigation or regulatory enforcement actions. All such legal actions are inherently unpredictable and, regardless of the merits of the claims, are often expensive, time-consuming, disruptive to our operations and resources, and distracting to management. The occurrence of a litigation dispute may impact our reputation which may have a material adverse effect on our business, cash flows, financial condition and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims and might not continue to be available at terms acceptable to us. A claim brought against us for which we are uninsured or underinsured could result in unanticipated costs, potentially harming our business, cash flows, financial position and results of operations.

Although not a director of that entity, Mr. Alon previously worked as the deputy general manager for business development of an Israeli public company, Plat Technologies International Ltd (“Plat”) which entered insolvency. In early 2017, an ILS 35.9 million shareholders claim was filed by the appointed court officers at the end of the seven year statute of limitation period against 18 defendants, including Mr. Alon, regarding the collapse of Plat (the “Plat Claim”). The insurance policy covering directors and officers responded and are now handling the Plat Claim. Mr. Alon denies any wrongdoing and does not consider that he will be required to commit any significant time to the conduct of the Plat Claim and therefore will not constrain his ability to perform his duties and obligations to the Company. The parties agreed to try and amicably resolve the dispute in mediation under which the insurance company agreed to consider taking upon itself any compensation as to the liability of Mr. Alon, if any, in such mediation proceedings. We are not a party to the Plat Claim and the Plat Claim does not relate to the business or the affairs of the Company.

Our markers may contaminate or spoil the raw material into which our marker is inserted, which could damage our reputation, subject us to product liability claims and result in a loss of revenue.

While we follow production protocols and conduct quality assurance tests, our markers may contaminate the raw material or certain raw material ingredients may be spoiled, contaminated by chemicals, microorganisms or toxins, or include foreign materials or substances prior to or during the use of our markers. The risk of contamination may lead to product recalls or other interventions, which may cause serious damage to our reputation as a marking solution which does not affect the characteristics of the materials or products, or result in product liability claims and loss of revenue.

Our markers may include hazardous materials which may put customers, employees and other parties in our supply chain at risk. If any person is harmed by hazardous materials in our markers, our reputation could be damaged and we could be subject to litigation which may adversely affect our business, cash flows, financial position and results of operations.

The markers used by us are produced from materials chosen specifically for a specific application. Markers may, in some cases, include low concentrations of materials that may be deemed hazardous materials and the production of the markers by our employees can include dealing with hazardous materials. While manufacturing is conducted according to the material’s Material Safety Data Sheets (MSDS) and other relevant safety guidelines, a risk of health, even if minimal, may arise. While the hazardous materials are sent to the customers at a low concentration (of the marker), the risk of misuse or error in production may cause damage to our employees or customers, which may affect our expenses and production abilities. While we take safety provisions with respect to the hazardous materials used in our markers, these safety precautions may not be sufficient to prevent harm to our employees or customers from the production of or use of, respectively, our markers. While we are in compliance with the requirements of ISO 9001:2015 standard for quality management and quality assurance as well as safety measures instructed by an external safety engineer, such safety provisions may not be sufficient to prevent human error or other causes of damage.

21

Our readers use x-rays and may be of danger if tampered with or otherwise not used in accordance with the user manual and safety rules.

Although we supply customers with strict instructions for the use of our readers, and although we take measures to avoid misuse of the readers and minimize the risk of damage from misuse of the readers, users and others may suffer damage from not following such user instructions and may seek legal actions against us, even if such users or others are at fault.

We may not be able to procure adequate insurance and any insurance we have or may have may not be of sufficient coverage

We and our subsidiaries seek to maintain appropriate policies of insurance consistent with those customarily carried by organizations in our industry sector, including product insurance, as well as cyber-risk and privacy-risk insurance. Any increase in the cost of insurance policies or the industry in which they operate could adversely affect our business, cash flows, financial condition and results of operations. Our insurance coverage may also be inadequate to cover losses we may sustain and the insurance company may refuse to provide coverage or demand excessive payment for such coverage. In particular, our insurance does not extend to any potential liability or claims made against us under our agreement with Isorad. Uninsured loss or a loss in excess of our insured limits could adversely affect our business, cash flows, financial condition and results of operations.

Our risk management policies and procedures, and those of our third-party vendors upon which we rely, may not be fully effective in identifying or mitigating risk exposure. If our policies and procedures do not adequately protect us from exposure to these risks, we may incur losses that would adversely affect our financial condition, reputation and market share.

We have developed risk management policies and procedures and we continue to refine such as we conduct our business. Our policies and procedures are meant to identify, monitor and manage risks may not be fully effective in mitigating our risk exposure. Further, as we are a research and development (“R&D”) company and expand into new fields of business, our risk management policies and procedures may not be able to keep up with our current rapid rate of expansion adequately, and may not be adequate or sufficient to mitigate risks. Moreover, we are subject to the risks of errors and misconduct, including by our officers, employees and independent contractors, including fraud and non-compliance with policies. These risks are difficult to detect in advance and prevent or avoid, and could harm our business, results of operations or financial condition. Although we seek to maintain insurance and use other traditional risk-shifting tools when possible, such as third-party indemnification, where possible, to manage certain exposures, they are subject to terms such as deductibles, coinsurance, limits and policy exclusions, as well as risk of counterparty denial of coverage, default or insolvency. If our policies and procedures do not adequately protect us from exposure, and our exposure is not adequately covered by insurance or other risk-shifting tools, we may incur losses that would adversely affect our business, cash flows, financial condition and results of operations.

Risks Related to Technology, Intellectual Property and Data

We may be unable to, and it may be difficult and costly to, obtain, maintain, protect, or enforce our intellectual property and other proprietary rights sufficiently.

Our ability to operate our businesses depends, in part, upon our proprietary technology. We may be unable to protect our proprietary technology effectively, which would allow competitors to duplicate our technology and adversely affect our ability to compete with them.

We have over a hundred patents at various stages of the application process. While we are not aware of any such patent applications or the technology infringing any third party’s patents, we have not undertaken an exhaustive assessment of existing patents to determine any overlapping technology or potential infringement, and we do not conduct a freedom to operate search or any other exhaustive search of patents that may limit our ability to supply solutions to specific customers or fields, as the costs of such would be prohibitive. Accordingly, there is a risk that a third party may claim that any patent application infringes that third party’s patent. Any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have an adverse effect on our ability to market or exploit our technology.

22

There is no guarantee that our proposed patents that are the subject of the patent applications filed by us will provide adequate protection for our intellectual property, or that third parties will not infringe or misappropriate the patents or similar proprietary rights. In addition, there can be no assurance that we will not have to pursue litigation against other parties to assert our rights. There is no guarantee that any of the patents that have been applied for will be granted. If some or all of the patent applications are not granted, our ability to exploit our technology may be materially adversely affected.

If third parties claim that we infringe upon or otherwise violate their intellectual property rights, our business could be adversely affected.

Although we are not aware of any infringement on the rights of third parties, we may in the future be subject to claims that we have infringed or otherwise violated third parties’ intellectual property rights. There is patent, copyright, and other intellectual property development and enforcement activity in our industry and relating to the advanced technology we use in our business. Our future success depends in part on not infringing upon or otherwise violating the intellectual property rights of others. From time to time, our competitors or other third parties (including non-practicing entities and patent holding companies) may contend that we are infringing upon or otherwise violating their intellectual property rights, or attack our pending or approved patents, and we may be found to be infringing upon or otherwise violating such rights or otherwise in legal claims regarding patents or other intellectual property rights. We may be unaware of the intellectual property rights of others that may cover some or all of our current or future technology or conflict with our rights, and the patent and other intellectual property rights of others may limit our ability to improve our technology and compete effectively. Any claims of intellectual property infringement or other intellectual property violations, even those without merit, could cause the incurrence of costs and other direct, or indirect, damage to us, including:

●	be expensive and time consuming to defend;

●	cause us to cease making, licensing, or using any of our products that incorporate the challenged intellectual property;

●	require us to modify, redesign, reengineer or rebrand our products, if feasible;

●	damage our reputation;

●	hinder our ability to market or sell our products and services;

●	affect negotiations or executed agreements;

●	cause increase to our insurance policies premium or refusal of insurance companies to insure us;

●	divert management’s attention and resources; or

●	require us to enter into royalty or licensing agreements to obtain the right to use a third-party’s intellectual property.

Any royalty or licensing agreements, if required, may not be available to us on acceptable terms or at all. A successful claim of infringement against us could result in our being required to pay significant damages, enter into costly settlement agreements, or prevent us from offering our solutions, any of which could have a negative impact on our operating profits and harm our future prospects. We may also be obligated to indemnify our customers or business partners in connection with any such litigation and to obtain licenses, modify our solutions, or refund fees, which could further exhaust our resources. Such disputes could also disrupt our solutions, adversely affecting our customer satisfaction and ability to attract customers.

23

Under applicable employment laws, we may not be able to enforce covenants not to compete.

As part of our employment agreements with our employees we have confidentiality obligations. These agreements generally prohibit our employees, if they cease working for us, from competing directly with us or working for our competitors for a limited period. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli labor Courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the protection of a company’s trade secrets or other proprietary knowhow.

Risks Related to Our Legal and Regulatory Environment

Changes in laws, regulations and standards and failure to comply with laws, regulations and standards may adversely affect our financial and operating performance and profitability.

Any changes to the existing regulatory framework or the imposition of new legislation or regulations applicable to any of the industries in which the Company operates may adversely affect the financial and operating performance of the Company. This risk factor applies to government policy and legislative changes in the United States, Canada, Australia, Israel, Ireland, Singapore, and Dubai as well as the other jurisdictions in which we currently operate, or will operate in the future, or jurisdictions in which our current or future customers may operate.

Additionally, while we currently do not anticipate this, as the markers used in materials or products are of minuscule quantities, the markers may in the future be required to comply with health and safety laws in certain jurisdictions, and failure to comply with such laws may lead to penalties and other liabilities being imposed on us. In such circumstances, we may be required to suspend production or cease operations, which may lead to a materially adverse effect on our financial performance and profitability.

While we are not aware of any regulation or similar restriction that currently materially limits our ability to use our markers, such regulation or similar restriction may in the future limit our ability to sell our products and may require us either to avoid marking certain material or require us to disclose data to certain entities for certification process that may be required in order for us to use our markers.

The readers use X-range ray technology, which may thus require in certain jurisdictions specific authorization in order to import, manufacture or use such readers. Such authorization process in each such jurisdiction may be time and resources consuming, but may also limit the ability of users to use the readers without proper qualifications, as well as may require, in certain jurisdictions the supervision of such use.

Obligations and changes in laws or regulations relating to privacy, cybersecurity, and data protection, or any actual or deemed failure by us to comply with such laws and regulations that could adversely affect our business.

We receive, collect, use, disclose, transmit, and store information, including certain sensitive data, relating to our customers and employees. Our collection and processing of such data in our business may subject us to certain state, federal, and international laws and regulations relating to privacy, cybersecurity, and data protection. These laws, rules, and regulations evolve frequently and their scope may continually change through new legislation, amendments to existing legislation, and changes in interpretation or enforcement, and may be inconsistent from one jurisdiction to another.

24

Changes in laws or regulations relating to privacy, cybersecurity, and data protection, particularly any new or modified laws or regulations that require enhanced protection of certain types of data or new obligations with regard to data retention, transfer, or disclosure, could greatly increase the cost of our operations or prevent us from providing certain services. Complying with these requirements through changing our policies and practices may be onerous and costly. These changes may in turn impair our ability to offer our existing or planned products and services or increase our cost of doing business. Further, we may become subject to privacy and data security laws from jurisdictions outside of our standard business operations in. Despite our efforts to comply with any applicable laws, regulations, and other obligations relating to privacy, cybersecurity, and data protection, it is possible that our interpretations of the law, practices, or our network could be inconsistent with, or fail or be alleged to fail to meet all requirements of, such laws, regulations, or obligations. Our failure, or the failure by our business partners or customers using our services to comply with applicable laws or regulations or any other obligations relating to privacy, cybersecurity, and data protection or any compromise of security that results in unauthorized access to, or use or release of personal information or other data relating to consumers or other individuals, or the perception that any of the foregoing types of failure or compromise has occurred, could damage our reputation, discourage new and existing business partners and customers from working with us, or result in fines, investigations, or proceedings by governmental agencies and private claims and litigation, any of which could adversely affect our business, cash flows, financial condition, and results of operations. Even if not subject to legal challenge, the perception of privacy concerns, whether or not valid, may harm our reputation and brand and adversely affect our business, cash flows, financial condition, and results of operations.

We invest significant resources in information technology protection and security measures. If these measures are targeted or breached, we may incur significant legal and financial exposure as a result of ransomware, loss of information, and related litigation. Moreover, we hold data of our employees and customers and we invest significant resources in information technology protection and security measures to ensure that such data is safe. If these measures are targeted or breached, we may incur significant reputational damage and related legal and financial exposure.

Risks Related to Our Operations in Israel

Conditions in Israel and relations between Israel and other countries could adversely affect our business.

Part of our office and R&D facilities are located in Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region directly affect our business and operations and could materially and adversely affect our ability to continue to operate from Israel. In addition, since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its neighbors. In the event that our facilities are damaged as a result of hostile action or hostilities otherwise disrupt the ongoing operation of our facilities, our ability to continue our operations could be materially adversely affected.

In recent years, including a renewed escalation beginning in October 2023, Israel has been involved in intermittent armed conflicts with terrorist organizations operating in the Gaza Strip and other regions adjacent to Israel. In addition, over the past year, Iran and Yemen have issued threats and carried out attacks against Israel. The Israel Defense Forces have, in turn, conducted operations aimed at reducing missile threats originating from those countries and at preventing Iran from advancing its nuclear capabilities.

Some of these hostilities, especially recently as a result of Israel’s war with Iran, were accompanied by missiles being fired from the Gaza Strip, Lebanon, Syria, Yemen and Iran against civilian targets in various parts of Israel, including areas in which our employees and independent contractors are located, which negatively affected business conditions in Israel. Any hostilities involving Israel, regional political instability or the interruption or curtailment of trade between Israel and its trading partners could materially and adversely affect our operations and results of operations.

Our commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of property damage and certain direct and indirect damages that are caused by terrorist attacks or acts of war, such coverage would likely be limited, may not be applicable to our business (either due to the geographic location of our offices or the type of business that we operate) and may not reinstate our loss of revenue or economic losses more generally. Furthermore, we cannot assure that this government coverage will be maintained or that it will sufficiently cover our potential damages, or whether such coverage would be timely provided. Any losses or damages incurred by us could have a material adverse effect on our business, cash flows, financial condition and results of operations.

Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts and Israeli legal reforms initiatives may cause countries to limit activities with Israel or otherwise apply certain restrictions, or may otherwise adversely affect our activities. Several countries still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictive laws and policies, or significant downturn in the economic or financial condition of Israel, could materially and adversely affect our operations and product development, and could cause our sales to decrease.

25

Some of our staff reside in Israel and some of our employees and independent contractors in Israel are required to perform military reserve duty, which may disrupt their work for us.

Some of our employees and independent contractors, including certain of our founders and certain members of our management team, operate from our headquarters that are located in central Israel. In addition, some of our officers and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel and the surrounding region may directly affect our business and operations.

In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity and the war with Iran, there have been periods of significant call-ups of military reservists, including since October 7, 2023. It is possible that there will be additional and continued military reserve duty call-ups in the future. Our operations could be disrupted by such call-ups, particularly if such call-ups include the call-up of members of our management, including Mr. Alon, our Chief Executive Officer and Chairman of the Board, and given the current shortage of talent in Israel due to the recent acceleration of activity in startups, especially in the technology space. Such disruption could materially and adversely affect our business, financial condition and results of operations.

Risks Related to Tax

The enactment of legislation implementing changes in taxation of international business activities, the adoption of other corporate tax reform policies, or changes in tax legislation or policies could impact the Company’s future financial position and results of operations.

Corporate tax reform, base-erosion efforts and tax transparency continue to be high priorities in many tax jurisdictions where we have business operations. As a result, policies regarding corporate income and other taxes in numerous jurisdictions are under heightened scrutiny and tax reform legislation is being proposed or enacted in a number of jurisdictions.

In 2015, the Organization for Economic Co-operation and Development (the “OECD”) published final recommendations on base erosion and profit shifting (“BEPS”). These recommendations proposed the development of rules directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. Several of the areas of tax law on which the BEPS project focused have led or will lead to changes in the domestic law of individual OECD jurisdictions. These changes include (amongst others) restrictions on interest and other deductions for tax purposes, the introduction of broad anti-hybrid regimes and reform of controlled foreign corporation rules. Changes are also expected to arise in the application of certain double tax treaties, which may restrict the ability of certain members of the Company to rely on the terms of relevant double tax treaties in certain circumstances.

Changes of law in individual jurisdictions which may arise as a result of the BEPS project or other tax measures may ultimately increase the tax base of individual members of the Company in certain jurisdictions or the worldwide tax exposure of the Company. Changes of law may also include revisions to the definition of a “permanent establishment” and the rules for attributing profit to a permanent establishment. Other changes may focus on the goal of ensuring that transfer pricing outcomes are in line with value creation.

Such changes to tax laws could increase their complexity and the burden and costs of compliance. Additionally, such changes could also result in significant modifications to existing transfer pricing rules and could potentially have an adverse impact on the Company’s taxable profits in various jurisdictions.

26

U.S. holders that directly or indirectly own 10% or more of our equity interests may be subject to adverse U.S. federal income tax consequences under rules applicable to U.S. shareholders of “controlled foreign corporations.”

A non-U.S. corporation generally will be classified as a controlled foreign corporation for U.S. federal income tax purposes (a “CFC”), if “10% U.S. equityholders” (as defined below) own, directly, indirectly or constructively, more than 50% of either (i) the total combined voting power of all classes of stock of such corporation entitled to vote or (ii) the total value of the stock of such corporation. We do not believe that the Company would be classified as a CFC at the time of Closing, although CFC status is determined after taking into account complex constructive ownership rules and, accordingly, there can be no assurance in this regard. However, certain of the Company’s non-U.S. subsidiaries may be classified as CFCs (as a result of the application of certain constructive ownership rules which treat the Company’s U.S. subsidiaries as owning the equity of those non-U.S. subsidiaries), and it is possible that we may be classified as a CFC in the future. The U.S. federal income tax consequences for U.S. holders who at all times are not 10% U.S. equityholders should not be affected by the CFC rules. However, a U.S. holder that owns (or is treated as owning, directly, indirectly or constructively, including by applying certain attribution rules) 10% or more of the combined voting power of all classes of our stock entitled to vote or the total value of our equity interests (including equity interests attributable to a deemed exercise of options and convertible debt instruments), or a “10% U.S. equityholder,” if we were classified as a CFC, would generally be subject to current U.S. federal income taxation on a portion of our applicable subsidiaries’ earnings and profits (as determined for U.S. federal income tax purposes) and our earnings and profits, regardless of whether such 10% U.S. equityholder receives any actual distributions (with certain exceptions in the case of CFCs attributed through downward attribution). In addition, if we were classified as a CFC, a portion of any gains realized on the sale of our common shares by a 10% U.S. equityholder may be treated as ordinary income. A 10% U.S. equityholder will also be subject to additional U.S. federal income tax information reporting requirements with respect to our subsidiaries that are classified as CFCs and with respect to us (if we or any of our subsidiaries were classified as a CFC) and substantial penalties may be imposed for noncompliance. An individual that is a 10% U.S. equityholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a U.S. shareholder that is a U.S. corporation. We cannot provide any assurances that the Company will assist U.S. holders in determining whether the Company or any of its subsidiaries are treated as a CFC for U.S. federal income tax purposes or whether any U.S. holder is treated as a 10% U.S. equityholder with respect to any of such CFC or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if the Company, or any of its subsidiaries, is treated as a CFC for U.S. federal income tax purposes. Each U.S. holder should consult its own tax advisor regarding the CFC rules and whether such U.S. holder may be a 10% U.S. equityholder for purposes of these rules.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in our shares.

In general, a non-U.S. corporation is a passive foreign investment company (“PFIC”), for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, PFIC status depends on the composition of a company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. Because the proper characterization of certain components of our income and assets is not entirely clear, because we will hold a substantial amount of cash following this offering, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of our shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Each U.S. holder should consult with their tax advisor regarding the potential application of these rules.

27

The Internal Revenue Service may not agree that the Company should be treated as a non-U.S. corporation for U.S. federal income tax purposes.

Although the Company is incorporated in Ireland, the Internal Revenue Service (“IRS”) may assert that the Company should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”). For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because the Company is an entity incorporated in Ireland, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a non-U.S. corporation may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.

The Company is not currently expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. However, the application of Section 7874 of the Code is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury Regulations with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge the status of the Company as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.

If the IRS were to successfully challenge under Section 7874 of the Code the Company’s status as a foreign corporation for U.S. federal income tax purposes, the Company and certain the Company shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on the Company and future withholding taxes on certain the Company shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes. In addition, even if we are not treated as a U.S. corporation, the Company may be subject to unfavorable treatment as a “surrogate foreign corporation” in the event that ownership attributable to former U.S. stockholders exceeds a threshold amount. If it were determined that we are treated as a surrogate foreign corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, dividends by us would not qualify for “qualified dividend income” treatment, and any U.S. affiliates of us could be subject to increased taxation under the inversion gain rules and Section 59A of the Code.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We are subject to federal and state income taxes in the United States and potentially in other jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

●	changes in the valuation of our deferred tax assets and liabilities;

●	expected timing and amount of the release of any tax valuation allowances;

●	tax effects of stock-based compensation;

●	changes in tax laws, regulations or interpretations thereof; or

●	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Risks Related to Irish Law

Irish taxes may apply to any dividends paid or transfers of the Company’s securities.

If the Company pays dividends, such dividends may be subject to Irish dividend withholding tax or Irish income tax. Certain transfers of Ordinary Shares, may be subject to Irish capital acquisitions tax or stamp duty. In particular, Irish stamp duty will apply to any future transfer of Ordinary Shares which are not listed and held through the Depository Trust Company (“DTC”) and generally the purchaser / transferee will be liable for the payment of the stamp duty arising.

28

Provisions in the Company’s Amended and Restated Memorandum and Articles of Association and under Irish law could make an acquisition of the Company more difficult, may limit attempts by the Company’s shareholders to replace or remove the Company’s management, may limit shareholders’ ability to obtain a favorable judicial forum for disputes with the Company or the Company’s directors, officers or employees, and may limit the market price of the Ordinary Shares, the Public Warrants and/or other securities issued by the Company.

Provisions in the Amended and Restated Memorandum and Articles of Association may have the effect of delaying or preventing a change of control or changes in the Company’s management. The Amended and Restated Memorandum and Articles of Association includes provisions that:

●	require that the Company’s Board be classified into three classes of directors with staggered three-year terms;

●	permit the Company’s Board to establish the number of directors and fill any vacancies and newly created directorships;

●	prohibit shareholder action by written consent without unanimous approval of all holders of the Ordinary Shares; and

●	allow the Board of Directors, without shareholder approval, to issue rights, preferred stock or other securities to our shareholders, with terms and conditions that could have the effect of deterring the acquisition of the Company by third parties. For instance, on February 13, 2026, the Company entered into a rights agreement to protect shareholders from coercive or otherwise unfair takeover tactics. See “Prospectus Summary - Recent Developments – Shareholder Rights Agreement”.

General Risk Factors

The Company does not intend to pay dividends for the foreseeable future.

The Company has never declared or paid any cash dividends on its capital stock and does not intend to pay any cash dividends in the foreseeable future. The Company expects to retain future earnings, if any, to fund the development and growth of its business. Any future determination to pay dividends on the Company’s capital stock will be at the discretion of the Board of Directors of the Company (the “Board”).

The Company incurs significant costs and devotes substantial management time as a result of being subject to reporting requirements in the United States, which may adversely affect the operating results of the Company in the future.

As a company subject to reporting requirements in the United States, the Company incurs significant legal, accounting and other expenses that the Company would not have incurred as a private company. For example, the Company is subject to the reporting requirements of the Exchange Act and is required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Compliance with these requirements increase the Company’s legal and financial compliance costs and make some activities more time consuming and costly, while also diverting management attention. In particular, the Company expects to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when it is no longer an emerging growth company as defined by the Jumpstart Its Business Startups Act of 2012, which is referred to as the “JOBS Act.”

29

The stock price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares may be volatile. In addition to factors discussed elsewhere in this “Risk Factors” section, the market price of the Ordinary Shares may fluctuate significantly in response to numerous factors, many of which are beyond the Company’s control, including:

●	overall performance of the equity markets;

●	actual or anticipated fluctuations in the Company’s revenue and other operating results;

●	changes in the financial projections the Company may provide to the public or the failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of the Company, changes in financial estimates by any securities analysts who follow the Company or the Company’s failure to meet these estimates of the expectations of investors;

●	the issuance of reports from short sellers that may negatively impact the trading price of the Ordinary Shares;

●	the Company’s stock being targeted by “naked” short sellers or other manipulative acts;

●	recruitment or departure of key personnel;

●	the economy as a whole and market conditions in the Company’s industry;

●	new laws, regulations, subsidies, or credits or new interpretations of them applicable to the Company’s business;

●	negative publicity related to real or perceived quality of the Company’s products;

●	rumors and market speculation involving the Company or other companies in the Company’s industry;

●	announcements by the Company or its competitors of significant technical innovations, acquisitions, strategic partnerships, or capital commitments;

●	lawsuits threatened or filed against the Company;

●	other events or factors including those resulting from war, incidents of terrorism or responses to these events or events related to changes, attempted changes, or anticipated changes in the Israeli or other legal or governmental system in jurisdictions in which the Company is active;

●	the expiration of contractual lock-up or market standoff agreements;

●	sales or anticipated sales of shares of the Ordinary Shares by the Company or the Company’s shareholders;

●	Company announcements regarding upcoming reverse stock splits, and implementing such reverse stock splits; and

●	Company marketing efforts in effect from time to time.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have instituted securities class action litigation following periods of market volatility.

30

The Company may issue additional Ordinary Shares or other equity securities without seeking approval of the Company’s shareholders, which would dilute your ownership interests and may depress the market price of the Ordinary Shares.

As of July 24, 2026, the Company has options outstanding that are exercisable into approximately 10,949 Ordinary Shares, and 192,297 unvested restricted stock units, as well as other securities convertible into Ordinary Shares, compared to 1,088,608 Ordinary Shares issued and outstanding. Further, the Company may choose to seek third party or other financing to provide additional working capital, and/or compensate its directors, officers, employees and consultants with restricted stock units, restricted stock and options to purchase Ordinary Shares, in which events the Company may issue additional equity securities. The Company may also issue additional Ordinary Shares or other equity securities of equal or senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding warrants, repayment of outstanding indebtedness or for compensatory purposes, without shareholder approval, in a number of circumstances. The Company has elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) and 5635(d). As a result, the Company does not seek shareholder approval in connection with certain sales, issuances and potential issuances of its securities, even if such issuances would equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance. The Company also does not always seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan pursuant to which stock may be acquired by officers, directors, employees or consultants. This has resulted in substantial dilution to the Company’s shareholders from time to time in the past, and may continue to do so in the future.

The Company’s issuance of additional Ordinary Shares or other equity securities of equal or senior rank would have the following effects:

●	The Company’s existing shareholders’ proportionate ownership interest in the Company will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding Ordinary Share may be diminished; and

●	the market price of the Ordinary Shares may decline.

The Company is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Ordinary Shares less attractive to investors.

The Company is an “emerging growth company” as defined in the JOBS Act. As an emerging growth company, the Company is only required to provide two years of audited financial statements and only two years of related selected financial data and management discussion and analysis of financial condition and results of operations disclosure. In addition, the Company is not required to obtain auditor attestation of its reporting on internal control over financial reporting, has reduced disclosure obligations regarding executive compensation and is not required to hold non-binding advisory votes on executive compensation. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of these accounting standards until they would otherwise apply to private companies. The Company has elected to take advantage of such extended transition period. The Company cannot predict whether investors will find the Ordinary Shares to be less attractive as a result of its reliance on these exemptions. If some investors find the Ordinary Shares to be less attractive as a result, there may be a less active trading market for the Ordinary Shares and the price of the Ordinary Shares may be more volatile.

The Company will remain an emerging growth company until the earliest of: (i) the end of the fiscal year in which the Company has total annual gross revenue of $1.07 billion; (ii) the last day of the Company’s fiscal year following the fifth anniversary of the date on which Lionheart III Corp., a Delaware corporation (“Lionheart”) consummated its initial public offering; (iii) the date on which the Company issues more than $1.0 billion in non-convertible debt during the preceding three-year period; or (iv) the end of the fiscal year in which the market value of the Ordinary Shares held by non- affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter.

Further, there is no guarantee that the exemptions available to the Company under the JOBS Act will result in significant savings. To the extent that the Company chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact the Company’s financial condition.

31

The Company will need additional capital in the future to meet its financial obligations and to pursue its business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise the Company’s ability to meet its financial obligations and grow its business.

The Company will need to raise additional capital to fund operations in the future, pay substantial existing liabilities and obligations, and possibly finance future growth of acquisitions. At this time, the Company is party to a maximum $250 million Equity Line of Credit, from which the Company intends to draw down on from time to time as market conditions permit. As of July 24, 2026, the Company has drawn down an aggregate of approximately $50.5 million net from the Equity Line of Credit. The Company may also seek to raise capital in transactions other than through the Equity Line of Credit.

If the Company seeks to raise additional capital in order to meet various objectives, including developing existing or future technologies and solutions, refinancing or repaying indebtedness or other liabilities or obligations, increasing working capital, acquiring new clients, expanding geographically and responding to competitive pressures, capital may not be available on favorable terms or may not be available at all, which could have a material adverse effect on the continued development or growth of the Company. Lack of sufficient capital resources could significantly limit the Company’s ability to take advantage of business and strategic opportunities. Any additional capital raised through the sale of equity or debt securities with an equity component would dilute stock ownership. If adequate additional funds are not available, the Company may be required to delay, reduce the scope of, or eliminate material part of its business strategy, including acquiring potential new clients or the continued development of new or existing technologies or solutions and geographic expansion.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq. If we are not able to comply with the applicable continued listing requirements or standards of the Nasdaq Capital Markets, Nasdaq could delist our Ordinary Shares and Public Warrants.

The Company’s Ordinary Shares and Public Warrants are currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding minimum stockholders’ equity, minimum market value, minimum share price, and certain corporate governance requirements.

Since our Business Combination in March 2023, we have moved from the Nasdaq Global Market to the Nasdaq Capital Market as a result of no longer meeting the Nasdaq Global Market’s continued listing requirements. In addition, we have received deficiency letters from the Listing Qualifications Department of The Nasdaq Stock Market, LLC, notifying the Company that it is not in compliance with various Nasdaq Listing Rules for continued listing on the Nasdaq Capital Market

In each case, the Company was subsequently notified that it had regained compliance with the respective Nasdaq Listing Rules.

If Nasdaq delists the Ordinary Shares and/or the Public Warrants from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that the Ordinary Shares is a “penny stock” which will require brokers trading in the Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

32

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” To the extent the Ordinary Shares and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Upon delisting from Nasdaq, our Ordinary Shares may be traded, if at all in the over-the-counter inter-dealer quotation system, more commonly known as the OTC. OTC transactions involve risks in addition to those associated with transactions in securities traded on securities exchanges such as Nasdaq. Many OTC stocks trade less frequently and in smaller volumes than exchange-listed Stocks. Accordingly, our stock would be less liquid than it would be otherwise. Also, the values of OTC stocks are often more volatile than exchange-listed stocks. Additionally, institutional investors are often prohibited from investing in OTC stocks, and it might be more challenging to raise capital when needed. Any delisting from Nasdaq may also trigger an event of default under certain of the Company’s loan documents, which could result in acceleration of such loan(s), penalties and/or default interest, which would have a material adverse affect on our financial condition and company as a whole.

In addition, if our Ordinary Shares are delisted, your ability to transfer or sell your Ordinary Shares may be limited and the value of those securities will be materially adversely affected.

Nasdaq may use its broad discretionary authority over the continued listing of our Ordinary Shares on Nasdaq and may use such discretion to delist our securities.

In addition to applying its enumerated listing standards, Nasdaq has broad discretionary authority over the initial and continued listing of securities on Nasdaq in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest. Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities on Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. Accordingly, a delisting of our ordinary shares from Nasdaq may materially impair our shareholders’ ability to buy and sell our common shares and could have an adverse effect on the market price of, and the efficiency of the trading market for, our ordinary shares. The delisting of our ordinary shares could also significantly impair our ability to raise capital and the value of your investment. Although we do not as of the date of the prospectus have any knowledge that Nasdaq is seeking to delist our securities based on its discretionary authority, we cannot assure you that it will not do so, perhaps as a result of our numerous prior reverse stock splits and the possibility of significant dilution as a result of the Company’s existing Equity Line of Credit or other potential offerings.

The Company has effected numerous reverse stock splits and may effect additional reverse stock splits in the future, which has in the past and could in the future have the effect of decreasing the liquidity of our Ordinary Shares and further causing the Company’s stock price to decline relative to its value before the reverse stock split.

The Company reserves the right to, and may, strategically effect one or more additional reverse stock splits from time to time during the remainder of the fiscal year ending December 31, 2026, or beyond, without further shareholder approval under Ireland law; however, there can be no assurance that the Company will so effect additional reverse stock splits or what the ratio(s) may be for any such reverse stock split(s). The Company’s decision whether or not (and when) to effect additional reverse stock splits (and at what ratio to effect such reverse stock splits) will be based on a number of factors, including market conditions, existing and anticipated trading prices for the Ordinary Shares and the requirements of the Nasdaq Capital Market. The Company has historically effected reverse stock splits when there is downward pressure on the trading price of its Ordinary Shares, typically as a result of the sale into the market of registered Ordinary Shares upon the conversion of outstanding convertible promissory notes or warrants.

33

The liquidity of the Ordinary Shares has in the past, and may in the future, be affected adversely by a reverse stock split given the reduced number of shares that will be outstanding following a reverse stock split, especially if the market price of the Ordinary Shares does not increase as a result of the reverse stock split. Although the Company believes that a higher market price of its Ordinary Shares may help generate greater or broader investor interest, the Company cannot assure you that a reverse stock split will result in a share price that will attract new investors and may instead carry the risk of dampening the overall attractiveness of the Company’s securities. In addition, the Company’s reverse stock splits have increased the number of stockholders who own odd lots (less than 100 shares) of Ordinary Shares, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Any future reverse stock split can also cause a decline in the value of the Ordinary Shares relative to its value before the reverse stock split, and the Company can make no assurance that the market price of the Company’s Ordinary Shares will remain at or above the post-split price on the commencement of trading on its effective date, as many times stocks decrease in value after a reverse stock split.

Finally, although the Company does not believe that its reverse stock splits have violated or any further reverse stock splits will violate any particular Nasdaq rules, and the Company further believes that it is in compliance with the Nasdaq listing standards, the Company can give no assurance that the Company’s numerous prior reverse stock splits and potential future reverse stock splits will not result in Nasdaq issuing a deficiency notice or even delisting the Company from the Nasdaq Capital Market, which would have a material adverse effect on our ability to raise capital, the stock price and liquidity of the Ordinary Shares, or the value of the Ordinary Shares held by the Company’s shareholders.

If our Ordinary Shares becomes subject to the penny stock rules, it may be more difficult to sell our Ordinary Shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC marketplace does not meet such requirements and if the price of our Ordinary Shares is less than $5.00 and our Ordinary Shares are no longer listed on a national securities exchange such as Nasdaq, our stock may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and dated acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Ordinary Shares, and therefore shareholders may have difficulty selling their shares.

34

Future issuances of debt securities and equity securities may adversely affect us, including the market price of our Ordinary Shares and may be dilutive to existing shareholders.

We expect that significant additional capital will be needed in the future to continue our planned research, development and business operations. In the future, we may incur debt or issue equity ranking senior to our Ordinary Shares. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of Ordinary Shares. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, recent and future capital raising efforts may reduce the market price of Ordinary Shares and be dilutive to existing shareholders. In addition, our ability to raise additional capital through the sale of equity or convertible debt securities could be significantly impacted by the resale of Ordinary Shares by selling stockholders pursuant to one or more prospectuses, which could result in a significant decline in the trading price of Ordinary Shares and potentially hinder our ability to raise capital at terms that are acceptable to us or at all.

The JOBS Act permits “emerging growth companies” like the Company to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, which may make our Ordinary Shares less attractive to investors.

The Company currently qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, the Company takes advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. As a result, Company shareholders may not have access to certain information they deem important.

The Company cannot predict if investors will find Ordinary Shares less attractive because it relies on these exemptions. If some investors find Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Ordinary Shares may be more volatile. The Company may incur increased legal, accounting and compliance costs associated with Section 404 of the Sarbanes-Oxley Act.

There is less publicly available information concerning the Company than there is for issuers that are not foreign private issuers because the Company is considered a foreign private issuer and is exempt from a number of rules under the Exchange Act, and is permitted to file less information with the SEC than issuers that are not foreign private issuers.

The Company is considered a “foreign private issuer” under the Exchange Act. A foreign private issuer under the Exchange Act is exempt from certain rules under the Exchange Act, and is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as companies whose securities are registered under the Exchange Act but are not foreign private issuers, or to comply with Regulation FD, which restricts the selective disclosure of material non-public information. The Company is exempt from certain disclosure and procedural requirements applicable to proxy solicitations under Section 14 of the Exchange Act. The Company currently prepares its financial statements in accordance with IFRS. The Company will not be required to file financial statements prepared in accordance with or reconciled to U.S. GAAP so long as its financial statements are prepared in accordance with IFRS as issued by the International Accounting Standards Board. The Company is not required to comply with Regulation FD, which imposes restrictions on the selective disclosure of material information to shareholders. The members of the Company’s board of directors, officers and principal shareholders are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act with respect to their purchases and sales of Company securities. Accordingly, there will likely be less publicly available information concerning the Company than there is for companies whose securities are registered under the Exchange Act but are not foreign private issuers, and such information may not be provided as promptly as it is provided by such companies.

35

In addition, certain information may be provided by the Company in accordance with Irish law, which may differ in substance or timing from such disclosure requirements under the Exchange Act. As a foreign private issuer, under Nasdaq rules the Company is subject to less stringent corporate governance requirements. Subject to certain exceptions, the rules of Nasdaq permit a foreign private issuer to follow its home country practice in lieu of the listing requirements of Nasdaq, including, for example, certain internal controls as well as board, committee and director independence requirements. The Company intends from time to time to follow Irish corporate governance practices in lieu of Nasdaq corporate governance rules and followed Irish practices to (a) amend its 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, (c) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) to seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan or arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants, (d) follow home country practice in lieu of the requirements under Nasdaq Rule 5605(c)(2)(A) that require the Company to have an audit committee of at least three members, and (e) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(e) to have director nominees selected or recommended for the Board’s selection either by (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent director’s participate, or (ii) a nominations committee comprised solely of independent directors. We cannot assure you that we will not avail ourselves of other such exceptions in the future. If the Company determines to follow Irish corporate governance practices in lieu of Nasdaq corporate governance standards, the Company will disclose each Nasdaq rule that it does not intend to follow and describe the Irish practice that the Company will follow in lieu thereof.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject the Company to GAAP reporting requirements which may be difficult for it to comply with.

As a “foreign private issuer,” the Company would not be required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter.

In the future, the Company could lose its foreign private issuer status if a majority of its Ordinary Shares are held by residents in the United States and it fails to meet any one of the additional “business contacts” requirements. Although the Company intends to follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, the Company’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to the Company under U.S. securities laws if it is deemed a U.S. domestic issuer may be significantly higher. If the Company is not a foreign private issuer, the Company will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the Company would become subject to the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. The Company also may be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, the Company may lose its ability to rely upon exemptions from certain corporate governance requirements of Nasdaq that are available to foreign private issuers. For example, Nasdaq’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors, and corporate governance matters. As a foreign private issuer, the Company would be permitted to follow home country practice in lieu of the above requirements. As long as the Company relies on the foreign private issuer exemption to certain of Nasdaq’s corporate governance standards, a majority of the directors on its board of directors are not required to be independent directors, its compensation committee is not required to be comprised entirely of independent directors, and it will not be required to have a nominating committee. Also, the Company would be required to change its basis of accounting from IFRS as issued by the IASB to GAAP, and would have to obtain shareholder approval for certain issuances of its Ordinary Shares or equivalents, each of which may be difficult and costly for it to comply with. If the Company loses its foreign private issuer status and fails to comply with U.S. securities laws applicable to U.S. domestic issuers, the Company may have to de-list from Nasdaq and could be subject to investigation by the SEC, Nasdaq and other regulators, among other materially adverse consequences.

36

The sale of currently-restricted Ordinary Shares acquired by the Company’s stockholders, or the perception that such sales may occur, could cause the price of our Ordinary Shares to fall.

Depending on a number of factors, including market liquidity, sales of currently-restricted Ordinary Shares held by our stockholders may cause the trading price of our Ordinary Shares to fall. The stockholders may resell all, some, or none of those shares at its discretion upon registration or an exemption from registration. Therefore, sales by the stockholders could result in substantial dilution to the interests of other holders of our Ordinary Shares. Additionally, the sale of a substantial number of Ordinary Shares, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. The resale of Ordinary Shares by stockholders in the public market or otherwise or the perception that such sales could occur, could also harm the prevailing market price of our Ordinary Shares.

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition, and results of operations. You should consider the risks discussed elsewhere in this prospectus before investing in our securities.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the SEPA to the SEPA Investor or the actual gross proceeds resulting from those sales. Further, we may not have access to the full amount available under the SEPA with the SEPA Investor.

Effective as on December 1, 2025, we entered into the SEPA, as amended, with the Selling Stockholder, pursuant to which the SEPA Investor has committed to purchase up to $250,000,000 of our Ordinary Shares, subject to certain limitations and conditions set forth in the SEPA. The Ordinary Shares that may be issued under the SEPA may be sold by us to the SEPA Investor at our discretion from time to time. As of the date of this prospectus, the Company has drawn down approximately $50.5 million net from the Commitment Amount under the SEPA, and has issued an aggregate of 463,035 of its ordinary shares to SEPA Investor as a result. The Company intends to continue to draw down from the Commitment Amount from time to time pursuant to the terms and conditions of the SEPA and applicable law.

We generally have the right to control the timing and amount of any sales of our Ordinary Shares to the SEPA Investor under the SEPA. Sales of our Ordinary Shares, if any, to the SEPA Investor under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the SEPA Investor all, some or none of the Ordinary Shares that may be available for us to sell to the SEPA Investor pursuant to the SEPA.

Because the purchase price per share to be paid by the SEPA Investor for the Ordinary Shares that we may elect to sell to the SEPA Investor under the SEPA, if any, will fluctuate based on the market prices of our Ordinary Shares prior to each Advance made pursuant to the SEPA, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of Ordinary Shares that we will sell to the SEPA Investor under the SEPA, the purchase price per share that the SEPA Investor will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by the SEPA Investor under the SEPA, if any. However, the SEPA has been negotiated so that the SEPA Investor would always purchase our Ordinary Shares pursuant to its terms at a discount to market and, accordingly, our public stockholders may not experience a similar rate of return on any Ordinary Shares purchased by them on the open market, which would not have the benefit of any such discounts. Any such at-the-market purchases may make it harder for our shareholders to profit from their investments in our Company, when compared to the SEPA Investor or otherwise.

Moreover, although the SEPA provides that we may sell up to an aggregate of $250 million of our Ordinary Shares to SEPA Investor, depending on the market price of our Ordinary Shares prior to each advance made pursuant to SEPA, the actual gross proceeds from the sale of all such shares may be substantially less than the $250 million available to us under the SEPA, which could materially adversely affect our liquidity.

If it becomes necessary for us to issue and sell to the SEPA Investor under the SEPA more than the Ordinary Shares being registered for resale in connection with the Equity Line under this prospectus in order to receive aggregate gross proceeds equal to approximately $195.5 million ($250 million less amounts already drawn down of approximately $50.5 million net) under the SEPA, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by the SEPA Investor of any such additional Ordinary Shares we wish to sell from time to time under the SEPA, which the SEC must declare effective. For instance, we have registered an aggregate of 25,414,300 Ordinary Shares for resale by the SEPA Investor under the SEPA on a Registration Statement on Form F-3 (Registration No.: 333-297212); however, the number of shares available for sale under that Form F-3 are limited by the SEC’s “baby-shelf” rules. Any issuance and sale by us under the SEPA of Ordinary Shares in addition to the Ordinary Shares being registered for resale by the SEPA Investor under the registration statement that includes this prospectus, including pursuant to the above-mentioned Form F-3, could cause additional dilution to our shareholders.

37

We are not required or permitted to issue any Ordinary Shares under the SEPA if such issuance would breach our obligations under the rules or regulations of Nasdaq. In addition, the SEPA Investor will not be required to purchase any Ordinary Shares if such sale would result in SEPA Investor’s beneficial ownership exceeding 4.99% of the then issued and outstanding Ordinary Shares. Our inability to access a part or all of the amount available under the SEPA, in the absence of any other financing sources, could have a material adverse effect on our business.

The sale and issuance of our Ordinary Shares to the Selling Stockholder may cause significant dilution to our existing shareholders, and the sale of the Ordinary Shares acquired by the Selling Stockholder, or the perception that such sales may occur, could cause the price of our Ordinary Shares to fall.

We generally have the right to control the timing and amount of any future sales of our ordinary shares to the SEPA Investor. Sales of our Ordinary Shares to the SEPA Investor, while not assured are nonetheless likely, will depend upon market conditions and other factors to be determined by us. Although we expect to continue to draw down under the SEPA, we may ultimately decide to sell to the SEPA Investor all, some or none of the additional ordinary shares that may be available for us to sell pursuant to the SEPA. As of the date of this prospectus, the Company has 1,088,608 Ordinary Shares issued and outstanding. If the Company draws down all of the remaining availability under the SEPA and issues the corresponding ordinary shares to the SEPA Investor, other holders of our Ordinary Shares will experience substantial dilution. For instance, an existing shareholder who owns shares representing 4.99% of our issued and outstanding Ordinary Shares, as of the date of this prospectus, would own shares representing 0.205% of our issued and outstanding Ordinary Shares after the issuance of all 25,414,300 shares that are being offered hereby, and the partial downward pressure on our stock price resulting from the sale of so many shares could cause the shareholder to own less of the Company compared to other shareholders, but also own shares at a significantly decreased value. Accordingly, any such dilution could result in a material adverse effect to the value of your share holdings in the Company.

The purchase price for the shares that we may sell to the SEPA Investor under the SEPA will fluctuate based on the price of our Ordinary Shares. Depending on a number of factors, including market liquidity, sales of such shares may cause the trading price of our Ordinary Shares to fall. If and when we do sell shares to the SEPA Investor, the SEPA Investor may resell all, some, or none of those shares at its discretion, subject to the terms of the SEPA, although we expect that the SEPA Investor will not hold such shares and will resell all of them. Therefore, sales to the SEPA Investor by us could result in substantial dilution to the interests of other holders of our Ordinary Shares. Additionally, the sale of a substantial number of Ordinary Shares to the SEPA Investor, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price. The resale of Ordinary Shares by the SEPA Investor in the public market or otherwise, including sales pursuant to this prospectus, or the perception that such sales could occur, could also harm the prevailing market price of our Ordinary Shares.

As a result, investors who purchase shares at different times will likely pay different prices for those shares and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase as a result of future sales made by us to the SEPA Investor at prices lower than the prices such investor paid for its shares. In addition, if we sell a substantial number of shares to the SEPA Investor under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the SEPA Investor may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Following these issuances described above, the market price of our Ordinary Shares could decline if the holders of restricted or locked up shares sell them or are perceived by the market as intending to sell them. As such, sales of a substantial number of Ordinary Shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Ordinary Shares.

Investors who buy Ordinary Shares at different times will likely pay different prices

Pursuant to the SEPA, we control the timing and amount of any sales of Ordinary Shares to the SEPA Investor and the Institutional Investors control the timing and amount of any conversion of the SEPA Notes and the New Notes. If and when we elect to sell Ordinary Shares to the SEPA Investor pursuant to the SEPA the SEPA Investor may resell all, some or none of such shares at its discretion and at different prices, subject to the terms of the SEPA. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the SEPA Investor under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the SEPA Investor may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

38

COMMITTED EQUITY FINANCING

On December 1, 2025, we entered into the SEPA, which was amended on December 9, 2025 and February 6, 2026, with the Selling Stockholder pursuant to which we shall issue and sell to (a) the Selling Stockholder and certain other investors, a promissory note (each, a “Note” and collectively, the “Notes”), for aggregate gross proceeds to the Company of up to $20.625 million, subject to conditions (the “Note Purchase Price”) and (b) the SEPA Investor, up to $250 million worth of the Company’s ordinary shares in an equity line of credit. Such amounts are before deducting fees to the Placement Agent (as defined below) and other expenses payable by the Company in connection with the offering (the “Offering”). The Notes were issued with an original issue discount of 20%.

The Note Purchase Price was paid as follows: $5,750,000 was paid on the initial closing date of December 3, 2025 (the “SEPA First Closing”); and $10,750,000 was paid on the second closing date of December 29, 2025, which was effective date of the SEPA Form F-1 (as defined below) (the “SEPA Second Closing”).

All references to sales of our Ordinary Shares by us to the Selling Stockholder in this section relate to the Selling Stockholder subscribing, on the terms described in this section, for newly issued Ordinary Shares in the Company and all references to ‘sales’ or ‘sell’ shall be construed accordingly. Sales of Ordinary Shares to the SEPA Investor under the SEPA, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to the SEPA Investor under the SEPA.

Upon the satisfaction of the conditions to the SEPA Investor’s purchase obligation set forth in the SEPA, the Company will have the right, but not the obligation, from time to time at its discretion until the first day of the month following the 36-month period after the date of the SEPA, to direct such Investor to purchase a specified amount of Ordinary Shares (each such sale, an “Advance”) by delivering written notice to the Investor (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the lesser of (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined in the SEPA) during the five consecutive Trading Day immediately preceding an Advance Notice, (ii) 30% of the Daily Traded Amount (as defined in the SEPA) and (iii) $1 million, and may not exceed 4.99% of the issued and outstanding Ordinary Shares.

The Ordinary Shares purchased pursuant to an Advance will be purchased at a price equal to 94% of the lowest VWAP of the Ordinary Shares during the three Trading Days following the applicable notice date. The Company may also deliver intraday purchase notices to the Investor, and the Ordinary Shares purchased pursuant to an intraday Advance will be purchased at a price equal to 98% of the lowest traded price of the Ordinary Shares during the intraday pricing period, as determined pursuant to the terms of the SEPA. “VWAP” means, for any trading day, the daily volume weighted average price of the Ordinary Shares for such trading day.

We will control the timing and amount of any sales of Ordinary Shares to the SEPA Investor. Actual sales of our Ordinary Shares to the SEPA Investors under the SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Ordinary Shares and determinations by us as to the appropriate sources of funding for our business and its operations.

The net proceeds under the SEPA to us will depend on the frequency and prices at which we sell Ordinary Shares to the SEPA Investor. We expect that any proceeds received by us from such sales to the SEPA Investor will be used for working capital and general corporate purposes.

As consideration for the Investor’s commitment to purchase Ordinary Shares upon the terms and subject to the conditions set forth in the SEPA, the Company agreed to pay to the SEPA Investor a facility fee (the “Facility Fee”) equal to two percent of the original commitment amount of $100,000,000. The Company issued to the SEPA Investor 229 Ordinary Shares as the Facility Fee.

The SEPA contains certain customary representations, warranties and covenants made by each of the Company and the SEPA Investors, as set forth therein. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

39

We do not know what the purchase price for our Ordinary Shares will be and therefore cannot be certain as to the number of shares we might issue to the SEPA Investor under the SEPA.

If and when we elect to issue and sell shares to the SEPA Investor, we may need to register for resale under the Securities Act additional Ordinary Shares in order to receive aggregate gross proceeds equal to the approximately $195.5 million ($250 million less amounts already drawn down of approximately $50.5 million net) available to us under the SEPA, as amended, depending on market prices for our Ordinary Shares. For instance, we have registered an aggregate of 25,414,300 Ordinary Shares for resale by the SEPA Investor under the SEPA on a Registration Statement on Form F-3 (Registration No.: 333-297212) filed with the Securities and Exchange Commission dated July 1, 2026; however, the number of shares available for sale under that Form F-3 are limited by the SEC’s “baby-shelf” rules. If we elect to issue and sell more than the Ordinary Shares offered under this prospectus in connection with the Equity Line to the SEPA Investor, we must first register for resale under the Securities Act any such additional shares (which may be pursuant to the above-mentioned Form F-3), which could cause additional dilution to our shareholders. The number of shares ultimately offered for resale by the SEPA Investor is dependent upon the number of Ordinary Shares we may elect to sell to the SEPA Investor under the SEPA, as amended. As of the date of this prospectus, the Company has drawn down approximately $50.5 million net from the Commitment Amount under the SEPA, and has issued an aggregate of 463,035 of its ordinary shares to the SEPA Investor as a result. The Company intends to continue to draw down from the Commitment Amount from time to time pursuant to the terms and conditions of the SEPA and applicable law.

There are substantial risks to our shareholders as a result of the sale and issuance of Ordinary Shares to the SEPA Investor under the SEPA. These risks include the potential for substantial dilution and significant declines in our share price. See the section entitled “Risk Factors.” Issuances of our Ordinary Shares in this offering will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of Ordinary Shares that our existing shareholders own will not decrease as a result of sales, if any, under the SEPA, the shares owned by our existing shareholders will represent a smaller percentage of our total outstanding shares after any such issuance to the SEPA Investor.

The below summary is qualified in its entirety by reference to the SEPA and its amendments, copies of which are filed as Exhibits 10.71, 10.73 and 10.75 to the Registration Statement on Form F-1 of which this prospectus forms a part.

Termination of the SEPA

Unless earlier terminated as provided in the SEPA, the SEPA will terminate automatically on the earliest to occur of:

●	the first day of the month next following the 36-month anniversary of the date of the SEPA; and

●	the date on which the SEPA Investor shall have purchased Ordinary Shares under the SEPA for an aggregate gross purchase price equal to $250,000,000;

We also have the right to terminate the SEPA at any time, at no cost or penalty, upon five (5) trading days’ prior written notice to the Selling Stockholder, provided that (i) there are no outstanding Purchase Notices, the Ordinary Shares under which have yet to be issued, (ii) there are no outstanding Promissory Notes, and (iii) the Company has paid all amounts owed to the Investor pursuant to this Agreement.

No Short-Selling

The Selling Stockholder has agreed that it and its affiliates will not engage in any short sales during the term of the SEPA and will not enter into any transaction that establishes a net short position with respect to the Ordinary Shares.

40

Effect of Sales of our Ordinary Shares under the SEPA on our Shareholders

All Ordinary Shares that may be issued or sold by us to the Selling Stockholder under the SEPA that are being registered under the Securities Act for resale by Selling Stockholder are expected to be freely tradable. The Ordinary Shares under the Equity Line being registered for resale in this offering may be issued and sold by us to the SEPA Investor from time to time at our discretion over the term of the SEPA. The resale by the SEPA Investor of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our Ordinary Shares to decline and to be highly volatile. Sales of our Ordinary Shares, if any, to the SEPA Investor under the SEPA will depend upon market conditions and other factors.

If and when we do elect to issue and sell Ordinary Shares to the SEPA Investor pursuant to the SEPA, the SEPA Investor may resell all, some or none of such shares in their respective discretion and at different prices subject to the terms of the SEPA. As a result, investors who purchase shares from the SEPA Investor in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the SEPA Investor in this offering as a result of future sales made by us to the SEPA Investor at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the SEPA Investor under the SEPA, or if investors expect that we or the SEPA Investor will do so, the actual sales of shares or the mere existence of our arrangement with the SEPA Investor may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price or conversion price per share will fluctuate based on the market prices of our Ordinary Shares during the applicable Pricing Period (as defined in the SEPA), as of the date of this prospectus we cannot reliably predict the number of Ordinary Shares that we will issue under the SEPA, the actual purchase price, or the actual gross proceeds to be raised by us from those sales, if any.

The SEPA provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the SEPA, direct the SEPA Investor to purchase Ordinary Shares from us in one or more Advances under the SEPA, for a maximum aggregate purchase price of up to $250,000,000. The Company previously registered 30,411,426 Ordinary Shares (pre reverse stock split) which number of Ordinary Shares was based upon a 6% discount to an assumed per share price of $146.00, which was the closing price of our Ordinary Shares on December 9, 2025, in a Registration Statement on Form F-1 (Registration No.: 333-293520), which has been fully drawn-down. The Company also registered an aggregate of 25,414,300 Ordinary Shares for resale by the SEPA Investor under the SEPA on a Registration Statement on Form F-3 (Registration No.: 333-297212); however, the number of shares available for sale under that Form F-3 are limited by the SEC’s “baby-shelf” rules, and none of the Ordinary Shares so registered under the Form F-3 have been issued as of the date of this prospectus. The Company is registering 25,414,300 Ordinary Shares on Form F-1, which this prospectus is part of, based on the number of shares registered under the above-mentioned Form F-3, to allow the Company to issue shares under the SEPA without being subject to the “baby shelf” rules. While the market price of our Ordinary Shares may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the SEPA Investor under the SEPA for Ordinary Shares, if any, may also fluctuate, in order for us to receive the full amount of the SEPA Investor’s commitment under the SEPA, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement that includes this prospectus.

The issuance, if any, of our Ordinary Shares to the SEPA Investor pursuant to the SEPA will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders would be diluted. Although the number of Ordinary Shares that our existing shareholders own would not decrease as a result of sales, if any, under the SEPA, the Ordinary Shares owned by our existing shareholders would represent a smaller percentage of our total outstanding Ordinary Shares after any such issuance.

41

USE OF PROCEEDS

All of the Ordinary Shares being offered under this prospectus are being sold by or for the account of the SEPA Investor. We will not receive any proceeds from the sale of the Ordinary Shares. However, the Company may receive up to $250,000,000, (less the approximately $50.5 million net already drawn down under the SEPA) before expenses, from sales of Ordinary Shares to the SEPA Investor that the Company may, in its discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA.

As of the date of this prospectus, the Company has drawn down approximately $50.5 million net from the Commitment Amount under the SEPA, and has issued an aggregate of 463,035 of its ordinary shares to SEPA Investor as a result. The Company intends to continue to draw down from the Commitment Amount from time to time pursuant to the terms and conditions of the SEPA and applicable law. The Company intends to use the net proceeds from the sale of its Ordinary Shares under the Equity Line for working capital and general corporate purposes, to pay down certain outstanding indebtedness and other liabilities of the Company.

DIVIDEND POLICY

The holders of Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors. Dividends may be declared and paid out of the funds legally available therefor, or any other fund or account which can be authorized for this purpose in accordance with the ICA.

42

BUSINESS

Vision

The Company envisions itself as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Its vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Its transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, we believe our solution is the next generation for sustainability and the circular economy.

History

SMX Israel was incorporated in 2014 to provide brand protection and supply chain integrity solutions to businesses. It provides these solutions through the commercialization of the Source IP. SMX Israel’s Source IP was initiated from the Soreq Nuclear Research Center, an Israeli government research and development institute for nuclear and photonic technologies under the Israeli Atomic Energy Commission (“Soreq”). In January 2015, SMX Israel entered into the Isorad License Agreement with Isorad Ltd. (an IP holding company of Soreq) to license the Source IP and develop and commercialize the technology. Under the Isorad License Agreement, as amended, the Source IP can be utilized in almost any industry and with any product.

In 2018, SMX Israel merged into Security Matters PTY, an Australian company, to effect a listing on the Australian Securities Exchange under the symbol “ASX: SMX.” Security Matters PTY was incorporated in May 2018 under Australian law. At that time, Security Matters PTY had three wholly-owned subsidiaries: SMX Israel, SMX Fashion and Luxury (France), and SMX Beverages Pty Ltd. (Australia). It was also the record holder of 50% of Yahaloma and, as of July 10, 2024, 52.9% of trueGold.

SMX (Security Matters) Public Limited Company (f/k/a Empatan Public Limited Company) was formed on July 1, 2022 as a public limited company under the name Empatan Public Limited Company, incorporated in Ireland. The Company’s principal executive office is located at Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6. The Company’s telephone number is +353 1 920 1000.

The Company was newly incorporated for the purposes of becoming a holding company following the Business Combination. Through the consummation of the Business Combination, the Company did not conduct any material activities other than those incident to its formation and the Business Combination and only had nominal assets consisting of cash and its interest in Merger Sub.

On March 7, 2023, the Company consummated its previously announced business combination pursuant to the BCA and its previously announced SID. Beginning on the day immediately prior to the Closing Date and finishing on the day immediately after the Closing Date, the following transactions occurred pursuant to the terms of the BCA:

●	Under the SID, Security Matters PTY proposed the Scheme and Capital Reduction which resulted in all shares in Security Matters PTY being cancelled in return for the issuance of Ordinary Shares, with the Company being issued one share in Security Matters PTY (this resulted in Security Matters PTY becoming a wholly owned subsidiary of the Company);

●	Under the SID, Security Matters PTY proposed the Option Scheme, which resulted in the Security Matters PTY options held by participants in the Option Scheme being subject to a cashless exercise based on a Black-Scholes valuation, in exchange for Security Matters Shares. Under the Scheme those shares were cancelled and the participants received Ordinary Shares on the basis of the Scheme consideration;

●	Security Matters PTY shareholders received consideration under the Scheme of 1 Ordinary Share per 10.3624 Security Matters Shares having an implied value of $10.00 per Ordinary Share and the Company became the holder of all of the issued shares in Security Matters PTY and Lionheart, with Security Matters PTY being delisted from the Australian Stock Exchange;

43

●	Merger Sub merged with and into Lionheart, with Lionheart surviving the merger as a wholly owned subsidiary of the Company; and

●	Existing Lionheart stockholders received Ordinary Shares in exchange for their existing Lionheart shares and existing Lionheart warrant holders had their warrants automatically adjusted to become exercisable in respect of Ordinary Shares instead of Lionheart shares.

The Company is subject to certain of the informational filing requirements of the Exchange Act. Since the Company is a “foreign private issuer,” it is exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and the officers, directors and principal shareholders of the Company are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of Ordinary Shares. In addition, the Company is not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act. However, the Company is required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC maintains a website at http://www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

Overview

The Company provides one solution to solve both authentication and track and trace challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer.

Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

Business Model

The Company’s business model targets leading brands and manufacturers (as opposed to directly targeting consumers) in order to create a new market standard for circular economy solutions, brand authentication and supply chain integrity. The Company offers both business-to-business sales and “white label” solutions, depending on the needs of customers and the ultimate end use based on either a fixed fee or volume-based revenue model (or both).

The Company may work directly with the manufacturer of the products or through the manufacturer’s raw material supplier so that the manufacturer is not required to change (or is required to make no more than minimal changes to) its manufacturing process in order to implement the Company’s technology in the production process. Gaining the trust of raw material producers is the first stage, which in turn allows for credibility and trust when supplying solutions to brand owners, manufacturers and suppliers, which is a key step for its success.

Product and Applications

Product

The Company provides a solution comprised of three components: (1) a physical or chemical marker system coupled with (2) a reader and connected to (3) a blockchain digital platform.

44

Markers

Markers are embedded sub-molecular particles applied to a solid, liquid or gas. The Company uses various building blocks, comprised of a variety of molecules, to serve as markers for materials and products. For each project, its team selects a combination of molecules based on the specification of the customer and marked material (for example, the marked medium, the production process, the end use of the product and regulatory requirements, among others). The Company’s innovative reader can identify the marker and identify a response at a sub molecular building block level, designed to make the marker identification more accurate.

The ability to more accurately identify the concentration level of a marker allows the Company to use numerous markings from a variety of different molecules. This enables it to not only identify the marker, but also identify the concentration within a product within a pre-defined range and “read” whether the marked material was diluted (authenticating not only the marked goods but also identifying the quantity).

Based on the specifications of the marked product, the Company can mark materials based on several techniques, allowing its solution to be implemented across materials and processes. Markers can carry information denoting each origins of manufacture, product provenance, date of production and many other types of data, depending on customer needs.

The Company can produce either permanent or removable markers that can be applied either topically or internally to material in any state of matter (solid, liquid or gas) to form an “Intelligence on Things,” or “IOT2” marking system. The IOT2 concept involves marking products during or after the manufacturing process by inserting or applying materials to the products and encoding information through this process, namely by the treatment of materials or affixing and embedding product authentication security devices. The IOT2 concept allows for materials in a wide variety of products to be protected against counterfeiting, tampering, and diversion, and to help ensure the integrity of genuine products and manage the supply chain and logistics processes.

The marker supports invisible, indelible, and non-damaging tracking of distinctive molecules designed to ensure uniqueness and prevent duplication or counterfeiting. The marker is designed to not in any way affect the properties of the material it is applied to-it simply becomes a part of that material. The molecules are designed to be inert, inactive, and invisible to the human eye.

Readers

Markers are embedded in the material and can only be read by designated readers. A reader scans for the existence of markers. If the reading satisfies a pre-determined condition set by the Company (which can be programmed), than the reader can identify the marked product and convey information about such product to the customer.

The Company currently utilizes an x-ray wave reader that is modified according to its specifications to allow it to scan its proprietary markers. The reader and the Company’s algorithm are designed to make its detection method unique and prevent duplication or interference with its markers. The reader is available as hand-held device or industrial apparatus for large-scale applications, with the ability to read the embedded material data from a physical or chemical marker without requiring lengthy and expensive laboratory testing for confirmation.

Platform

Blockchain technology is a ledger of records, which are linked and designed to be secured using cryptography from third party infrastructure and the Company’s architecture. The Company can record a marker manifestation on the blockchain and store this information in cloud computing data storage. It has developed an algorithm designed to securely connect its reader to an existing platform (licensed from a SaaS provider) and record changing ownership and other information to the blockchain. Once the Company’s blockchain solution is implemented, a marked good or material is scanned in order to identify the marker, the results can be verified on the blockchain in order to confirm the data embedded in it, such as the identity of the producer, date of production, supplier and past owners. During the same scan, the reader can record to the blockchain a change of location or ownership of the marked product or material.

45

The IOT2 concept mentioned above also refers to the retrieving, analyzing and processing of encoded information embedded on products and product components and uploading such information to a cloud computing system or to a distributed blockchain system, creating a digital twin to a physical product for the purpose of product authentication, brand protection, tracking and tracing products and product components, supply chain management, and logistical processes.

Applications

The Company’s solution offers the following applications across industries:

Process Tracing

Process tracing involves the upstream marking of raw material and blockchain-backed scanning throughout processing stages to allow for full traceability of raw material across its life cycle. Manufacturers are under increasing consumer and regulatory pressure to prove material provenance in order to be able to certify compliance with environmental, social and governance (“ESG”), sourcing practices and carbon content of finished goods. Through upstream marking of raw material and blockchain-backed scanning throughout the processing stages, the Company’s technology enables real tracking and tracing of materials, including the source of those materials. Additionally, the Company’s technology enables manufacturers to know whether any used items are theirs and enables them to pay third parties to collect their used products, creating a market for collecting used products and selling them to other manufacturers.

Authentication

Growing concerns about component tampering along high security or critical infrastructure product supply chains and increasing counterfeit issues for high value density products are also issues that the Company’s marking and authenticating process is designed to address. Manufacturers can validate product authenticity to their customers by marking final products or prime components and scanning the marker at a retail location or as part of the process of recycling their products.

Sustainability and Circular Economics

The end-to-end technology solution covers three product lifecycles to enhance the circular economy from raw material to manufacturing/production, packaging, and end-of-life, enabling it to re-enter the economy for recycling or reuse. By marking upstream raw material and later scanning recycled content at waste collection points, an advanced sorting of materials is enabled which can increase the value of recycled content and in turn help to increase global recycling rates and recycled content certification.

Key Strengths

Innovative Technology

The Company’s technology can serve various manufacturers’ needs such as brand protection, authentication, track and trace for supply chain integrity and quality assurance. This technology has the potential to disrupt several industries and enable manufacturers and brand owners to be better able to protect their products.

Growing Addressable Market

The circular economy represents a potential opportunity for global economic growth as society moves towards a more sustainable future and as manufacturers and other entities come under increasing consumer and regulatory pressure to comply with ESG sourcing practices.

Experienced Development Technology Team

The Company’s technology team is an experienced team of professionals, with a track record in the industrial sector and governmental agencies.

46

Cross Segment Activity and Collaborative Relationships

The Company’s technology is applicable for multiple industries. The growth potential of the Company is derived from its ability to provide an adaptive solution for multiple market segments, based on a unified technology solution. The Company also has collaborative relationships with leading companies which can provide it with access to various entities to which to sell its technology. This is part of the Company’s strategy to create strategic partnerships with market leaders across its main segments of activity.

Sustainability

The Company believes regulatory and consumer pressure to increase recycling rates of high-pollution materials, such as plastics and rubber as well as growing sustainability concerns and requirements to preserve resources and minimize pollution are important drivers for our growth. Thus, any such sustainability regulations and consumer pressure promoting solutions that enable the circular economy, including the solutions that the Company offers, can help to drive our growth.

Business Strategy

The Company’s roadmap for entry into markets it identifies is as follows:

●	Market Leader Adoption. Adoption of the solution by a market leader that provides a “seal of approval” that the technology is valid for the industry and generates added value.

●	Becoming an Industry Standard. Leverage the market leader’s position in the market to increase adoption by other companies along the value chain.

●	Regulator Adoption. In the future, the Company aims to become the preferred solution by regulators and professional associations in each industry.

Research and Development

Given the varied needs of different industries, the Company’s research and development processes are divided according to industry.

Plastics, Rubber and Other Materials

In 2022, Security Matters PTY completed a successful trial of marking recycled plastics by studying the impact of gravimetric and volumetric feeding methods on final Post Consumer Recyclat (“PCR”), readings. The compounding master batch and extrusion processes of these trials were performed on a pilot scale in a fully commercial and industrial facility. The Company’s team demonstrated its ability to manage the process remotely, indicating the viability of industrial scale adoption.

The successful trial provides plastic manufacturer and importing companies with a proof of concept, enabling them to more accurately identify and audit, via an automated transparent reporting system, the polymer type, number of loops and the amount of recycled content despite the size and color of the plastic. As a result, the Company is positioning itself to be able to offer plastic manufacturing and importing companies the ability to promote their operations as being sustainable and environmentally friendly. Combined with its ability to digitally certify the materials, the Company is also positioning itself to offer these companies the ability to avoid human/manual-paper auditing and use technology/automated auditing, which helps to reduce the potential for human errors and can provide for cost savings.

In March 2023, the Company announced that it succeeded for the first time in verifying a marker substance for natural rubber in a tire and so throughout the entire production process. The dedicated marker technology is designed to create greater transparency along the entire value chain of tires and technical rubber products. Provided with special security features, the use of the marker substances enables the invisible marking of natural rubber with information on its geographical origin. This means, for example, that responsibly sourced natural rubber and its origin can be verified at every stage of the supply chain all the way through to the customer. Since March 2023, additional source testing with markers in rubber has been conducted with encouraging outcomes.

47

In the field test, the marker substance was added to responsibly grown latex during harvesting and withstood not only the intensive preparations involved in the production of natural rubber but also the tire manufacturing process itself. In the manufactured tire, the data was retrieved using special, purpose-built software and a reader and correctly interpreted. The appearance and performance of a bicycle tire containing the invisible marker remained unchanged.

The Company expects that the new marker technology can be used on a larger scale in the future during the process of sourcing rubber and also to integrate it in other rubber products. As part of the industrialization of this technology, it is conceivable to link the markers with blockchain technology. This could provide additional support for tamper-free monitoring of compliance with quality standards and quality criteria along the complex supply chain of natural rubber.

On April 10, 2024, the Company announced that it has successfully completed the marking of 21 tons of natural rubber sourced in Latin America from tree to tire. The program covered the marking at the tree in Latin America through manufacturing and production in the region. The Company’s marker was added to the cup lump harvesting by the farmers prior to transfer to the manufacturing centre where the 42 tons of latex was converted to 21 tons of natural rubber. The bails were then transferred to tire manufacturing for commercial car, truck and lorry tires. The tires were then sent for evaluation. The results demonstrated 100% success rates on all marked tires to have a proven verification technology for origin authentication of the natural rubber and full traceability all along the entire supply chain data and integrity from tree to tire.

In July 2024, the Company announced its new solution to deliver a centralized blockchain reporting system for supply chain data, focusing on ethical sourcing, origination, and brand authentication in the Natural Rubber industry. The Company developed a platform for natural rubber producers and suppliers to monitor their supply chains in real-time. This digital platform is designed to integrate data from various sources, including polygon information, satellite imagery, on-ground sensors, risk assessment document management and blockchain records, to provide a holistic view of supply chain activities from tree to finished product in one centralised platform (tree, producer, compounder, manufacturer, brand and recycler).

On December 31, 2025, the Company announced the expansion of its industrial rubber traceability platform into latex and rubber gloves. The initiative represents the sixth application within SMX’s growing circular-rubber program.

Plastic Cycle Token

On November 28, 2023, the Company announced the planned launch of a plastic cycle token, scheduled for release in the end of 2025.The initiative is being designed to present a reliable, ethical digital credit platform, aiming to capitalize on billions of dollars in recyclable plastics credits in a newly created market.

The tradeable plastic cycle token is being designed to enable companies to transition towards sustainable practices, encouraging entities within and outside the plastic ecosystem, including oil producers and waste management firms, to increase recycled content utilization.

This initiative is also expected to position the Company’s Plastic Cycle Token as a next-generation alternative to carbon credits, creating a new paradigm in the Impact ESG investment landscape. Each token is being designed to represent a quantifiable amount of recycled plastic using the Company’s technology to physically mark the plastics, potentially offering a tangible impact on environmental circularity.

48

Gold and Other Metals

Gold

Security Matters PTY formed a joint initiative with W.A. Mint Pty Ltd. (“Perth Mint”) to develop a mine-to-marketplace ethical gold supply chain technology solution. Since the incorporation of trueGold in June 2020, this research and development project aims to promote a ‘mine to product’ transparency solution dedicated to responsible mining of materials. The Company’s track & trace technology provides information on the origin of the materials and how they move across production and distribution chains towards recycling and back to refining.

On July 29, 2020, Security Matters PTY signed a shareholders’ agreement with Perth Mint and trueGold. The shareholders’ agreement and the ancillary agreements discuss the establishment of a new entity-trueGold-by Security Matters PTY and Perth Mint. Security Matters PTY granted to trueGold, subject to the terms of the trueGold License Agreement, an exclusive, worldwide, perpetual license to use Security Matters PTY’s technology for the purpose of commercializing it within the industry comprising gold as a precious metal (as elaborated below). Security Matters PTY owns any development of its intellectual property and, while trueGold owns all generated data it creates, trueGold granted to Security Matters PTY a free non-exclusive, irrevocable, perpetual, royalty free license to use the generated data, subject to regulatory requirements and to the extent that it relates to the Isorad License Agreement technology or Security Matters PTY’s technology. The parties agreed that neither Perth Mint or Security Matters PTY are required to provide any funding to trueGold and that any investment by any of them in trueGold from time to time will be by way of in-kind contributions. Third party equity investors will contribute the working capital will fund R&D, development capital and other expenses in accordance with the business plan.

Other than with the consent of the other shareholders or between affiliates (defined, inter alia, as a related body corporate of a shareholder; a company in which the shareholder beneficially owns 50% or more of the issued shares) a transfer of shares will be done subject to a right of first refusal of the other shareholders, whom will also have tag-along rights and a drag-along (as elaborated below). Under the constitution (as amended in July, 2022, to add the specific right of Security Matters PTY to purchase shares before any other shareholders) any shareholder wishing to transfer shares must notify the board of directors and, before the board of directors authorize the transfer of any share or shares, the share or shares must first have been offered to Security Matters PTY (for its own benefit and unless Security Matters PTY is 50% owned by one entity), and if the Company does not notify within 30 days that it wishes to purchase, then to all other shareholders (including Security Matters PTY) at a price to be agreed on by the transferor and the directors of trueGold. If the transferor and the directors of trueGold are unable to agree on a price, the price of the relevant shares will be a price which: represents a fair market price; and is determined by expert determination administered by the Australian Disputes Centre (ADC) in accordance with the ADC Rules for Expert Determination which are operating at the time the matter is referred to ADC, which rules are incorporated into the constitution of trueGold. The determination of such person in relation to the price of the relevant shares will be final and binding on all shareholders.

Subject to certain terms and conditions, a drag-along right is established under which where shareholders wish to dispose of all of their share to a third party that wishes to acquire 100% of trueGold and 75% or more of the aggregate number of shares on issue at that time agreed, the remaining shareholders may be forced to transfer to the third party all of the shares held by each of the remaining shareholders. In case of a deadlock (defined as a case where the board of directors disagrees on a material matter regarding the fundamental operation of trueGold or the business and cannot resolve the disagreement within 10 business days of the disagreement first arising), if the shareholders are unable to reach agreement on any matter, a dispute resolution mechanism was created.

The board of directors of trueGold was agreed to consist of not less than three and not more than seven. The board is comprised as follows: Security Matters PTY may appoint (remove or replace) up to two directors; Zeren Browne; Perth Mint may appoint (remove or replace) up to two directors; and Hugh Morgan, who is a non-executive, independent chair. A list of resolutions was set, which require a board majority including at least one Security Matters PTY appointed director and one Perth Mint appointed director. Another list of resolutions was set, which require a resolution carried by a majority of the shareholders including Security Matters PTY and Perth Mint. trueGold and Yahaloma (defined below) agreed to bear the payments to Soreq related thereto of 4.2% of its revenues. The Company’s CEO, Mr. Haggai Alon, provides CEO services to trueGold and reports to the board of directors of trueGold, and Zeren Browne provides General Manager services to trueGold.

49

On October 3, 2023, Security Matters PTY entered into the trueGold Investment Agreement with trueGold. Pursuant to the trueGold Investment Agreement, the AUD475,000 of indebtedness as of June 30, 2023 trueGold owed to Security Matters PTY was waived by Security Matters PTY in exchange for the issuance of the trueGold Shares such that Security Matters PTY’s holdings in trueGold was increased to 51.9% of the total issued and outstanding shares of trueGold, making Security Matters PTY the majority owner of trueGold. Additionally, the trueGold License Agreement was amended to include additional intellectual property of Security Matters PTY to be licensed to trueGold thereunder. Security Matters PTY shall further supply to trueGold a credit line for research and development work by its employees of up to AUD1,000,000, free of interest and collateral.

Thereafter, on July 10, 2024, in connection with the PMB LOI, Security Matters PTY’s ownership in trueGold was increased from 51.9% to 52.9%.

TrueSilver

On June 7, 2023, we announced that we are in the process of creating a new subsidiary, TrueSilver SMX Platform Ltd. (“TrueSilver”), and that we have entered into a 120-day exclusive agreement with Sunshine Minting Inc. (“Sunshine”), to create a path to full transparency and traceability for silver products from mine site to final products and recycling and the creation of an industry standard. During the 120-day exclusivity period, Sunshine shall evaluate our technology for its use, with possible further collaborations thereafter.

In July 2023, we transferred the ownership of our wholly owned granddaughter company “Security Matters Canada Ltd.” from ownership by our subsidiary Security Matters PTY to direct ownership by the Company and renamed it “TrueSilver SMX Platform Ltd.”

On April 15, 2024, the Company announced the successful completion of proof of concept for ethical sourcing and authentication of silver in cooperation with Sunshine.

The Company has now successfully completed the marking of 2.2 tons of silver within Sunshine’s operations. The program covered the marking of the silver raw material through continuous manufacturing processes to final products including recycling loops.

The Company’s technology was added at the melting stage and the marked silver material was processed into blank (from casting, extrusion, rolling, annealing, blank cutting & recycling), and the quality of the marked intermediate material and final products was evaluated (from billet to blank and recycled blank after several cycles).

The results demonstrated 100% success rates on all marked products all along the production process (from billet to finished product) ensuring the durability and irrefutable proof of quality and Brand authentication of the silver for credible ESG reporting for stakeholders, customers, auditors, and regulators. Further testing has since been conducted, with all tests having passed.

Non-Ferrous Metals

On November 29, 2022, Security Matters PTY signed a products distribution and SAAS reseller agreement with Sumitomo Corporation, a Japanese corporation (“Sumitomo”). Under such agreement, Security Matters PTY appointed Sumitomo to act as Security Matters PTY’s exclusive, worldwide distributor to market and sell markers, readers and Security Matters PTY services to customers for application in the Non-Ferrous Metals Market (as defined below) only, subject to the customer entering into with Security Matters PTY its standard product license agreement. The “Non-Ferrous Metals Market” is defined as all supply chain market segments of the industry for aluminum, copper, lead, nickel, zinc, molybdenum, cobalt, lithium and tin.

The price at which Security Matters PTY shall sell products to Sumitomo and the license fee at which Security Matters PTY shall license Security Matters PTY products and Security Matters PTY service to Sumitomo shall be a discount of the invoices issued to the customers.

Generally, the agreement shall remain in effect for an initial term of five years from the effective date of first commercial sale by Security Matters PTY to Sumitomo of any products. The companies have agreed that over the coming years there is a target to reach $35 million in sales.

50

Alcoholic Beverages

In December 2021, Security Matters PTY acquired all the holdings SMX Beverages Pty Ltd, a joint venture incorporated in February 2020 for the promotion of solutions in the alcoholic beverage industries including in relation to the prevention of counterfeit alcoholic beverages, circular economy concepts and packaging and supply chain within those industries.

Security Matters PTY has furthered advanced progress on source tracing utilizing food-grade markers with regard to glass bottles used for alcoholic beverages and key ingredients in the production of alcoholic beverages, to include grapes, wheat, barely, and hops.

Diamonds and Precious Stones

On April 30, 2019, Security Matters PTY signed an agreement with Trifecta Industries Inc. (“Trifecta”) for the commercialization of Security Matters PTY’s trace technology in the diamonds and precious stone industry. Under the terms of the agreement, Security Matters PTY and Trifecta established Yahaloma, which is equally held by Security Matters PTY and Trifecta.

Both parties covenanted not to pursue the use of Security Matters PTY’s technology for diamonds and precious stones, or any other venture related to the testing of the origin of diamonds or precious stone, other than through the Yahaloma. Additionally, in agreement with Isorad, all rights in and to any intellectual property related to the diamonds and precious stones industry that is developed by or for Yahaloma is jointly owned in equal parts by the Security Matters PTY, Yahaloma and Soreq.

Security Matters PTY continues to develop the technology and will supply Yahaloma technical services. Security Matters PTY bears the cost of such R&D services but the agreed hourly costs of Security Matters PTY’s staff is recorded as a shareholders loan of Security Matters PTY to Yahaloma, once the first $250,000 to be paid by Trifecta are exhausted (which is yet to happen). Trifecta supplies Yahaloma diamonds and other raw materials, which remain in the ownership of Trifecta. If Security Matters PTY causes damage to such diamonds during the R&D process, this will be reported the Trifecta and the damage recorded as a shareholders loan of Trifecta to Yahaloma. Trifecta will supply Yahaloma services of business development. Trifecta bears the cost of such services but the agreed hourly costs of Trifecta’s staff is recorded as a shareholders loan of Trifecta to Yahaloma. Management of Yahaloma is agreed to be jointly, with certain special resolutions requiring agreement of both parties. Actual day-to-day management is in Canada.

In addition to the shareholders loan extended by man-hours as stipulated above, the parties covenanted to extend up to $1 million to Yahaloma ($350,000 by Security Matters PTY and $650,000 by Trifecta, with $250,000 extended by Trifecta registered as capital and all other funds as shareholders loans). Funds were agreed to be injected upon reaching certain milestones. The Security Matters PTY loan of $350,000 are to be injected only upon reaching future milestones and only if such funds will be required, which stage has not yet arrived. Such Security Matters PTY loan will bear an interest rate of 5% per annum. Upon Yahaloma being able to repay the shareholders loans, first a sum of $250,000 will be repaid to Trifecta and then all other shareholders loans will be repaid pro-rata. Only after repayment of all shareholders loans will Yahaloma distribute profits.

A party may not transfer its shares to others without the prior approval of the other party other than a transfer to an affiliate (defined as an entity directly or indirectly controlled by a party or directly or indirectly controls such party or is directly or indirectly controlled by a person which also, directly or indirectly, controls such person) done after 30-days’ notice to the other party, and after the affiliate agrees to adopt the agreement.

Yahaloma agreed to bear the payments to Soreq related thereto (as described in “Gold and Other Metals” above).

51

Electronics

Security Matters PTY has joined an alliance, SEPA 2030, formed by six founding partners, among them the World Business Council for Sustainable Development, to set a shared vision for a circular economy for electronics, called the Circular Electronics Partnership. This group of global companies has been brought together to reduce e-waste and to commit to a roadmap for a circular economy for electronics by 2030.

During 2024, the Company has continued progressing on its planned solutions to the challenges of the electrical, electronic and electromechanical industries relating to waste, reusability and supply chain protection. In today’s complex global environment, the Company believes that ensuring that critical components and electronic circuit boards don’t end up in the wrong hands is more important than ever. From sanctioned components slipping through hidden channels to sensitive technology being transferred without approval, the Company risks are real, and the consequences to the end-users of this equipment can be devastating. We believe our innovative solution addresses this growing problem by providing a comprehensive way to track and control restricted equipment. Utilizing sub-molecular markings combined with microscale GPS trackers, the Company would attach an unremovable digital twin to any component or printed circuit board. On December 26, 2024, the Company announced that it achieved integration of its markers in NFC and RFID chips.

Fashion

In December 2020, Security Matters PTY announced that it had launched a Fashion Sustainability Competence Centre to enable fashion brands globally, to transition successfully to a sustainable circular economy by being able to identify the origination of their raw materials and hence, recycle their own unsold and/or end-of-life merchandise (garments, footwear and accessories including sunglasses) back into new high-quality materials and new fashion merchandise. Security Matters PTY’s technology is applicable across a range of materials including leather, silk, cotton, wool, coated canvas, vegan leather, polyesters, cashmere, metals (e.g., gold & metallic parts) and plastics; and its applications encompass finished leather goods, shoes, garments, and accessories. Security Matters PTY is also collaborating with several luxury fashion conglomerates on R&D projects to trace the origin of raw materials used in their supply chain and is in commercial negotiations regarding the implementation of its solution with partners in the industry.

In July 2023, we changed the name of the wholly owned subsidiary from “SMX France” to “SMX Fashion and Luxury” in anticipation for such company to be used for the fields of fashion and luxury.

On December 26, 2024, coinciding with the announcements of the Company’s integration of its markers in NFC and RFID chips and the ability of the marker’s coating to withstand 150 degrees Celsius, the Company identified the potential for the use of the markers in wearable technology and active wear.

Intellectual Property

The ability of the Company to develop and maintain proprietary information technology is crucial to its success. Since 2015, the technology of the Company and its subsidiaries has been protected by more than 20 patent families and more than 100 patents filed around the world in various stages with respect to our marking and reading technologies. The table below lists the 20 patent families. Under each patent family, we note the countries under which such patents have been filed.

52

In order to simplify and centralize ownership of intellectual property and licensing arrangements within the SMX group, on June 25, 2026, SMX Israel and SMX IP and Licensing Limited (Ireland) entered into an Assignment of Intellectual Property Agreement pursuant to which SMX Israel has agreed to assign its intellectual property rights to SMX IP and Licensing Limited. To the extent any intellectual property in which SMX Israel has an interest is not capable of being assigned or licensed to SMX IP and Licensing Limited without the consent of a third party, SMX Israel has agreed to hold its interest on trust and for the benefit of SMX IP and Licensing Limited pending such third party consents being obtained.

The following table provides a list of the patents of the Company and its subsidiaries that have passed the international phase (PCT) and may be publicly disclosed:

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
1	US Taiwan Japan China Europe Israel Republic of Korea	PCT	System and method for reading x-ray-fluorescence marking	Registered	15/563,756 16/709,804	Mar 2016 Mar 2016	US10539521B2 US10969351B2	Jan.2020 Apr 2021	Jul 2036 Mar 2036

2	US Australia China Europe Israel Japan Korea	PCT	Authentication of metallic objects	Registered	16/074,226	Feb 2017	US11446951B2	Sep 2022	Jan 2040

3	US Australia Europe Israel Korea	PCT	Access control system and method thereof	Published/ Pending	16/083,966	Mar 2017	US20200242865A1	Jul 2020

4	US Australia China Europe Israel Japan Korea	PCT	A method and a system for XRF marking and reading XRF marks of electronic systems	Registered Registered	16/091,222 16/834,732	Apr 2017	US10607049B2	Mar 2020	Apr 2037

5	US Australia China Europe Austria Germany Estonia Spain Finland France Great Britain Latvia Sweden Israel Japan Korea	PCT	An XRF analyzer for identifying a plurality of solid objects, a sorting system and a sorting method thereof	Registered	US16/311,290	Jun 2021	US10967404B2	Apr 2021	Dec 2037

53

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
6	US Australia Canada Europe Israel South Africa	PCT	Method for marking and authenticating precious stones	Registered Pending	16/328,526 17/666,866	Aug 2017	US11320384B	May 2022	Oct 2038

7	US Australia China Europe Israel Korea Taiwan Japan Ukraine	PCT	X- ray fluorescence system and method for identifying samples	Registered	16/334,431	Sep 2017	US11112372B2	Sep 2021	Jun 2038

8	US Australia China Europe Israel Japan Korea	PCT	Method for Detecting Mishandling and Misuse of Food Products	Pending	16/336,712	Sep 2017	US20210321649A1	Oct 2021

9	US Australia China Europe Israel Japan Korea	PCT	XRF-Identifiable Transparent Polymers	Registered	16/340,913	Oct 2017	US11193007B2	Dec2021	Apr 2038

10	US Australia China Europe Israel Japan Korea	PCT	A System for Virtual Currency based on Blockchain Architecture and Physical Marking	Pending	16/609,686	May 2018	US20200184465A1	Jun 2020

11	US Australia Europe Israel Korea - Application discontinuation	PCT	An Object Marking System for Authentication and Verification	Registered	16/609,700	May 2018	US11221305B2	Jan 2022	Oct 2038

54

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
12	US Australia Canada China Europe Israel Japan Korea	PCT	Management of Recyclable Goods and Their Source Materials	Application Filed	17/766,874	Oct 2020	WO2021070182A1	Apr 2021

13	US Australia China Europe Hong-Kong Israel Japan Korea	PCT	Systems and Methods for Supply Chain Management and Integrity Verification Via Blockchain	Application filed	16/980,693	Mar 2019	WO2019175878A1	Sep 2019

14	US Australia Azerbaijan Brazil Canada China Europe Hong-Kong Indonesia Israel Japan Korea Malaysia Singapore Uzbekistan	PCT	System and Method for Detection and Identification of Foreign Elements in a Substance	Application filed	17/285,167	Oct 2019	US20210325323A1	Oct 2021

15	US Australia Canada Europe Israel Japan Korea	PCT	Method and System for Classification of Samples	Application filed	17/594,406	Apr 2020	WO2020212969A1	Oct 2022

16	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency in Production Value Chains	Pending Pending	17/626,916 17/626,923	Jul 2020 Jul 2020	US20220251252A1 US20220259356A1	Aug 2022 Aug 2022

55

Patent Family	Countries	Type	Title and Type of Patent Protection	US Status	US App#’s	US Filing Date	US Patent #	US Publication	US Expiration Date
17	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency in Production Value Chains	Pending Pending	17/626,916 17/626,923	Jul 2020 Jul 2020	US20220251252A1 US20220259356A1	Aug 2022 Aug 2022

18	US Australia Canada Europe Israel Japan Korea	PCT	Traceable Composite for Marking Seeds and Plants	Application Filed	17/639,397	Sep 2020	20220312711 A1	Oct 2022

19	US Australia Canada China Europe Israel Japan Korea	PCT	Management of Recyclable Goods and Their Source Materials	Application Filed	17/769,175	Oct 2020	WO2021074919A1	Apr 2022

20	PCT/ IL2021/050325	PCT	Device and Method for Detection of Viruses By XRF	Application filed		Mar 2021	WO2021191899A1	Sep 2021

Abstracts

Patent Family 1:

System and method for reading x-ray-fluorescence marking (US10,539,521, granted, expires 13/07/2036; US10969351B2, granted, expires 31/03/2036). Abstract: Method and systems are presented for authentication of precious stones, according to their natural ID and/or predetermined markings created in the stones, based on unique characteristic radiation response of the stone to predetermined primary radiation.

56

Patent Family 2:

Authentication of metallic objects (US16/074,226, granted, expires 25/01/2040). Abstract: The present invention provides an anti-counterfeit marking technique for verifying authenticity of objects using x-ray fluorescence (XRF) analysis.

Patent Family 3:

Access control system and method thereof (US16/083,966, Pending, filed 21/03/2017). Abstract: The present invention relates to an access control system, an access object and a method for access control. The access control system comprises an access request receiving device being configured and operable for receiving an access object; the access request receiving device comprising an emitter configured and operable for irradiating the access object with a radiation having a wavelength in the range of about 10”12 and 10”9 m and a detector configured and operable for detecting a response signal from the irradiated access object; a control circuit being configured and operable to receive the response signal from the access request receiving device and process the response signal to identify spectral features indicative of an XRF signature of the access object; wherein the control circuit is adapted to generate an unlocking signal for switching a module device between a locked state and an unlocked state upon identification of the XRF signature.

Patent Family 4:

A method and a system for XRF marking and reading XRF marks of electronic systems (US10,607,049, granted, expires 04/042037, US16/834,732, granted, expires 04/12/2037). Abstract: Methods and systems for verifying compatibility of components (e.g. parts or devices) of an electronic system are disclosed. In certain embodiments the method includes: irradiating a first and second components presumably associated with the electronic system, with XRF exciting radiation, and detecting one or more XRF response signals indicative of a first and a second XRF signatures, emitted from the first and second components in response to the irradiation. Then the first and second XRF signatures are processed to determine whether they are associated with respectively a first and second XRF marking compositions on the first and second components, and the compatibility of the first and second components to the electronic system is determined/verified based on the correspondence between the first and a second XRF signatures/marking. Certain embodiments also disclose electronic systems including at least a first and a second electronic components/devices respectively having the first and second XRF marking compositions that enable verification of compatibility of the components. Certain embodiments disclose techniques for pairing the first and second components (e.g. devices) based a correspondence between the first and second XRF signatures/markings thereof. Certain embodiments disclose various calibration techniques for calibrating the XRF measurements of XRF markings applied to different substrate materials of the electronic components.

Patent Family 5:

An XRF analyzer for identifying a plurality of solid objects, a sorting system and a sorting method thereof (US10,967,404, granted, expires 04/12/2037). Abstract: The present invention discloses a novel XRF analyzer capable of simultaneously identifying the presence of a marking composition in a plurality of objects by modulating/varying the intensity of the excitation beam on the different objects and measuring the secondary radiation thereof. The XRF analyzer comprises a radiation emitter assembly adapted for emitting at least one X-Ray or Gamma-Ray excitation radiation beam having a spatial intensity distribution for simultaneously irradiating the plurality of objects; a radiation detector for detecting secondary radiation X-Ray signals arriving from a plurality of objects in response to irradiation of the objects by X-Ray or Gamma-Ray radiation, and providing data indicative of spatial intensity distribution of the detected data X-Ray signals on the plurality of objects; and a signal reading processor in communication with the detector, the processor being adapted for receiving and processing the detected response X-Ray signals to verify presence of the marking composition included at least one surface of each object of the plurality objects.

Patent Family 6:

Method for marking and authenticating precious stones (US16/091,222, granted, expires 20/10/2038, US Divisional 17/666,866, pending, filed 08/02/2022). Abstract: Method and systems are presented for authentication of precious stones, according to their natural ID and/or predetermined markings created in the stones, based on unique characteristic radiation response of the stone to predetermined primary radiation.

57

Patent Family 7:

X-ray fluorescence system and method for identifying samples (US11,112,372, granted, expires 03/06/2038). Abstract: A control system and method are presented for controlling operation of an X-ray Fluorescent (XRF) system for detecting at least one material carried by a sample, for example at least one marker carried by the sample. The control system comprises: data input utility for receiving input data comprising material/marker related data about said at least one material/marker; and data processor and analyzer utility. The data processor and analyzer utility is configured and operable for analyzing the input data and determining optimal geometrical characteristics of the XRF system for optimizing operational conditions of said XRF system to maximize amount of primary X-ray radiation that reaches a predetermined region of the sample and is absorbed by a volume of said region and to maximize a portion of secondary radiation emitted from said region that reaches a detector of the XRF system; and for generating operational data to the XRF system enabling adjustment of the geometrical characteristics of the XRF system.

Patent Family 8:

Method for Detecting Mishandling and Misuse of Food Products (US16/366,712, Pending, filed 25/09/2017). Abstract: The present invention provides a method of labeling a product for human or animal use with an XRF identifiable label, the method comprising forming a pattern of at least one FDA-grade material identifiable by XRF on at least an area of the product. Wherein the pattern is optionally at least partially invisible to the naked eye and has predefined identifiable properties, wherein the product is selected from foods, therapeutics and cosmetics.

Patent Family 9:

XRF-Identifiable Transparent Polymers (US11,193,007, granted, expires 02/03/2038). Abstract: The invention provides formulations and masterbatches of a polymeric material and XRF-identifiable markers, for producing transparent elements including a polymer and at least one XRF-identifiable marker for a variety of industrial uses.

Patent Family 10:

A System for Virtual Currency based on Blockchain Architecture and Physical Marking (US16/609,686, Pending, filed 08/05/2018). Abstract: Methods and system for management of transactions of marked objects are disclosed. In an embodiment, a method for recording a marked object includes: determining specific and unique marking of the object by a reader unit; and communicating encrypted data indicative of the marking and data indicative of the marked object to at least one server system, for generating at least one record of the object and its marking thereat. The at least one server system may be a distributed blockchain system including: at least one blockchain service module adapted for recording transactions of objects in a blockchain; and at least one management service module adapted for authorization of each transaction of an object based on authentication of the transaction by: providing a reader unit with a certain reading scheme/parameters that authorize/enable the reader unit to correctly read the specific marking on the object; and obtaining from the reader unit in response, a reading data indicative of the marking being read using the reading scheme, and authenticating the object based on a match between the reading data and stored data of the object’s marking which is stored by the at least one server. In turn, before carrying out a request for recordation of a transaction for the object in the blockchain, the blockchain service module is adapted to await authorization of the transaction from the management service.

58

Patent Family 11:

An Object Marking System for Authentication and Verification (US11,221,305, granted, expires 23/10/2038). Abstract: Systems and methods for marking of objects, such as keys/key-blanks, in a production line are disclosed. The objects are marked by applying a marking composition(s) to pre-selected areas on the surface thereof. The system includes a marking unit for dispensing a volume of marking composition in one or more localized pre-selected areas on the surface of an object to be marked; a holder/gripper for positioning the object to be marked in one or more positions relative to the marking unit so as to allow the marking unit to dispense the marking composition on the one or more pre-selected localized areas; a reading/verification unit for detecting the marking composition applied to the object thereby verifying that the objects are properly marked; an orientation sensing unit for identifying the orientation of the object to be marked relatively to the holder. The system also includes a controller configured for controlling the operation of the holder, orientation sensing unit, and the marking unit. The reading/verification unit is adapted to identify the marking composition in the one or more pre-selected areas on surface of the object by detecting an electromagnetic signal (such as XRF signal) emitted from the marking composition (e.g. in response to its illumination by X-ray or gamma-ray).

Patent Family 12:

Management of Recyclable Goods and Their Source Materials (US17/766,874, Pending, filed 07/10/2020). Abstract: Techniques for monitoring production and reuse of a recyclable material, and/or determining a currency or quality measure thereof, are disclosed. In the disclosed embodiments one or more markers are introduced into ingredient material components of the recyclable material, where the one or more markers being indicative of one or more properties of at least one of the ingredient material components. Information indicative of at least the one or more properties is recorded in a database comprising a plurality of records, each associated with at least one of the one or more markers. A signal obtained from a product comprising the recyclable material is processed for determining presence of at least one of the one or more markers, and based thereon the information recorded in at least one of the database records associated therewith, and a quality or currency measure of at least one of the ingredient material components of the recyclable material comprised in the product is determined based on the one or more properties indicative by the information.

Patent Family 13:

Systems and Methods for Supply Chain Management and Integrity Verification Via Blockchain (US16/980,693, Pending, filed 14/03/2019). Abstract: Systems and methods for managing transactions of physical objects are disclosed. The system is connectable to a first distributed ledger adapted to record object transactions associated with transactions of one or more physical objects between parties. The system includes a second distributed ledger adapted to record data indicative of object handling operations carried out with respect to the one or more physical objects; and an object handling management module adapted to authenticate handling operations carried out with respect to the one or more physical objects. The object handling management module is configured and operable for obtaining parameters of execution of the handling operations, authenticating the parameters of execution of the handling operations, and recording the authenticated handling operations in the second distributed ledger. The system thereby enables recordation of the object transactions associated with the one or more physical objects upon authenticating that the parameters of execution of the handling operations that are carried out with respect to the one or more physical objects satisfy one or more respective predetermined conditions.

Patent Family 14:

System and Method for Detection and Identification of Foreign Elements In A Substance (US17/285,167, Pending, filed 18/10/2019). Abstract: In one embodiment, a system and method for inspecting a substance to detect and identify predetermined foreign element(s) in the substance. The foreign element may carry X-ray responding material compositions, emitting X-ray signals in response to primary exciting X-ray or Gamma-ray radiation. The inspection is performed during a relative displacement between the substance and an inspection zone, defined by an overlap region between a solid angle of emission of an X-ray/Gamma-ray source and a solid angle of detection of X-ray radiation, along a predetermined movement path, as the substance moves along said path, the detected X-ray radiation includes X-ray response signals from successive portions of the substance propagating towards, through, and out of said overlap region. Measured data indicative of X-ray response signals is analyzed to identify a signal variation pattern over time indicative of a location of at least one foreign element carrying an X-ray responsive marker.

59

Patent Family 15:

Method and System for Classification of Samples (US17/594,406, Pending. filed 05/04/2020). Abstract: A method and system are provided for model-based analysis of samples of interest and management of sample classification. Predetermined modeled data is provided comprising data indicative of K models for respective K measurement schemes based on a predetermined function having a spectral line shape, data indicative of M characteristic vectors of M predetermined group to which different samples relate, and data indicative of a common vector of weights for the M groups. A data processor utilizes said data and operates to apply model-based processing to measured spectral data of a sample of interest using said predetermined modeled data, and generate classification data indicative of relation of said specific sample of interest to one of said M predetermined groups.

Patent Family 16:

Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency In Production Value Chains (US17/626,916, Pending, filed 15/07/2020). Abstract: The present invention is in the field of polymers comprising XRF identifiable tracers allowing information to be encoded by the polymers, and in particular polymers for conservation, restoration and retouching in artworks, electronics, coatings, plastics etc.

Patent Family 17:

Traceable Composite Polymers and Preparation Methods Thereof Traceable Composite Polymers and Preparation Methods Thereof for Providing Transparency In Production Value Chains (US17/626,923, Pending, filed 15/07/2020). Abstract: The present invention is in the field of polymers comprising identifiable tracers by spectroscopic methods such as XRF, IR, NIR and XRD allowing information to be encoded by the polymers, and in particular polymers for conservation, restoration and retouching in artworks, electronics, coatings, plastics, packaging, 3D printing, rubber, and the like.

Patent Family 18:

Traceable Composite for Marking Seeds and Plants (US17/639,397, application filed, filed 02/09/2020). Abstract: The invention concerns compositions and methods for authenticating an agricultural product.

Patent Family 19:

Management of Recyclable Goods and Their Source Materials (US17/769,175, application filed, filed 15/10/2020). Abstract: Techniques for managing production and reuse of a recyclable material are disclosed. Combination of markers introduced into one or more ingredient material components of recyclable materials are used to indicate one or more properties of at least one of the ingredient material components e.g., a type of material used, percentage of the material type in the recyclable material, and suchlike. A signal obtained from a product comprising the recyclable material can be processed to detect presence or absence of the combination of markers therein. Based on the detection of the combination of markers, information indicative of the one or more properties of the at least one ingredient material component is determined, and based on the information it is decided either about a suitable recycling process for reusing the at least one ingredient material component, or a suitable disposal process for disposing the product.

Patent Family 20:

Device and Method for Detection of Viruses by XRF (PCT/IL2021/050325, National Phase due by September 26, 2022). Abstract: The invention provides methods and tools for the directed and indirect detection of infection with micro-organisms pathogens in biological and non- biological samples, and specifically applications of XRF (X-ray fluorescence) methodology for the detection of infections with viral and bacterial pathogens responsible for the widespread epidemics in mammals and humans, including COVID-19.

60

Marketing and Sales

The Company intends to concentrate its market penetration efforts into the U.S. market, including recruitment of sales and marketing personnel, either located in the U.S. or with U.S. orientation, participation in various professional expos, conventions and exhibitions and entering into agreements or arrangements with distributors in the U.S. markets and commencing collaborative relationships with commercial entities for the development of new customized products. Moreover, the Company intends to continue to invest significant resources in research and development in order to improve and build on its array of existing solutions and strive to develop new innovative products in sync with new market technological developments. The Company plans to further advance its innovative technology and commercialization efforts by:

●	engaging with additional suppliers and service providers in order to improve and streamline its product development process and supply chain;

●	increasing marketing and sales activities, concentrating on specific target markets;

●	increasing participation in professional expos, conventions and exhibitions; and

●	establishing partnerships and collaborations with strategic customers and entities in the segments relevant to its technology.

The Company’s pricing is based on the perceived value proposition of its solution for its customers. The pricing model is expected to be comprised of three components:

●	set-up fee (for initial consultations);

●	marker implementation fee (typically on a per item or per kg basis) and sale or lease of readers; and

●	service fee (for reading, blockchain services and other support services).

Pricing may also include an annual license fee, payment of royalties, pay-per-read, or other models.

Target Industries

Fashion

For the fashion industry, the Company’s technology enables authentication from raw materials to retail stores and beyond:

Its technology targets the luxury fashion industry by enabling high-end brands to:

●	verify the origin of raw materials to prevent fraud;

●	control material usage during the manufacturing process;

●	track a product’s journey from the first point of manufacturing to delivery to customers.

●	share information on product traceability with customers to prevent fraud in returned products;

●	generate secondary and reseller demand by demonstrating product authenticity; and

●	improve upcycling and recycling processes through material recognition, grading, and recycled content certification.

61

Electronics

For the electronics industry, the Company’s technology enables end-to-end traceability and authentication from raw material to point of use.

Its technology targets semiconductor manufacturers enabling a manufacturer to:

●	verify the origin of raw material;

●	control material usage;

●	demonstrate product authenticity along its supply chain;

●	detect tampering during use (e.g., when giving products off-premises for maintenance or other reasons); and

●	implement upcycling and/or recycling programs through material recognition, grading, and recycled content certification.

Gold and Other Metals

The Company’s technology allows for the tracing of gold or other metals from mine to consumer.

Its technology enables gold and other metal refineries, mining companies, and bullion banks to:

●	prove the origin and mine location of the gold or other metal;

●	facilitate the sale or trading of gold or other metal from ESG-compliant mines; and

●	demonstrate that their products are ESG-compliant to customers and end-users.

Plastics, Rubber and Other Materials

Given the challenges around mechanical recycling, chemical recycling is emerging as a promising solution to help tackle the global challenge associated with single use plastic waste. An embedded chemical marker allows for better tracking, monitoring and sorting of post-consumer plastic with the Circular Value Chain Approach. The Company’s technology is applicable throughout the life cycle of the material or product, from raw material to production to recycling. Its technology enables plastic footprint transparency and traceability along the supply chain.

Its digital twin technology can address a key challenge of the first step to identify, track and trace commodities produced in emerging countries for use in the developed countries, such as rubber or food commodities (e.g., cocoa, soy, and palm oil). The creation of a digital twin for each physical good enables participants in the value chain to come together and form the global ledger for the goods. As a number of industries and sectors are increasing their commitments to recycling, many companies are realizing the need for sustainability and circular economies.

Competition

Armed with its various products and designs, the Company believes it possesses a unique combination of knowledge and features. It has established an innovative, cross- segment technology, developed over several years by an experienced and dedicated team of scientists, which it believes create a barrier to entry to its competitors.

The Company’s product is currently undergoing pilot projects with customers with strong international presence. The customizable nature of its technology allows the Company to embed the technology in multiple products, from silk to rubber to diamonds to gold to plastics, across multiple segments.

The Company is constantly striving to improve its competitive status in the market by:

●	entering into agreements or arrangements with large and high-profile customers in the industry, which it believes enhances its status and reputation in multiple markets and provides opportunities to enter into new agreements or arrangements with new customers;

●	entering into agreements or arrangements with strategic partners in order to strengthen its position to become the new industry standard; and

●	Providing high-level development and support services to customers, to promote customer retention, and encourage its customers to rely on the Company to use its technologies for future projects.

62

Facilities

The Company’s main business activities are conducted at SMX Israel’s headquarters in central Israel. It leases 363 square meters of office space at this location under a lease until May 31, 2027, with an option to extend the lease with an additional rental fee of 10% for an additional five years. The Company also leases an additional adjacent building of 146 square meters where it conducts research and development activities. The lessor (who represented that he is not aware of any such impending circumstances) has the right to shorten the lease with 90-days-notice if it is demanded by a government entity to evacuate the premises, to change the agreement or to pay fines due to the agreement. The Company, through its membership with A*STAR Research Entities, also leases office space in Singapore, where the Company’s Singapore employees work out of. The Singapore office space consists of four office desks, one chemistry lab bench and one chemistry suite. The Singapore lease is for a term of 12 months, expiring in October 2026. The Company believes that its current facilities are suitable and sufficient to meet its anticipated needs for the foreseeable future.

Government Royalty Obligations and Regulations

Israeli R&D Law

The Government of Israel encourages research and development projects oriented towards products for export or projects which will otherwise benefit the Israeli economy. This is conducted via the Israel Innovation Authority (“IIA”), which replaced the former Office of the Chief Scientist (“OCS”). The Company has an approved project with the IIA under which it received a total of $162,000 in prior years. The Company is subject to paying 3% of its relevant revenues until repayment of the entire grant. As of December 31, 2024 and 2025, the Company has not paid any royalties to IIA. The difference between the consideration received and the liability recognized at inception (present value) was treated as a government grant according to IAS 20 and recognized as a reimbursement of research expenses.

Until October 25, 2023, the interest was calculated at a rate based on 12-month London Interbank Offered Rate, or LIBOR applicable to US Dollar deposits. However, on October 25, 2023, the IIA published a directive concerning changes in royalties to address the expiration of the LIBOR. Under such directive, regarding IIA grants approved by the IIA prior to January 1, 2024 but which are outstanding thereafter, as of January 1, 2024 the annual interest will be calculated at a rate based on 12-month Secured Overnight Financing Rate, the SOFR, or at an alternative rate published by the Bank of Israel plus 0.71513%; and, for grants approved on or following January 1, 2024 the annual interest will be the higher of (i) the 12 months SOFR interest rate, plus 1%, or (ii) a fixed annual interest rate of 4%.

As of December 31, 2025 and 2024, the liability amounted to $202,000 and $177,000, respectively.

Approved Enterprise

The Israeli Encouragement of Capital Investments Law, 1959, is intended to encourage investment in industry in Israel in national priority areas, to promote economic initiatives while giving preference to advanced and innovative industries, and to strengthen development areas. Based on the Investment Law, the Investment Center may, on application, grant the status of “Approved Enterprise” for Capital Investments in industry and tourism. Certificates of approval are issued and such approval entitles the project to receive substantial support from the State. The support may be in the form of reduced taxation, investment grants or other benefits specifically designed to encourage capital investment in Israel. Such State support is conditional on certain restrictions on the activities of a supported company, which restrictions may not easily be alleviated.

Isorad License Agreement

Under the Isorad License Agreement (as amended), Security Matters PTY received from Isorad an exclusive, worldwide, royalty-bearing license, to make use of (including to develop, manufacture, use, market, offer for sale, sell, export and import in the field of marking methods) US patent number 8158432 B2 and the technology derived from it can be utilized in almost any industry and with any product. Additionally, any uses for the Israeli Security Forces and/or its purposes will be conducted via us at a “cost plus” price to be agreed. While Isorad and Soreq reserve the right to freely continue to research and develop the technology, Security Matters PTY has a right of first offer to any newly developed technology. If the Source IP is developed further by Soreq and Soreq wishes to commercialize the new technology, then Soreq must offer the right to commercialize the new technology to Security Matters PTY in the first instance.

63

Security Matters PTY and its affiliate are to pay Isorad royalties for 25 years as of January 1, 2020, in the amount of 2.2% of all gross sales by the Company, our affiliates or sublicensees and after 25 years the license becomes royalty-free. Gross sales are defined under the Isorad License Agreement to include the total amount invoiced or received by Security Matters PTY and/or its affiliates, including, without limitation, for sale of products and provision of services. If Security Matters PTY charges a fee for sublicensing or an option for a sublicense, for which it does not pay the 2.2% royalty described above, such income will be subject to royalty payment of 15% of the amounts received. The royalties for revenues from sub-licensing the technology are payable as of January 1, 2020.

Upon the occurrence of the next M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of ours and similar event) Security Matters PTY is to pay a cash amount equal to 1.5% of the Exit Consideration (as such term is defined in such agreement). Additionally, Isorad was issued 864,000 options to purchase shares of Security Matters PTY and is entitled to receive 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and any amount actually received against equity or other funding during a period of 13 months thereafter (to be paid after reaching an aggregated received amount of $27 million, or at the end of such 13 months, the earlier thereof). This will not apply to any future offer of shares, merger or sale of assets thereafter. As of December 31, 2025, based on the funds the Company actually received, the Company recognized a technology license intellectual property at the amount of $181 thousand against a liability that reflects the due amount.

Under the Isorad License Agreement, Isorad can only refuse to approve a sublicense based on governmental defense, security, governmental policy, political and other official State of Israel policy considerations. A sublicensee cannot further grant, directly or indirectly, to any third party any sublicense or rights to the technology and cannot further assign the sublicense agreement.

Specifically as to Yahaloma, the royalty rate on gross sales of Yahaloma, to be paid by Yahaloma, are 4.2% (and not 2.2% that applies solely to Security Matters PTY, its other affiliates and to other sublicensees). Upon the occurrence of an M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of Yahaloma and similar event), Isorad is entitled to a fee equal to 1% of the total consideration paid to, received by, or distributed to, Yahaloma and/or its shareholders and/or its affiliates in connection with the event, including, without limitation, all cash, securities or other property which is received by Yahaloma and/or its shareholders in connection with such event of two such events (i.e. twice) at its choice.

The Isorad License Agreement will continue in full force and effect until terminated pursuant to its terms. If either party does not remedy a material breach of its obligations within 180-days of notice of the material breach, the non-defaulting party may terminate the Isorad License Agreement immediately. Isorad may terminate the agreement by providing 30-days prior written notice if the royalties payable to Isorad are $nil in any semi-annual report and we have breached other certain obligations (such as a failure to maintain a patent or patent application in the previous semi-annual review period).

Security Matters PTY has provided broad indemnities to Isorad and Soreq and their related parties under the terms of the Isorad License Agreement. The Isorad License Agreement is governed by the laws of Israel.

Safety Certifications and Permits

The Company is in compliance with the requirements of the ISO 9001:2015 standard for quality management and quality assurance. The ISO organization promotes worldwide proprietary, industrial and commercial standards. The Company is examined annually to verify that we comply with the ISO standards of excellence, safety, quality, process management and risks management, and currently holds an ISO certificate as of the date of this prospectus.

64

Under the provisions of the Israeli Non Ionizing Radiation Law, and the Work Safety regulations (regarding employment safety and health of those working with non-ionizing radiation), the Company is required to hold a valid license for operations involving non ionizing radiation as well as employ a safety expert with qualifications as defined by the law. As of May 8, 2022, Security Matters PTY has a valid license for operations involving non ionizing radiation and employs a safety expert as required by law. Additionally, the import and use of its readers may be subject to a license requirement in certain jurisdictions, which requirement may change from one jurisdiction to another.

Employees

As of the date of this prospectus, the Company had 24 employees; 7 full time employees and 1 part-time employee are located in Israel, 1 full-time employee located in Canada, 11 full time employees located in Singapore, 2 full time employee located in Australia, and 2 full-time employees located in the UAE.

None of the Company’s employees are members of a union or subject to the terms of a collective bargaining agreement. The Company is subject to the labor laws of the countries in which its employees work. In Israel, the Company is subject to certain Israeli labor laws, regulations and Labor Court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to the Company by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and Industry, and which apply such agreement provisions to the Company’s employees even though they are not part of a union that has signed a collective bargaining agreement.

All of the Company’s employment and consulting agreements include standard non-compete and intellectual property assignment provisions, as well as strict confidentiality obligations. The enforceability of non-compete provisions may be limited by Israeli law.

The Company has a diversity policy in effect, last updated and approved by the board on February 7, 2021, according to which we are committed to gender diversity across its Board, senior management team and across its entire workforce, with a particular goal of increasing the representation of women in all areas.

Legal Proceedings

From time to time, the Company may become involved in legal proceedings or may be subject to claims arising in the ordinary course of our business. Although the results of these proceedings and claims cannot be predicted with certainty, the Company currently believes that the final outcome of these ordinary course matters will not have a material adverse effect on our business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

On January 12, 2024, the Company announced that it had entered into a $5 million contract with R&I Trading of New York (“R&I Trading”). The purpose of the agreement was to provide supply chain management services to a NATO member state. Following June 30, 2024, R&I Trading issued a notice of termination and initiated arbitration proceedings concerning disputed payment amounts under the contract. The Company considers the termination to be unlawful and has demanded that R&I Trading fulfill its contractual obligations. Furthermore, the Company believes R&I Trading’s claims lack merit and intends to vigorously defend itself should formal proceedings continue. The Company is engaged in arbitration with R&I Trading, which as described below has been suspended. Both parties submitted their statements of claim on January 6, 2025. R&I Trading is seeking full restitution of the amounts it paid under the agreement. In contrast, the Company alleges that R&I Trading breached the contract and has requested the arbitrator to allocate remedies, particularly in the event that the Company incurs additional expenses from suppliers and employees not yet reflected in its damage estimate. The Company has also raised claims for loss of business opportunities and requested declaratory relief in its favor. On February 24, 2026, the arbitrator ordered each party to provide security for the arbitrator’s fees in the amount of NIS 50,000. The Company paid its portion of the required security on March 1, 2026. On May 18, 2026, the arbitrator granted reciprocal applications filed by the parties and ordered each party to deposit security in the amount of US$50,000 to secure the other party’s costs in the arbitration proceedings. Following the arbitrator’s decision, the parties entered into discussions and agreed to suspend the arbitration proceedings. The parties continue to engage in discussions and have undertaken to update the arbitrator should circumstances change. The most recent status notice to the arbitrator was filed on June 18, 2026.

At this stage of the proceedings, management, based on advice received from external legal counsel, is unable to reliably assess the likelihood of success of the respective claims or the ultimate outcome of the arbitration. Accordingly, no provision has been recognized in the financial statements in respect of this matter, other than amounts deposited as security where applicable.

65

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provide information which our management believes is relevant to an assessment and understanding of the Company’s consolidated results of operations and financial condition. This discussion and analysis should be read together with our audited consolidated financial statements and related notes as of December 31, 2025, of our Company included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, and our unaudited consolidated financial statements and related notes as of June 30, 2026, of our Company included in the Company’s Report on Form 6-K filed with the SEC on July 17, 2026. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this prospectus. Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth elsewhere in this prospectus.

Business

The Company envisions itself as the next generation solution provider of brand protection, authentication and track and trace technology for the anti-counterfeit market. Its vision is to build confidence in the era of the digital economy, enabling parties to maintain trust in physical assets and processes. Its transformative solution aims at building on the principles of The United Nations’ Sustainability Development Goals, particularly Goal 12: “Ensure sustainable consumption and production patterns” that can create value for participants in the circular economy. As an increasing number of industries and sectors are committing to using recycled material and realizing the broader strategic vision of net zero carbon emissions, the Company believes its solution is the next generation for sustainability and the circular economy.

The Company provides one solution to solve both authentication and track and trace challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer.

Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

The Company is pursuing commercial expansion across key markets, including Asia (with a focus on Japan), the Middle East and Europe.

The Company’s business model targets leading brands and manufacturers (as opposed to directly targeting consumers) in order to create a new market standard for circular economy solutions, brand authentication and supply chain integrity. The Company offers both business-to-business sales and “white label” solutions, depending on the needs of customers and the ultimate end use based on either a fixed fee or volume-based revenue model (or both).

The Company is also expanding its solution offering through the integration of complementary technologies alongside its core platform, to enable the Company to deliver comprehensive, end-to-end solutions to clients across industries.

The Company may work directly with the manufacturer of the products or through the manufacturer’s raw material supplier so that the manufacturer is not required to change (or is required to make no more than minimal changes to) its manufacturing process in order to implement the Company’s technology in the production process. Gaining the trust of raw material producers is the first stage, which in turn allows for credibility and trust when supplying solutions to brand owners, manufacturers and suppliers, which is a key step for its success.

66

Key Factors Affecting Operating Results

The Company believes that its performance and future success depend on several factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the section of the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, titled “Risk Factors” and other filings the Company makes from time to time with the SEC.

Commercial Agreements

The Company’s technology seeks to enable global companies across various industries to transition more successfully to a sustainable circular economy. By adopting the technology, they can be able to tangibly measure and track the raw material from origination, through the supply chain and at the end of life-where the amount of material recycled/reused from that product item can be measured and as well as the number of times that specific material/item has been recycled/reused.

Due to the fact that the Company aims its present and future sales efforts at large multi-national market-leading conglomerates, the Company’s sale cycle is of several quarters or longer and there is a risk associated with it that at any time, due to force majeure, or events like pandemics, natural disasters, cyberattacks, regional wars, global tension, global supply chain challenges and climate change, that are beyond our control, the sale cycle will be broken and all efforts will be lost.

The Company continues to engage with multinational customers, industry participants and strategic partners regarding commercial deployments and broader market adoption of its technology. The timing and outcome of these engagements remain subject to commercial negotiations, customer implementation schedules, regulatory considerations and other factors outside the Company’s control. Accordingly, there can be no assurance as to the timing or extent of future commercial agreements or revenue generation.

Components of Operating Results

The results of operations presented below should be reviewed in conjunction with the unaudited interim condensed consolidated financial statements as of June 30, 2026, and related notes included elsewhere in this prospectus.

Revenue

The Company has not yet generated recurring revenue from commercial technology deployments. During this stage of development, management has focused on technology validation, pilot programs, customer onboarding and establishing the commercial infrastructure required to support large-scale commercial deployment across multiple industries.

Operating Expenses

The Company’s current operating expenses consist of the following components: research and development expenses, general and administrative expenses, amortization, and selling and marketing expenses. The Company is working to maintain discipline on expenses over time.

Research and Development Expenses, Net

The Company’s research and development expenses consist primarily of wage and salary related expenses, subcontractors and consultants, depreciation and amortization of equipment, research expenses and share-based compensation expenses. The Company expects that its research and development expenses will increase as the Company continues to develop its products and recruit additional research and development employees.

The Company is engaged in Proof of Concept (POC) agreements according to which it receives funds for financing research and development expenses from prospective customers. Those funds are reimbursements for expenses and therefore are offset against the related research and development expenses in profit or loss.

67

General and Administrative Expenses

General and administrative expenses consist primarily of professional services fees, wages and salary related expenses, share-based compensation, public company expenses and other general and administrative expenses.

Selling and Marketing Expenses

Selling and marketing expenses consist primarily of wages and salary related expenses, share based compensation, digital advertising and marketing expenses.

Finance Income and Expenses

Finance expenses, net consist primarily of revaluation of financial liabilities and warrants at fair value, interest on borrowings, foreign exchange rate differences, equity and RSU issued to investors and fees and commissions to banks.

Foreign Currency

The unaudited interim condensed consolidated financial statements are prepared in US Dollars, which is the functional and presentation currency of the Company. The Company’s functional currency is US Dollar. The functional currency of Lionheart is US Dollar. The functional currency of SMX Fashion and Luxury is EURO. The functional currency of trueSilver is Canadian Dollar. The functional currency of SMX (Security Matters) Ireland Limited is US Dollar. The functional currency of SMX Circular Economy Platform PTE, Ltd. is Singapore Dollar. Security Matters PTY’s functional currency is Australian Dollar. The functional currency of SMX Israel is New Israeli Shekel. The functional currency of Security Matters Canada Ltd. is Canadian Dollar. The functional currency of SMX Beverages Pty Ltd. is Australian Dollar. The functional currency of trueGold is Australian Dollar. The functional currency of SMX Circular Economy FZCO is Emirati Dirham. The functional currency of SMX IP and Licensing Limited is US Dollar.

Transactions and balances in foreign currencies are converted into US Dollars in accordance with the principles set forth by International Accounting Standard (IAS) 21 (“The Effects of Changes in Foreign Exchange Rates”). Accordingly, transactions and balances have been converted as follows:

●	Assets and liabilities - at the rate of exchange applicable at the reporting date.
●	Expense items - including expenses and income (such as POC’s) are translated at the average exchange rates for the reporting period.
●	Share capital, capital reserve and other capital movement items were at rate of exchange as of the date of recognition of those items.
●	Accumulated deficit was based on the opening balance for the beginning of the reporting period in addition to the movements mentioned above.
●	Exchange gains and losses from the aforementioned conversion are recorded in exchange losses arising on translation of foreign operations in the consolidated statement of comprehensive loss.

68

Results of Operations

Comparison of the Six Months Ended June 30, 2026, and 2025

The following table summarizes our historical results of operations for the periods indicated:

	For the Six-Month Period Ended
	June 30, 2026	June 30, 2025
	US$ in thousands except share and per share data
General and administrative expenses	24,967	18,656
Selling and marketing expenses	1,240	1,380
Research and development expenses, net	2,547	1,640
Amortization of Intangible Assets	1,452	2,075
Operating loss	(30,206)	(23,751)

Finance income	21,114	9,854
Finance expenses	36,358	10,724
Loss before income tax	(45,450)	(24,621)
Income tax	-	-
Net loss	(45,450)	(24,621)

Other comprehensive loss	(3,166)	(1,691)

Total comprehensive loss	(48,616)	(26,312)

Net loss attributable to:
Equity holders of the Company	(44,348)	(23,638)
Non- controlling interest	(1,102)	(983)

Loss per share attribute to the shareholders
Basic and diluted loss per share attribute to shareholders	(152)	*(4,065)

* (US dollar in thousands)

The share and per share information in these financial statements reflects the 1-for-28.5, 1-for-4.1 1-for-7, 1-for-10.89958, 1-for-8, 1:4.8828125, 1-for-20 and 1-for-2.285 reverse share splits that became effective on January 15, 2025, June 16, 2025, August 7, 2025, October 23, 2025, November 18, 2025, February 17, 2026, May 11, 2026, and June 1, 2026, respectively, of the Company’s issued and outstanding Ordinary Shares. See also Note 1.D to 1.K to the Company’s unaudited interim condensed consolidated financial statements for the six month period ended June 30, 2026, included elsewhere in this prospectus.

Overview

All amounts are in U.S. dollars in thousands except share and per share data, unless otherwise indicated.

General and Administrative Expenses

The Company’s general and administrative expenses amounted to $24,967 for the six months ended June 30, 2026, an increase of $6,311, or 34%, compared to $18,656 for the six months ended June 30, 2025. The increase was primarily attributable to higher professional services expenses of $12,050 incurred to supporting commercialization, business development, marketing, and investor relations initiatives, partially offset by a decrease of $5,086 in share-based compensation expense and a decrease of $774 in fundraising expenses.

Selling and Marketing Expenses

The Company’s selling and marketing expenses amounted to $1,240 for the six months ended June 30, 2026, a decrease of $140, or 10%, compared to $1,380 for the six months ended June 30, 2025. The decrease was primarily attributable to a reduction of $705 in share-based compensation expense, partially offset by an increase of $269 in travel expenses and an increase of $247 in marketing and business development expenses.

Research and Development Expenses

The Company’s research and development expenses amounted to $2,547 for the six months ended June 30, 2026, an increase of $907, or 55%, compared to $1,640 for the six months ended June 30, 2025. The increase was primarily attributable to an increase of $908 in materials and service provider expenses and an increase of $273 in wages and salaries, partially offset by a decrease of $461 in share-based compensation expense.

69

Amortization of Intangible Assets

The Company’s amortization expenses amounted to $1,452 for the six months ended June 30, 2026, a decrease of $623, or 30%, compared to $2,075 for the six months ended June 30, 2025. The decrease was attributed to decrease in the intangible assets balance due to impairment that was recognized in December 31, 2025.

Finance Income and Expenses

The Company’s finance income for the six months ended June 30, 2026, totaled $21,114, an increase of $11,260, or 114%, compared to $9,854 for the six months ended June 30, 2025. The increase was primarily attributable to finance income resulting from changes in the Company’s share price during its SEPA offering (described further below), amounting to $16,252, partially offset by a decrease of $5,153 in gains from the revaluation of notes and loans.

The Company’s finance expenses for the six months ended June 30, 2026, totaled $36,358, an increase of $25,634, or 239%, compared to $10,724 for the six months ended June 30, 2025. The increase was primarily attributable to expenses arising from equity issuance costs incurred in connection with the SEPA equity offering, amounting to $29,380, partially offset by a decrease of $1,990 in warrant and loan revaluation and interest expenses and a decrease of $1,754 in foreign exchange expenses.

Income Tax

As of June 30, 2026, the Company estimates that it had accumulated tax loss carryforwards of approximately $169,786 (June 30, 2025: approximately $106,000), which may be carried forward and offset against future taxable income, subject to applicable tax laws and regulations. The Company has not recognized deferred tax assets in respect of these tax loss carryforwards, as management does not currently consider their realization in the foreseeable future to be probable.

Operating Loss

For the six months ended June 30, 2026, the Company reported an operating loss of $30,206, compared to an operating loss of $23,751 for the six months ended June 30, 2025, representing an increase of $6,455, or 27%. As discussed above, the increase in operating loss was primarily attributable to higher general and administrative expenses, mainly driven by increased professional services expenses incurred to support business development, marketing, and investor relations initiatives, partially offset by a decrease in non-cash share-based compensation expense.

Net Loss

As a result of the foregoing, the Company’s net loss for the six months ended June 30, 2026, was $45,450, compared to $24,621 for the six months ended June 30, 2025, representing an increase of $20,829, or 85%. The increase in net loss was primarily attributable to the higher operating loss and increased finance expenses during the period, as described above.

70

Comparison of the Years Ended December 31, 2025 and December 31, 2024

The following table summarizes our historical results of operations for the periods indicated:

	Year ended
	December 31, 2025		December 31, 2024
	US$ in thousands
General and administrative expenses	120,099		12,729
Research and development expenses	11,228		3,059
Selling and marketing expenses	4,112		992
Impairment and amortization	10,850		11,085
Listing expenses	-		-
Operating loss	(146,289)		(27,865)
Finance expenses	40,703		13,493
Finance income	12,402		5,957
Gain from remeasurement of investment in associated company	-		-
Share of net profit (loss) of associated companies	-		-
Loss before income tax	(174,590)		(35,401)
Income tax	-		-
Net loss	(174,590)		(35,401)
Other comprehensive loss:	(3,130)		(1,265)

Total comprehensive loss	(177,720)		(36,666)

Net loss attributable to:
Equity holders of the Company	(169,178)		(31,092)
Non- controlling interest	(5,412)		(4,309)
Basic and diluted loss per share attributable to shareholders (US$ in thousands)	(37	)(1)	(138,537	)(1)

(1) The share and per share information reflects the 1-for-75, 1-for-28.5, 1-for-4.1 1-for-7, 1-for-10.89958, 1-for-8 ,1-for-4.8828125, 1-for-20 and 1-for-2.285 reverse share splits that became effective on July 15, 2024, January 15, 2025, June 16, 2025, August 7, 2025, October 23, 2025, November 18, 2025 , February 17, 2026, May 11, 2026 and June 1, 2026, respectively, of the Company’s issued and outstanding Ordinary Shares. See also Notes 1.F - 1.K, 26.3, 26.6 and 26.7 of the Company’s audited financial statements for the fiscal year ended December 31, 2025 included elsewhere in this prospectus.

General and Administrative Expenses

The Company’s general and administrative expenses were $120,099 thousand for the year ended December 31, 2025, representing an increase of $107,370 thousand, or 843%, compared with the year ended December 31, 2024. The increase was primarily attributable to a $98,803 thousand rise in non-cash share-based payment expense, resulting from additional restricted share units and share option grants issued at a relatively higher market price per share compared to the earlier year, an increase in general marketing, business development, conferences,  sales, and investor-relations professional services, and a $254 thousand increase in travel expenses. These increases were partially offset by decreases of $1,362 thousand in public company costs and $185 thousand in insurance expenses.

Research and Development Expenses, Net

The Company’s research and development expenses amounted to $11,228 thousand for the year ended December 31, 2025, compared with $3,059 thousand for the year ended December 31, 2024, representing an increase of $8,169 thousand, or 267%. The increase was primarily attributable to a $9,211 thousand rise in non-cash share-based payment expense and a $504 thousand reduction in income from paid proof-of-concept arrangements. These increases were partially offset by decreases of $1,365 thousand in salaries and related personnel costs due to manpower reductions, $173 thousand in travel expenses, and $96 thousand in materials and laboratory expenses, reflecting the transition of the Company’s technology into the deployment phase.

Selling and Marketing Expenses

The Company’s selling and marketing expenses totaled $4,112 thousand for the year ended December 31, 2025, an increase of $3,120 thousand, or 314%, compared to $992 thousand for the year ended December 31, 2024. The increase was primarily attributable to a $2,534 thousand rise in non-cash share-based payment expense, a $665 thousand increase in salaries and related expenses, mainly due to new hires and enhancements to business development totaling $160 thousand. These increases were partially offset by a $387 thousand decrease in marketing expenses.

71

Finance Income and Expenses

The Company’s finance income totaled $12,402 thousand for the year ended December 31, 2025, compared with $5,957 thousand for the year ended December 31, 2024, representing an increase of $6,445 thousand, or 108%. The increase was primarily attributable to $4,169 thousand of foreign exchange gains, as well as $2,277 thousand arising from the interest expenses and remeasurement at fair value of convertible notes and other financial liabilities.

The Company’s finance expenses amounted to $40,703 thousand for the year ended December 31, 2025, compared with $13,493 thousand for the year ended December 31, 2024, representing an increase of $27,210 thousand, or 202%. The increase was primarily attributable to a $10,966 thousand expense arising from the interest expenses and remeasurement at fair value of bridge loans and convertible notes, $7,811 thousand increase in non-cash share based payment expense to investors, $3,634 thousand interest expenses of short-term loan, $2,639 thousand SEPA facility fee, as well as $1,967 thousand related to foreign exchange losses.

Amortization and Impairment

For the year ended December 31, 2025, the Company recognized amortization and impairment charges related to its intangible assets (technology assets and goodwill) as these assets progressed to the commercial stage. Amortization expense totaled $3,249 thousand, and impairment charges amounted to $7,601 thousand.

In the fiscal year ending December 31, 2024, the Company recognized amortization and impairment of its intangible assets (technology assets and goodwill) as the intangible assets are matured to commercial stage. Amortization expenses totaled $2,075 thousand and impairment amounted to $9,010 thousand.

Share of Net Profit/Loss of Associated Companies

Shares of net loss of associated companies consists of equity profit or loss from associated joint venture activity for the year ended on December 31, 2025 and December 31, 2024 amounted to nil, and for the year ended on December 31, 2023 the amounted to $101 thousand loss. As of December 31, 2025 and, December 31, 2024, the carrying amount of the investment in associated companies is $114 thousand and $105 thousand, respectively.

Income Tax

As of December 31, 2025, the Company estimated carryforward tax losses of approximately $124,336 thousand (December 31, 2024: $69,363 thousand), which may be carried forward and offset against taxable income for an indefinite period. The Company and its subsidiaries did not recognize deferred tax assets related to these carryforward losses in the financial statements, as their utilization in the foreseeable future is not considered probable.

Operating Loss

For the year ended December 31, 2025, the Company reported an operating loss of $146,289 thousand, compared with an operating loss of $27,865 thousand for the year ended December 31, 2024, representing an increase of 425%. As discussed above, the increase in operating loss was primarily attributable to significant non-cash share-based payment expenses, amortization and impairment of intangible assets, including technology assets and goodwill, as well as higher general and administrative expenses and increased selling and marketing activities to accelerate business development, marketing and investor-relations efforts.

Net Loss

The Company reported a net loss of $174,590 thousand for the year ended December 31, 2025, compared with a net loss of $35,401 thousand for the year ended December 31, 2024, representing an increase of 393%.

Liquidity and Capital Resources

Overview

All amounts in this section are in U.S. dollars in thousands except share and per share data, unless otherwise indicated.

Since inception through June 30, 2026, the Company has financed its operations primarily through the issuance of ordinary shares, warrants, convertible notes, and loans from investors and related parties, as well as reimbursements from prospective customers for paid pilot and proof-of-concept projects.

Current Outlook

The Company has incurred and continues to incur losses and continues to generate negative cash flows from operations since inception. Since the Company’s inception, it has not generated significant revenue from the sale of its technology products or services.

On December 1, 2025, the Company entered into a Standby Equity Purchase Agreement (the “SEPA”) with Target Capital 1 LLC (the “SEPA Investor”), pursuant to which the SEPA Investor has committed to purchase from the Company up to $100,000 of the Company’s Ordinary Shares in an equity line of credit (the “Equity Line”), subject to the terms and conditions specified in the SEPA. The SEPA was subsequently amended on December 9, 2025, to change certain terms and conditions originally contained in the SEPA.

72

On February 5, 2026, the Company and the SEPA Investor entered into a Second Amendment to Standby Equity Purchase Agreement (the “Amendment”), which increased the size of the commitment amount under the Equity Line from $100,000 to $250,000. Subsequently, the SEPA Investor waived all further obligations of the Company to acquire or hold bitcoin or any other cryptocurrency, and all net proceeds under the SEPA may be used for the Company’s working capital and general corporate purposes.

As of June 30, 2026, the Company had drawn down approximately $50,523 net from the commitment amount under the SEPA and before agent fees of approximately $1,484 and had issued an aggregate of 463,035 of its ordinary shares to the SEPA Investor as a result. The Company intends to continue to draw down under the Equity Line from time to time pursuant to the terms and conditions of the SEPA, as amended, and applicable law.

The Company has used and intends to use the net proceeds from the sale of its shares under the SEPA, for working capital and general corporate purposes, and to repay outstanding indebtedness and other liabilities of the Company.

As of June 30, 2026, the Company held cash and cash equivalents of $33,540.

As of June 30, 2026, the Company had outstanding trade payables, other payables and lease liabilities totaling $6,079, relating primarily to accrued employee compensation, accrued expenses including suppliers, service providers, and lease obligations, as well as $2,638 of convertible note, warrants and bridge loans liabilities owed to lenders and investors.

The Company expects to settle these obligations through additional capital raises that are planned for the remainder of 2026, including pursuant to the SEPA.

Management believes that the Company’s existing liquidity provides sufficient funding to support its current operating plans. Continued execution of the Company’s long-term commercialization strategy, strategic initiatives and planned growth is expected to require additional capital, including further drawdowns under the SEPA and/or other financing alternatives.

The Company’s operating plans remain subject to change based on business conditions, market opportunities and other factors outside of management control, and additional financing may be required sooner than currently anticipated.

The Company’s future capital requirements will depend on several factors, including:

●	commercial scaling and initial deployment of the technology, along with the progress and costs of our research and development activities;
●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;
●	the potential costs of contracting with third parties to provide marketing and distribution services for us or for building such capacities internally; and
●	the magnitude of our general and administrative expenses.

Until the Company generates material recurring revenues and positive operating cash flows, management expects to satisfy its future liquidity requirements primarily through capital raising activities, including additional drawdowns under the SEPA, strategic financing arrangements and other available sources of capital.

The Company’s business and commercialization activities are subject to significant macroeconomic and geopolitical uncertainties, including ongoing conflicts in the Middle East, changes in international trade policies and tariffs, inflationary pressures, volatility in energy and raw material prices, changes in packaging and environmental regulations, supply chain disruptions and fluctuations in foreign exchange markets. These factors may adversely affect customer purchasing decisions, project timing, commercialization schedules, operating costs and the Company’s financial condition and results of operations.

The Company cannot be certain that additional funding will be available when needed, on acceptable terms, if at all. The Company’s outstanding warrants are out of the money; accordingly, the Company does not expect to raise any material additional funds from the exercise of outstanding warrants. If funds are not available, the Company may be required to delay or reduce the scope of research or development plans and commercial roll-outs of its products and services.

We can give no assurances that we will be able to secure additional sources of funds to support our operations on acceptable terms, or at all, or, if such funds are available to us, that such additional financing will be sufficient to meet our needs. If we raise additional funds by issuing equity or convertible debt securities, including pursuant to the SEPA, it could result in dilution to our existing stockholders or increased fixed payment obligations. In addition, as a condition to providing additional funds to us, future investors may demand, and may be granted, rights superior to those of existing stockholders. If we incur additional indebtedness, we could become subject to covenants that would restrict our operations and potentially impair our competitiveness, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. Additionally, any future collaborations we enter into with third parties may provide capital in the near term but may not be on terms that are favorable to us. Any of the foregoing could significantly harm our business, financial condition and results of operations. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may be required to reduce the scope of the commercialization of our planned products or delay, scale back or discontinue the development of one or more of our product candidates.

73

We may also need to take certain other actions to allow us to maintain our projected cash and projected financial position, including but not limited to additional reductions in general and administrative costs, sales and marketing costs, and other discretionary costs. Although we believe such plans, if executed and coupled with the above-described sources of liquidity, should provide us with financing to meet our needs, successful completion of such plans is dependent on factors outside of our control.

We anticipate that we will continue to incur net losses into the foreseeable future as we continue our development of our product candidates and expand our business development efforts and corporate infrastructure.

As of June 30, 2026, the Company incurred accumulated losses of $295,500 and continued to incur operating losses and negative cash flows from operating activities during to date of these financial statements. The Company has not yet generated revenues and is required to obtain additional financing in order to continue to operate. The Company continues to actively manage its capital structure through a combination of equity financing, strategic partnerships, and access to committed capital facilities. These initiatives are designed to support the Company’s transition toward large-scale commercialization. While current cash resources are sufficient to fund its planned operations in the near term, additional funding will be required to support long-term growth, management believes that the Company’s current strategy and access to capital provide a reasonable basis to continue operations. The accompanying unaudited interim condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Cash Flows

The table below presents our cash flows for the periods indicated:

	For the Six Months Ended June 30,
	2026	2025
Net cash used in operating activities	(25,360)	(4,145)
Net cash used in investing activities	(1,147)	-
Net cash provided by financing activities	50,196	2,689
Net increase (decrease) in cash and cash equivalents	23,689	(1,456)

Operating Activities

Net cash used in operating activities was $25,360 during the six months ended June 30, 2026, compared to $4,145 during the six months ended June 30, 2025. The increase in cash used in operating activities was primarily attributable to the Company’s net loss of $45,450, adjusted for significant non-cash items, including a $11,644 expense related to the revaluation of the SEPA liability, $9,022 of share-based compensation expense, $5,253 of interest expense and revaluation of convertible notes, $1,546 of depreciation and amortization expense, and $465 related to the issuance of shares and restricted shares to investors.

Investing Activities

Net cash used in investing activities was $1,147 during the six months ended June 30, 2026, compared to nil during the six months ended June 30, 2025. The cash used in investing activities during 2026 primarily related to a strategic investment in gold of $1,001 and the purchase of property, plant and equipment of $146.

Financing Activities

Net cash provided by financing activities was $50,196 for the six months ended June 30, 2026, compared to $2,689 for the six months ended June 30, 2025. The $47,507 increase was primarily attributable to $50,523 of net proceeds from SEPA share issuances, partially offset by $3,426 of proceeds from the issuance of convertible notes and securities received in the prior-year period.

SEPA

See above under “-Current Outlook,” “Committed Equity Financing” and in Note 5 to the Company’s unaudited interim condensed consolidated financial statements included in this prospectus, for information with respect to the SEPA.

December 2025 Convertible Notes

On December 1, 2025, as pre-advances under the SEPA, the Company, though RBW Capital as placement agent, entered into a convertible promissory note with an institutional investor. Following an amendment dated December 9, 2025, the total aggregate principal amount was increased to $20,625. From a cash flow perspective, the Company received total gross proceeds of $16,500 (before deduction of placement agent fee, legal expenses in total amount of $1,460). The difference of $4,125 represents an Original Issue Discount (“OID”) of 20%, which was fully earned upon closing and does not reduce the contractual principal amount of the note.

Under the terms of the note, no interest applies unless an event of default occurs. The note includes customary default provisions for similar transactions, under which, in the event of default:

(i)	the principal amount increases automatically by 20%;

(ii)	default interest of 20% per annum applies; and

(iii)	all outstanding debt may be declared immediately due and payable.

The investor is entitled to convert the note into ordinary shares of the Company at any time, at a conversion price equal to the greater of the following two amounts: (i) 85% of the lowest daily Volume Weighted Average Price (“VWAP”) during the five trading days immediately preceding conversion, representing a 15% discount to market price; and (ii) a floor price of $1.5 per share was established to protect the Company and existing shareholders from excessive dilution, such that the conversion price cannot fall below this threshold.

The Company received aggregate loan proceeds of $16,500 in two separate tranches: $5,750 on December 3, 2025, and $10,750 on December 29, 2025.

74

The debt component was measured using the amortized cost method, while the conversion feature was classified as a derivative financial liability and measured at fair value through profit or loss. Based on Monte Carlo valuations performed for each tranche, the debt component was estimated at approximately $2,507 and $4,450, and the conversion feature at approximately $3,243 and $6,300 for Tranches 1 and 2, respectively.

From December 2025 through January 2026, the investors converted the entire outstanding principal amount of $20,625 of the convertible notes into ordinary shares of the Company.

As of June 30, 2026, the Company had no remaining liability or obligation related to the convertible promissory note.

Shareholders Rights Agreement

On February 13, 2026, the Company entered into a Shareholder Rights Agreement (“the Agreement”) with Continental Stock Transfer & Trust Company, as rights agent. As part of the Agreement, on March 2, 2026, the Company issued one preferred share purchase right (“Right”) for each then outstanding Ordinary Share. The Rights initially trade together with, and are inseparable from, the Ordinary Shares, and generally become exercisable only ten days after a person or group acquires beneficial ownership of 10% or more of the Company’s outstanding Ordinary Shares (“Acquiring Person”). If the Rights become exercisable, holders of Rights other than the Acquiring Person may purchase Series A Preferred Shares at a nominal exercise price (of $0.0001 per Right). Prior to such event, the Company’s Board of Directors may decide to redeem the Rights at their exercise price. The Rights expire on the first anniversary of the date of the Rights Agreement.

The Series A Preferred Shares issuable upon exercise of the Rights have an aggregate liquidation preference of $250 million, plus accrued and unpaid dividends, payable in cash and in priority to any payment or distribution to holders of Ordinary Shares upon a change of control not pre-approved by the Board or upon any liquidation, dissolution or winding up of the Company. Holders of the Preferred Shares are also entitled to cumulative cash dividends at an annual rate of 18.5% on the liquidation preference amount, accruing daily and payable quarterly in arrears, in priority to any dividends or distributions on the Ordinary Shares

Legal Proceedings

On January 12, 2024, the Company announced that it had entered into a $5 million contract with R&I Trading of New York (“R&I Trading”). The purpose of the agreement was to provide supply chain management services to a NATO member state. Following June 30, 2024, R&I Trading issued a notice of termination and initiated arbitration proceedings concerning disputed payment amounts under the contract. The Company considers the termination to be unlawful and has demanded that R&I Trading fulfill its contractual obligations. Furthermore, the Company believes R&I Trading’s claims lack merit and intends to vigorously defend itself should formal proceedings continue. The Company is engaged in arbitration with R&I Trading, which as described below has been suspended. Both parties submitted their statements of claim on January 6, 2025. R&I Trading is seeking full restitution of the amounts it paid under the agreement. In contrast, the Company alleges that R&I Trading breached the contract and has requested the arbitrator to allocate remedies, particularly in the event that the Company incurs additional expenses from suppliers and employees not yet reflected in its damage estimate. The Company has also raised claims for loss of business opportunities and requested declaratory relief in its favor. On February 24, 2026, the arbitrator ordered each party to provide security for the arbitrator’s fees in the amount of NIS 50,000. The Company paid its portion of the required security on March 1, 2026. On May 18, 2026, the arbitrator granted reciprocal applications filed by the parties and ordered each party to deposit security in the amount of US$50,000 to secure the other party’s costs in the arbitration proceedings. Following the arbitrator’s decision, the parties entered into discussions and agreed to suspend the arbitration proceedings. The parties continue to engage in discussions and have undertaken to update the arbitrator should circumstances change. The most recent status notice to the arbitrator was filed on June 18, 2026.

75

At this stage of the proceedings, management, based on advice received from external legal counsel, is unable to reliably assess the likelihood of success of the respective claims or the ultimate outcome of the arbitration. Accordingly, no provision has been recognized in the financial statements in respect of this matter, other than amounts deposited as security where applicable.

Assignment of IP

In order to simplify and centralise ownership of intellectual property and licensing arrangements within the SMX group, on 25 June 2026, SMX Israel and SMX IP and Licensing Limited (Ireland) entered into an Assignment of Intellectual Property Agreement pursuant to which SMX Israel has agreed to assign its intellectual property rights to SMX IP and Licensing Limited. To the extent any intellectual property in which SMX Israel has an interest is not capable of being assigned or licensed to SMX IP and Licensing Limited without the consent of a third party, SMX Israel has agreed to hold its interest on trust and for the benefit of SMX IP and Licensing Limited pending such third-party consents being obtained.

Quantitative and Qualitative Disclosures about Market Risk

The Company is exposed to market risks in the ordinary course of business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily with respect to the Israeli shekels (“ILS”), Australian dollars (“AUD”), euros (“EUR”), Singapore dollars (“SGD”) and United Arab Emirates dirhams (“AED”), which is discussed in detail in the following paragraph.

Foreign Currency Exchange Risk

Currency Fluctuations

The Company’s operating expenses are denominated in ILS, AUD, EUR, SGD and AED and are therefore subject to foreign currency exchange risk. Fluctuations in these currencies relative to the U.S. dollar may affect the Company’s operating results and cash flows.

As of June 30, 2026, compared to December 31, 2025, the Israeli shekel (ILS) appreciated against the U.S. dollar by approximately 6.6%, and the Australian dollar (AUD) appreciated by approximately 2.9%. During the same period, the U.S. dollar strengthened against the euro (EUR) by approximately 2.7% and against the Singapore dollar (SGD) by approximately 0.6%. The UAE dirham (AED) remained substantially unchanged due to its peg to the U.S. dollar.

The Company’s policy is not to perform currency hedging transactions, and the Company cannot assure you that it will not be adversely affected by currency fluctuations in the future.

Credit Risk

Credit risk is a risk of financial loss if a counterparty or customer fails to meet its contractual obligations. The Company closely monitors the activities of its counterparties and controls the access to its intellectual property which enables it to ensure a prompt collection. The Company’s main financial assets are cash and cash equivalents as well as other receivables and represent the Company’s maximum exposure to credit risk in connection with its financial assets. Wherever possible and commercially practical, the Company holds cash with major and sound financial institutions in Australia, Singapore, Israel and Dubai.

Liquidity Risk

Liquidity risk is the risk that the Company will encounter in meeting its obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. The Company has procedures to minimize that risk by maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities. For more details, please refer to the section titled, “Liquidity and Capital Resources”.

76

BOARD OF DIRECTORS AND EXECUTIVE MANAGEMENT

Management and Board of Directors

The following sets forth certain information, as of July 24, 2026, concerning our executive officers and members of the Board.

Name	Age	Position
Director
Haggai Alon	52	Chairman of the Board
Amir Bader	63	Director
Pebble Sia Heui-Chieh	52	Director
Zeren Browne	46	Director
Tan Cheong Hwai	49	Director
Daniel Peterlin	66	Director
Richard G. Hayes	66	Director
Executive Officers
Haggai Alon	52	Chief Executive Officer
Amir Bader	63	Interim Chief Financial Officer
Zeren Browne	46	Executive Vice President, Chief Strategy Officer, Managing Director of trueGold

Information about Directors

Haggai “H” Alon. Haggai “H” Alon, our Chairman, is the founder of Security Matters (SMX) and has served as the CEO of SMX Israel since 2015 and a director and CEO of SMX. Since July 2018. Mr. Alon is also the CEO and a board member of trueGold Consortium Pty Ltd.. Mr. Alon has over 25 years of experience in commercializing technology. Haggai Alon held several roles at the Ministry of Defense and was the CEO of an economic consulting firm focusing on M&A. He has a master’s degree from the Tel Aviv and Haifa Universities in international relations and political science. Out of a total of 27 patent families filed in the name of SMX, Haggai Alon is a named inventor on 26 of them. Most of the applications that are part of these patent families are under examination, many are still unpublished. In 7 of the 26 patent families Haggai Alon is a named inventor, the patents have been issued in a variety of jurisdictions. Presently, Haggai Alon is a named inventor on 19 patents, all of which are in the public domain. He has also published a White Paper-New Plastic Economic Order: To regulate the entire value chain, not just the product, which calls for a transition to a new regulatory approach by the EU over plastics. Mr. Alon’s founding of Security Matters and his experience as CEO of Security Matters since 2015 has made him a valuable asset to our board.

Amir Bader. Amir Bader is a director, our interim CFO and has served as the CEO of the Dairy Farm at the Golan Heights, currently the manager of one of Israel’s largest dairy farms, since April 2017. Previously, Mr. Bader served as the CEO of Degenya Cooperative Agricultural Association from 2012 through 2016. Mr. Bader has been a director of SMX since July 2018. Mr. Bader and has more than 38 years of experience at managerial positions in dairy farms and other agricultural projects in Israel and Europe. Amir Bader also served as Kibbutz Degania A’s business manager for five years, during that period he served as the board member of several subsidiaries and companies related to the Kibbutz. Amir Bader brings to the Company board extensive experience in the management of agricultural businesses.

Zeren Browne. Ms. Browne has previously held senior management roles and led the marketing and commercial business activities for brands under luxury & lifestyle conglomerates LVMH and Estee Lauder Companies. Ms. Browne has been the Executive Vice President and Chief Strategy Officer, of the Company and its predecessors since July 2018. She was formerly the Managing Director at Mulloway Pty Limited from October 2016 to July 2020 and is currently the Managing Director of trueGold Consortium Pty Limited since June 2020. Ms. Browne holds a Bachelor of Commerce Degree and an advanced MBA Degree from The University of Western Australia, where she was awarded the Dux and The Women in Management Scholarship. Ms. Browne brings more than 20 years’ experience in global marketing and strategic brand management to our board.

77

Pebble Sia Huei-Chieh. Ms. Sia has been the Managing Director of Esquire Law Corporation since 2002, a niche Singapore firm she founded that specializes in cross-border mergers and acquisitions, strategic and venture capital investments, structured debt financing and equity securities, joint ventures, and general corporate and commercial law. She is Independent Non-Executive Director, Chairman, Nominating Committee, and Member, Audit Committee and Remuneration Committee, of Singapore Shipping Corporation Limited (a company listed on the Mainboard of the Singapore Exchange Limited), a car carrier ship owner, shipping and agency services; a non-executive Director of a venture investment firm for a Singapore family office; and a non-executive Director of a London-based luxury fashionwear company. She is also a non-executive director of two real estate investment companies.

Tan Cheong Hwai. Tan Cheong Hwai is a finance professional with over 20 years of working experience in a wide spectrum of roles in varying fields, from financial roles such as external and internal auditing and compliance, financial accounting, reporting, and planning & analysis, to non-financial roles such as administration, procurement, logistics, human resources, and business development. Since September 2023, Mr. Tan has been the Finance Director at Asia-Europe Foundation. From April 2022 – June 2023, he was the Head of Finance at *SCAPE Co Ltd. Prior to that, from September 2020 to April 2022, Mr. Tan was the Chief Financial Officer at Brahm Centre Ltd. Prior to that he had roles at various companies including as Financial Controller, Head of Administration (Finance & HR), Senior Finance Manager, and Internal Auditor, among others.

Daniel Peterlin. Mr. Peterlin was, from March 2009 to December 2021, Industrial Director for leather goods at Christian Dior, then Director of Asian Operations for Louis Vuitton, and then Managing Director at LVMH Metiers d’Art. During this period, he served as a board member to five companies. Before that, from September 1997 to February 2009, he was a consultant and partner at McKinsey.

Richard G. Hayes. Mr. Hayes was the CEO/Executive Director of Gold Corporation (trading as The Perth Mint Australia), a vertically integrated precious metals refiner, minter, fabricator and trader, from June 2015- April 2022. Prior to that, from 2003 - June 2015, he was its CFO/Executive Director. From 2017 – September 2021, Mr. Hayes was the Non-Executive Chairman of Gold Industry Group Australia, an umbrella industry association representing peak gold miners and allied businesses in Australia. He also served in various capacities at Interchange Inc., a disability services provider, including as Non-Executive Director from 2013-December 2023, Deputy Chair from 2020 - December 2023, and Audit and Risk Committee Member and Chair 2013-2018, and 2018- December 2023. Mr. Hayes was a member of the Board of Governors at Wesley College Perth, from 2006 – December 2021, its Deputy Chair from 2015 – December 2021, a member of its Audit Committee from 2006 – 2011 and the Chair of its Audit Committee from 2013 – December 2021. He is a director of the Motor Museum of Western Australia, and was a director of True Gold Pty Ltd., from 2019 – October 2021, which is currently majority owned by the Company.

Information about Executive Officers

Haggai Alon. See “Information about Directors” above.

Zeren Browne. See “Information about Directors” above.

Amir Bader. See “Information about Directors” above.

Mr. Alon has an employment agreement with Security Matters Ltd., an Israeli company and subsidiary of SMX, and as provided in his employment agreement will provide services to Security Matters Ltd., and its parent and any wholly owned subsidiary thereof. Pursuant to his employment agreement, Mr. Alon will receive a gross salary of approximately $260,000, and be entitled to other benefits such as social benefits required by law, vehicle remuneration, receipt of RSUs and/or options and bonus payments.

Family Relationships

There are no family relationships among any of our executive officers or directors.

78

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with Nasdaq rules, we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. While we expect to voluntarily follow most Nasdaq corporate governance rules, we may choose to take advantage of the following limited exemptions:

●	Exemption from filing quarterly reports on Form 10-Q containing unaudited financial and other specified information or current reports on Form 8-K upon the occurrence of specified significant events;

●	Exemption from Section 16 rules providing for liability for insiders who profit from trades in a short period of time;

●	Exemption from quorum requirements for shareholder meetings;

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers;

●	Exemption from the requirement to obtain shareholder approval for certain issuances of securities, including shareholder approval of share option plans;

●	Exemption from the requirement that our audit committee have review and oversight responsibilities over all “related party transactions,” as defined in the section entitled “Certain Relationships and Related Person Transactions”;

●	Exemption from the requirement that our board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. We currently have only director who serves on the compensation committee who meets the heightened independence standards for members of a compensation committee; and

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board, either by (1) independent directors constituting a majority of our board’s independent directors in a vote in which only independent directors participate, or (2) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as we, may rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). The Company has elected to (a) amend its 2022 Equity Incentive Plan to increase the number of shares authorized under the plan without stockholder approval, (b) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(d) to seek shareholder approval in connection with certain transactions involving the sale, issuance and potential issuance of its Ordinary Shares (or securities convertible into or exercisable for its Ordinary Shares) at a price less than certain referenced prices, if such shares equal 20% or more of the Company’s Ordinary Shares or voting power outstanding before the issuance, (c) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(c) to seek shareholder approval in connection with the establishment or material amendment of a stock option or purchase plan or arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants, (d) follow home country practice in lieu of the requirements under Nasdaq Rule 5605(c)(2)(A) that require the Company to have an audit committee of at least three members, and (e) follow home country practice in lieu of the requirements under Nasdaq Rule 5635(e) to have director nominees selected or recommended for the Board’s selection either by (i) independent directors constituting a majority of the board’s independent directors in a vote in which only independent director’s participate, or (ii) a nominations committee comprised solely of independent directors.

79

Accordingly, our shareholders will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. We may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Limitation on Liability and Indemnification of Directors and Officers

The Company is subject to the ICA. Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company. The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company; and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Under the Company’s Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company, shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, including any liability incurred by him or her in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him or her as a director, officer or employee of the Company or such other company, partnership, joint venture, trust or other enterprise, and in which judgment is given in his or her favor (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his or her part) or in which he or she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him or her by the court. However, any such indemnity shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company unless and only to the extent that the courts of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

At the closing of the Business Combination, the Company entered into indemnification agreements with each of its directors to provide contractual indemnification providing for indemnification and advancements by the Company of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Company, and to Lionheart if applicable or, at Lionheart’s request, service to other entities, as officers or directors occurring at or prior to the Business Combination, to the maximum extent permitted by applicable law.

The Company maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Company, and (2) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to any indemnification provision contained in the Company’s Amended and Restated Memorandum and Articles of Association or otherwise as a matter of law.

Board Leadership Structure

It is not anticipated that a policy requiring the positions of the Chairperson of the Board and Chief Executive Officer to be separate or held by the same individual will be implemented by the Board, as the Board’s determination is expected to be based on circumstances existing from time to time, based on criteria that are in the Company’s best interests and the best interests of its stockholders, including the composition, skills and experience of the Board and its members, specific challenges faced by the Company or the industry in which it operates and governance efficiency. If the Board convenes for a meeting, it is expected that the non-management directors will meet in one or more executive sessions, if the circumstances warrant. The Board may consider appointing a lead independent director, if the circumstances warrant.

80

Risk Oversight

Upon the consummation of the Business Combination, the Board administered the risk oversight function directly through the Board as a whole, as well as through its committees, where applicable, monitoring and assessing strategic risk exposure, enterprise risk, and governance risks. The audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The allocation of risk oversight responsibility may change, from time to time, based on the evolving needs of the Company.

Code of Business Conduct and Ethics

The Board adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics is available on the Company’s website. In addition, the Company intends to post on the Corporate Governance section of its website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Corporate Governance

The Company structured its corporate governance in a manner it believes closely aligns its interests with those of its shareholders. Notable features of this corporate governance include:

●	The Company has four independent directors and three independent director representation on our audit and compensation committees. Furthermore, until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.
●	The independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;
●	The Company implemented a range of other corporate governance practice.

The Company recently appointed to its Audit Committee a member who qualifies as an “audit committee financial expert” as defined by the SEC; the Company believes that all of the audit committee members are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. Additionally, at least one member of the audit committee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.

Classified Board of Directors

In accordance with the Company’s Amended and Restated Memorandum and Articles of Association, its board of directors shall be divided into three classes of directors with staggered terms depending on the class. The Board has designated Amir Bader as Class I Directors with terms ending in 2026, Pebble Sia Huei-Chieh and Zeren Browne as Class II Directors with terms ending in 2027, and Haggai Alon as Class III Directors with terms ending in 2028. The newly appointed directors have not yet been designated as Class I, Class II or Class III directors, but the Board intends to make such designations prior to the Company’s next annual meeting of shareholders.

Independence of our Board of Directors

Four of the Company’s seven directors are independent as defined in Nasdaq listing standards and applicable SEC rules, and the Company’s Board has an independent audit committee and a compensation committee. Furthermore, until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

81

Board Committees

Audit Committee

The audit committee is responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The members of the Company’s audit committee are Tan Cheong Hwai, Pebble Sia Huei-Chieh, and Richard G. Hayes, Chairperson.

The Company has elected to follow home country practice in lieu of the requirements under Nasdaq Rule 5605(c)(2)(A) that require the Company to have an audit committee of at least three members.

Each member of the Company’s audit committee qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, all audit committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules. The audit committee’s charter is available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Compensation Committee

The compensation committee is responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the Board, in conjunction with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;

●	making recommendations to our shareholders regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

82

The members of the Company’s compensation committee are Tan Cheong Hwai, Richard G. Hayes, and Pebble Sia Huei-Chieh, Chairperson, who qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. The compensation committee’s charter is available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Nominating and Corporate Governance Committee

The Company has not yet appointed members of the Board to a nominating committee. Any nominating committee would be responsible for, among other things:

●	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

●	overseeing succession planning for our Chief Executive Officer and other executive officers;

●	periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;

●	overseeing an annual evaluation of the effectiveness of our Board and its committees; and

●	developing and recommending to our Board a set of corporate governance guidelines.

Until members of a nominating committee have been appointed, director nominees will be selected, or recommended for the Board’s selection, by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

Any nominating and corporate governance committee charter would be available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company website into this prospectus.

Executive Officer and Director Compensation

The aggregate compensation paid by the Company to the Board of Directors for the fiscal year ended December 31, 2025, was approximately $26,326 thousand.

The compensation for the year ended December 31, 2025, amount included 15,331 restricted stock units and options (post reverse stock split) that were granted to its Board of Directors , with a value of $26,326 thousand.

The aggregate compensation paid by the Company to the Board of directors for the fiscal year ended December 31, 2024, was approximately $606 thousand.

The compensation for the year ended December 31, 2024, amount included nil restricted stock units (post reverse stock split) that were granted to its Board of Directors, with a value of approximately $529 thousand.

The aggregate compensation paid by the Company to its senior executive officers (CEO, CFO and Executive Vice President) for the fiscal years ended December 31, 2025, and December 31, 2024, was approximately $25,721 thousand and $529 thousand, respectively.

In fiscal year 2025, we granted an aggregate of 11,141 restricted stock units and options (post reverse stock split) to our senior executive officers, with a value of approximately $24,967 thousand.

83

In fiscal year 2024, we granted an aggregate of nil restricted stock units and options (post reverse stock split) to our senior executive officers, with a value of approximately $529 thousand.

The Company’s CEO, CFO and Executive Vice President are subject to the terms of their employment agreements with SMX Israel. The Company’s interim CFO is not being paid a salary for such services. It is expected that any executive compensation program beyond existing arrangements will include:

●	annual base salaries;

●	performance bonus opportunities, potentially in cash and/or equity awards;

●	long term incentive compensation in the form of stock options, restricted stock and stock appreciation awards, among others; and

●	with regard to key executive officers, formal employment arrangements to include change of control provisions.

In July 2026, the Company’s Compensation Committee and Board of Directors approved (a) an increase to Ms. Browne’s annual compensation to AUD $550,000 plus a 12% superannuation under Australia law and (b) the grant of 100,000 vested RSUs to Mr. Alon under the Company’s 2022 Incentive Equity Plan.

Independent Director Compensation

For the fiscal year ended December 31, 2025, the independent directors were granted 11,356 options in an amount equal to $15,874 thousand, which were fully vested during the year 2025.

For the fiscal year ended December 31, 2024, the independent directors were granted restricted stock units and options in an amount equal to $218, which fully vested on the grant date (partially subject to conditional acceleration clauses), and were settled in Ordinary Shares, subject to such director’s continuous services as a director until such time and earlier vesting due to a change of control. In addition, each committee chair is entitled to receive an additional grant annually of restricted stock units in an amount equal to $15,000 divided by the closing price on the last trading day of the fiscal year, subject to the same terms listed in the prior sentence. Mr. Alon and Ms. Browne will not receive any director compensation as their compensation is governed by their individual employment agreements. The Company’s directors, other than Mr. Alon and Ms. Browne, were granted an aggregate of 10 restricted stock units and options.

See “-Resignation of Board Members” below, for information on the Company’s Director Plan.

On June 23, 2026, the Company’s Compensation Committee and Board of Directors approved an amendment to the Company’s Director Plan to provide that directors who are also management, which as of such date was Mr. Alon, Mr. Bader and Ms. Browne, shall each receive an annual cash director fee of $100,000.

Resignation of Board Members

On March 6, 2026, the Company accepted the resignation of Ophir Sternberg as Chairman of the Board and as a director, and the resignations of each of Roger Meltzer and Thomas Hawkins, as directors. Each of the resigning directors resigned for reasons other than any disagreement on a matter relating to the Company’s operations, policies or practices. As a result of the vacancies on the Board resulting from the resignations, the Board of Directors of the Company appointed each of Tan Cheong Hwai, Daniel Peterlin and Richard G. Hayes, as directors to fill those vacancies. The Board of Directors further adopted an independent director compensation plan (the “Director Plan”), as described further below.

In connection with the Board transition, the Board of Directors nominated and appointed Haggai Alon, the Company’s Founder and Chief Executive Officer, to serve as the Chairman of the Board. The appointments reflect the Company’s strategic objective to enhance Board expertise aligned with its next phase of global growth, particularly in the fashion and luxury sector, the mining and rare earth materials industry, and the Singapore financial ecosystem.

Each of Messrs. Tan, Peterlin and Hayes will receive compensation for his services as a director in accordance with the compensation package of the Company for all non-management directors.

84

Pursuant to the Director Plan as adopted on March 6, 2026, each non-management, independent member of the Board of Directors shall receive, on an annual basis for each full calendar year’s service as a Board member, a cash payment of $150,000. If the Chairman of the Board of Directors is an independent member of the Board of Directors, such director shall receive, on an annual basis for each full year’s service as the Chairman of the Board, an additional cash payment of $100,000. The payments described above shall be instituted retroactively to January 1, 2025, so that any eligible director (or Chairman of the Board) who was on the Board of Directors (or Chairman) on January 1, 2025 through December 31, 2025, shall be entitled to the above payments as applicable. Directors of the Company shall be further eligible to receive equity compensation from time to time for their services, in accordance with the Company’s equity incentive plans and as decided by the Compensation Committee of the Board of Directors or the entire Board.

Prior to the resignation of each of Messrs. Sternberg, Meltzer and Hawkins, each of them entered into an agreement with the Company which provides, among other things, for (a) the mutual release of any and all claims against the other and a covenant not to sue, (b) the payment of director fees pursuant to the Director Plan, (c) the registration of certain ordinary shares (or ordinary shares underlying options) held by them, (d) the execution and delivery of a proxy in favor of Mr. Alon to vote their shares at any general or special meeting of the Company, until such time as they no longer beneficially own any ordinary shares of the Company, (e) the Company to procure that its Directors and Officers Insurance Policy shall continue to provide cover for each of them in respect of their respective periods of service as a director of the Company for a minimum of six years and (f) non-disparagement against the other.

2022 Incentive Equity Plan and Other Plan Options

Our Board and shareholders approved and adopted the SMX Public Limited Company 2022 Incentive Equity Plan (“2022 Incentive Equity Plan”), which was subsequently amended by the Board, which reserved for grant and authorized 5,082,417 Ordinary Shares (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1, 4.8828125:1, 20:1 and 2.285:1 reverse stock splits). Additionally, pursuant to the 2022 Incentive Equity Plan, the Ordinary Shares reserved for issuance thereunder will automatically increase annually on the first day of each fiscal year beginning with the 2023 fiscal year, by an amount equal to 5% of the number of outstanding shares of the Company as of the last day of the prior fiscal year.

On August 21, 2023, the Company’s Ordinary Shares began trading on a post-reverse stock split basis, whereby every twenty-two Ordinary Shares of the Company were automatically combined into one Ordinary Share. Due to this, the Ordinary Shares reserved for issuance pursuant to the 2022 Incentive Equity Plan was adjusted to 231,019 Ordinary Shares (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1, 4.8828125:1, 20:1 and 2.285:1 reverse stock splits).

The Company received stockholder approval at its 2023 annual general meeting of shareholders held on December 21, 2023, which increased the number of Ordinary Shares by 1,500,000 to a total of 1,731,019 Ordinary Shares (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1 , 4.8828125:1, 20:1 and 2.285:1 reverse stock splits). The Ordinary Shares reserved for issuance under the 2022 Incentive Equity Plan was automatically increased on January 1, 2024, by 509,295 (an amount equal to 5% of the number of outstanding shares of the Company as of the last day of the 2023 fiscal year) (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1, 4.8828125:1, 20:1 and 2.285:1 reverse stock splits) for a total reserve of 2,240,313 (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1, 4.8828125:1, 20:1 and 2.285:1 reverse stock splits).

On February 29, 2024, the Board approved an aggregate grant of 20,000 (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1, 4.8828125:1, 20:1 and 2.285:1 reverse stock splits) restricted stock units to officers, directors and services providers under the 2022 Incentive Equity Plan.

On July 15, 2024, the Company’s Ordinary Shares began trading on a post-reverse stock split basis, whereby every seventy-five Ordinary Shares of the Company were automatically combined into one Ordinary Share. Due to this, the Ordinary Shares reserved for issuance pursuant to the 2022 Incentive Equity Plan was adjusted to 29,871 Ordinary Shares (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1, 4.8828125:1, 20:1 and 2.285:1 reverse stock splits).

On August 29, 2024, the Company amended its 2022 Incentive Equity Plan to increase the number of authorized Ordinary Shares under the Incentive Plan to 1,524,752 from 29,871 (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1, 4.8828125:1, 20:1 and 2.285:1 reverse stock splits).

The Ordinary Shares reserved for issuance under the 2022 Incentive Equity Plan was automatically increased on January 1, 2025, by 1,657,794 (an amount equal to 5% of the number of outstanding shares of the Company as of the last day of the 2024 fiscal year), for a total reserve of 3,182,546 (pre- 28.5:1, 4.1:1, 7:1, 10.89958:1, 8:1, 4.8828125:1, 20:1 and 2.285:1 reverse stock splits).

85

On January 15, 2025, the Company’s Ordinary Shares began trading on a post-reverse stock split basis, whereby every 28.5 Ordinary Shares of the Company were automatically combined into one Ordinary Share. Due to this, the Ordinary Shares reserved for issuance pursuant to the 2022 Incentive Equity Plan was adjusted to nil Ordinary Shares.

On February 24, 2025, the Company amended its 2022 Incentive Equity Plan to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 4. Thereafter, the Company granted an aggregate of 2 restricted stock units and 2 stock options to its executive officers and directors, certain consultants, employees and advisors of the Company.

On March 17, 2025, the Company amended the 2022 Incentive Equity Plan, to further increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 4 from 4. Thereafter, the Company granted nil stock options to certain consultants of the Company.

On June 17, 2025, the Company amended its 2022 Incentive Equity Plan, as amended, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 31 from 4. Thereafter, the Company granted an aggregate of 18 restricted stock units and 9 stock options, to its executive officers and directors, and to certain consultants, employees and advisors to the Company.

On July 3, 2025, the Company amended its 2022 Incentive Equity Plan, as amended, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 34 from 31. Thereafter, the Company granted an aggregate of 3 restricted stock units and nil stock options to certain consultants, employees and advisors to the Company.

On August 26, 2025, the Company amended its 2022 Incentive Equity Plan, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 400 from 34. Thereafter the Company granted an aggregate of 289 restricted stock units and 77 stock options to its executive officers and directors, and to certain consultants, employees and advisors to the Company.

On September 4, 2025, the Company amended its 2022 Incentive Equity Plan to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 562 from 400. Thereafter, the Company granted an aggregate of 89, restricted stock units and 73 stock options to its executive officers and directors, certain consultants, employees and advisors of the Company.

On October 29, 2025, the Company further amended its Incentive Plan to increase the number of authorized Ordinary Shares under the Incentive Plan from approximately 562 to 5,105. Thereafter, the Company granted an aggregate of 3,450 restricted stock units and 1,093 stock options to its executive officers and directors, and to certain consultants, employees and advisors to the Company.

On November 21, 2025, the Company further amended its 2022 Incentive Equity Plan to increase the number of authorized Ordinary Shares under the Incentive Plan from approximately 5,105 to 53,437. Thereafter, the Company granted an aggregate of 31,078 restricted stock units and 17,254 stock options to its executive officers and directors, and to certain consultants, employees and advisors to the Company.

In April 2026, the Company further amended its 2022 Incentive Equity Plan to increase the number of authorized Ordinary Shares under the Incentive Plan from approximately 53,437 to 104,039. Thereafter, the Company granted an aggregate of 50,328 restricted stock units to its executive officers and directors, and to certain consultants, employees and advisors to the Company.

In May 15, 2026, the Company further amended its 2022 Incentive Equity Plan to increase the number of authorized Ordinary Shares under the Incentive Plan from approximately 104,039 to 304,641. Thereafter, the Company granted an aggregate of 200,875 restricted stock units to its executive officers and directors, and to certain consultants, employees and advisors to the Company.

86

On June 1, 2026, the Company amended its 2022 Incentive Equity Plan, as amended, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 671,641 from 304,641. Thereafter, the Company granted an aggregate of 367,000 restricted stock units to its executive officers and directors, employees, and to certain consultants and advisors to the Company.

On July 23, 2026, the Company amended its 2022 Incentive Equity Plan, as amended, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 781,641 from 671,641. Thereafter, the Company granted an aggregate of 110,000  restricted stock units to CEO and to a consultant to the Company.

Unless otherwise indicated, all above numbers are as adjusted for the 1-for-4.1 reverse stock split effective June 16, 2025, as adjusted for the 1-for-7 reverse stock split effective August 7, 2025, as adjusted for the 1-for-10.89958 reverse stock split effective October 23, 2025, as adjusted for the 1-for-8 reverse stock split effective November 18, 2025, as adjusted for the 1-for-4.8828125 reverse stock split effective February 17, 2026, as adjusted for the 1-for-20 reverse stock split effective May 11, 2026 and as adjusted for the 1-for-2.285 reverse stock split effective June 1, 2026.

As a Foreign Private Issuer, Nasdaq Rule 5615(a)(3) allows the Company to rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d) and, accordingly, the Company so elected to approve the amendment without stockholder approval. As a foreign private issuer, we are permitted to follow home country corporate governance practices and from time to time, have amended, and may in the future continue to amend, the 2022 Incentive Equity Plan to increase the number of shares authorized under the 2022 Incentive Equity Plan without shareholder approval.

The 2022 Incentive Equity Plan provides for the grant of options, restricted shares units, phantom shares or substitute awards or any combination of the foregoing including such other awards that may be denominated or payable in, value in whole or in part, by reference to or otherwise based upon, or related to, shares to our employees, directors, and consultants and any of our affiliates’ employees and consultants.

Our Board, or any person or persons or committee to whom decision-making authority with respect to the 2022 Incentive Equity Plan is delegated by our board of directors (the “Administrator”) will administer the 2022 Incentive Equity Plan.

Our Board and the Administrator have the authority to amend or suspend the 2022 Incentive Equity Plan at any time and from time to time, including to increase the number of Ordinary Shares authorized thereunder, and our Board has the authority to terminate the 2022 Incentive Equity Plan provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our shareholders.

In addition, as part of the Business Combination, we assumed an aggregate of nil (post reverse stock splits) options originally granted under Security Matters PTY’s 2018 Share Option Plan.

87

DESCRIPTION OF SECURITIES

General

The Company is a public limited company organized and existing under the laws of Ireland. The Company was formed on July 1, 2022, as a public limited company incorporated in Ireland under the name “Empatan Public Limited Company” and underwent a change of name to SMX (Security Matters) Public Limited Company on February 17, 2023. The Company’s affairs are governed by the Company’s Amended and Restated Memorandum and Articles of Association, the ICA, and the laws of Ireland.

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association and the Irish Companies Act of 2014 (the “ICA”), insofar as they relate to the material terms of the Ordinary Shares.

Description of Ordinary Shares

The following are summaries of material provisions of the Company’s Amended and Restated Memorandum and Articles of Association, and the ICA, insofar as they relate to the material terms of the Ordinary Shares.

General. The authorized share capital of the Company is $99,920,000,000,000,000,170,122,249 divided into 17,883,884,449,519,401,964 Ordinary Shares with a nominal value of US $0.00000000558603475 each, 200,000,000,000 preferred shares with a nominal value of $0.0001 each, and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each.

On May 2, 2025, the Company’s shareholders approved the subdivision of its ordinary shares into 1 ordinary share of $0.00000000000001 par value (which was later increased to $0.00000000012219451015625 pursuant to the 1-for-4.8828125 reverse stock split) with the same rights as each current ordinary share, and 470,250,014,886,351 new deferred shares of US$0.00000000000001 par value with the following rights: (i) each new deferred share shall not entitle the holder thereof to receive notice, attend or vote at general meetings of the Company; (ii) each New Deferred Share shall not entitle the holder thereof to participate in any dividends declared or paid by the Company; and (iii) on a return of capital on a winding up or otherwise, each New Deferred Share shall entitle the holder thereof to receive an amount of US$0.00000000000001 on each deferred share after an amount of $1,000,000,000 has been paid in respect of each ordinary share.

On December 1, 2025, the Company’s shareholders approved the cancellation of the 7,999,999,999,999,982,413,677 new deferred ordinary shares with a nominal value of US$0.00000000000001 each in the authorised share capital of the Company, which had not been taken or agreed to be taken by any person, pursuant to Section 83(1)(f)(ii) of the ICA.

Immediately prior to consummation of the Business Combination pursuant to the BCA and the SID, the Company had issued and paid-up share capital of (i) €25,000 representing 25,000 deferred shares of €1.00 each and (ii) $0.0001 representing one Ordinary Share of $0.0001 each in the capital of the Company, in order to satisfy statutory capitalization requirements for all Irish public limited companies.

Dividends. The holders of Ordinary Shares are entitled to such dividends as may be declared by the Company’s board of directors. Dividends may be declared and paid out of the funds legally available therefor, or any other fund or account which can be authorized for this purpose in accordance with the ICA.

Voting Rights. Each Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company. Voting at any meeting of shareholders is by way of a poll, which shall be taken in such manner as the chairperson of the meeting directs.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than 75% of the votes cast attaching to the outstanding Ordinary Shares at a meeting. Where the shareholders wish to act by way of written resolution in lieu of holding a meeting, unanimous consent of the holders of the Ordinary Shares shall be required. A special resolution will be required for important matters such as a change of name, reducing the share capital or making changes to the Company’s Amended and Restated Memorandum and Articles of Association.

88

Transfer of Ordinary Shares. Subject to the restrictions contained in the BCA with respect to the Ordinary Shares, and subject to any further restrictions contained in the Amended and Restated Memorandum and Articles of Association, any shareholder may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by the Company’s Board.

Liquidation. On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders thereof on a pro rata basis. If the Company’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by the Company’s shareholders proportionately.

General Meetings of Shareholders. Shareholders’ meetings may be convened by the board of directors on the requisition of the shareholders or, if the Board fails to so convene a meeting, such extraordinary general meetings may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of the Company. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the Company’s Amended and Restated Memorandum and Articles of Association and the ICA. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.

Description of Public Warrants

Each whole Public Warrant shall entitle the holder thereof to purchase a fraction of one Ordinary Share at an exercise price of approximately $39,718,699.90 per share (post-reverse stock splits).

Subject to the terms of the BCA, on the consummation of the Business Combination, each Lionheart Public Warrant remained outstanding but was automatically adjusted to become one Public Warrant. Each such Public Warrant continues to have, and be subject to, the same terms and conditions set forth in the warrant agreement pursuant to which such Lionheart Public Warrant was issued immediately prior to the consummation of the Business Combination, except that each Public Warrant is exercisable (or will become exercisable in accordance with its terms) for that number of whole Ordinary Shares equal to the number of Lionheart Private Shares that were issuable upon exercise of such Lionheart Public Warrant that was outstanding immediately prior to the consummation of the Business Combination, and subject to adjustment pursuant to all subsequent reverse stock splits. In addition, each Lionheart Private Warrant remains outstanding but is automatically adjusted to become one Public Warrant, subject to adjustment pursuant to all subsequent reverse stock splits (each a “Parent Founder Warrant”). Each such Parent Founder Warrant continues to have, and be subject to the same terms and conditions set forth in the warrant agreement pursuant to which such Lionheart Private Warrant was issued immediately prior to the consummation of the Business Combination, except that each Parent Founder Warrant is exercisable (or will become exercisable in accordance with its terms) for that number of whole Ordinary Shares equal to the number of Lionheart Private Shares that were issuable upon exercise of such Lionheart Private Warrant that was outstanding immediately prior to the consummation of the Business Combination, subject to adjustment pursuant to all subsequent reverse stock splits. As used herein: (1) “Lionheart Private Shares” shall mean the original 400,000 shares of Lionheart Class A Common Stock, included in the units (“Lionheart Private Units”) issued in private placements at the time of the consummation of the initial public offering by Lionheart, which closed on November 8, 2021 (“IPO”), including (a) one Lionheart Class A Common Stock and (b) one-half of a warrant, with whole warrants entitling the holder thereof to purchase one Lionheart Class A Common Stock at an exercise price of $11.50 per share; (2) “Lionheart Private Warrants” shall mean (a) each warrant issued in private placements at the time of the consummation of the IPO, entitling the holder thereof to purchase one Lionheart Class A Common Stock at an exercise price of $11.50 per share and (b) each warrant issued as a component of Lionheart Private Units; and (3) “Lionheart Public Warrants” shall mean each warrant issued as a component of the Lionheart Public Units.

89

The Company is not obligated to deliver any Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Ordinary Shares underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable, and the Company will not be obligated to issue Ordinary Shares upon exercise of a Public Warrant unless the Ordinary Shares issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant.

The Company agreed that as soon as practicable, but in no event later than 30 days after the closing of the Business Combination, the Company would use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the Ordinary Shares issuable upon exercise of the Public Warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following the closing of the Transactions and to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of that certain warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Lionheart (the “Warrant Agreement”). As a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants was not effective by the 60th business day after the closing of the Transactions, holders of the Public Warrants may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. If that exemption, or another exemption, is not available, holders of the Public Warrants will not be able to exercise their Public Warrants on a cashless basis. Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

● in whole and not in part;

● at a price of $39,718,699.90 per warrant (post-reverse stock splits);

● upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

● if, and only if, the reported last reported sale price of the Ordinary Shares equals or exceeds $62,168,397.16 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of Ordinary Shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. The Company will use its best efforts to register or qualify such shares under the blue sky laws of the state of residence in those states in which the Public Warrants were offered.

The Company has established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each holder of the Public Warrants will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the Ordinary Shares may fall below the $62,168,397.16 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $39,718,699.90 warrant exercise price (post-reverse stock splits) after the redemption notice is issued.

90

If the Company calls the Public Warrants for redemption as described above, the Company’s management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Public Warrants on a “cashless basis,” the Company’s management will consider, among other factors, the Company’s cash position, the number of Public Warrants that are outstanding and the dilutive effect on the Company’s shareholders of issuing the maximum number of Ordinary Shares issuable upon the exercise of Public Warrants. If the Company’s management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the average last reported sale price of the Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

If the Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Ordinary Shares to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. The Company believes this feature is an attractive option to the Company if they do not need the cash from the exercise of the Public Warrants after the closing of the transactions contemplated by the BCA, the SID and the Ancillary Agreements.

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Ordinary Shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Ordinary Shares is increased by a stock dividend payable in Ordinary Shares, or by a split-up of Ordinary Shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Ordinary Shares. A rights offering to holders of Ordinary Shares entitling holders to purchase Ordinary Shares at a price less than the fair market value will be deemed a stock dividend of a number of Ordinary Shares equal to the product of (i) the number of Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Ordinary Shares) and (ii) one (1) minus the quotient of (x) the price per share of Ordinary Shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Ordinary Shares, in determining the price payable for the Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Ordinary Shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of the Ordinary Shares on account of such Ordinary Shares (or other shares of the Company’s capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Ordinary Share in respect of such event.

If the number of outstanding Ordinary Shares is decreased by a consolidation, combination, reverse stock split or reclassification of Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Ordinary Shares issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding Ordinary Shares.

Whenever the number of Ordinary Shares purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Ordinary Shares purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Ordinary Shares so purchasable immediately thereafter.

91

In case of any reclassification or reorganization of the outstanding Ordinary Shares (other than those described above or that solely affects the par value of such Ordinary Shares), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the Ordinary Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Ordinary Shares in such a transaction is payable in the form of Ordinary Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the Public Warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Share and any voting rights until they exercise their Public Warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the Public Warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by Company shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

92

Shareholder Rights Agreement

On January 30, 2026, the Board of Directors of the Company authorised the issuance of one preferred share purchase right (a “Right”) for each outstanding Ordinary Share, or such Ordinary Shares of the Company as are in issue on the Record Date as a result of any consolidation of such Ordinary Shares. The Rights will be issued on March 2, 2026, to the shareholders of record on March 2, 2026. The complete terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated as of February 13, 2026, between the Company and Continental Stock Transfer & Trust Company, as rights agent.

The Board adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group which acquires 10% or more of the outstanding Ordinary Shares without the prior approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, the Rights Agreement should not interfere with any merger or other business combination approved by the Board.

Summary of the Rights Agreement

The Rights. The Rights will initially trade with, and will be inseparable from, the Ordinary Shares. The Rights are evidenced only by book-entry credits that represent Ordinary Shares.

Exercise Price. Each Right will allow its holder to purchase from the Company one Series A Preferred Share (a “Preferred Share”) for US$0.0001 (the “Exercise Price”), once the Rights become exercisable.

Exercisability. The Rights will not be exercisable until ten (10) days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of the outstanding Ordinary Shares.

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of the underlying Ordinary Shares or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934—are treated as beneficial ownership of the number of the Company’s Ordinary Shares equivalent to the economic exposure created by the derivative position, to the extent actual Ordinary Shares of the Company are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the rights plan are excepted from such imputed beneficial ownership.

The Company refers to the date when the Rights become exercisable as the “Distribution Date.” Until that date, any transfer of Ordinary Shares will constitute a transfer of Rights. After that date, the Rights will separate from the Ordinary Shares and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Ordinary Shares. Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

● Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person (and its affiliates and associates) may, for US$0.0001, purchase one Preferred Share in the Company for each one Ordinary Share held in the Company. The aggregate Preferred Shares shall have a liquidation preference of US$250 million, plus any accrued and unpaid dividends thereon, payable in cash and in priority to any payment or distribution to holders of Ordinary Shares upon any change of control not pre-approved by the Board, liquidation, dissolution, or winding up of the Company. A fixed cumulative cash dividend shall be payable to the holders of Preferred Shares at an annual rate of 18.5% per annum on the liquidation preference amount, accruing daily and payable quarterly in arrears on customary quarter-ends, in priority to any dividend or distribution on Ordinary Shares. To the extent not lawfully paid in cash (e.g., due to insufficient distributable profits), dividends will accrue.

● Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may purchase shares of the acquiring company at a discount to the market value of the acquiring company’s shares.

Notional Shares. Shares held by affiliates and associates of an Acquiring Person, and notional Shares held by counterparties to a derivatives contract with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

93

Expiration. The Rights will expire on the earliest of (i) the close of business on the first anniversary of the date of the Rights Agreement, or (ii) the time at which the Rights are redeemed as provided in Clause 23 of the Rights Agreement, or (iii) the date upon which the liquidation preference, and all interest thereon, has been paid by the Company to the holders of the issued Preferred Shares.

Redemption. The Board may redeem the Rights for US$0.0001 per Right at any time before any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of US$0.0001 per Right. The redemption price will be adjusted if we have a stock split or stock dividends of the Ordinary Shares.

Anti-Dilution Provisions. The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Ordinary Shares. No adjustments to the Exercise Price of less than 1% will be made.

Amendments. The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Transfer Agent

The transfer agent for the Ordinary Shares and the Public Warrants is Continental Stock Transfer & Trust Company.

Comparison of Irish and Delaware Corporate Governance and Shareholder Rights

As a public limited company incorporated under the laws of Ireland, the rights of our shareholders are governed by applicable Irish law, including the ICA, and not by the law of any U.S. state. As a result, our directors and shareholders are subject to different responsibilities, rights and privileges than are applicable to directors and shareholders of U.S. corporations. The applicable provisions of the ICA differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the ICA applicable to us and the General Corporation Law of the State of Delaware relating to shareholders’ rights and protections. The applicable provisions in respect of the Company under the Company’s Amended and Restated Memorandum and Articles of Association is also set out where relevant. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and Irish law. You are also urged to carefully read the relevant provisions of the Delaware General Corporation Law and the ICA for a more complete understanding of the differences between Delaware and Irish law. See also above “-Shareholder Rights Agreement.”

	Ireland	Delaware
Principal Applicable Legislation	The ICA	Delaware General Corporation Law, as amended from time to time (“DGCL”)

Shareholder Voting Rights	Under the Amended and Restated Memorandum and Articles of Association, each holder of our Ordinary Shares is entitled to vote for each Ordinary Share that he or she holds as of the record date for the meeting. We may not exercise any voting rights in respect of any shares held as treasury shares. Any shares held by our subsidiaries will count as treasury shares for this purpose, and such subsidiaries cannot therefore exercise any voting rights in respect of those shares.

Each stockholder is entitled to one vote for each share of capital stock held by the stockholder, unless the certificate of incorporation provides otherwise.

If issued, the voting rights of holders of preferred stock will be determined by the certificate of incorporation or the certificate of designation with respect to such preferred stock.

94

Shareholder Voting	Except where a greater majority is required by the ICA or otherwise prescribed by the Company’s Amended Memorandum and Articles of Association, any question, business or resolution proposed at any general meeting shall be decided by a resolution approved by a simple majority of votes cast, in person or by proxy, at a general meeting of the Company shareholders at which a quorum is present (referred to under Irish law as an “ordinary resolution”).	Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires:

	An ordinary resolution is needed, among other matters, to appoint a Company director (where the appointment is by shareholders), to remove a Company director and to provide, vary or renew the Company’s directors’ authority to allot relevant securities.	- -

the approval of the board of directors; and

the approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of the corporation entitled to vote on the matter.

	Irish law requires approval of certain matters by a resolution approved by not less than 75% of the votes cast, in person or by proxy, at a general meeting of shareholders at which a quorum is present (referred to under Irish law as a “special resolution”).		A corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

A special resolution is needed, among other matters, to amend the Company’s Amended Memorandum and Articles of Association, to disapply statutory pre-emption rights on the issuance of equity securities of the Company and to reduce the Company’s issued share capital.

Additionally, the rights attaching to a particular class of shares may only be varied if (a) the holders of seventy five percent (75%) of the nominal value of the issued shares of that class consent in writing to the variation, or (b) a special resolution, passed at a separate general meeting of the holders of that class, sanctions the variation.

95

Shareholder Rights Plan	Subject to applicable law, the Company’s Amended Memorandum and Articles of Association provides the Board with the power to adopt a shareholder rights’ plan upon such terms as the Board deems expedient in the best interests of the Company, and to exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary Shares or preference shares in the capital of the Company in accordance with the terms of such rights plan. The Company’s ability to adopt a rights plan or to take other anti-takeover measures after the Board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent would be restricted by the frustrating actions prohibition of the Irish Takeover Rules. A number of Irish companies have pre-existing rights plans, which automatically trigger in specified circumstances without the need for a target board decision (other than a decision to disarm), although the validity of these plans has not been tested with the Irish Takeover Panel or in the Irish courts.

Appraisal Rights		Stockholders have appraisal rights in certain circumstances as provided for under the DGCL.

Quorum	The quorum is set in the Company’s Amended Memorandum and Articles of Association. Two members present in person or by proxy and having the right to attend and vote at the meeting and together holding shares representing more than 50% of the votes that may be cast by all members at the relevant time shall be the initial quorum at a general meeting; provided, however, that at any adjourned meeting the members present shall constitute a quorum.	Under Delaware law, a corporation’s certificate of incorporation or bylaws can specify the number of shares which constitute the quorum required to conduct business at a meeting, provided that in no event shall a quorum consist of less than one-third of the shares entitled to vote at a meeting.

Proxy

Under Irish law, a shareholder may designate another person to attend, speak and vote at a general meeting of the company on their behalf by proxy, which proxy need not be a shareholder.

Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy.

Voting rights may be exercised by shareholders registered in the share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. Where interests in shares are held by a nominee trust company, this company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in accordance with the Amended Memorandum and Articles of Association. The Amended Memorandum and Articles of Association permits the appointment of proxies by our shareholders to be notified to us electronically, when permitted by our directors.

Under Delaware law, at any meeting of stockholders, a stockholder may designate another person to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

A director of a Delaware corporation may not issue a proxy representing the director’s voting rights as a director.

96

Distributions and Dividends; Repurchases and Redemptions

Under Irish law, the Company may only pay dividends and make other distributions (and, generally, make share repurchases and redemptions) out of distributable profits. In addition, no dividend may be paid or other distribution, share repurchase or redemption made by the Company unless the net assets of the Company are equal to, or exceed, the aggregate of the Company’s called-up share capital plus its un-distributable reserves and the dividend or other distribution, share repurchase or redemption does not reduce the Company’s net assets below such aggregate amount.

The Company’s Amended Memorandum and Articles of Association authorizes the Board to pay such dividends as appears to the Board to be justified by the profits of the Company.

The Board may also recommend a dividend to be approved and declared by the Company’s shareholders at a general meeting, provided that no such dividend may exceed the amount recommended by the Board.

Under Delaware law, subject to any restriction in the corporation’s certificate of incorporation, the board may declare and pay dividends out of:

- Surplus of the corporation, which is defined as net assets less statutory capital; or

- If no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year;

provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

Under Delaware law, any corporation may purchase or redeem its own shares, except that generally it may not purchase or redeem these shares if the capital of the corporation is impaired as a result of the redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Number of Directors

The ICA provides for a minimum of two directors. Under the Company’s Amended and Restated Memorandum and Articles of Association, the number of directors shall from time to time be not less than two nor more than seven.

Under the Company’s Amended and Restated Memorandum and Articles of Association, the Board will be divided into three classes designated as Class I, Class II and Class III. The term of the Class I directors shall terminate at the conclusion of the Company’s 2026 annual general meeting; the term of the initial Class II directors shall terminate on the conclusion of the Company’s 2027 annual general meeting; and the term of the initial Class III directors shall terminate on the conclusion of the Company’s 2025 annual general meeting. Directors are eligible to stand for re-election at the relevant annual general meeting. Directors shall be re-elected for a three-year term.

Under the DGCL, the board of directors must consist of at least one member. A typical certificate of incorporation and bylaws would provide that the number of directors will be fixed from time to time by a vote of the majority of the authorized directors.

Under Delaware law, a board of directors can be divided into classes and cumulative voting in the election of directors is only permitted if expressly authorized in a corporation’s certificate of incorporation.

97

Vacancies on Board of Directors

Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director in accordance with the Company’s Amended and Restated Memorandum and Articles of Association, may be filled by a majority of the directors then in office or by ordinary resolution of the shareholders (i.e., a simple majority of the members attending and voting). The replacement director will hold office until the next annual general meeting at which the director he replaces would have been subject to retirement by rotation.

In the event of a contested election (i.e., where the number of the Company director nominees exceeds the number of the Company directors to be elected), each of those nominees shall be voted upon as a separate resolution and the directors of the Company shall be elected by a plurality of the votes cast in person or by proxy at any such meeting. “Elected by a plurality” means the election of those of the Company director nominees equaling in number the number of positions to be filled at the relevant general meeting that receive the highest number of votes.

A typical certificate of incorporation and bylaws provide that, subject to the rights of the holders of any preferred shares, any vacancy, whether arising through death, resignation, retirement, disqualification, removal, an increase in the number of directors or any other reason, may be filled by a majority vote of the remaining directors, even if such directors remaining in office constitute less than a quorum, or by the sole remaining director. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of shareholders at which the term of the class of directors to which the newly elected director has been elected expires.

Removal of Directors

Under Irish law, the Company’s shareholders may remove a director without cause by ordinary resolution before the expiration of his or her period of office by way of ordinary resolution, provided that at least 28 clear days’ notice of the resolution is given to the Company, and the shareholders comply with the relevant procedural requirements of the ICA. Under Irish law, one or more Company shareholders representing not less than 10% of the paid-up share capital of the Company carrying voting rights may requisition the holding of an extraordinary general meeting at which a resolution to remove a director and appoint another person in his or her place may be proposed.

The power of removal is without prejudice to any claim for damages for breach of contract (e.g., an employment contract) that the director may have against the Company in respect of his or her removal.

A typical certificate of incorporation and bylaws provide that, subject to the rights of holders of any preferred shares, directors may be removed at any time by the affirmative vote of the holders of at least a majority, or in some instances a supermajority, of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. A certificate of incorporation could also provide that such a right is only exercisable when a director is being removed for cause (removal of a director only for cause is the default rule in the case of a classified board).

Committees	Under the Amended and Restated Memorandum and Articles of Association, the directors of the Company may establish one or more committees consisting in whole or in part of members of the Board. The composition, function, power and obligations of any such committee will be determined by the Board from time to time.

98

Amendment of Governing Documents	The Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of the shareholders.

Under Delaware law, amendments to a corporation’s certificate of incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on the amendment.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL. Under the DGCL, the board of directors may amend bylaws if so authorized in the certificate of incorporation. The stockholders of a Delaware corporation also have the power to amend bylaws.

Liability and Indemnification of Directors and Officers

Subject to exceptions, the ICA does not permit a company to exempt a director or certain officers from, or indemnify a director against, liability in connection with any negligence, default, breach of duty or breach of trust by a director in relation to the company.

The exceptions allow a company to (i) purchase and maintain director and officer insurance against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company and (ii) indemnify a director or other officer against any liability incurred in defending proceedings, whether civil or criminal (a) in which judgement is given in his or her favor or in which he or she is acquitted or (b) in respect of which an Irish court grants him or her relief from any such liability on the grounds that he or she acted honestly and reasonably and that, having regard to all the circumstances of the case, he or she ought fairly to be excused for the wrong concerned.

Delaware law permits a corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

1. any breach of his or her duty of loyalty to the corporation or its stockholders;

2. acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

3. intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

4. any transaction from which he or she derives an improper personal benefit.

99

Under the Amended and Restated Memorandum and Articles of Association, subject to certain limitations and so far as may be permitted by the ICA, each director, officer or employee of the Company, and each person who is or was serving at the request of the Company as a director, officer or employee of another company, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him or her in the execution and discharge of his or her duties or in relation thereto, as more particularly described in the section titled “ Limitation on Liability and Indemnification of Directors and Officers.”

It is expected that the Company will purchase and maintain directors and officers insurance on behalf of its directors, secretary, and employees.

Under the ICA, a director of the Company may be liable to the Company where such director acts in breach of certain of his or her fiduciary duties.

Notice of General Meetings

The Company’s Amended and Restated Memorandum and Articles of Association requires that an annual general meeting shall be convened by not less than twenty-one clear days’ notice to register members of the Company.

The Company’s Amended and Restated Memorandum and Articles of Association requires that, subject to the ICA, all extraordinary general meetings shall be convened by not less than 21 clear days’ notice except that they may be called by not less than 14 clear days’ notice where (i) all members, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means at the meeting; and (ii) a special resolution reducing the period of notice to 14 days has been passed at the immediately preceding annual general meeting, or at a general meeting held since that meeting.

“clear days” means calendar days and excludes: the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Annual General Meeting	We are required to hold annual general meetings at intervals of no more than 15 months after the previous annual general meeting, provided that an annual general meeting is held in each calendar year following our first annual general meeting, and no more than nine months after our fiscal year-end.	Typical bylaws provide that annual meetings of shareholders are to be held on a date and at a time fixed by the board of directors.

100

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the consideration of the Irish statutory financial statements, the report of the directors, the report of the auditors on those statements and that report and a review by the members of our affairs. If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

General Meeting	Shareholders’ meetings may be convened by the board of directors on the requisition of the shareholders or, if the Board fails to so convene a meeting, such extraordinary general meeting may be convened by the requisitioning shareholders where the requisitioning shareholders hold not less than 10% of the paid up share capital of the Company. Any action required or permitted to be taken at any annual or extraordinary general meetings may be taken only upon the vote of the shareholders at an annual or extraordinary general meeting duly noticed and convened in accordance with the Company’s Amended and Restated Memorandum and Articles of Association and the ICA. Unanimous consent of the holders of the Ordinary Shares shall be required before the shareholders may act by way of written resolution without a meeting.	Under Delaware law, a special meeting of shareholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws.

Shareholders’ Suits

The Company’s Amended and Restated Memorandum and Articles of Association provides that any dispute or claim arising out of or in connection with the Company’s Amended and Restated Memorandum and Articles of Association will be governed by, and construed in accordance with, the laws of Ireland and that the courts of Ireland will have exclusive jurisdiction to settle any dispute arising out of or in connection with the Company’s Amended and Restated Memorandum and Articles of Association.

The Company’s Amended and Restated Memorandum and Articles of Association separately provides that unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Exchange Act or the Securities Act.

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under the DGCL have been met. A person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction which is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Additionally, under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which is the subject of the suit, but also through the duration of the derivative suit. The Delaware General Corporation Law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

101

Preemptive Rights	Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis, commonly referred to as the statutory preemption right. However, we have opted out of these preemption rights in the Amended Memorandum and Articles of Association as permitted under Irish law. Because Irish law permits this opt-out to last for a maximum of five years, the Amended Memorandum and Articles of Association provides that this opt-out will lapse five years after the adoption of the Amended Memorandum and Articles of Association. Such opt-out may be renewed by a special resolution of the shareholders. A special resolution requires not less than 75% of the votes cast at a general meeting of our shareholders. This opt-out was renewed by special resolution of the shareholders at the adjourned annual general meeting held on December 1, 2025, and will remain in effect until November 21, 2030. If the opt-out is not renewed, shares issued for cash must be offered to our preexisting shareholders pro rata before the shares can be issued to any new shareholders. The statutory preemption rights do not apply where shares are issued for noncash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).	Under Delaware law, stockholders have no preemptive rights to subscribe to additional issues of stock or to any security convertible into such stock unless, and except to the extent that, such rights are expressly provided for in the certificate of incorporation.

Authority to Allot	Under the Amended Memorandum and Articles of Association, we may issue shares subject to the maximum authorized share capital contained in the Amended Memorandum and Articles of Association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution.” Our authorized share capital may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by its constitution or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it may be renewed by shareholders by an ordinary resolution. Accordingly, the Amended Memorandum and Articles of Association authorizes our Board of Directors to issue new ordinary shares without shareholder approval for a period of five years from the date of the adoption of the Amended Memorandum and Articles of Association. This authorization was renewed by ordinary resolution of the shareholders at the adjourned annual general meeting held on December 1, 2025, and will remain in effect until December 21, 2030.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

102

Issue of New Shares	Under the Amended Memorandum and Articles of Association, we may issue shares subject to the maximum authorized share capital contained in the Amended Memorandum and Articles of Association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of our shareholders, referred to under Irish law as an “ordinary resolution.” As a matter of Irish law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by its constitution or by an ordinary resolution adopted by our shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it may be renewed by shareholders by an ordinary resolution. Accordingly, the Amended Memorandum and Articles of Association authorizes our Board of Directors to issue new ordinary shares without shareholder approval for a period of five years from the date of the adoption of the Amended Memorandum and Articles of Association.	Under Delaware law, if the company’s certificate of incorporation so provides, the directors have the power to authorize the issuance of additional stock. The directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the company or any combination thereof.

Different Classes of Shares	Without prejudice to any rights attached to any existing shares, we may issue shares with such rights or restrictions as we determine by an ordinary resolution approved by our shareholders. As a matter of Irish company law, the directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by the constitution or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution (if we wish to issue shares). The Amended Memorandum and Articles of Association authorizes our board of directors to issue new ordinary shares without shareholder approval for a period of five years from the date of adoption of such constitution, which is expected to be effective as of the completion of the business combination. We may also issue shares which are, or are liable to be, redeemed at the option of us or the holder.

A company’s Delaware’s certificate of incorporation may authorize the board of directors:

1. to provide for the issuance of one or more series of preferred stock;

2. to establish from time to time the number of shares to be included in such series; and

3. to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each such series.

103

Whenever our share capital is divided into different classes of shares, the special rights attached to any class may be varied or abrogated either with the written consent of the holders of 75% in nominal value of the issued shares of the class (excluding shares held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class (but not otherwise), and may be so varied or abrogated either while we are a going concern or during or in contemplation of a winding up.

The rights conferred upon the holders of any class of shares issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by our purchase or redemption of our own shares or by the creation or issue of further shares ranking pari passu therewith or subordinate thereto.

General Provisions Governing a Liquidation; Liquidation Distributions

Our duration is unlimited. We may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of our shareholders is required. We may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where we have failed to file certain returns.

The rights of the shareholders to a return of our assets on dissolution or winding up, following the settlement of all claims of creditors, are prescribed in the Amended Memorandum and Articles of Association and the ICA.

Upon the dissolution of a Delaware corporation, after satisfaction of the claims of creditors, the assets of that corporation would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preference shares may have to preferred distributions upon dissolution or liquidation of the corporation.

Acquisition of Treasury Share and Reduction of Share Capital

We may reduce our authorized but unissued share capital in any manner permitted by the ICA. We also may, by special resolution (approved by not less than 75% of the votes cast at a general meeting of our shareholders) and subject to confirmation by the Irish High Court, reduce our issued share capital in any way permitted by the ICA.

For purposes of Irish law, repurchases of our shares may be effected by a redemption if the repurchased shares are redeemable shares or are deemed to be redeemable shares by the Amended Memorandum and Articles of Association.

The Amended Memorandum and Articles of Association provides that, unless the board of directors determines otherwise, each of our shares shall be deemed to be a redeemable share on, and from the time of, the existence or creation of an agreement, transaction or trade between us and any person pursuant to which we acquire or will acquire our shares, or an interest in our shares, from the relevant person. Redeemable shares of ours shall have the same characteristics as any other of our shares save that they shall be redeemable in accordance with the arrangement.

Under Delaware law, a corporation, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital represented by shares of capital stock which have been retired, by applying to an already authorized purchase redemption, conversion or exchange of outstanding shares of its capital stock some or all of the capital represented by shares being purchased, redeemed, converted or exchanged or any capital that has not been allocated to any particular class of capital stock or by transferring to surplus capital some or all of the capital not represented by any particular class of its capital stock or the capital associated with certain issued shares of its par value capital stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.

104

Rights of Inspection	Under Irish law, our shareholders have the right to: (i) receive a copy of the Amended Memorandum and Articles of Association; (ii) inspect and obtain copies of the minutes of our general meetings and resolutions; (iii) inspect and receive a copy of our register of members, register of directors and secretaries, register of directors’ interests, register of directors’ service contracts and memoranda and other statutory registers that we maintain; (iv) receive copies of balance sheets and directors’ and auditors’ reports that have previously been sent to our shareholders prior to an annual general meeting; and (v) receive balance sheets of any of our subsidiaries that have previously been sent to our shareholders prior to an annual general meeting for the preceding 10 years.

Delaware law allows any stockholder in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:

1. the corporation’s stock ledger, a list of its stockholders, and its other books and records; and

2. a subsidiary’s books and records, to the extent that: (a) the corporation has actual possession and control of such records of such subsidiary; or (b) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand: (i) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and (ii) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

Standard of Conduct for Directors	The directors of the Company have certain statutory and fiduciary duties as a matter of Irish law. All of the directors have equal and overall responsibility for the management of the Company (although directors who also serve as employees may have additional responsibilities and duties arising under their employment agreements (if applicable), and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The ICA provides specifically for certain fiduciary duties of the directors of Irish companies, including duties:

Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interests of the stockholders.

	-	to act in good faith in what the director considers to be in the best interests of the company;	Directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and to its shareholders. The duty of care generally requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. In general, but subject to certain exceptions, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Delaware courts have also imposed a heightened standard of conduct upon directors of a Delaware corporation who take any action designed to defeat a threatened change in control of the corporation.

	-	to act honestly and responsibly in relation;

	-	to the conduct of the affairs of the company;

	-	to act in accordance with the company’s constitution and to exercise their powers only for the purposes allowed by law;

	-	not to misuse the company’s property, information and/or opportunity;

	-	not to fetter their independent judgment;

	-	to avoid conflicts of interest;

	-	to exercise care, skill and diligence; and

	-	to have regard for the interests of the company’s shareholders.

Other statutory duties of directors include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, maintaining certain registers, making certain filings and disclosing personal interests. Directors of public limited companies will have a specific duty to ensure that the company secretary is a person with the requisite knowledge and experience to discharge the role. Directors may rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (1) other directors, officers or employees of the company whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (2) legal counsel, public accountants or other persons as to matters the director reasonably believes to be within their professional or expert competence or (3) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believed to merit confidence.	In addition, under Delaware law, when the board of directors of a Delaware corporation approves the sale or breakup of a corporation, the board of directors may, in certain circumstances, have a duty to obtain the highest value reasonably available to the stockholders

105

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Resignation of Directors

On March 6, 2026, the Company accepted the resignations of Ophir Sternberg as Chairman of the Board and director, and of Roger Meltzer and Thomas Hawkins as directors. The resignations were not the result of any disagreement relating to the Company’s operations, policies, or practices. To fill the resulting vacancies, the Board appointed Tan Cheong Hwai, Daniel Peterlin, and Richard G. Hayes as independent directors, and they were nominated to the audit and compensation committees, as described below. The Board also adopted the Director Plan.

Prior to their resignations, Messrs. Sternberg, Meltzer, and Hawkins each entered into an agreement with the Company providing for, among other terms: (a) mutual releases and a covenant not to sue; (b) payment of director fees pursuant to the Director Plan performed as of March 6, 2026 totaling $550 thousand; (c) registration of certain ordinary shares (or shares underlying options) held by them; (d) a proxy in favor of Mr. Alon to vote their shares until they no longer beneficially own ordinary shares of the Company; (e) continued Directors and Officers Insurance coverage for at least six years for their periods of service; and (f) mutual non-disparagement obligations.

On March 9, 2026, Roger Meltzer and Thomas Hawkins each, exercised 3,585 options (post reverse splits) through a cashless exercise process, resulting in the issuance of 1,820 ordinary shares (post reverse splits) to each of them.

trueGold

On July 29, 2020, Security Matters PTY signed a shareholders’ agreement with Perth Mint and trueGold. The shareholders’ agreement and the ancillary agreements discuss the establishment of a new entity-trueGold-by Security Matters PTY and Perth Mint. Security Matters PTY granted to trueGold, subject to the terms of the trueGold License Agreement, an exclusive, worldwide, perpetual license to use Security Matters PTY’s technology for the purpose of commercializing it within the industry comprising gold as a precious metal (as elaborated below). Security Matters PTY owns any development of its intellectual property and, while trueGold owns all generated data it creates, trueGold granted to Security Matters PTY a free non-exclusive, irrevocable, perpetual, royalty free license to use the generated data, subject to regulatory requirements and to the extent that it relates to the Isorad License Agreement technology or Security Matters PTY’s technology. The parties agreed that neither Perth Mint or Security Matters PTY are required to provide any funding to trueGold and that any investment by any of them in trueGold from time to time will be by way of in-kind contributions. Third party equity investors will contribute the working capital will fund R&D, development capital and other expenses in accordance with the business plan.

Other than with the consent of the other shareholders or between affiliates (defined, inter alia, as a related body corporate of a shareholder; a company in which the shareholder beneficially owns 50% or more of the issued shares) a transfer of shares will be done subject to a right of first refusal of the other shareholders, whom will also have tag-along rights and a drag-along (as elaborated below). Under the constitution (as amended in July, 2022, to add the specific right of Security Matters PTY to purchase shares before any other shareholders) any shareholder wishing to transfer shares must notify the board of directors and, before the board of directors authorize the transfer of any share or shares, the share or shares must first have been offered to Security Matters PTY (for its own benefit and unless Security Matters PTY is 50% owned by one entity), and if Security Matters PTY does not notify within 30 days that it wishes to purchase, then to all other shareholders (including Security Matters PTY) at a price to be agreed on by the transferor and the directors of trueGold. If the transferor and the directors of trueGold are unable to agree on a price, the price of the relevant shares will be a price which: represents a fair market price; and is determined by expert determination administered by the Australian Disputes Centre (ADC) in accordance with the ADC Rules for Expert Determination which are operating at the time the matter is referred to ADC, which Rules are incorporated into the constitution of trueGold. The determination of such person in relation to the price of the relevant shares will be final and binding on all shareholders.

106

Subject to certain terms and conditions, a drag-along right is established under which where shareholders wish to dispose of all of their share to a third party that wishes to acquire 100% of trueGold and 75% or more of the aggregate number of shares on issue at that time agreed, the remaining shareholders may be forced to transfer to the third party all of the shares held by each of the remaining shareholders. In case of a deadlock (defined as a case where the board of directors disagrees on a material matter regarding the fundamental operation of trueGold or the business and cannot resolve the disagreement within 10 business days of the disagreement first arising), if the shareholders are unable to reach agreement on any matter, a dispute resolution mechanism was created.

The board of directors of trueGold was agreed to consist of not less than three and not more than seven. The board is comprised as follows: Security Matters PTY may appoint (remove or replace) up to two directors; Zeren Browne; Perth Mint may appoint (remove or replace) up to two directors; and Hugh Morgan, who is a non-executive, independent chair. A list of resolutions was set, which require a board majority including at least one Security Matters PTY appointed director and one Perth Mint appointed director. Another list of resolutions was set, which require a resolution carried by a majority of the shareholders including Security Matters PTY and Perth Mint. trueGold and Yahaloma (defined below) agreed to bear the payments to Soreq related thereto of 4.2% of its revenues. SMX’s CEO, Mr. Haggai Alon, provides CEO services to trueGold and reports to the board of directors of trueGold, and Zeren Browne provides General Manager services to trueGold.

On October 3, 2023, Security Matters PTY entered into the trueGold Investment Agreement with trueGold. Pursuant to the trueGold Investment Agreement, the AUD475,000 of indebtedness as of June 30, 2023 trueGold owes to Security Matters PTY was waived by Security Matters PTY in exchange for the issuance of the trueGold Shares such that Security Matters PTY’s holdings in trueGold shall be increased to 51.9% of the total issued and outstanding shares of trueGold, making Security Matters PTY the majority owner of trueGold. Additionally, the trueGold License Agreement was amended to include additional intellectual property of Security Matters PTY to be licensed to trueGold thereunder. Security Matters PTY shall further supply to trueGold a credit line for research and development work by its employees of up to AUD1,000,000, free of interest and collateral.

On July 10, 2024, the Company entered into the PMB LOI with PMB, which in part provided for PMB transferring the 11,833 shares it owned in trueGold, for 1,022 (nil after reverse stock splits) Ordinary Shares of the Company. Furthermore, PMB released a pledge of shares issued by trueGold. As a result, the Company’s holdings in trueGold increased to 52.9%.

Business Combination

On March 7, 2023, we consummated the Business Combination. See “Prospectus Summary - Our Company - Business Combination,” elsewhere in this prospectus, and Note 1.B. to the audited financial statements of the Company on page F-10, included in this prospectus for a discussion of the Business Combination and the related party transactions with respect to the Business Combination.

Borrowings From Related Parties

In 2015, SMX Israel signed an agreement to receive a loan of ILS 2 Million ($512,558 at 2015) from Kibbutz Ketura, and Kibbutz Degania A, an entity associated with Mr. Bader on back-to-back terms from a third party (the Kamea Fund). The loan bears an interest at an annual rate of 4%. The loan was fully repaid in August 2022. The balance as of December 31, 2021 was $269,311 (including provision for bonus at the amount $87,311), and as of December 31, 2020 was $279,939. The balance includes interest and there was no change in the interest rate.

In consideration with providing the funding, SMX Israel agreed to provide, as additional consideration, a bonus payment on the occurrence of an exit or major liquidity event. The bonus payment is capped at ILS 3 Million (approximately $965,000) per each of Kibbutz Ketura and Kibbutz Degania A (together, the “Bonus Payments”). The Bonus Payments are intended to operate in one of the two trigger events: (i) dividend distributions by Security Matters Ltd.; or (ii) the sale of shares by either Kibbutz Ketura and Kibbutz Degania A in SMX Israel (either in the event of a takeover or otherwise). Only if the aggregate amounts of one of the two trigger events exceeds the investment of Kibbutz Ketura and Kibbutz Degania A in SMX Israel (by loan or shares), the either party would be entitled to the Bonus Payment.

We entered into an Amended and Restated Promissory Note dated as of March 7, 2023 in the principal amount of $549,000, in favor of Lionheart Management, LLC and Lionheart Equities, LLC, which are affiliates of Ophir Sternberg, our Chairman of the Board until March 6, 2026, Such note was amended in April 2023 to extend the maturity date thereunder to June 10, 2024; however, we prepaid the note in full in May 2023. Such note amended and restated a Promissory Note, executed by Lionheart in favor of the holders, in the original aggregate principal amount of $549,000, to reflect the assumption of all rights and responsibilities of Lionheart by the Company.

107

In August 2022, the Company signed an addendum to the Loan agreement that reduces the amount of the Bonus payment for both lenders to a total fixed amount of ILS 2.5 million ($710,000) that was to be paid upon the completion of the Business Combination. On March 2, 2023, the Bonus payment date was postponed to March 31, 2024 and on April 28, 2023 it was further postponed to June 1, 2024.

On September 19, 2023, the Company amended the loan agreements dated September 7, 2015, by and between SMX Israel, the Company’s shareholders and Kamea Fund. Pursuant to the amendment to the loan agreements, Kamea agreed to convert $657,000 of indebtedness under the loan agreements into 10,662 Ordinary Shares of the Company, as payment in full for such indebtedness; provided however, that in the event the proceeds received from Kamea with respect to any sales of the shares are not at least equal to the indebtedness amount, the Company will remain liable to Kamea for the balance of the indebtedness amount. In accordance with management estimation the fair value of this indebtedness as of December 31, 2025 amounted to $23 thousand.

We have a related party transaction policy that requires the review and, if applicable, approval or ratification of any related party transaction by the Audit Committee.

We have a related party transaction policy that requires the review and, if applicable, approval or ratification of any related party transaction by the Audit Committee.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Ordinary Shares or our warrants for at least six months would be entitled to sell their securities provided that (1) that person is not deemed to have been an affiliate of us at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Ordinary Shares or our warrants for at least six months but who are affiliates of us at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of our Ordinary Shares then outstanding; or

●	the average weekly reported trading volume of our Ordinary Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is generally not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

While we were formed as a shell company, since the completion of the Business Combination we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

108

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management of the Company

The following table sets forth the information regarding the beneficial ownership of the Ordinary Shares as of July 24, 2026:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s Ordinary Shares; and

●	each of the Company’s current executive officers and directors and all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying warrants and options, as applicable, that are currently exercisable or convertible or exercisable or convertible within 60 days. Ordinary Shares that may be acquired within 60 days of July 24, 2026 pursuant to the exercise of warrants or options are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person or entity shown in the table.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the Ordinary Shares beneficially owned by them.

The percentage of Ordinary Shares beneficially owned is computed on the basis of 1,088,608 Ordinary Shares outstanding on July 24, 2026.

Name and Address of Beneficial Owners	Number of Ordinary Shares	Percentage of Total Voting Power
Haggai Alon	201,485	18.51%
Amir Bader	23,946	2.20%
Zeren Browne (1)	25,411	2.32%
Pebble Sia Huei-Chieh (2)	21,599	1.98%
Daniel Peterlin	21,564	1.98%
Richard G. Hayes	17,814	1.64%
Tan Cheong Hwai	17,814	1.64%
All executive officers and directors as a group (7 persons)	329,633	30.27%

1.	Includes (a) 3,585 fully vested options exercisable into Ordinary Shares at an exercise price of $946 per share, (b) 224 fully vested options exercisable into Ordinary Shares at an exercise price of $5,266 per share, (c) 18 fully vested options exercisable into Ordinary Shares at an exercise price of $58,372 per share, and (d) 18 fully vested options exercisable into Ordinary Shares at an exercise price of $75,689 per share.
2.	Includes (a) 3,585 fully vested options exercisable into Ordinary Shares at an exercise price of $946 per share, (b) 168 fully vested options exercisable into Ordinary Shares at an exercise price of $5,266 per share, (c) 18 fully vested options exercisable into Ordinary Shares at an exercise price of $58,372 per share, and (d) 12 fully vested options exercisable into Ordinary Shares at an exercise price of $75,689 per share.

109

SELLING STOCKHOLDER

This prospectus relates to the resale of up to 25,414,300 Ordinary Shares by the Selling Stockholder. We are registering the Ordinary Shares in order to permit the Selling Stockholder to offer the Ordinary Shares for resale from time to time. Except for entering into the SEPA, other investments into our Company and the ownership of the Ordinary Shares, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the Ordinary Shares by the Selling Stockholder. The second column lists the number of Ordinary Shares beneficially owned by each Selling Stockholder, based on its ownership of the Ordinary Shares, as of July 24, 2026. The third column lists the Ordinary Shares being offered by this prospectus by the Selling Stockholder.

Because a Selling Stockholder may dispose of all, none or some portion of its securities, no estimate can be given as to the number of securities that will be beneficially owned by such Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Stockholder and further assumed that the Selling Stockholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that each Selling Stockholder has sole voting and investment power with respect to all Ordinary Shares, that it beneficially owns, subject to applicable community property laws. To our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

We may amend or supplement this prospectus from time to time in the future to update or change this Selling Stockholder list and the securities that may be resold.

Name of Selling Stockholder	Number of Ordinary Shares Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus	Number of Ordinary Shares Owned After Offering(1)
Target Capital 1 LLC(4)	-	25,414,300	-

(1)	Assumes the sale of all shares being offered pursuant to this prospectus.
(4)	All voting and dispositive power for Target Capital 1 LLC is held by Dmitriy Shapiro, its Managing Member. The business address of Target Capital 1 LLC is 144 Hillside Village, Rio Grande PR 00745. Does not take into account the Selling Stockholder’s beneficial ownership limitation of 4.99%.

110

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax considerations generally applicable to the acquisition, ownership, and disposition of the Ordinary Shares by a “U.S. Holder.” This discussion applies only to the Ordinary Shares that are held by a U.S. Holder as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not describe all U.S. federal income tax considerations that may be relevant to a U.S. Holder in light of such U.S. Holder’s particular circumstances, nor does it address any state, local, or non-U.S. tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the special tax accounting rules under Section 451(b) of the Code, the Medicare contribution tax on net investment income, or any tax consequences that may be relevant to U.S. holders that are subject to special tax rules, including, without limitation:

●	banks or other financial institutions;

●	insurance companies;

●	mutual funds;

●	pension or retirement plans;

●	S corporations;

●	broker or dealers in securities, currencies or notional principal contracts;

●	traders in securities that elect mark-to-market treatment;

●	regulated investment companies;

●	real estate investment trusts;

●	trusts or estates;

●	tax-exempt organizations (including private foundations) or governmental organizations;

●	persons that hold the Ordinary Shares as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale,” or other integrated transaction for U.S. federal income tax purposes;

●	persons that have a functional currency other than the U.S. dollar;

●	certain U.S. expatriates or former long-term residents of the United States;

●	persons owning (directly, indirectly, or constructively) 5% (by vote or value) or more of our stock;

●	persons that acquired the Ordinary Shares pursuant to an exercise of employee stock options or otherwise as compensation;

●	partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes and investors in such entities; and

●	corporations that accumulate earnings to avoid U.S. federal income tax.

111

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Ordinary Shares, the tax treatment of a partner in such partnership generally will depend in part on the status of the partner and the activities of the partnership and the partner. Partnerships holding the Ordinary Shares should consult their tax advisors regarding the tax consequences in their particular circumstances.

This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as currently in effect and all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax considerations described herein. Furthermore, there can be no assurance that the IRS will not challenge the tax considerations described herein and that a court will not sustain such challenge.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares, that is, for U.S. federal income tax purposes:

●	an individual who is a U.S. citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE ORDINARY SHARES IN THEIR PARTICULAR CIRCUMSTANCES.

Distributions on the Ordinary Shares

Subject to the PFIC rules discussed below under “-Passive Foreign Investment Company Rules,” distributions on the Ordinary Shares generally will be taxable as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Ordinary Shares. Any remaining excess will be treated as gain realized on the sale or other taxable disposition of the Ordinary Shares and will be treated as described below under “-Sale or Other Taxable Disposition of the Ordinary Shares.” The amount of any such distributions will include any amounts required to be withheld by us (or another applicable withholding agent) in respect of any non-U.S. taxes. Any such amount treated as a dividend will be treated as foreign-source dividend income. Any such dividends received by a corporate U.S. Holder generally will not qualify for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. With respect to non-corporate U.S. Holders, any such dividends generally will be taxed at currently preferential long-term capital gains rates only if (i) the Ordinary Shares are readily tradable on an established securities market in the United States or we are eligible for benefits under an applicable tax treaty with the United States, (ii) we are not treated as a PFIC with respect to the applicable U.S. Holder at the time the dividend was paid or in the preceding year, and (iii) certain holding period (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and other requirements are met. Any such dividends paid in a currency other than the U.S. dollar generally will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

112

As noted above and subject to applicable limitations, taxing jurisdictions other than the United States may withhold taxes from distributions on the Ordinary Shares, and a U.S. Holder may be eligible for a reduced rate of withholding to the extent there is an applicable tax treaty between the applicable taxing jurisdiction and the United States and/or may be eligible for a foreign tax credit against the U.S. Holder’s U.S. federal income tax liability. The foreign tax credit rules are complex and U.S. Holders should consult their tax advisers regarding the application of such rules, including the creditability of foreign taxes, in their particular circumstances.

Sale or Other Taxable Disposition of the Ordinary Shares

Subject to the PFIC rules discussed below under “-Passive Foreign Investment Company Rules,” upon any sale or other taxable disposition of the Ordinary Shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the sum of (A) the amount of cash and (B) the fair market value of any other property received in such sale or disposition and (ii) the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Any such gain or loss generally will be capital gain or loss provided the Ordinary Shares were held for investment and will be considered long-term capital gain or loss if the U.S. Holder’s holding period for such Ordinary Shares exceeds one year. Long-term capital gain recognized by non-corporate U.S. Holders generally will be taxed at currently preferential long-term capital gains rates. The deductibility of capital losses is subject to limitations. For foreign tax credit purposes, any such gain or loss generally will be treated as U.S. source gain or loss.

If the consideration received by a U.S. Holder upon a sale or other taxable disposition of the Ordinary Shares is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of such sale or disposition. A U.S. Holder may have foreign currency gain or loss to the extent of the difference, if any, between (i) the U.S. dollar value of such payment on the date of such sale or disposition and (ii) the U.S. dollar value of such payment calculated by reference to the exchange rate in effect on the date of settlement.

U.S. Holders should consult their tax advisors regarding the tax consequences of a sale or other taxable disposition of the Ordinary Shares, including the creditability of foreign taxes imposed on such sale or disposition by a taxing jurisdiction other than the United States, in their particular circumstances.

Information Reporting and Backup Withholding

Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

THIS DISCUSSION IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE ORDINARY SHARES, INCLUDING THE IMPACT OF ANY POTENTIAL CHANGE IN LAW, IN THEIR PARTICULAR CIRCUMSTANCES.

113

Passive Foreign Investment Company Rules

Generally. The treatment of U.S. holders of the Ordinary Shares could be materially different from that described above if the Company is treated as a PFIC, for U.S. federal income tax purposes. A PFIC is any foreign corporation with respect to which either: (i) 75% or more of the gross income for a taxable year constitutes passive income for purposes of the PFIC rules, or (ii) 50% or more of such foreign corporation’s assets in any taxable year (generally based on the quarterly average of the value of its assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such passive income and net foreign currency gains. The determination of whether a foreign corporation is a PFIC is based upon the composition of such foreign corporation’s income and assets (including, among others, its proportionate share of the income and assets of any other corporation in which it owns, directly or indirectly, 25% (by value) of the stock), and the nature of such foreign corporation’s activities. A separate determination must be made after the close of each taxable year as to whether a foreign corporation was a PFIC for that year. Once a foreign corporation qualifies as a PFIC it is, with respect to a shareholder during the time it qualifies as a PFIC, and subject to certain exceptions, always treated as a PFIC with respect to such shareholder, regardless of whether it satisfied either of the qualification tests in subsequent years.

Based on the projected composition of the Company’s income and assets, including goodwill, the Company does not expect to be classified as a PFIC for its current taxable year or the foreseeable future. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the assets of the Company is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of the Company. Further, because the Company may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. Moreover, any interest income that the Company earns on its cash deposits would generally be treated as passive income and increase the risk that the Company would be treated as a PFIC. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that the Company is a PFIC for the Company’s current taxable year or in a future year.

If the Company is or becomes a PFIC during any year in which a U.S. holder holds Ordinary Shares, there are three separate taxation regimes that could apply to such U.S. holder under the PFIC rules, which are the (i) excess distribution regime (which is the default regime), (ii) mark-to-market regime and (iii) QEF regime (as defined below). A U.S. holder who holds (actually or constructively) stock in a foreign corporation during any year in which such corporation qualifies as a PFIC is subject to U.S. federal income taxation under one of these three regimes. The effect of the PFIC rules on a U.S. holder will depend upon which of these regimes applies to such U.S. holder. However, dividends paid by a PFIC are generally not eligible for the lower rates of taxation applicable to qualified dividend income (“QDI”) under any of the foregoing regimes.

114

Excess Distribution Regime. If a U.S. holder does not make a mark-to-market election, as described below, the U.S. holder will be subject to the default “excess distribution regime” under the PFIC rules with respect to (i) any gain realized on a sale or other disposition (including a pledge) of Ordinary Shares, and (ii) any “excess distribution” received on Ordinary Shares (generally, any distributions in excess of 125% of the average of the annual distributions on Ordinary Shares during the preceding three years or the U.S. holder’s holding period, whichever is shorter). Generally, under this excess distribution regime:

●	the gain or excess distribution will be allocated ratably over the period during which the U.S. holder held Ordinary Shares;

●	the amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized), will be treated as ordinary income; and

●	the amount allocated to prior taxable years will be subject to the highest tax rate in effect for that taxable year, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or excess distribution will be payable generally without regard to offsets from deductions, losses and expenses. In addition, gains (but not losses) realized on the sale of Ordinary Shares cannot be treated as capital gains, even if you hold the shares as capital assets. Further, no portion of any distribution will be treated as QDI.

Mark-to-Market Regime. Alternatively, a U.S. holder may make an election to mark marketable shares in a PFIC to market on an annual basis. PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the Securities and Exchange Commission or on the national market system established under Section 11A of the Securities Exchange Act of 1934; or (ii) they are “regularly traded” on any exchange or market that the U.S. Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Ordinary Shares, which are expected to be listed on Nasdaq, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to such an election, a U.S. holder would include in each year as ordinary income the excess, if any, of the fair market value of such stock over its adjusted basis at the end of the taxable year. A U.S. holder may treat as ordinary loss any excess of the adjusted basis of the stock over its fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares ceased to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly traded holding company effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. U.S. holders should consult their own tax advisors to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election. In addition, U.S. holders of Public Warrants will not be able to make a mark-to-market election with respect to their Public Warrants.

QEF Regime. Alternatively, a U.S. holder of a PFIC may avoid the adverse PFIC tax consequences described above in respect of stock of the PFIC (but not warrants) by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so) to include in income its pro rata share of the PFIC’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which the PFIC’s taxable year ends and each subsequent taxable year. In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from the PFIC. The company does not presently intend to provide a PFIC Annual Information Statement in order for U.S. Holders to make or maintain a QEF election, prospective investors should assume that a QEF election will not be available.

PFIC Reporting Requirements. A U.S. holder of Ordinary Shares will be required to file an annual report on IRS Form 8621 containing such information with respect to its interest in a PFIC as the IRS may require. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such forms are properly filed.

115

Additional Reporting Requirements

Certain U.S. holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to Ordinary Shares, subject to certain exceptions (including an exception for Ordinary Shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 to their tax return, for each year in which they hold Ordinary Shares. Substantial penalties apply to any failure to file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not willful neglect. Also, in the event a U.S. holder does not file IRS Form 8938 or fails to report a specified foreign financial asset that is required to be reported, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. holder for the related taxable year may not close before the date which is three years after the date on which the required information is filed. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of Ordinary Shares.

Certain U.S. holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property to the company. Substantial penalties may be imposed on a U.S. holder that fails to comply with this reporting requirement and the statute of limitations on the assessment and collection of U.S. federal income taxes will be extended in the event of any such failure to comply.

Non-U.S. Holders

This section applies to non-U.S. holders. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares that is not a U.S. Holder, including:

●	a nonresident alien individual, other than certain former citizens and residents of the United States;

●	a foreign corporation; or

●	a foreign estate or trust;

but, generally, does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition.

Ownership and Disposition of Ordinary Shares and Public Warrants by Non-U.S. Holders. A non-U.S. holder of Ordinary Shares will generally not be subject to U.S. federal income tax or, subject to certain reporting or withholdings, U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (including, any distribution to the extent it exceeds the adjusted tax basis in the non-U.S. holder’s Ordinary Shares) unless the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States. In addition, special rules may apply to a non-U.S. holder that is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

116

CERTAIN MATERIAL IRISH TAX CONSIDERATIONS TO NON-IRISH HOLDERS

Scope

The following is a summary of the anticipated material Irish tax consequences of the acquisition, ownership and disposal of Ordinary Shares and Public Warrants. The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this prospectus and submissions made to the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in a change in the tax consequences described below, possibly with retrospective effect.

A “Non-Irish Holder” is an individual who beneficially owns their Ordinary Shares and/or Public Warrants, that is neither a resident nor ordinarily resident in Ireland for Irish tax purposes and does not hold their Ordinary Shares and/or Public Warrants, in connection with a trade carried on by such person through an Irish branch or agency.

This summary does not constitute tax advice and is intended only as a general guide. The summary is not exhaustive and securityholders should consult their tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the acquisition, ownership and disposal of Ordinary Shares and Public Warrants. The summary applies only to Non-Irish Holders who own their Ordinary Shares and/or Public Warrants, as capital assets and does not apply to other categories of Non-Irish Holders, such as dealers in securities, trustees, insurance companies, collective investment schemes and Non-Irish Holders who acquired, or are deemed to have acquired, their Ordinary Shares and/or Public Warrants by virtue of an Irish office or employment (performed or carried on to any extent in Ireland).

The summary does not, except where expressly stated, consider the position of Non-Irish Holders who hold their Ordinary Shares and/or Public Warrants directly (and not beneficially through a broker or custodian (through DTC)). The Irish tax consequences of transactions in Ordinary Shares and/or Public Warrants held directly are generally negative when compared with Ordinary Shares and/or Public Warrants held through DTC. Any Non-Irish Holder contemplating holding their Ordinary Shares and/or Public Warrants directly should consult their personal tax advisors as to the Irish tax consequences of acquiring, owning and disposing of such Ordinary Shares and/or Public Warrants.

Irish Tax on Chargeable Gains (Irish CGT)

The current rate of tax on chargeable gains (where applicable) in Ireland is 33%.

Non-Irish Holders will not be within the territorial scope of a charge to Irish CGT on a disposal of their Ordinary Shares and/or Public Warrants, provided that such Ordinary Shares and/or Public Warrants neither (a) were used in or for the purposes of a trade carried on by such Non-Irish Holder through an Irish branch or agency, nor (b) were used, held or acquired for use by or for the purposes of an Irish branch or agency.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares or warrants of Irish incorporated companies is 1% of the greater of the price paid or market value of the shares or warrants acquired. The Finance Act 2025 includes an exemption (available from 1 January 2026) to the charge to stamp duty on transfers of stocks and marketable securities in Irish incorporated companies listed on a relevant market where the market capitalisation of that company is less than €1 billion at closing on 1 December in the prior calendar year (or on admission to trading where the company has not had its shares admitted for trading in advance of 1 December the prior calendar year). Where that is the case, the company or the market operator can submit a notification to the Irish Revenue Commissioners and the exemption would apply from 1 January the following year or 14 days post-notification, whichever is the later. Where Irish stamp duty arises it is generally a liability of the transferee. However, in the case of a gift or transfer at less than fair market value, all parties to the transfer are jointly and severally liable.

Subject to the availability of the exemption from Irish stamp duty in Finance Act 2026 referred to above which may apply to the Ordinary Shares and Public Warrants, Irish stamp duty may be payable in respect of transfers of Ordinary Shares and Public Warrants, depending on the manner in which the Ordinary Shares and Public Warrants are held. The Company entered into arrangements with DTC to allow the Ordinary Shares and Public Warrants to be settled through the facilities of DTC. As such, the discussion below discusses separately the securityholders who hold their shares through DTC and those who do not.

117

Ordinary Shares or Public Warrants Held Through DTC

The Irish Revenue Commissioners have confirmed to the Company that transfers of Ordinary Shares and Public Warrants effected by means of the transfer of book entry interests in DTC will not be subject to Irish stamp duty.

Ordinary Shares or Public Warrants Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Ordinary Shares or Public Warrants where any party to the transfer holds such Ordinary Shares or Public Warrants outside of DTC may be subject to Irish stamp duty.

Holders of Ordinary Shares or Public Warrants wishing to transfer their Ordinary Shares or Public Warrants into (or out of) DTC may do so without giving rise to Irish stamp duty provided that:

●	there is no change in the beneficial ownership of such shares or warrants (as applicable) as a result of the transfer; and

●	the transfer into (or out of) DTC is not effected in contemplation of a sale of such shares or warrants by a beneficial owner to a third party.

Withholding Tax on Dividends (DWT)

Distributions made by the Company will, in the absence of one of many exemptions, be subject to DWT, currently at a rate of 25%.

For DWT and Irish income tax purposes, a distribution includes any distribution that may be made by the Company to holders of Ordinary Shares, including cash dividends, non-cash dividends and additional stock taken in lieu of a cash dividend. Where an exemption from DWT does not apply in respect of a distribution made to a holder of Ordinary Shares, the Company is responsible for withholding DWT prior to making such distribution.

General Exemptions

Irish domestic law provides that a non-Irish resident holder of Ordinary Shares is not subject to DWT on distributions received from the Company if such holder of Ordinary Shares is beneficially entitled to the distribution and is either (for a List of Relevant Territories for DWT purposes see Exhibit 15.3 to this prospectus):

●	a person (not being a company) resident for tax purposes in a Relevant Territory (including the United States) and is neither resident nor ordinarily resident in Ireland;

●	a company resident for tax purposes in a Relevant Territory, provided such company is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

●	a company that is controlled, directly or indirectly, by persons resident in a Relevant Territory and who is or are (as the case may be) not controlled by, directly or indirectly, persons who are not resident in a Relevant Territory;

●	a company whose principal class of shares (or those of its 75% direct or indirect parent) is substantially and regularly traded on a stock exchange in Ireland, on a recognized stock exchange either in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance; or

●	a company that is wholly owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a stock exchange in Ireland, a recognized stock exchange in a Relevant Territory or on such other stock exchange approved by the Irish Minister for Finance;

118

and provided, in all cases noted above (but subject to “-Ordinary Shares Held by U.S. Resident Shareholders” below), the Company or, in respect of Ordinary Shares held through DTC, any qualifying intermediary appointed by the Company, has received from the holder of such Ordinary Shares, where required, the relevant DWT Forms prior to the payment of the distribution. In practice, in order to ensure sufficient time to process the receipt of relevant DWT Forms, a holder of Ordinary Shares, where required, should furnish the relevant DWT Form to:

●	its broker (and the relevant information is further transmitted to any qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker) if its Ordinary Shares are held through DTC; or

●	the Company’s transfer agent before the record date for the distribution if its Ordinary Shares are held outside of DTC.

Links to the various DWT Forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html. The information on such website does not constitute a part of, and is not incorporated by reference into, this prospectus.

For non-Irish resident holders of Ordinary Shares that cannot avail themselves of one of Ireland’s domestic law exemptions from DWT, it may be possible for such holder of Ordinary Shares to rely on the provisions of a double tax treaty to which Ireland is party to reduce the rate of DWT.

Ordinary Shares Held by U.S. Resident Shareholders

Distributions paid in respect of Ordinary Shares that are owned by a U.S. resident and held through DTC will not be subject to DWT provided the address of the beneficial owner of such Ordinary Shares in the records of the broker holding such Ordinary Shares is in the United States (and such broker has further transmitted the relevant information to a qualifying intermediary appointed by the Company). It is strongly recommended that such holders of Ordinary Shares ensure that their information is properly recorded by their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company).

If any holder of Ordinary Shares that is resident in the United States receives a distribution from which DWT has been withheld, the holder of Ordinary Shares should generally be entitled to apply for a refund of such DWT from the Irish Revenue Commissioners, provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Ordinary Shares Held by Residents of Relevant Territories Other Than the United States

Holders of Ordinary Shares who are residents of Relevant Territories, other than the United States, must satisfy the conditions of one of the exemptions referred to above under the heading “-General Exemptions”, including the requirement to furnish valid DWT Forms, in order to receive distributions without suffering DWT. If such holders of Ordinary Shares hold their Ordinary Shares through DTC, they must provide the appropriate DWT Forms to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to holder of Ordinary Shares by the broker). If such holders of Ordinary Shares hold their Ordinary Shares outside of DTC, they must provide the appropriate DWT Forms to the Company’s transfer agent before the record date for the distribution.

If any holder of Ordinary Shares who is resident in a Relevant Territory receives a distribution from which DWT has been withheld, the holder of Ordinary Shares may be entitled to a refund of DWT from the Irish Revenue Commissioners provided the holder of Ordinary Shares is beneficially entitled to the distribution.

Shares Held by Other Persons

Holders of Ordinary Shares that do not fall within any of the categories specifically referred to above may nonetheless fall within other exemptions from DWT. If any holders of Ordinary Shares are exempt from DWT, but receive distributions subject to DWT, such holders of Ordinary Shares may apply for refunds of such DWT from the Irish Revenue Commissioners.

119

Distributions paid in respect of Ordinary Shares held through DTC that are owned by a partnership formed under the laws of a Relevant Territory and where all the underlying partners are resident in a Relevant Territory will be entitled to exemption from DWT if all of the partners complete the appropriate DWT Forms and provide them to their brokers (so that such brokers can further transmit the relevant information to a qualifying intermediary appointed by the Company) before the record date for the distribution (or such later date before the distribution payment date as may be notified to the holder of Ordinary Shares by the broker). If any partner is not a resident of a Relevant Territory, no part of the partnership’s position is entitled to exemption from DWT.

Qualifying Intermediary

Prior to paying any distribution, the Company will put in place an agreement with an entity that is recognized by the Irish Revenue Commissioners as a “qualifying intermediary,” which will provide for certain arrangements relating to distributions in respect of Ordinary Shares that are held through DTC, which are referred to as the “Deposited Securities.” The agreement will provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution with respect to the Deposited Securities after the Company delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

The Company will rely on information received directly or indirectly from its qualifying intermediary, brokers and its transfer agent in determining where holders of Ordinary Shares reside, whether they have provided the required U.S. tax information and whether they have provided the required DWT Forms. Holders of Ordinary Shares that are required to file DWT Forms in order to receive distributions free of DWT should note that such forms are generally valid, subject to a change in circumstances, until December 31 of the fifth year after the year in which such forms were completed.

Additional Anti-Avoidance Measures

Notwithstanding the above stated exemptions, payments of distributions to associated entities in jurisdictions that are on the EU list of non-cooperative jurisdictions or zero-tax jurisdictions may be subject to DWT on payment. Association for these purposes generally means a 50% ownership connection (assessed on the basis of share ownership, voting power or entitlement to profits on a distribution) or the ability to participate in the board of directors in a manner that causes, or could cause, the affairs of the company to be conducted in accordance with that person’s wishes.

Income Tax on Dividends Paid on Ordinary Shares

Irish income tax may arise for certain persons in respect of distributions received from Irish resident companies.

A Non-Irish Holder that is entitled to an exemption from DWT will generally have no Irish income tax or universal social charge liability on a distribution from the Company. A Non-Irish Holder that is not entitled to an exemption from DWT, and therefore is subject to DWT, generally will have no additional Irish income tax liability or liability to universal social charge. The DWT deducted by the Company discharges the Irish income tax liability and liability to universal social charge.

Capital Acquisitions Tax (CAT)

CAT comprises principally gift tax and inheritance tax on property situated in Ireland for CAT purposes or otherwise within the territorial scope of CAT. CAT could apply to a gift or inheritance of Ordinary Shares and Public Warrants because Ordinary Shares and Public Warrants are regarded as property situated in Ireland for CAT purposes. The person who receives the gift or inheritance has primary liability for CAT.

CAT is currently levied at a rate of 33% on the value of any taxable gift or inheritance above certain tax-free thresholds. The appropriate tax-free threshold depends upon (1) the relationship between the donor and the donee and (2) the aggregation of the values of previous taxable gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT, as are gifts to certain charities. Children have a lifetime tax-free threshold of €400,000 in respect of taxable gifts or inheritances received from their parents. There is also a “small gift exemption” from CAT whereby the first €3,000 of the taxable value of all taxable gifts taken by a donee from any one donor, in each calendar year, is exempt from CAT and is also excluded from any future aggregation. This exemption does not apply to an inheritance.

THE IRISH TAX CONSIDERATIONS SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY AND ARE NOT INTENDED TO PROVIDE ANY DEFINITIVE TAX REPRESENTATIONS TO HOLDERS. EACH SECURITYHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SECURITYHOLDER.

120

PLAN OF DISTRIBUTION

We are registering an aggregate of 25,414,300 Ordinary Shares that may be issued to the SEPA Investor, to permit the resale of these Ordinary Shares by the SEPA Investor from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the SEPA Investor of the shares of Ordinary Shares. However, the Company may receive up to $250,000,000 (less the approximately $50.5 million net previously received under the SEPA by the Company), before expense, from sales of Ordinary Shares to the SEPA Investor that the Company may, in its discretion, elect to make, from time to time after the date of this prospectus, pursuant to the SEPA. We will bear all fees and expenses incident to our obligation to register the Ordinary Shares.

The SEPA Investor and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The SEPA Investor may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The SEPA Investor may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the SEPA Investor may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the SEPA Investor (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the SEPA Investor may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The SEPA Investor may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The SEPA Investor may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The SEPA Investor is deemed an “underwriter” within the meaning of the Securities Act in connection with such sales, and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The SEPA Investor has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

121

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the SEPA Investor against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the SEPA Investor without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the SEPA Investor will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Shares by the Selling Stockholder or any other person. We will make copies of this prospectus available to the SEPA Investor and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPENSES RELATED TO THE OFFERING

U.S. dollar
SEC Registration Fee	$59,559.86
Legal Fees and Expenses	$30,000.00
Accounting Fees and Expenses	$15,000.00
Printing Expenses	$5,000.00
Miscellaneous Expenses	$15,440.14
Total	$125,000.00

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

122

SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

The Company is incorporated in Ireland and conducts a majority of its operations through its various subsidiaries located outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

LEGAL MATTERS

The validity of any securities offered pursuant to this prospectus and certain other legal matters as to Irish law will be passed upon for us by Arthur Cox LLP, Irish counsel to the Company.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2025 and 2024 and for each of the years in the three year period ended December 31, 2025, included in this Registration Statement on Form F-1 have been audited by Ziv Haft, a member firm of BDO, an independent registered public accounting firm, as stated in their report. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Such consolidated financial statements are included herein in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act with respect to the Ordinary Shares offered in this prospectus.

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at https://smx.tech. We will make available on our website, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

123

INDEX TO FINANCIAL STATEMENTS

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2026

F-1

Report of Independent Registered Public Accounting Firm

to the Shareholders of

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated statements of financial position of SMX (Security Matters) Public Limited Company and subsidiaries (the “Company”) as of December 31, 2025, and 2024, the related consolidated statements of comprehensive loss, changes in equity and cash flows for each of the three years in the period ended December 31, 2025, and the related notes (collectively, the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and 2024, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2025, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.D to the consolidated financial statements, the Company has suffered recurring losses and negative cash flows from operations since inception, and as of December 31, 2025, the Company incurred accumulated losses of $251 million. Further, as discussed in note 1.D, Company’s operations have been funded substantially through the issuance of shares and warrants, and convertible notes. These factors and the Company’s dependency on external funding for its operations, raises substantial doubts about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are described in Note 1.D. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Tel-Aviv, Israel	Ziv Haft
March 19, 2026, except for Notes 26.5 and 26.6, as to which date is July 1, 2026.	/s/ Ziv Haft
We have served as the Company’s auditor since 2022	Certified Public Accountants (Isr.)
BDO Member Firm

F-2

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

		December 31, 2025	December 31, 2024
	Note	US$ in thousands
Current assets
Cash and cash equivalents		12,201	2,343
Other current receivables	3	587	1,993
Total current assets		12,788	4,336
Non-current assets
Intangible assets, net	6	7,916	12,328
Goodwill	6	20,120	26,144
Property, plant and equipment, net	4	165	268
Right of use assets	13	336	348
Investment in associated company	5	114	105
Total non-current assets		28,651	39,193

Total assets		41,439	43,529
Current liabilities
Trade payables		8,720	9,432
Other payables	14	4,217	4,350
Short term loan	12	-	1,000
Convertible notes	7	8,295	3,651
Warrants - derivative financial liability	11	5	1,384
Bridge loans liabilities	8	453	902
Lease liabilities	13, 24	42	81
Total current liabilities		21,732	20,800
Non-current liabilities
Lease liabilities	13	382	337
Total non-current liabilities		382	337

Total liabilities		22,114	21,137
Equity
Issued capital and additional paid-in capital	15	264,629	89,976
Foreign currency translation reserve		(4,827)	(1,797)
Transaction with non-controlling interest reserve		258	258
Accumulated losses		(251,204)	(82,026)
Total equity attributable to owners of the parent		8,856	6,411
Non- controlling interest		10,469	15,981
Total equity		19,325	22,392
Total equity and liabilities		41,439	43,529

/s/ Amir Bader	/s/ Haggai Alon	/s/ Richard Gordon Hayes	March 19, 2026
Amir Bader Interim Chief Financial Officer	Haggai Alon Chief Executive Officer	Richard Gordon Hayes Audit Committee Chairperson	Date of approval of financial statements

The accompanying notes are an integral part of the financial statements.

F-3

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

		Year ended
		December 31, 2025		December 31, 2024		December 31, 2023
	Note	US$ in thousands
General and administrative expenses	16	120,099		12,729		16,567
Research and development expenses	17	11,228		3,059		2,711
Selling and marketing expenses	18	4,112		992		661
Impairment and amortization	6	10,850		11,085		-
Listing expenses		-		-		16,802
Operating loss		(146,289)		(27,865)		(36,741)
Finance expenses		40,703		13,493		7,891
Finance income		12,402		5,957		1,580
Gain from remeasurement of investment in associated company		-		-		22,164
Share of net profit (loss) of associated companies	5	-		-		(101)
Loss before income tax		(174,590)		(35,401)		(20,989)
Income tax	19	-		-		-
Net loss		(174,590)		(35,401)		(20,989)
Other comprehensive loss:		(3,130)		(1,265)		(283)

Total comprehensive loss		(177,720)		(36,666)		(21,272)

Net loss attributable to:
Equity holders of the Company		(169,178)		(31,092)		(20,914)
Non- controlling interest		(5,412)		(4,309)		(75)

Basic and diluted loss per share attributable to shareholders (US$ in thousands)	20	(37	)(1)	(138,537	)(1)	(9,272,541	)(1)

(1)	The share and per share information in these financial statements reflects the 1-for-75, 1-for-28.5, 1-for-4.1 1-for-7, 1-for-10.89958, 1-for-8,1:4.8828125, 1-for-20 and 1-for-2.285 reverse share splits became effective on July 15, 2024, January 15, 2025, June 16, 2025, August 7, 2025, October 23, 2025, November 18, 2025 February 17, 2026, May 11, 2026 and June 1, 2026, respectively, of the Company’s issued and outstanding Ordinary Shares (the “Reverse Stock Splits”). See also Note 1.F- 1.K and 26.3, 26.5 and 26.6.

The accompanying notes are an integral part of the consolidated financial statements.

F-4

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital and Additional paid-in capital	Transaction with non-controlling interest	Foreign currency translation reserve	Accumulated loss	Total equity attributable to owners of the parent	Non- controlling interests	Total equity

Balance as of January 1, 2025	89,976	258	(1,797)	(82,026)	6,411	15,981	22,392
Comprehensive loss
Net loss	-	-	-	(169,178)	(169,178)	(5,412)	(174,590)
Other comprehensive loss	-	-	(3,030)	-	(3,030)	(100)	(3,130)
Total comprehensive loss	-	-	(3,030)	(169,178)	(172,208)	(5,512)	(177,720)

Share-based compensation	114,205	-	-	-	114,205		114,205
Conversion of convertible notes into ordinary shares	43,146	-	-	-	43,146	-	43,146

Conversion of short term loan into ordinary shares	4,134	-	-	-	4,134	-	4,134
Equity issuance to investors	10,529	-	-	-	10,529	-	10,529

Issuance of ordinary shares -SEPA facility fee	2,639	-	-	-	2,639	-	2,639
Balance as of December 31, 2025	264,629	258	(4,827)	(251,204)	8,856	10,469	19,325

The accompanying notes are an integral part of the consolidated financial statements.

F-5

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital and Additional paid-in capital	Transaction with non-controlling interest	Foreign currency translation reserve	Accumulated loss	Total equity attributable to owners of the parent	Non- controlling interests	Total equity

Balance as of January 1, 2024	62,901	-	(491)	(50,934)	11,476	20,768	32,244
Comprehensive loss
Net loss	-	-	-	(31,092)	(31,092)	(4,309)	(35,401)
Other comprehensive loss	-	-	(1,306)	-	(1,306)	41	(1,265)
Total comprehensive loss	-	-	(1,306)	(31,092)	(32,398)	(4,268)	(36,666)

Issuance of ordinary shares, net	1,684	-	-	-	1,684	-	1,684
Share-based compensation	3,657	-	-	-	3,657	-	3,657
Conversion of convertible notes into ordinary shares	7,529	-	-	-	7,529	-	7,529
Conversion of bridge loan into ordinary shares and warrants	128	-	-	-	128	-	128
Conversion of pre-paid advanced into ordinary shares	527	-	-	-	527	-	527
Issuance of investment units	2,699	-	-	-	2,699	-	2,699
Exercise of warrants and options into ordinary shares, net	10,590	-	-	-	10,590	-	10,590
Transaction with non-controlling interests	261	258	-	-	519	(519)	-
Balance as of December 31, 2024	89,976	258	(1,797)	(82,026)	6,411	15,981	22,392

The accompanying notes are an integral part of the consolidated financial statements.

F-6

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

	Issued capital and Additional paid-in capital	Foreign currency translation reserve	Accumulated loss	Total equity attributable to owners of the parent	Non- controlling interests	Total equity

Balance as of January 1, 2023	32,713	(537)	(30,020)	2,156	-	2,156
Comprehensive loss
Net loss	-	-	(20,914)	(20,914)	(75)	(20,989)
Other comprehensive income	-	46	-	46	17	63
Total comprehensive loss	-	46	(20,914)	(20,868)	(58)	(20,926)

Issuance of ordinary shares, net	4,896	-	-	4,896	-	4,896
Recapitalization due to issuance of ordinary shares following the SPAC transaction, net	11,460	-	-	11,460	-	11,460
Share-based compensation	3,269	-	-	3,269	-	3,269
Conversion of financial liabilities into ordinary shares	5,955	-	-	5,955	-	5,955
Exercise of options into ordinary shares	10	-	-	10	-	10
Issuance of ordinary shares and warrants B, net	1,837	-	-	1,837	-	1,837
Conversion of warrants A into ordinary shares	1,008	-	-	1,008	-	1,008
Exercise of warrants B into ordinary shares, net	888	-	-	888	-	888
Issuance of warrants B after reset	865	-	-	865	-	865
Non-controlling interests arising from initially consolidated companies	-	-	-	-	20,826	20,826
Balance as of December 31, 2023	62,901	(491)	(50,934)	11,476	20,768	32,244

The accompanying notes are an integral part of the consolidated financial statements.

F-7

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
	US$ in thousands
Cash flows from operating activities:
Loss before tax for the year	(174,590)	(35,401)	(20,914)
Share based compensation	114,205	3,657	3,269
Issuance of restricted shares to investors	7,811	-	-
Depreciation and amortization	3,450	2,273	225
Decrease in other current receivables	1,239	140	2,938
Impairment of intangible assets	1,542	2,197	-
Impairment of goodwill	6,025	6,813	-
Increase (decrease) in trade payables	(862)	(2,780)	2,074
Increase (decrease) in other payables	(440)	1,761	(235)
Increase in other liabilities	-	-	19
Revaluation of financial liabilities at fair value	(1,500)	1,890	1,496
Interest expenses and revaluation of convertible notes	18,812	6,818	3,899
Financial expenses due to bridge loans principal amounts	44	435	-
Remeasurement of investment in associated company	-	-	(22,164)
Interest expenses due to short term loan	3,634	-	-
Share in losses of associated companies, net	-	-	101
Issuance of ordinary shares and warrants due to underwriter fees	990	238	11
Issuance cost due to inducement Alpha warrant B’s exercise price	-	184	-
Issuance of ordinary shares due to commitment/facility fee	2,639	460	-
SPAC transaction - listing costs	-	-	16,802
Net cash flow used in operating activities	(17,001)	(11,314)	(12,479)

Cash flows from investing activities:
Purchase of property, plant and equipment	-	(21)	(60)
Capitalized development cost	-	(169)	(976)
Net cash flow used in investing activities	-	(190)	(1,036)

Cash flows from financing activities:
Repayment of short-term loan	(500)	-	-
Repayment of convertible notes	(563)	-	-
Payment of lease liabilities	(53)	(80)	(42)
Repayment of bridge loans	(370)	(34)	(30)
Repayment of pre-paid advances/ advance payment for equity, net	-	(423)	2,679
Proceeds from issuance of ordinary shares and pre-funded warrants	-	6,945	2,630
Exercise of warrants and pre-funded warrants into ordinary shares	-	2,399	642
Proceeds from issuance of convertible notes and warrants, net	31,231	3,303	2,606
Proceeds from short term loan	-	1,000	-
Proceeds from issuance of bridge loans and warrants	-	-	550
Issuance of shares in the SPAC transaction, net	-	-	2,919
Net cash flow provided by financing activities	29,745	13,110	11,954

Increase (decrease) in cash and cash equivalents	12,744	1,606	(1,561)
Cash and cash equivalents at beginning of year	2,343	168	1,398
Exchange rate differences on cash and cash equivalent	(2,886)	569	331
Cash and cash equivalents at end of year	12,201	2,343	168

F-8

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
	US$ in thousands
Appendix A – Non-cash transactions during the year:
Conversion of financial liability into ordinary shares	4,134	645	5,330
Conversion of bridge loans into ordinary shares and warrants	6	128	5,192
Conversion of convertible notes and warrants into ordinary shares	43,146	8,530	175
Exercise of cashless options into ordinary shares	-	314	2,925
Exercise of warrants and pre-funded warrants into ordinary shares	-	4,824	1,008
Issuance cost	-	152	-
Other current receivable in connection to exercise of Series A Common Warrant	-	1,510	-
Remeasurement of investment in associated company	-	-	(22,164)
Issuance of warrants to the placement agent in connection to RBW May agreement	(1,728)	-	-

The accompanying notes are an integral part of the consolidated financial statements.

F-9

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands)

NOTE 1 - GENERAL:

A.	SMX (Security Matters) Public Limited Company (“Security Matters” or the “Company” and together with its subsidiaries, the “Group” or the “consolidated entity”) was incorporated on July 1, 2022 under the laws of Ireland with registered number 722009 and its registered office at Mespil Business Center, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6. The Company was incorporated in 2022 as part of the Business Combination (see Note 1.B).

The Group provides one solution to solve both authentication and track challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer. Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

The Company continues to expand its strategic focus across multiple high-growth sectors, including advanced materials, precious metals, and circular economy solutions. This includes expansion into key global markets such as Europe, Asia (e.g Japan, Korea, Singapore) and the Middle East (e.g. UAE), development of digital asset capabilities including tokenization of materials, and integration of complementary technologies to deliver end-to-end solutions to clients. The Company is also advancing applications across industries including automotive, electronics, and critical minerals, positioning its platform as a comprehensive infrastructure layer for supply chain traceability and circularity

The Company is developing capabilities for the tokenization of physical materials, enabling the creation of digital assets backed by verified physical provenance, including applications in metals and other high-value materials.

B.	On March 7, 2023 (the “Closing Date”) the Company completed its SPAC transaction (the “Business Combination”) with Lionheart III Corp (“Lionheart”), following that Lionheart and Security Matters PTY Ltd. (formerly named Security Matters Limited, which was incorporated in May 2018 under Australian law) became the Company’s wholly-owned subsidiaries and the Company listed its ordinary shares and public warrants on the NASDAQ stock market under the tickers SMX and SMXWW, respectively. On July 26, 2022, Security Matters PTY Ltd. and Lionheart, a publicly traded special purpose acquisition company (SPAC), entered into a business combination agreement (the “BCA”) and accompanying scheme implementation deed (“SID”). Under the BCA, the existing Lionheart stockholders received the Company’s shares and warrants in exchange for their existing Lionheart shares and warrants and all shares existed in Security Matters PTY Ltd. were cancelled in return for the Company’s shares and resulting in Security Matters PTY Ltd. becoming a wholly owned subsidiary of the Company. Security Matters PTY Ltd. shareholders received consideration of 1 ordinary share per 10.3624 Security Matters PTY Ltd. shares, having an implied value of $10.00 per ordinary share and the Company became the holder of all of the issued shares in Security Matters PTY Ltd. and Lionheart, with Security Matters PTY Ltd. being delisted from the Australian Stock Exchange.

The Business Combination resulted in 97.58% redemption by Lionheart’s public shareholders which resulted in leaving $3,061 of funds remaining in the trust account.

C.	On October 3, 2023, the Company signed an agreement with True Gold Consortium Pty Ltd.’s (“TrueGold”) shareholders to acquire an additional 7.5% which increased the Company’s holdings to 51.9% in TrueGold and resulted in the Company’s gaining control over TrueGold. On July 10, 2024, the Company’s ownership percentage in TrueGold increased from 51.9% to 52.9% as part of the LOI agreement with PMB.

D.

As of December 31, 2025, the Company incurred accumulated losses of $251 million and continued to incurred operating losses and negative cash flows from operating activities during to date of these financial statements. The Company has not yet generated revenues and is required to obtain additional financing in order to continue to operate. The Company continues to actively manage its capital structure through a combination of equity financing, strategic partnerships, and access to committed capital facilities. These initiatives are designed to support the Company’s transition toward large-scale commercialization. While additional funding will be required to support long-term growth, management believes that the Company’s current strategy and access to capital provide a reasonable basis to continue operations. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

F-10

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 1 – GENERAL (CONT.):

During the period, the Company entered into convertible securities funding agreements up to $42.8 million of principal amount before 20% Original Issuance Discount (“OID”) and a Standby Equity Purchase Agreement of $100 million (hereafter “SEPA”) in addition to cash repayment of bridge loans, short term loan and convertible note in the amount of $1,433. The Company plans to continue the issuance of shares and warrants and secure convertible notes and other funding sources such as the increase of the SEPA by additional $150 million (see note 26.2). While future funding remains subject to market conditions, the Company continues to actively pursue multiple financing pathways, including equity facilities, strategic investors, and capital markets initiatives, to support its operational and commercialization objectives. There are no assurances, however, that the Company will be able to obtain an adequate level of financial resources that are required for the Company’s long-term business plan. Considering the above, the Company’s dependency on external funding for its operations raises a substantial doubt about the Company’s ability to continue to operate as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

E.	The Company operates primarily with 9 wholly owned subsidiaries and 2 majority owned subsidiaries, all of which have been consolidated in these consolidated financial statements

Controlled entity	Country of Incorporation	Percentage Owned December 31, 2025	Percentage Owned December 31, 2024
Security Matters (SMX) PLC	Ireland	100%	100%
Security Matters PTY Ltd. (Formerly - Security Matters Limited)	Australia	100%	100%
Lionheart III Corp	USA	100%	100%
SMX (Security Matters) Ireland Limited	Ireland	100%	100%
SMX Fashion and Luxury	France	100%	100%
TrueSilver SMX Platform Ltd.	Canada	100%	100%
SMX (Security Matters) Israel Ltd. (Formerly - Security Matters Ltd.)	Israel	100%	100%
Security Matters Canada Ltd.	Canada	100%	100%
SMX Beverages Pty Ltd.	Australia	100%	100%
SMX Circular Economy Platform PTE, Ltd.	Singapore	70%	70%
True Gold Consortium Pty Ltd.	Australia	52.9%	52.9%
SMX Circular Economy FZCO *	UAE	100%	-

In addition, the Company’s has the following investments in associated company:

Entity	Country of Incorporation	Percentage Owned December 31, 2025	Percentage Owned December 31, 2024
Yahaloma Technologies Inc.	Canada	50%	50%

The proportion of ownership interest is equal to the proportion of voting power held.

*	On March 26, 2025, the Company established a fully owned entity incorporated in Dubai Multi Commodities Centre Authority, United Arab Emirates.
*	The Company’s Irish structure supports its intellectual property strategy, enhancing protection, licensing efficiency, and future revenue generation from its technology portfolio

F-11

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 1 – GENERAL (CONT.):

F.	On July 15, 2024, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 75:1 under the symbol “SMX,” with a new CUSIP number of G8267K208 and ISIN code IE000IG23NR9. Approved by shareholders and Board of Directors on June 11, 2024. This reverse split consolidated every 75 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 44.8 million to approximately 597 thousand. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the Ordinary Shares increased from $0.0022 to $0.165. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. All share, options and warrants amount in these December 31, 2025, financial statements are presented post this reverse stock split.

G.

On January 15, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 28.5:1 under the symbol “SMX,” with a new CUSIP number of G8267K158 and ISIN code IE000WZ90ZV5. Approved by shareholders and Board of Directors on December 10, 2024. This reverse split consolidated every 28.5 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 33,155 thousand to approximately 1,163 thousand. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the Ordinary Shares increased from $0.165 to $4.70250014886352. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. All share, options and warrants amount in these December 31, 2025, financial statements are presented post this reverse stock split.

H.	On June 16, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 4.1:1 under the symbol “SMX,” with a new CUSIP number of G8267K 166 and the new ISIN code IE000B8AU702. Approved by shareholders and Board of Directors on April 15, 2025, this reverse split consolidated every 4.1 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 4 million to approximately 1 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000000001 to $0.000000000000041. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these December 31, 2025, financial statements are presented post this reverse stock split.

I.

On August 7, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post- reverse stock split of 7:1 under the symbol “SMX,” with a new CUSIP number of G8267K2174 and the new ISIN code IE000TB5RTG4. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 7.0 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 9 million to approximately 1 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000000041 to $0.000000000000287. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these December 31, 2025, financial statements are presented post this reverse stock split.

F-12

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 1 – GENERAL (CONT.):

J.	On October 23, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 10.89958:1 under the symbol “SMX,” with a new CUSIP number of G8267K182 and the new ISIN code IE000UPDVNX9. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 10.89958 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 15.5 million to approximately 1.4 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.000000000000287 to $0.00000000000312817946. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these December 31, 2025, financial statements are presented post this reverse stock split.

K.	On November 18, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 8:1 under the symbol “SMX,” with a new CUSIP number of G8267K307 and the new ISIN code IE000UPDVNX9. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 8 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 8.4 million to approximately 1.05 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000000312817946 to $0.00000000002502543568 per share. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these December 31, 2025, financial statements are presented post this reverse stock split.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

The significant accounting policies followed in the preparation of the financial statements, on a consistent basis, are:

Basis of preparation

These financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (“IASB”). The financial statements have been prepared under the historical cost convention except for certain financial liabilities which are measured at fair value.

Principles of consolidation

Subsidiaries are all those entities over which the Company has control. The Company controls an entity when it is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is obtained by the Company and until the date that control is lost.

Intercompany transactions between entities in the consolidated entity are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of the impairment of the asset transferred.

F-13

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Investments in associated companies

Investments in associated companies are accounted under the equity method and are initially recognized at cost. The investment’s cost includes transaction costs. The consolidated financial statements include the Group’s share in net income or loss, in other comprehensive income or loss, and in the net assets of associated companies accounted by the equity method from the date when significant influence or joint control materialized, until the date on which the conditions for significant influence or joint control are no longer met.

Losses of an associate in amounts which exceed its equity are recognized by the Company to the extent of its investment in the associate plus any losses that the Company may incur as a result of a guarantee or other financial support provided in respect of the associate.

Reverse acquisition transaction

The result of the merger between the Company and Security Matters PTY Ltd. as described in Note 1.B is that legally the Company owns the entire share capital of Security Matters PTY Ltd.

Accordingly, for financial reporting purposes, Security Matters PTY Ltd. (the legal subsidiary) is the accounting acquirer, and the Company (the legal parent) is the accounting acquiree. The consolidated financial statements prepared following the reverse acquisition are issued under the name of the Company, but they are a continuation of the financial statements of Security Matters PTY Ltd. and reflect the fair values of the assets and liabilities of the Company (the acquiree for accounting purposes), together with a deemed issuance of shares by Security Matters PTY Ltd. at fair value based on the quoted opening share price of the Company in its first trading day following the closing of the business combination transaction ($11,599), and a recapitalization of its equity. This deemed issuance of shares is in fact both an equity transaction under IAS 32 (receiving the net assets of the Company) and an equity-settled share-based payment transaction under IFRS 2 (receiving the listing status of the Company). The difference, in the amount of $16,802, between the fair value of the shares deemed to have been issued by Security Matters PTY Ltd. and the fair value of the Company’s identifiable net assets represent a payment for the service of obtaining a stock exchange listing for its shares and it is therefore expensed immediately to profit or loss at the closing date.

The Company is initially consolidated in the financial statements from the closing date of the Business Combination. Substantially all of the assets and liabilities of the Company were comprised of marketable securities held in a trust account ($4,921) and trade and other payables and warrants ($10,127) respectively, with fair values that were equivalent to their carrying amounts. Below are the implications of the accounting treatment on the financial statements:

1.	The assets and liabilities of Security Matters PTY Ltd. have been recognized and measured in these consolidated financial statements at their pre-combination carrying amounts.

2.	The retained earnings and other equity balances recognized in those consolidated financial statements are the retained earnings and other equity balances of Security Matters PTY Ltd. immediately before the Business Combination.

3.	The amount recognized as issued equity instruments in these consolidated financial statements has been determined by adding to the issued equity of Security Matters PTY Ltd. immediately before the Business Combination the fair value of the deemed issuance of shares, as described above. However, the equity structure (the number and type of shares issued) reflects the equity structure of the Company, including the shares issued by the Company through recapitalization. Accordingly, the equity structure of Security Matters PTY Ltd. (issued capital and addition paid in capital) in comparative periods is restated using the exchange ratio established in the Business Combination to reflect the number and par value of shares of the Company issued in the reverse acquisition transaction.

F-14

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

4.	The statement of comprehensive loss reflects that of Security Matters PTY Ltd. for the full period together with the post-acquisition results of the Company from the Closing Date. Loss per share of Security Matters PTY Ltd. for periods prior to the acquisition date is restated such the denominator of the historical loss per share calculation is adjusted by multiplying the weighted-average shares used in each historically reported loss per share calculation by the exchange ratio established in the Business Combination.

Foreign currency

The consolidated financial statements are prepared in US Dollars, which is the functional and presentation currency of the Company. The functional currency of Lionheart III Corp is US Dollar. The functional currency of SMX Fashion and Luxury is EURO. The functional currency of True Silver SMX Platform is Canadian Dollars. The functional currency of SMX (Security Matters) Ireland Limited is US Dollar. The functional currency of SMX Circular Economy Platform PTE, Ltd. is Singapore Dollar. The functional currency of Security Matters Pty Ltd. is Australian Dollar. The functional currency of Security Matters Ltd. (Israel) is New Israeli Shekel. The functional currency of Security Matters Canada Ltd. is Canadian Dollar. The functional currency of SMX Beverages Pty Ltd. is Australian Dollar. The functional currency of True Gold is Australian Dollar. The functional currency of SMX Circular Economy FZCO is Emirati Dirham.

Transactions and balances in foreign currencies are converted into US Dollars in accordance with the principles set forth by International Accounting Standard (IAS) 21 (“The Effects of Changes in Foreign Exchange Rates”). Accordingly, transactions and balances have been converted as follows:

●	Assets and liabilities – at the rate of exchange applicable at the reporting date.
●	Expense items – at annual average rate at the statements of financial position date.
●	Share capital, capital reserve and other capital movement items were at the rate of exchange as of the date of recognition of those items.
●	The accumulated deficit was based on the opening balance for the beginning of the reporting period in addition to the movements mentioned above.
●	Exchange gains and losses from the aforementioned conversion are recognized in the statement of other comprehensive losses in the Foreign Currency Translation Reserve.

Issue of a unit of financial instruments

The issue of a unit of financial instruments such as a financial liability (e.g., a loan) and free-standing derivative (e.g. warrants) involves the allocation of the proceeds received (before issuance costs) to financial derivatives and other financial instruments measured at fair value in each period and to financial liabilities that are measured at amortized cost, with residual allocated to equity instruments. Issuance costs are allocated to each component pro rata to the amounts determined for each component in the unit.

F-15

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Fair value measurement

Fair value is the price that would be received when selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

A.	In the principal market for the asset or liability; or
B.	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible to the Group.

The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.

A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Classification of financial instruments by fair value hierarchy

The financial instruments presented in the statements of financial position at fair value are grouped into classes with similar characteristics using the following fair value hierarchy which is determined based on the source of input used in measuring fair value:

Level 1	-	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	Inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.
Level 3	-	Inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

Financial assets

The Group classifies its financial assets into one of the following categories, depending on the purpose for which the asset was acquired. The Group’s accounting policy for each category is as follows:

Other receivables: These assets are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise principally through the provision of goods and services, but also incorporate other types of contractual monetary asset. These assets are carried at amortized cost less any provision for impairment.

The Group has no financial assets classified at fair value through profit or loss.

F-16

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Financial liabilities

financial liabilities measured at amortized cost:

Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of financial liability.

After initial recognition, the Group measures all financial liabilities at amortized cost using the effective interest rate method, which ensures that any interest expense over the period is at a constant interest rate on the balance of the liability carried in the statement of financial position, except for financial liabilities which are measured at fair value through profit or loss.

measured at fair value through profit or loss:

These financial liabilities comprise of derivatives that are options which are to be settled in equity instruments but nevertheless do not meet the definitions of equity instruments. The Group measures those financial liabilities at fair value. Transaction costs are recognized in profit or loss. After initial recognition, changes in fair value are recognized in profit or loss.

Impairment of non-financial assets

Intangible assets and goodwill that have an indefinite useful life are not subject to amortization and are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. Other non-financial assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount. Recoverable amount is the higher of an asset’s fair value less costs of disposal and value-in-use. The value-in-use is the present value of the estimated future cash flows relating to the asset using a pre-tax discount rate specific to the asset or cash-generating unit to which the asset belongs. Assets that do not have independent cash flows are grouped together to form a cash-generating unit.

Property, plant and equipment

Items of property, plant and equipment are initially recognized at cost. Cost includes directly attributable costs and the estimated present value of any future costs of dismantling and removing items. Depreciation is computed by the straight-line method, based on the estimated useful lives of the assets, as follows:

%
Computers	33
Machines and equipment	20
Furniture and office equipment	10
Leasehold improvements	8

Leasehold improvements are depreciated over the term of the expected lease including optional extension, or the estimated useful lives of the improvements, whichever is shorter.

F-17

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Reimbursement of research and development expenses

Reimbursements in proof of concept (POC) agreements of expenditures on research and development in order to achieve commercial agreement once this activity is successful, are offset in profit or loss against the related expenses (research and development expenses). Any IP generated from this activity remains at the ownership of the Group.

Right-of-use assets

All leases are accounted for by recognizing a right-of-use asset and a lease liability, excluding leases where the lease term is 12 months or less, or where the underlying asset is of low-value. These leases expenditures are recognized on a straight-line basis over the lease term. A right-of-use asset is recognized at the commencement date of a lease. The right-of-use asset is measured at cost, which comprises the initial amount of the lease liability, adjusted for, as applicable, any lease payments made at or before the commencement date net of any lease incentives received.

Right-of-use assets are depreciated on a straight-line basis over the unexpired period of the lease or the estimated useful life of the asset, whichever is the shorter. Where the Group expects to obtain ownership of the leased asset at the end of the lease term, the depreciation is over its estimated useful life. Right-of-use assets are subject to impairment or adjusted for any remeasurement of lease liabilities.

Lease liabilities

All leases are accounted for by recognizing a right-of-use asset and a lease liability. Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined by reference to the rate implicit in the lease unless (as is typically the case) this is not readily determinable, in which case the Group’s incremental borrowing rate on commencement of the lease is used. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

On initial recognition, the carrying value of the lease liability also includes:

●	amounts expected to be payable under any residual value guarantee.
●	the exercise price of any purchase option granted in favor of the Group if it is reasonably certain to exercise that option.
●	any penalties payable for terminating the lease, if the term of the lease has been estimated on the basis of termination option being exercised.

Subsequent to initial measurement lease liabilities increase as a result of interest charged at a constant rate on the balance outstanding and are reduced for lease payments made. Lease liabilities are remeasured when there is a change in future lease payments arising from a change in an index or rate or when there is a change in the assessment of the term of any lease the remeasurement being recognized in front of the right of use assets.

F-18

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Capitalized technology development costs

Expenditures on research activities are recognized in profit or loss as incurred. Expenditures on internally developed products are mainly employee salaries and legal fees for filing of patents and are capitalized when the Group demonstrates all the following criteria:

a.	The technical feasibility of completing the intangible asset so that it will be available for use or sale.

b.	The intention to complete the intangible asset and use or sell it.

c.	The ability to use or sell the intangible asset.

d.	The probability of the intangible asset to generate future economic benefits. Among other things, the Group considers the existence of a market for the output of the intangible asset or the intangible asset itself or, if it is to be used internally, the usefulness of the intangible asset.

e.	The availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.

f.	The ability to measure reliably the expenditures attributable to the intangible asset during its development.

The recognition criteria above are considered by the Group at each stage of development to determine when the criteria have been initially met in full.

The technical feasibility criteria is determined to be met when a the milestone of initial marking and reading capabilities is satisfied. The milestone’s identification occurs only following a detailed broad mapping of the raw material characteristics and establishing the formula for the chemical marker architecture to be embedded into the raw material based on industry standards and regulations. The result is the initial evidence that the x-ray algorithm of the designated reader is in a stage that can identify the marker and convey information. At this stage, the Group believes that the technical feasibility of completing the development for use is probable.

The Group notes that technical feasibility has been established and the achieved technology is ready for the next stage which consists of performing a proof-of-concept pilot with an industry partner, in order to adapt the technology for the relevant industry and adjust the development to meet the industry’s needs.

F-19

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Capitalized technology development costs (Cont.)

Currently, the Group’s capitalized development activities focus on:

1.	Development of marker architecture to be embedded topically or in-situ (application) for each material/product within the optimal industrial manufacturing phase, based on industry standards and regulations.
2.	Semi Industrial scale – technology implementation in semi-industrial production.
3.	Development of a digital platform to support the end-to-end traceability from raw material to final product to recycling.

The Group’s management has the full intention to complete the development of the technology and ultimately to sell it. This intention is demonstrated by initiating partnerships with industry market leaders and continuing the development into the next phase. The Group’s intention is also reflected in the Group’s approved budget.

The Group’s management intends to concentrate its future sales and marketing efforts in the U.S. and Asia Pacific markets, including, but not limited to, recruitment of sales and marketing personnel. It plans to advance successful proof-of-concept pilots performed with industry leading partners, and further advance its innovative technology and commercialization efforts and collaborations in the segments relevant to its technology.

The Group’s business model targets leading brands and manufacturers in order to create a new market standard for circular economy solutions, brand authentication and supply chain integrity. The Company is currently in the transition phase from technology validation to commercial deployment. Revenue generation is expected to scale as proof-of-concept programs and strategic partnerships convert into commercial agreements, particularly within large enterprise and government-led ecosystems. The Group’s technology is applicable for multiple industries such as gold, fashion, electronics and circular economy – plastic and rubber. The Group is able to provide an adaptive solution for multiple market segments, based on a unified technology solution, through collaborative relationships with leading market companies which provide it with access to various potential entities to sell its solution. This is part of the Group’s strategy to create strategic partnerships with market leaders across its main segments of activity. The Group believes that this close collaboration with market leaders, and developing a product that meets their requests, suggest that there is a strong potential market for its development.

Adequate technical and financial resources are available to complete the development; the development will be completed by the Group’s technology team which consists of professional experienced scientists and engineers, with a track record in the industrial sector and with financial resources successfully raised through the issuance of ordinary shares and loans. The Group has already accomplished its core technology development and is currently focused on development of specific adjustments for different market segments. This stage is focused and short-termed, therefore, management believes that limited financial resources are required for completing the development and that there is high probability for commencing commercial agreements following the successful proof-of-concept pilots. The Company is focused on establishing industry-wide adoption through collaboration with leading partners, with the objective of creating standardized solutions across multiple sectors including plastics, metals, and supply chain authentication.

The Group has financial systems in place that allow it to maintain records in sufficient detail that enable it to measure reliably the expenditures attributable to the intangible asset during its development.

Development expenditures not satisfying all the above criteria are recognized in the consolidated statement of comprehensive income as incurred.

Subsequent measurement

In subsequent periods, capitalized development expenditures are measured at cost less accumulated amortization and accumulated impairment losses.

An asset is ready for its intended use, when the developed technology becomes operational and the Group completes an initial customization.

F-20

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Capitalized technology development costs (Cont.)

Intangible assets with a finite useful life are amortized over their estimated useful lives and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for intangible assets are reviewed at least at each year end.

The carrying amount of these assets is reviewed whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the asset is considered to be impaired, the amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. An expenditure incurred in development activities, including the Group’s software development is capitalized only where it clearly increases the economic benefits to be derived from the asset to which it relates, the expenditure will lead to new or substantially improved products, the products are technically and commercially feasible and the Group has sufficient resources to complete the development and reach the stage for which the product is ready for use.

All other expenditure, including those incurred in order to maintain an intangible assets current level of performance, is expensed as incurred.

Share-based compensation

The Group measures the share-based expense and the cost of equity-settled transactions with employees and service providers by reference to the fair value of the equity instruments at the date at which they are granted. The Group selected the Black-Scholes model as the Group’s option pricing model to estimate the fair value of the Group’s options awards. The model is based on share price, grant date and on assumptions regarding expected volatility, expected life of the options, expected dividend, and a no risk interest rate. As for granted options which are settled in equity instruments, the fair value of the options at the grant date is charged to the statement of comprehensive loss over the vesting period. Non-market vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each reporting date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest.

F-21

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

New standards, interpretations and amendments not yet effective

There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Group has decided not to adopt early.

The following amendments are effective for the annual reporting period beginning January 1, 2026:

●Amendments to the Classification and Measurement of Financial Instruments (Amendment s to IFRS 9 Financial Instruments and IFRS 7 Financial Instruments: Disclosures)

●Contracts Referencing Nature -dependent Electricity (Amendments to IFRS 9 and IFRS 7)

The following standards and amendments are effective for the annual reporting period beginning January 1, 2027:

● IFRS 18 Presentation and Disclosure in Financial Statements

●IFRS 19 Subsidiaries without Public Accountability: Disclosures.

The Group is currently assessing the effect of these new accounting standards and amendments.

IFRS 18 Presentation and Disclosure in Financial Statements, which was issued by the IASB in April 2024 supersedes IAS 1 and will result in major consequential amendments to IFRS Accounting Standards including IAS 8 Basis of Preparation of Financial Statements (renamed from Accounting Policies, Changes in Accounting Estimates and Errors). Even though IFRS 18 will not have any effect on the recognition and measurement of items in the consolidated financial statements, it is expected to have a significant effect on the presentation and disclosure of certain items. These changes include categorisation and sub-totals in the statement of profit or loss, aggregation/disaggregation and labelling of information, and disclosure of management-defined performance measures.

The Group does not expect to be eligible to apply IFRS 19.

The significant accounting judgments, estimates and assumptions followed in the preparation of the financial statements, on a consistent basis, are:

In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the consolidated financial statements.

The preparation of the consolidated financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities and expenses. Changes in accounting estimates are reported in the period of the change in estimate. The key assumptions made in the financial statements are discussed below.

F-22

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

Share based compensation

The Group has a share-based remuneration scheme for employees. The fair value of share options is estimated by using the Black-Scholes model, which was derived to model the value of the firm’s equity over time. The simulation model was designed to take into account the unique terms and conditions of the performance shares and share options, as well as the capital structure of the firm and the volatility of its assets, on the date of grant based on certain assumptions. Those conditions are described in the share-based compensation note and include, among others, the dividend growth rate, expected share price volatility and expected life of the options. The fair value of the equity settled options granted is charged to the statement of profit or loss over the vesting period of each tranche and the credit is taken to equity, based on the consolidated entity’s estimate of shares that will eventually vest.

Intangible assets

The Group capitalizes costs for its developed projects when specific criteria are met. Initial capitalization of costs is based on management’s judgement that technological and economic feasibility is achievable, usually when a product development project has reached a defined milestone according to an established project management model. The management makes assumptions regarding the expected future economic benefit to be derived from the intangible asset and therefore whether the capitalized costs are expected to be recovered.

This amount of capitalized costs includes significant investment in the development of marking and reading capabilities in the subject material. Prior to being marketed, the Group will obtain a proof-of-concept pilot with an industry leading partner. The innovative nature of the product gives rise to some judgement as to whether the proof-of-concept will be successful such that it will lead to obtaining commercial contracts with customers. See also note 6.

Management bases its estimates on historical experience, assumptions, and information currently available and deemed to be reasonable at the time the consolidated financial statements are prepared. However, actual amounts may differ from the estimated amounts as more detailed information becomes available. Estimates and assumptions are reviewed on an ongoing basis and, if necessary, changes are recognized in the period in which the estimate is revised.

Impairment of goodwill and intangible assets

The Group reviews goodwill for impairment at least once a year or more frequently if events or changes in circumstances indicate that there is impairment. Goodwill is tested for impairment by assessing the recoverable amount of the cash-generating unit to which the goodwill has been allocated. This requires management to make an estimate of the projected future cash flows from the continuing use of the cash-generating unit to which the goodwill is allocated and also to choose a suitable discount rate for those cash flows. See more information in note 6.

F-23

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS (CONT.):

The carrying values of the long-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. If any indication exists, then the asset’s recoverable amount is estimated. Determining the recoverable amount is subjective and requires management to estimate project future cash flows, among other factors. Future events and changing market conditions may impact on the assumptions as to prices, costs or other factors that may result in changes to the estimates of future cash flows. If the Group concludes that a definite or indefinite long-lived intangible asset is impaired, the Group recognize a loss in an amount equal to the excess of the carrying value of the asset over its fair value at the date of impairment. The fair value at the date of the impairment becomes the new cost basis and will result in a lower depreciation expense than for periods before the asset’s impairment.

Financial liabilities at fair value

The fair value of financial liabilities at fair value was estimated by using a Black Scholes model and Monte-Carlo simulation approach, which was aimed to model the value of the Group’s assets over time. The simulation approach was designed to take into account the terms and conditions of the financial liabilities, which are described in notes 8, 9 and 11, as well as the capital structure of the Group and the volatility of its assets. The valuation was performed based on management’s assumptions and projections.

NOTE 3 - OTHER CURRENT RECEIVABLES:

	December 31, 2025	December 31, 2024
Receivable in respect of exercise of warrants	-	1,510
Tax authorities	364	305
Prepaid expenses	198	102
Proof of concept receivables	8	46
Other	17	30
Total	587	1,993

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT, NET

	Leasehold improvements	Machines and Equipment	Furniture and Office Equipment	Computers	Total

Cost
At January 1, 2025	76	1,162	70	102	1,410
Additions	-	-	-	-	-
Currency translation adjustments	10	167	10	15	202
At December 31, 2025	86	1,329	80	117	1,612

Accumulated depreciation
At January 1, 2025	33	965	46	98	1,142
Depreciation	10	118	8	4	140
Currency translation adjustments	5	140	6	14	165
At December 31, 2025	48	1,223	60	116	1,447
Net book value at December 31, 2025	38	106	20	1	165

F-24

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT, NET (CONT.):

	Leasehold improvements	Machines and Equipment	Furniture and Office Equipment	Computers	Total

Cost
At January 1, 2024	75	1,146	69	102	1,392
Additions	-	21	-	-	21
Currency translation adjustments	1	(5)	1	-	(3)
At December 31, 2024	76	1,162	70	102	1,410

Accumulated depreciation
At January 1, 2024	24	832	37	88	981
Depreciation	9	135	9	10	163
Currency translation adjustments	-	(2)	-	-	(2)
At December 31, 2024	33	965	46	98	1,142
Net book value at December 31, 2024	43	197	24	4	268

NOTE 5 - INVESTMENTS IN ASSOCIATED COMPANY:

Entity	Country of Incorporation	Percentage Owned December 31, 2025	Percentage Owned December 31, 2024
Yahaloma Technologies Inc.	Canada	50%	50%

The proportion of ownership interest is equal to the proportion of voting power held.

Yahaloma Technologies Inc.

On April 30, 2019, Security Matters Ltd. signed an agreement with Trifecta Industries Inc. (“Trifecta”) for the commercialization of Security Matters Ltd.’s trace technology in the diamonds and precious stone industry.

Under the terms of the agreement, Security Matters Ltd. and Trifecta established a new entity – Yahaloma Technologies Inc. (“Yahaloma”), which is equally held by Security Matters Limited and Trifecta.

Yahaloma has the exclusive rights and responsibility to commercialize the Group’s intellectual property in the area of diamonds or precious stone. Management has assessed the transaction and reached the conclusion that the new entity is jointly controlled by Security Matters Limited and Trifecta. Management has further determined that the contractual arrangement provides the parties to the joint arrangement with rights to the net assets of the arrangement. The contractual arrangement establishes each party’s share in the profit or loss relating to the activities of the arrangement. The arrangement is a joint venture and the Company’s interests in this joint venture is accounted for using the equity method of accounting.

F-25

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 6 - INTANGIBLE ASSETS, NET AND GOODWILL:

	Capitalization of development costs	Purchased license	Core Technology License	Total

COST
As of January 1, 2025	5,266	782	10,449	16,497
Currency translation adjustments	194	58	-	252
As of December 31, 2025	5,460	840	10,449	16,749

Accumulated amortization
As of January 1, 2025	2,788	75	1,306	4,169
Amortization	534	103	2,612	3,249
Impairment	1,542	-	-	1,542
Currency translation adjustments	(121)	(6)	-	(127)
As of December 31, 2025	4,743	172	3,918	8,833

Net book value as of December 31, 2025	717	668	6,531	7,916

	Capitalization of development costs	Purchased license	Core Technology License	Total

COST
As of January 1, 2024	5,342	819	10,449	16,610
Capitalized development cost	169	-	-	169
Currency translation adjustments	(245)	(37)	-	(282)
As of December 31, 2024	5,266	782	10,449	16,497

Accumulated amortization
As of January 1, 2024	124	-	-	124
Amortization	694	75	1,306	2,075
Impairment	2,197	-	-	2,197
Currency translation adjustments	(227)	-	-	(227)
As of December 31, 2024	2,788	75	1,306	4,169

Net book value as of December 31, 2024	2,478	707	9,143	12,328

Intangible assets as of December 31, 2025 and 2024 consist of capitalized development costs of the Group’s technology, the cost of the exclusive license intellectual property and core technology license raised from the TrueGold business combination that reflects the existence of underlying technology that has value through its continued use or re-use in many products or many generations of a singular product (that is, a product family). The capitalized development costs and purchased license are amortized in accordance with its useful life of 5.5 years. The Core Technology License is amortized in accordance with its useful life of 4 years. The Company commenced amortization of both the capitalized development costs and purchased licenses and core technology as of July 1, 2024.

F-26

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 6 - INTANGIBLE ASSETS, NET AND GOODWILL (CONT.):

Goodwill and impairment

The Group is required to test, on an annual basis, whether goodwill has suffered any impairment. The recoverable amount is determined based on value in use calculations. The use of this method requires an estimation of future cash flows and the determination of a discount rate in order to calculate the present value of the cash flows.

During 2025 and 2024, the Group did not meet its revenue forecast. This had an adverse impact on the projected value in use of the operation and consequently resulted in an impairment to goodwill of $6,024 and $6,813 for the years ended December 31, 2025, and 2024 respectively. The (pre-tax) discount rate used to measure the CGU’s value in use was 30.0% and 29.6% for the years ended December 31, 2025, and 2024 respectively.

The carrying amount of goodwill is $20,120 and $26,144 for the years ended December 31, 2025, and 2024 respectively.

The recoverable amount has been determined using value in use calculations based on cash flow projections derived from Company approved budgets, reflecting management’s expectation.

NOTE 7 - CONVERTIBLE NOTES:

A.	On January 25, 2023, the Company received an amount of $250 in consideration for issuance of a convertible note (the “LP Convertible Note”) and two types of warrants, to Lee Pinkerton (“LP”). The LP Convertible Note’s principal amount is $250 and the maturity date is the earlier of December 31, 2024, and the date of any change in control (excluding the Business Combination). As of December 31, 2025, the company did not settle the full principal amount and all accrued interest. Based on Management’s projections, the Company expects to satisfy this obligation by December 31, 2026. The Convertible Note has an interest rate of 15% per annum and shall be converted into ordinary shares at LP’s discretion, at a fixed conversion price of $470,250 ($5,746,196,840 after reverse stock splits) per ordinary share. In addition, the Company has the right to satisfy the payment of the principal amount of the LP Convertible Note through the issuance of the Company’s ordinary shares at a 20% discount to the 20 trading day VWAP preceding the maturity date.

As part of the LP Convertible Note transaction, the LP was granted two types of warrants:

(i)	Bonus Warrants – 0.27 warrants to purchase ordinary shares (nil after reverse stock splits) of the Company at an exercise price of $540,787 ($6,608,126,366 after reverse stock splits) per share.
The Bonus Warrants term is five years commencing upon the Business Combination.
(ii)	Redeemable Warrants 0.26 warrants to purchase ordinary shares (nil after reverse stock splits) of the Company at a purchase price of $540,787 ($6,608,126,366 after reverse stock splits) per share. The Redeemable Warrants term is five years commencing upon the Business Combination. 50% of the Redeemable Warrants shall be redeemable on a non-cumulative basis at the option of the holder, according to a schedule for $235,125 ($2,873,098,420 after reverse stock splits) per warrant. The LP has the option to decide that the Company will satisfy any or each redemption through the issuance of ordinary shares of the Company based upon a 20% discount to the 20-trading day VWAP preceding each such anniversary.

F-27

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

The LP Convertible Note is recorded in accordance with its fair value. The Redeemable Warrants are accounted as a derivative financial liability measured at fair value through profit or loss. Management utilized a third-party appraiser to assist them in valuing the LP Convertible Note and Redeemable Warrants.

The fair value of the Redeemable Warrants was calculated using the Monte-Carlo simulation model. As of December 31, 2025 and 2024, the expected volatility that was used was 359.7% and 53.94%, respectively, and the risk-free interest rate used was 4.67% and 4.27%, respectively.

As of December 31, 2025, and 2024 the fair value of the Redeemable Warrants was $32 and $55,

respectively.

In order to calculate the fair value of the LP Convertible Note, the Company discounted the payment schedule by a discount rate of 30%. as of December 31, 2025, and a discount rate of 22.9% as of December 31, 2024.

As of December 31, 2025, and 2024 the fair value of the LP Convertible Note was $333 and $336, respectively. All of the principal and accrued interest under the LP Convertible Note is due and owing as of the date of the authorization of these financial statements.

B.	On September 6, 2023, the Company entered into a Securities Purchase Agreement to issued and sold to an institutional investor, Generating Alpha Ltd. (“Alpha”), a convertible promissory note (the “Alpha September 2023 Note”) with a fixed conversion price of $3,501 ($42,780,298 after reverse stock splits), 1,838 warrants A’s (nil after reverse stock splits) and 1,225 warrants B’s (nil after reverse stock splits), for gross proceeds of approximately $2,574, before deducting fees and other offering expenses payable by the Company to their service providers. The warrant A’s were exercisable into 1,838 (nil after reverse stock splits) ordinary shares at an exercise price of $4.7025 ($57,462 after reverse stock splits) per share subject to customary adjustments and may be exercised at any time until the five year anniversary. The warrant B’s were exercisable into 1,225 (nil after reverse stock splits) ordinary shares at an exercise price of $3,501 ($42,780,298 after reverse stock splits) per share, subject to customary adjustments and may be exercised at any time until the five-year anniversary. The warrant A’s and the warrant B’s meet the fixed-for-fixed criterion of IAS 32, resulting in being classified as equity. The Alpha September 2023 Note is in the principal amount of $4,290. The actual amount loaned by the investor is $2,574 after a 40% original issue discount. The maturity date of the Alpha September 2023 Note is the 12-month anniversary of the Effective Date, and is the date upon which the principal amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. Interest accrues in the amount of 12% per year and shall be payable on the maturity date or upon acceleration or by prepayment or otherwise. The investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid principal amount and interest (including any costs, fees and charges) into the Company’s ordinary shares, at a fixed conversion price of $3,501 ($42,780,298 after reverse stock splits) per share. Any such conversion is subject to customary conversion limitations set forth in the Purchase Agreement, so the investor beneficially owns less than 4.99% of the Company’s ordinary shares. Additionally, the Company has the right to convert in whole or in part the Alpha September 2023 Note into ordinary shares; provided that in no case shall the Company so convert the Alpha September 2023 Note if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the investor of ordinary shares in excess of 4.99%

F-28

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

The Alpha September 2023 Note was recognized in accordance with the amortized cost method.

As of December 31, 2024, the investor converted all of the principal amount of the Alpha September 2023 Note into Ordinary Shares and exercised all warrant A’s and B’s into Ordinary Shares of the Company.

C.	On February 24, 2024, the Company issued to Steven Wallitt (“SW”) a convertible security with a face value of $407 in consideration of $350, bearing 0% interest and maturing in 6 month. The note shall be repaid solely by way of conversion into the Company’s ordinary shares. The conversion price was determined according to the closing price of the Company’s share on the day prior to the conversion date, with no floor price. SW ranks senior but is subordinated to ClearThink Asset Management (“CTAM”), the Company advisors, in case of any new debt issuance, including subordinated debt or redeemable preferred stock, except for instruments already negotiated with CTAM. In such cases, the Company is obligated to direct at least 15% of the net proceeds from any new debt to repay the convertible security, unless SW waives this requirement.

On August 24, 2024, the Company extended the previous convertible security maturity date to February 24, 2025. In addition, SW will have the right to convert at his option all or a portion of the face value amount including OID or a maximum of $407 into ordinary shares at a conversion price under exactly the same terms of a new qualified financing for at least $1.5 million from any source.

Accordingly, following a private placement transaction on October 28, 2024, the Company adjusted the conversion price to $0.49 ($170,645 after reverse stock splits).

As of December 31, 2025, the convertible security remains outstanding. Based on the Company’s assessment, the expected repayment date is December 31, 2026.

Based on conversion terms under this agreement Investors have the right to convert the outstanding principal into ordinary shares at any time.

The convertible security is accounted in accordance with the amortized cost model, and amounted to $483 and $370 as of December 31, 2025, and December 31, 2024, respectively.

The conversion option was accounted as a derivative financial liability and measured at fair value through profit or loss.

The fair value of the conversion option was estimated using a Monte Carlo valuation model. As of December 31, 2025, and December 31, 2024, the fair value amounted to $124 and $95, respectively, based on volatility assumptions of 202.8% and 39.78% and risk-free interest rates of 3.48% and 4.37%, respectively.

During 2025.

As of the date of these financial statements the principal and accrued interest payments according to the SW convertible security agreement are due and owing.

During the year ended December 31, 2025, a total of 58,238 RSU were granted to investor Steven Wallit. Financing expenses in the amount of $3,466 were recognized in connection with the issuance of these RSUs. No settlement agreement was reached with the SW’s investor; accordingly, the expense was not offset against the existing liability.

F-29

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

D.	On April 11, 2024, the Company entered into Securities Purchase Agreements for the issuance of promissory note and warrants to Alpha, as follows:

1.	Unsecured note (the “Alpha April Note”) in the principal amount of $2,250. The Alpha April Note carries an original issue discount (OID) of 10%, bears 12% interest per year, and its maturity date is in 12 months from issue date. Alpha has the right to convert the outstanding principal and interest into Ordinary Shares at $513 ($6,268,578 after reverse stock splits) per share, with certain adjustments. If the Company is no longer restricted from variable rate transactions, the investor may convert at a 15% discount based on the lowest weighted average price during the 15 trading days before conversion. Any such conversion is subject to customary conversion limitations set forth in the Alpha April Note, so the investor beneficially owns less than 4.99% of the Company’s Ordinary Shares. Additionally, the Company has the right to convert in whole or in part the Alpha April Note into Ordinary Shares; provided that in no case shall the Company so convert the Alpha April Note if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the investor of Ordinary Shares in excess of 4.99%. A daily fee of $2 is applied if the Company fails to deliver shares upon conversion. If an event of default occurs, the Alpha April Note’s outstanding principal and interest increase by 120%, or 500% in specific default situations, with default interest at the lesser of 24.5% or the maximum legal rate. The Alpha April Note also includes restrictions against variable security transactions.

2.	A 5.5-year warrant to purchase 5,532 Ordinary Shares (nil after reverse stock splits) at $336 ($4,105,736 after reverse stock splits) per share, with anti-dilution protections. (“the April Warrants”). There is a 4.99% ownership limit on the exercise of this warrant, and the Company must pay a “Buy-In” amount if shares are not delivered timely. Alpha may elect to choose cashless exercise mechanism.

3.	Inducement offers which amends the Company’s existing warrants B’s held by Alpha issued in September 2023 to a reduced exercise price of $4.7025 ($57,462 after reverse stock splits) per share. Alpha immediately exercised these warrants B’s in full.

The Alpha April Note is a financial liability which is measured in accordance with the amortized cost method and its conversion option is a derivative financial liability measured at fair value through profit or loss.

As of April 11, 2024, the Alpha April Note amounted to $220, and the Conversion Option fair value amounted to $656.

As of April 11, 2024, the fair value of the conversion option was calculated by estimating the Alpha April Note using Monte Carlo model with expected volatility of 52.08% and the risk-free interest rate used is 5.17%.

During 2024, the investor converted approximately $2,110 of the principal amount and accrued interest into 467,424 (38 after reverse stock splits) ordinary shares.

As of December 31, 2024, the Alpha April Note amounted to $72 and the Conversion Option fair value amounted to $48. As of December 31, 2024, the fair value of the Conversion Option was calculated by estimating the Alpha April Note using Monte Carlo model with expected volatility of 39.78% and the risk-free interest rate used is 4.37%.

The April Warrants were classified as a derivative financial liability measured at fair value through profit or loss. After initial recognition, at each cut off, the April Warrants will be measured in accordance with their fair value and all changes in fair value will be recognized through profit or loss. As of April 11, 2024, the April Warrants’ fair value amounted to $1,090.

As of April 11, 2024, the fair value of the April Warrants was calculated using the Black-Scholes model with expected volatility of 73.43% and the risk-free interest rate used is 4.61%.

As of December 31, 2024, Alpha exercised all the April Warrants into Ordinary Shares of the Company.

In addition, during 2025, Alpha exercised its embedded conversion option with respect to the remaining balance of the Alpha April Note, converting it into 16 ordinary shares of the Company, with a fair value at the conversion date of $842.

F-30

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

On April 2, 2025, the Company entered into a settlement agreement with Alpha, pursuant to which it issued 33 ordinary shares to Alpha, with a fair value at the issuance date of $787. As of December 31, 2025, the entire outstanding balance of the Alpha April Note had been converted into ordinary shares of the Company, and accordingly, no further liability to Alpha remains in respect of this note.

E. On July 10, 2024, the Company entered into a Letter of Intent with PMB Partners, LP (“PMB”), as part of the Company’s ongoing efforts to satisfy its existing liabilities while conserving cash. Although the Letter of Intent was binding, the Letter of Intent provided that the Company and PMB negotiate in good faith the drafting and execution of the exchange of a $1,000 senior secured note (originally due May 31, 2024) for a $800 Convertible Note due December 31, 2024 (“the $800 Convertible Note”), and a $500 non-convertible promissory note due December 31, 2024 (“the $500 Non-Convertible Promissory Note” and, together with the $800 Convertible Note, the “Senior Promissory Notes”) and other ancillary documents, contracts, or agreements to give effect to the terms of the Letter of Intent not otherwise satisfied at or as of the Effective Date (the “Definitive Agreements”).

The Definitive Agreements, consisting of a Subscription Agreement, a Notes Exchange Agreement, a Share Exchange Agreement, the $800 Convertible Note and the $500 Non-Convertible Promissory Note, with terms consistent with the Letter of Intent, were all dated as of September 4, 2024.

The Senior Promissory Notes carry an annual interest of 15%. PMB has the right to convert the $800 Convertible Note and accumulated interest into 2,673 (nil after reverse stock splits) ordinary shares.

The $800 Convertible Note is a financial liability which measured on the initial day at fair value recognized financial expenses or income through profit and loss. In the subsequent measurement the $800 Convertible Note is with accordance with the amortized cost method.

The conversion option meets the conditions for equity classification according to IAS 32 and recorded as equity instrument.

The $500 Non-Convertible Promissory Note is a liability which measured on the initial day at fair value recognized financial expenses or income through profit and loss. In the subsequent measurement, the $500 Non-Convertible Promissory Note measured in accordance with the amortized cost method.

On May 13, 2025, the parties executed an amendment, under which the maturity date of both notes was extended to November 30, 2025, the annual interest rate was increased to 18%, and the principal balance of each note was adjusted to include accrued and unpaid interest up to the date of the amendment.

In accordance with IFRS 9, the quantitative and qualitative effects of the amendment were assessed, and it was determined that the modification was non-substantial. Accordingly, the amortized cost of the liabilities was adjusted to reflect the revised contractual cash flows, discounted at the original effective interest rate, with the resulting difference recognized as finance expenses in profit or loss.

The amortized cost including interest of the convertible promissory note in the principal amount of $800 and the promissory note in the principal amount of $500, in aggregate, was $1,572 as of December 31, 2025, and $1,359 as of December 31, 2024, respectively.

During 2025, a total of 58,254 ordinary shares were granted to PMB’s investor. Finance expenses in the amount of $3,679 were recognized. As no settlement agreement was reached with PMB’s investor, the recognized finance expense was recorded against issued capital and additional paid-in capital and was not offset against the related financial liability.

All of the principal and accrued interest under the PMB Convertible Notes, is due and owing as of the date of these financial statements.

F.

On July 19, 2024 the Company entered into Securities Purchase Agreement issued and sold to Alpha, a promissory note (the “Alpha July Note”) and warrants (the “July Warrants”), for gross proceeds of $747.5, before deducting fees and other offering expenses payable by the Company. The Alpha July Note is in the principal amount of $1,150 (the “Principal Amount”) and carries an original issue discount of 35%. The maturity date of the Alpha July Note is the 12-month anniversary of the issuance date. The Alpha has the right, at any time, to convert all or any portion of the outstanding and unpaid principal amount and interest (including any costs, fees and charges) into the Company’s Ordinary Shares, at a conversion price equal to the lesser of $174 ($2,126,184 after reverse stock splits) or 80% of the lowest volume weighted average price of the Company’s ordinary shares during the twenty trading days prior to the conversion, subject to customary adjustments as provided in the Alpha July Note including for fundamental transactions (the “Conversion option”) Any such conversion is subject to customary conversion limitations set forth in the Alpha July Note so the Alpha beneficially owns less than 4.99% of the Company’s Ordinary Shares. Any principal amount on the Alpha July Note which is not paid when due shall bear interest at the rate of the lesser of (i) 24.5% per annum and (ii) the maximum amount permitted by law during the Event of Default. Upon the occurrence of any Event of Default, the principal amount then outstanding plus accrued interest (including any costs, fees and charges) increases to 120% of such amount through the date of full repayment, as well as all costs of collection. According to the purchase agreement, the Company issued to the Alpha the July Warrants, to purchase up to 7,317 (nil after reverse stock splits) Ordinary Shares, with an exercise price of $178 ($2,175,062 after reverse stock splits) per share, subject to customary adjustments and certain price-based anti-dilution protections, and may be exercised at any time for 5.5 years from issuance.

F-31

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

The July Warrants also may be exercised pursuant to a cashless or net exercise provision. The exercise of the July Warrants is subject to a beneficial ownership limitation of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise.

The July Warrants were classified as a derivative financial liability measured at fair value through profit or loss. After initial recognition, at each cut-off, the July Warrants will be measured in accordance with its fair value and all changes in fair value will be recognized through profit or loss.

As of July 19, 2024, the July Warrants fair value amounted to $741. The July Warrants were calculated using Black-Scholes model with expected volatility of 59.6% and the risk-free interest rate used is 4.16%.

As of December 31, 2024, all of the July Warrants were converted into ordinary shares.

The Alpha July Note is a financial liability which will be measured in accordance with the amortized cost method, and its conversion option is a derivative financial liability measured at fair value through profit or loss.

As of July 19, 2024, the Alpha July Note amounted to $0, and the Conversion Option fair value amounted to $753.

As of July 19, 2024, the fair value of the conversion option was calculated by estimating the Alpha July Note using Monte Carlo model with expected volatility of 61.67% and the risk-free interest rate used is 4.85%.

As of December 31, 2024, the Alpha July Note amounted to $520, and the Conversion Option fair value amounted to $527.

As of December 31, 2024, the fair value of the Conversion Option was calculated by estimating the Alpha July Note using the Monte Carlo model with expected volatility of 58.7% and the risk-free interest rate used is 4.28%.

During 2025, the Alpha July Note and the accrued interest were fully converted into ordinary shares (see Note 15. B-1).

G.	On August 30, 2024, the Company entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC (“1800 Diagonal August”), to issue and sell a promissory note, for gross proceeds to the Company of $194.5, before deducting fees and other offering expenses payable by the Company (“the 1800 Diagonal August Promissory Note”). The 1800 Diagonal August Promissory Note is in the principal amount of $223.7, which includes an original issue discount of $29.2. A one-time interest charge of 10%, or $22.4 was applied to the principal. The maturity date of the 1800 Diagonal August Promissory Note is June 30, 2025. The accrued, unpaid interest and outstanding principal, subject to adjustment, shall be paid in five payments as follows: (1) on February 28, 2025, $123; (2) on March 30, 2025, $30.7; (3) on April 30, 2025, $30.7; (4) on May 30, 2025, $30.7 and (5) on June 30, 2025, $30.7.

F-32

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

The 1800 Diagonal August Promissory Note contains customary Events of Default for transactions similar to the transactions contemplated by the Purchase Agreement and the Note.

In the event of an Event of Default, (i) the 1800 Diagonal August Promissory Note shall become immediately due and payable, (ii) the principal and interest balance of the note shall be increased by 150% and (ii) the 1800 Diagonal August Promissory Note may be converted into Ordinary Shares of the Company at the sole discretion of the 1800 Diagonal August. The conversion price shall equal the lowest closing bid price of the Ordinary Shares during the prior ten trading day period multiplied by 75% (representing a 25% discount). Any such conversion is subject to customary conversion limitations set forth in the 1800 Diagonal August Promissory Note so the 1800 Diagonal August beneficially owns less than 4.99% of the Company’s Ordinary Shares. The 1800 Diagonal August shall be entitled to deduct $1.5 from the conversion amount in each Notice of Conversion to cover Holder’s deposit fees associated with each Notice of Conversion.

The Purchase Agreement contains customary representations and warranties made by each of the Company and the 1800 Diagonal August. The Company is subject to customary indemnification terms in favour of the 1800 Diagonal August and its affiliates and certain other parties. The Company paid a placement agent approximately $18 in cash fees in relation to the transactions contemplated by the Purchase Agreement.

The 1800 Diagonal August Promissory Note was accounted as financial liability in accordance with the amortized cost method using the effective interest rate of 674%.

As of December 31, 2024, the carrying amount of the host straight debt component was $ 147 and the fair value of the embedded conversion option was $ 121.

The convertible feature was accounted as derivative financial liability and measured at fair value through profit and loss. Management utilized a third-party appraiser to assist them in valuing the convertible feature fair value using the monte Carlo simulation with expected volatility of 43% and the risk-free interest rate used is 4.89%.

According to the agreement, the loan conversion will only occur in the event of default. For the purpose of estimating the convertible feature the third-party appraiser has assumed, based on Moody’s rate methodology, the is a 43.6% probability that a default event will occur. Therefore, the value of the Convertible feature is only 43.6% of the Convertible feature valuation.

The 1800 Diagonal August Promissory Note was fully repaid in cash during 2025 for an aggregate amount of approximately $246 (comprising the original principal amount of $223.7 and interest of $22.4$).

H.	On March 28, 2025, the Company entered into an agreement with 1800 Diagonal (“1800 Diagonal March”), pursuant to which it issued a promissory note with a par value of $ 295.5 in consideration for net cash proceeds of approximately $250, after deduction of issuance expenses of approximately $7.The note bears interest at an annual rate of 12% and is repayable in seven instalments between September 2025 and March 2026, as follows: (1) $ 163 on September 30, 2025; (2)-(7) $ 27.2 on each month-end from October 2025 to March 2026.

The note contains customary default provisions for similar transactions, under which, in the event of default: (i) it becomes immediately due and payable; (ii) the outstanding principal and interest increase by 150%; and (iii) it may be converted, at the sole discretion of 1800 Diagonal March, into ordinary shares of the Company. In this regard, the conversion price is the lowest closing price of the Company’s shares during the ten trading days preceding the conversion request, less a 25% discount. Conversion is subject to an ownership limitation of 4.99%.

The agreement also includes customary representations, undertakings, and indemnities in favour of 1800 Diagonal March, its subsidiaries, and related entities.

For accounting purposes, the promissory note is a compound financial instrument, bifurcated on initial recognition into: (i) a host straight debt component, classified as a financial liability measured at amortized cost, with an effective interest rate at initial recognition of 107.46%; and
(ii) an embedded conversion option, classified as a derivative financial liability measured at fair value through profit or loss.

F-33

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

As of March 28, 2025, the carrying amount of the host straight debt component was $204.

The fair value of the embedded conversion option at initial recognition was estimated at $ 47, as determined by management with the assistance of an independent appraiser using a Monte Carlo simulation, incorporating an expected volatility of 60.37% and a risk-free interest rate of 4.04%. As conversion is permitted only upon an event of default, the appraiser estimated the probability of such an event at 8.962%, and the fair value was calculated accordingly as this percentage of the full conversion value.

During 2025, the promissory note was fully repaid in cash for an aggregate amount of approximately $317.

I.	On May 9, 2025, the Company entered into an agreement with RBW Capital (“RBW May”), pursuant to which it issued a promissory note with a par value of $6,875 in consideration for total cash proceeds of $5,500 (before deduction of issuance expenses), reflecting an original issue discount (“OID”) of $1,375, or 20% of the par value. The proceeds were received in instalments in accordance with the terms of the agreement, including $1,375 upon signing of the agreement, $1,375 near the time of submitting the draft prospectus (Registration Statement) to the SEC, and additional amounts of $625 and $2,125, no later than the effective date of the Form F-1.

According to the agreement the issuance expenses amounted to:

(i) Cash placement agent fee of $640 and legal expenses of $220, and

(ii) Warrants, at a rate of 5% of the number of shares that will actually be issued within each funding round. The warrants are exercisable at a price of $4,497 per share, for a period of 5 years from the date of grant.

The warrants granted to the underwriters are classified as equity-settled share-based payments under IFRS 2 and are measured at fair value at the grant date. the Company has allocated the underwriting costs incurred in proportion to the allocation of proceeds. Accordingly, the total fair value recognized against additional paid in capital and amounted to $2,718.

The contractual maturity date for repayment of the principal is May 8, 2026.

Under the terms of the note, no interest applies unless an event of default occurs. The note includes customary default provisions for similar transactions, under which, in the event of default: (i) the principal amount increases automatically by 20%; (ii) default interest of 20% per annum applies; and (iii) all outstanding debt may be declared immediately due and payable.

The principal is convertible at the Company’s option at any time, at a conversion price equal to the higher of $ 0.32 per share or the lowest closing price of the Company’s shares during the seven trading days preceding the conversion request.

Conversion is subject to an ownership limitation of 4.99%.

For accounting purposes, each instalment of proceeds received under the agreement is treated as a separate compound financial instrument, bifurcated on initial recognition into: (i) a host straight debt component, classified as a financial liability measured at amortized cost; and (ii) an embedded conversion option, classified as a derivative financial liability measured at fair value through profit or loss.

During 2025, all four scheduled instalments had been received, and accordingly, four host straight debt components were recognized, together with four corresponding embedded conversion options.

In this regard, management with the assistance of an independent appraiser estimated the fair value of each embedded conversion option using a Monte Carlo simulation as follow:

Tranche 1 – As of May 9, 2025

The host straight debt component was measured at approximately $825,

The fair value of the conversion feature was estimated at approximately $550.

The key assumptions used in the valuation were as follows:

●	Expected Period: 1 year

F-34

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

●	Expected Volatility: 62.03%
●	Risk-Free Interest Rate: 4.05%
●	Expected Dividend Yield: 0%

Tranche 2 – As of May 23, 2025

The host straight debt component was measured at approximately $836,

The fair value of the conversion feature was estimated at approximately $539.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.96 year
●	Expected Volatility: 62.13%
●	Risk-Free Interest Rate: 4.15%
●	Expected Dividend Yield: 0%

Tranche 3 – As of June 27, 2025

The host straight debt component was measured at approximately $404,

The fair value of the conversion feature was estimated at approximately $221.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.85 year
●	Expected Volatility: 47.84%
●	Risk-Free Interest Rate: 4.06%
●	Expected Dividend Yield: 0%

Tranche 4 – As of July 3, 2025

The host straight debt component was measured at approximately $1,372,

The fair value of the conversion feature was estimated at approximately $753.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.85 year
●	Expected Volatility: 47.84%
●	Risk-Free Interest Rate: 4.06%
●	Expected Dividend Yield: 0%

As of December 31, 2025, the RBW May notes were fully converted into 1,949 ordinary shares of the Company.

J.	On August 1, 2025, the Company entered into an agreement with RBW Capital (“RBW August”), pursuant to which a Convertible Loan Agreement with two primary investors, Target Capital 1 LLC and Secure Net Capital LLC (collectively, the “Investors”), pursuant to which the Company issued a promissory note with a par value of $15,000, following an amendment to the agreement dated September 9, 2025. In consideration for total cash proceeds of $12,000. (before deduction of placement agent fee and legal expenses in total amount of $1,145), reflecting an original issue discount (“OID”) of $3,000, or 20% of the par value.

Under the terms of the note, no interest applies unless an event of default occurs. The note includes customary default provisions for similar transactions, under which, in the event of default: (i) the principal amount increases automatically by 20%; (ii) default interest of 20% per annum applies; and (iii) all outstanding debt may be declared immediately due and payable.

The Company retains the right to prepay the outstanding balance at any time without penalty, providing flexibility to mitigate future dilution should alternative financing become available.

To prevent a change in control, a Beneficial Ownership Limitation was established, restricting any Investor from owning more than 4.99% of the Company’s outstanding ordinary shares at any given time.

Pursuant to the Convertible Loan Agreement, the loan proceeds were disbursed in five tranches: $5,000, $1,000, $2,000, $1,000 and $3,000, respectively.

F-35

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

The Investors may convert the outstanding principal into ordinary shares at any time, at a conversion price equal to the higher of :

● 85% of the lowest daily Volume Weighted Average Price (“VWAP”) during the seven trading days immediately preceding the conversion date, representing a 15% discount to market price.

● A floor price of $954 per share was established to protect the Company and existing shareholders from excessive dilution, such that the conversion price cannot fall below this threshold.

For accounting purposes, each instalment of proceeds received under the agreement is treated as a separate compound financial instrument, bifurcated on initial recognition into: (i) a host straight debt component, classified as a financial liability measured at amortized cost; and (ii) an embedded conversion option, classified as a derivative financial liability measured at fair value through profit or loss.

During 2025, all five scheduled instalments had been received, and accordingly, five host straight debt components were recognized, together with five corresponding embedded conversion options.

In this regard, management with the assistance of an independent appraiser estimated the fair value of each embedded conversion option using a Monte Carlo simulation as follow:

Tranche 1 – As of August 1, 2025

The host straight debt component was measured at approximately $3,113,

The fair value of the conversion feature was estimated at approximately $1,887.

The key assumptions used in the valuation were as follows:

●	Expected Period: 1 year
●	Expected Volatility: 156.54%
●	Risk-Free Interest Rate: 3.87%
●	Expected Dividend Yield: 0%

Tranche 2 – As of August 27, 2025

The host straight debt component was measured at approximately $768,

The fair value of the conversion feature was estimated at approximately $232.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.93 year
●	Expected Volatility: 151.55%
●	Risk-Free Interest Rate: 3.86%
●	Expected Dividend Yield: 0%

Tranche 3 – As of September 12, 2025

The host straight debt component was measured at approximately $1,811,

The fair value of the conversion feature was estimated at approximately $189.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.89 year
●	Expected Volatility: 161.65%
●	Risk-Free Interest Rate: 3.7%
●	Expected Dividend Yield: 0%

F-36

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

Tranche 4 – As of September 17, 2025

The host straight debt component was measured at approximately $901,

The fair value of the conversion feature was estimated at approximately $99.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.87 year
●	Expected Volatility: 148.9%
●	Risk-Free Interest Rate: 3.65%
●	Expected Dividend Yield: 0%

Tranche 5 – As of October 2, 2025

The host straight debt component was measured at approximately $2,656,

The fair value of the conversion feature was estimated at approximately $344.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.83 year
●	Expected Volatility: 151.81%
●	Risk-Free Interest Rate: 3.68%
●	Expected Dividend Yield: 0%

During 2025, a principal amount in the amount of $13,750 was converted into 66,794 ordinary shares of the company.

In addition, as part of the RBW December, the Company and the relevant parties agreed that a principal amount of $1,250 which was not converted as part of the RBW August agreement would be offset against the proceeds of the new RBW December agreement (See note 7.E).

In this context, it should be noted that a modification of terms occurred following an agreement reached with the same lenders. In light of the fact that the modification was entered into with the same investors/lenders, the Company was required to assess whether the modification constituted a “substantial modification” in accordance with IFRS 9. Based on the valuation expert’s determination that the modification was indeed substantial, the Company derecognized the original debt from its books at its carrying amount as of the modification date and recognized the new debt at its fair value as of that date. Any difference between the carrying amount of the original debt and the fair value of the new debt was recognized immediately as a finance loss in the amount of $249, and all costs associated with the amendment were recognized as an immediate expense.

As of December 31, 2025, the Company had no remaining obligations in respect of this liability.

K.	On December 1, 2025, the Company entered into an agreement with RBW Capital (“RBW December”), pursuant to which the Company issued a promissory note with a par value of $20,625, following an amendment to the agreement dated December 9, 2025. In consideration for total cash proceeds of $16,500 (before deduction of placement agent fee, legal expenses in total amount of $1,460), reflecting an original issue discount (“OID”) of $4,125, or 20% of the par value.

Under the terms of the note, no interest applies unless an event of default occurs. The note includes customary default provisions for similar transactions, under which, in the event of default: (i) the principal amount increases automatically by 20%; (ii) default interest of 20% per annum applies; and (iii) all outstanding debt may be declared immediately due and payable.

The Company retains the right to prepay the outstanding balance at any time without penalty, providing flexibility to mitigate future dilution should alternative financing become available.

To prevent a change in control, a Beneficial Ownership Limitation was established, restricting any Investor from owning more than 4.99% of the Company’s outstanding ordinary shares at any given time.

F-37

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - CONVERTIBLE NOTES (CONT.):

The investor is entitled to convert the Note into ordinary shares of the Company at any time, at a conversion price equal to the greater of the following two amounts:

● The conversion price is set at 85% of the lowest daily Volume Weighted Average Price (“VWAP”) during the five trading days immediately preceding conversion, representing a 15% discount to market price.

● A floor price of $1.5 per share was established to protect the Company and existing shareholders from excessive dilution, such that the conversion price cannot fall below this threshold.

The loan proceeds in an aggregate amount of $16,500, were received in two separate tranches, as follows:

●	December 3, 2025 –$5,750 thousand
●	December 29, 2025 –$10,750 thousand

For accounting purposes, each instalment of proceeds received under the agreement is treated as a separate compound financial instrument, bifurcated on initial recognition into: (i) a host straight debt component, classified as a financial liability measured at amortized cost; and (ii) an embedded conversion option, classified as a derivative financial liability measured at fair value through profit or loss.

During 2025, the two scheduled instalments had been received, and accordingly, two host straight debt components were recognized, together with two corresponding embedded conversion options.

In this regard, management with the assistance of an independent appraiser estimated the fair value of each embedded conversion option using a Monte Carlo simulation as follow:

Tranche 1 – As of December 3, 2025

The host straight debt component was measured at approximately $2,507,

The fair value of the conversion feature was estimated at approximately $3,243.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.5 year
●	Expected Volatility: 202.47%
●	Risk-Free Interest Rate: 3.68%
●	Expected Dividend Yield: 0%

Tranche 2 – As of December 29, 2025

The host straight debt component was measured at approximately $4,450,

The fair value of the conversion feature was estimated at approximately $6,300.

The key assumptions used in the valuation were as follows:

●	Expected Period: 0.43 year
●	Expected Volatility: 244.64%
●	Risk-Free Interest Rate: 3.62%
●	Expected Dividend Yield: 0%

During December 2025 the company converted principal amount of the RBW December notes of $11,984 into 168,853 ordinary shares of the company.

The remaining principal amount as of December 31, 2025, was totalled to $8,641.

As of December 31, 2025, the host straight debt component was measured at approximately $2,668 and the fair value of the conversion feature was estimated at approximately $3,083.

For purposes of the aggregate fair value measurement as of December 31, 2025, the conversion feature was valued using the following assumptions:

●	Expected Period: 0.43 year
●	Expected Volatility: 262.92%
●	Risk-Free Interest Rate: 3.61%
●	Expected Dividend Yield: 0%

F-38

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 8 - BRIDGE LOANS LIABILITIES:

A.	Between August 2022 to January 2023, Security Matters PTY Ltd. entered into bridge loan agreements (the “Bridge Loans”) with eleven lenders, which previously lent Security Matters PTY Ltd. an aggregate amount of $3,860.

Part of the lender received also bonus warrants and redeemable warrants as described below.

The Bridge Loans have a maturity date of up to two years and bear an interest rate of 10% per annum.

As part of the Bridge Loans agreements, some of the lenders were granted two types of warrants:

(i)	Bonus Warrants – 0.32 warrants (nil after reverse stock splits) to purchase ordinary shares of the Company at an exercise price of $540,787 ($6,608,126,366 after reverse stock splits) per share and a first priority security interest in the shares of Security Matters PTY’s interest in TrueGold Consortium Pty Ltd. (“Bonus Warrants”)

The Bonus Warrants term is five years commencing upon the BCA.

(ii)	Redeemable Warrants Type 1 – 0.13 warrants (nil after reverse stock splits) to purchase ordinary shares of SMX PLC at a purchase price of $540,787 ($6,608,126,366 after reverse stock splits) per share. The Redeemable Warrants Type 1 term is five years commencing upon the BCA. (“Redeemable Warrants Type 1”)

●	50.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the Business Combination for $235,125 ($2,873,098,420 after reverse stock splits) per warrant.
●	25.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder for the 30 days following the third anniversary of the Business Combination for $235,125 ($2,873,098,420 after reverse stock splits) per warrant.
●	25.00% of the Redeemable Warrants Type 1 shall be redeemable on a non-cumulative basis at the option of the holder for the 30 days following the fourth anniversary of the Business Combination for $235,125 ($2,873,098,420 after reverse stock splits) per warrant.

(iii)	Redeemable Warrants Type 2 – 0.53 warrants (nil after reverse stock splits) to purchase ordinary shares of SMX at a purchase price of $540,787 ($6,608,126,366 after reverse stock splits) per share. The Redeemable Warrants Type 2 term is five years commencing upon the SPAC transaction (“Redeemable Warrants Type 2”)

●	50.00% of the Redeemable Warrants Type 2 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the first anniversary of the Business Combination for $235,125 ($2,873,098,420 after reverse stock splits) per warrant.
●	50.00% of the Redeemable Warrants Type 2 shall be redeemable on a non-cumulative basis at the option of the holder, during the 30 days following the second anniversary of the Business Combination for $235,125 ($2,873,098,420 after reverse stock splits) per warrant.

Each investor has the option to decide that the Company will satisfy any or each redemption through the issuance of ordinary shares of the Company based upon a 20% discount to the 20-trading day VWAP preceding each such anniversary.

The loan components were accounted in accordance with the amortized cost method.

Bridge loans conversions and repayments:

1.	During 2023 the company converted principal amount of $1,350 and redeemable warrants at the amount of $1,000 into ordinary shares.
2.	During 2023 the company converted principal amount of $750 and redeemable warrants at the amount of $1,450 into cashless warrants which converted during 2024 into ordinary shares.

F-39

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 8 - BRIDGE LOANS LIABILITIES (CONT.):

3.	On June 27, 2024, the Company converted $119 of principal amount into ordinary shares warrants
4.	On September 4, 2024, the Company converted $1,300 of principal amount and accumulated interest into Senior Promissory Note (see note 7.E).
5.	During 2025, the company repaid cash amount of $370 of principal amount and accumulated interest.
6.	During 2025, a total of 2,333 ordinary shares were issued to the investors, accordingly Finance expenses of approximately $198 were recognized against share capital and share premium.

As of December 31, 2025, and December 31, 2024, the principal and the accumulated interest of the bridge loans were amounted to $453 and $728, respectively.

All warrants were classified as a derivative financial liability and are re-measured each reporting date, with changes in fair value recognized in finance expense (income), net.

Management valuing the Bonus Warrants using the Black Scholes model.

As of December 31, 2025, and 2024, the fair value of the Bonus Warrants was nil.

Management utilized a third-party appraiser to valuing the Redeemable Warrants Type 1. The fair value of the Redeemable Warrants Type 1 was calculated using the Monte-Carlo simulation model.

As of December 31, 2025 and 2024, the fair value of the Redeemable Warrants Type 1 was $30 and $34, respectively.

Management utilized a third-party appraiser to valuing the Redeemable Warrants Type 2. The fair value of the Redeemable Warrants Type 2 was calculated using Monte-Carlo simulation model.

As of December 31, 2025 the redeemable warrants type 2 was expired

As of December 31, 2024, the fair value of the Redeemable Warrants Type 2 amounted to $140.

The main assumptions used in the three valuation models as of December 31, 2024 described above were:

(1)	risk free rate 4.27%;
(2)	volatility of assets 53.94%;
(3)	expected terms of the warrants 3.18 years.

The main assumptions used in the three valuation models as of December 31, 2025, described above were:

(1)	risk free rate 4.67%
(2)	volatility of assets 359.7%
(3)	expected terms of the warrants 2.18 years.

NOTE 9 – ALPHA SPA:

On April 19, 2024, the Company entered into a Stock Purchase Agreement (“SPA”) with Alpha, committing Alpha to purchase up to $30 million of the Company’s ordinary shares, subject to the SPA’s terms. The Company may direct Alpha to purchase ordinary shares at its discretion after a three-month period, with a minimum purchase (“Put”) of $20 and a maximum of $833 in any 30-day period, subject to certain pricing conditions based on market price. The Company has the right to terminate the SPA at no cost or penalty upon five trading days’ prior written notice to Alpha, provided that there are no outstanding Put notices for which ordinary shares need to be issued and the Company has paid all amounts owed to Alpha pursuant to the SPA and any indebtedness the Company otherwise owes to Alpha or its affiliates. As of December 31, 2024, no withdrawal was carried out from this credit line. On May 9, 2025, the Company terminated the SPA without having made any withdrawals up to that date.

F-40

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 10 – TARGET SEPA:

On December 1, 2025, the Company entered into a Standby Equity Purchase Agreement as amended on December 9, 2025 (the “SEPA”) with the Selling Stockholders Target Capital 1 LLC (the “SEPA Investor”), in which the SEPA Investor has committed to purchase from the Company up to $100 million of the Company’s Ordinary Shares in an equity line of credit (the “Equity Line”), subject to the terms and conditions specified in the SEPA;

As consideration for the SEPA Investor commitment to purchase Ordinary Shares upon the terms and subject to the conditions set forth in the SEPA, the Company agreed to pay to the SEPA Investor a facility fee (the “Facility Fee”) equal to two percent of the commitment amount of $100 million. To satisfy the Facility Fee, the Company shall issue or cause to be issued or transferred to the SEPA Investor that number of additional Ordinary Shares (or pre-funded warrants representing such shares) equal to $2 million divided by the lesser of the most recent closing price of the Ordinary Shares on (i) the effective date of the SEPA, and (ii) the lowest 1-Trading Day VWAP of the Ordinary Shares of the five Trading Days immediately preceding the date the SEPA Form F-1 is declared effective. On December 30, 2025, The Company issued to the SEPA Investor 10,505 ordinary shares at a cost value of $2,639 equals to the spot price of the number of shares issued as determined on their issuance date.

Subject to the terms and conditions of the SEPA, the Company has the right from time to time at its discretion until the first day of the month following the 36-month period after the date of the SEPA (or earlier in the event the SEPA Investor shall have made payment of $100 million in Advances), to direct the SEPA Investor to purchase a specified amount of ordinary shares (each such sale, an “Advance”) by delivering written notice to the SEPA Investor (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the lesser of (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined in the SEPA) during the five consecutive Trading Days immediately preceding an Advance Notice, (ii) 30% of the Daily Traded Amount (as defined in the SEPA) and (iii) $1 million, and may not exceed 4.99% of the issued and outstanding Ordinary Shares. The Ordinary Shares purchased pursuant to an Advance will be purchased at a price equal to 94% of the lowest VWAP of the Ordinary Shares during the three Trading Days following the applicable notice date. The Company may also deliver intraday purchase notices to the Investor, and the Ordinary Shares purchased pursuant to an intraday Advance will be purchased at a price equal to 98% of the lowest traded price of the Ordinary Shares during the intraday pricing period, as determined pursuant to the terms of the SEPA.

The Company has the right to control the timing and amount of any sales of ordinary shares to the SEPA Investor under the Equity Line. Actual sales of the Ordinary Shares under the Equity Line will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Ordinary Shares and determinations by the Company as to the appropriate sources of funding for its business and operations.

Pursuant to the SEPA, the SEPA Investor may offer, sell or otherwise distribute all or a portion of the ordinary shares purchased under the SEPA, either publicly or through private transactions, at prevailing market prices or at negotiated prices. The Company will not receive any proceeds from the sale of ordinary shares by the SEPA Investor pursuant to the SEPA. However, the Company may receive up to $100 million in aggregate gross proceeds from sales of ordinary shares to the SEPA Investor that the Company may, in its sole discretion, elect to make from time to time pursuant to the SEPA and in accordance with the terms and conditions thereof.

F-41

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 10 – TARGET SEPA (CONT.):

The Company intends to use the net proceeds from the sale of the SEPA for working capital and general corporate purposes, to pay down certain outstanding indebtedness and other liabilities of the Company. Initially, the Company intended to acquire bitcoin or another cryptocurrency subject to the mutual consent of the parties, which should serve as a reserve asset for the Company, and for so long as the SEPA remain outstanding, shall be used to secure amounts outstanding under the SEPA. After payment of expenses and certain liabilities, generally, 50% of net proceeds to the Company under the SEPA and the Equity Line will be used to purchase the crypto assets. However, on December 9, 2025, the agreement was amended and the Company’s obligation to acquire bitcoin or another cryptocurrency with a portion of the proceeds under the SEPA terms was amended. If at the time the Company delivers any purchase notice the price of the ordinary shares on the trading market is at or above $10.0, the Company is not required to use the proceeds of such purchase notice to acquire bitcoin or another cryptocurrency.

As of December 31, 2025, no withdrawal was carried out from Target SEPA.

NOTE 11 – WARRANTS – DERIVATIVE FINANCIAL LIABILITY:

On September 11, 2024, the Company entered into a AEGIS Private Placement transaction (the “AEGIS Private Placement”), pursuant to a Securities Purchase Agreement and a Registration Rights Agreement with certain institutional investors (the “Purchasers” ), which under certain circumstances could result in an aggregate gross proceeds of up to $5.350 million, before deducting fees to the placement agents and other expenses payable by the Company in connection with the Private before deducting fees to the placement agents Placement. 20% of the gross proceeds, or $1,072 was held in escrow and repaid to the Purchasers pursuant to certain circumstances during the terms of the Series A Common Warrants issued in the AEGIS Private Placement. The Company was unable to satisfy certain of the specified circumstances and did not receive the $1,072 from Escrow and adjustments were made to the Warrants issued as described below. As such, the Company received gross proceeds of $4,278 excluding transaction costs. Aegis Capital Corp. (“Aegis”), acted as the lead placement agent and ClearThink Securities acted as a co-placement agent for the AEGIS Private Placement.

The offering consisted of the sale of 187,719 (15 after reverse stock splits) Common Units, each consisting of one Ordinary Share or Pre-Funded Warrant, two Series A Common Warrants each to purchase one Ordinary Share per warrant at an exercise price of $28.5 ($348,254 after reverse stock splits) , subject to adjustment, and one Series B Common Warrants to purchase such number of Ordinary Shares as determined in the Series B Warrant. The public offering price per Common Unit was $28.5 ($348,254 after reverse stock splits) (or $28.49) ($348,132 after reverse stock splits) for each Pre-Funded Unit, which is equal to the public offering price per Common Unit to be sold in the offering minus an exercise price of $0.00285 ($34.8 after reverse stock splits) per Pre-Funded Warrant.

The Pre-Funded Warrants were immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Unit sold in the offering, the number of Common Units in the offering will be decreased on a one-for-one basis. During the offering the company issued 55,789 (5 after reverse stock splits) ordinary shares and 131,930 (11 after reverse stock splits) Pre-Funded Warrants.

The initial exercise price of each Series A Common Warrant is $1 ($12,219 after reverse stock splits) per Ordinary Share. The Series A Common Warrants are exercisable immediately subject to registration and expire by March 12, 3030. Post-adjustment, the number of securities issuable under the Series A Common Warrants in the aggregate is 766,210 (63 after reverse stock splits). The post-adjustment exercise price of each Series A Common Warrant is $13.9 ($169,850 after reverse stock splits)

F-42

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 11 – WARRANTS – DERIVATIVE FINANCIAL LIABILITY (CONT.):

The initial exercise price of each Series B Common Warrant is $0.00285 ($34.8 after reverse stock splits) per Ordinary Share. The number of Ordinary Shares issuable under the Series B Warrant, if any, is subject to adjustment to be determined pursuant to the trading price of the Ordinary Shares following the effectiveness of a resale registration statement that the Company has undertaken to file on behalf the Purchasers. Post-adjustment, the number of securities issuable under the Series B Common Warrant is 195,381 (16 after reverse stock splits).

The Pre-Funded Warrants, Series B Common Warrants and Series A Common Warrant meets the definition of a derivative financial liability and measured at fair value through profit and loss on initial recognition and subsequent.

As of December 31, 2024, all the Pre-Funded warrants and all the Series B Common Warrants were exercised into ordinary shares.

As of October 28, 2024, the fair value of the Series A Common Warrant was $5,845 which is recognized on a systematic basis over the period the time-value of Warrant A decays, on a straight-line basis – the Company expects this period to be approximately five years.

Management utilized a third-party appraiser to assist them in valuing the Series A Common Warrant by using the Black-Scholes model.

The key inputs that were used to estimate the fair value as of October 28, 2024, were:

●	risk-free interest rate 4.11%
●	expected volatility 59.1%
●	expected dividend yield of 0%
●	expected term of warrants – 5.4 years

During 2024, 277,439 (23 after reverse stock splits) Series A Common Warrants were exercised into ordinary shares.

The remaining 488,762 (40 after reverse stock splits) Series A Common Warrants have been valued at the fair value as of December 31, 2025 and 2024 and amounted to $5 and $1,322 respectively.

The key inputs that were used to estimate the fair value as of December 31, 2025, were:

●	risk-free interest rate 3.658%
●	expected volatility 168.55%
●	expected dividend yield of 0%
●	expected term of warrants – 4.2 years

The key inputs that were used to estimate the fair value as of December 31, 2024, were:

●	risk-free interest rate 4.38%
●	expected volatility 58.9%
●	expected dividend yield of 0%
●	expected term of warrants – 5.2 years

The Company also entered into a Placement Agent Agreement with Aegis as the lead placement agent, The Company agreed to pay Aegis a cash placement fee equal to 10.0% of the gross cash proceeds received in the AEGIS Private Placement, a 3% commission of the proceeds from any cash exercise of the Warrants, and to pay ClearThink Securities a cash placement fee equal to 2.0% of the gross cash proceeds received in the AEGIS Private Placement.

The transaction cost amounted to $1,113 and allocated to the financial instruments issued that measured at fair value through profit and loss and recorded as expenses incurred. The placement agent fee includes liable to pay 3% of the proceeds from the cash exercise of Series A Common Warrants (“the 3% Provision”). The 3% Provision accounted for financial liability at fair value through profit and loss on initial recognition and subsequent.

F-43

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 11 – WARRANTS – DERIVATIVE FINANCIAL LIABILITY (CONT.):

Management utilized a third-party appraiser to assist them in valuing the 3% Provision by using the Black-Scholes model. The key inputs that were used to estimate the fair value as of October 28, 2024, were:

●	risk-free interest rate 4.11%
●	expected volatility 59.1%
●	expected dividend yield of 0%
●	expected term of warrants – 5.4 years

As of October 28, 2024, the fair value of the 3% provision was $76.

The key inputs that were used to estimate the fair value as of December 31, 2025, were:

●	risk-free interest rate 3.658%
●	expected volatility 168.55%
●	expected dividend yield of 0%
●	expected term of warrants – 4.2 years

The key inputs that were used to estimate the fair value as of December 31, 2024, were:

●	risk-free interest rate 4.38%
●	expected volatility 58.9%
●	expected dividend yield of 0%
●	expected term of warrants – 5.2 years

As of December 31, 2025, and December 31, 2024, the fair value of the 3% provision was $0.01 and $59 respectively.

NOTE 12 - SHORT TEARM LOAN:

On December 28, 2024, the Company entered into a Loan Agreement, dated as of December 27, 2024 (the “Abri Loan Agreement”), with Arbi Advisors Ltd. (“Abri”), pursuant to which the Company borrowed $1,000 from Abri. Pursuant to the Abri Loan Agreement, the Company agrees to pay to Abri at the June 30, 2025, maturity date, $1,400, which represents an original issue discount of 28.577%, plus interest on such amount at an absolute rate of 15%. During the period when any amounts under the Abri Loan Agreement are outstanding and remain due and payable, the Company shall not issue any other form of debt instrument ranking senior or pari passu to or with the obligations under the Abri Loan Agreement, whether in terms of payment or collateral, without the express prior written consent of Abri. Additionally, during the period when any amounts under the Abri Loan Agreement are outstanding and remain due and payable, if the Company undertakes, completes, agrees to complete, commits to complete, or otherwise sells any equity, or other securities fungible in any way into equity, warrants, options, preferred shares, convertible preferred shares, or any other form of equity-related instrument of the Company (a “Financing”), then the Company shall repay twenty percent (25.0%) of the then Loan Balance within three business days from the closing date of the Financing (a “Financing Repayment”). A Financing Repayment shall not reduce or otherwise diminish the amount due under the Abri Loan Agreement at the maturity of the loan, irrespective of the date of the Financing Repayment.

The Abri Loan Agreement contains customary Events of Default for transactions similar to the transactions contemplated by the Abri Loan Agreement. In the event of an Event of Default, subject to a three-day cure period, the loan balance due plus any Refinancing Repayment that may be due, then multiplied by 150%, shall become immediately due and payable by the Company to Abri (the “Default Payment Amount”). The Default Payment Amount shall compound interest at a monthly rate of 5.0% from the date it becomes due and payable up and until the date of payment. The Abri Loan Agreement contains representations and warranties made by each of the Company and Abri. As of 31 December 2024, the loan amount is $1,000.

F-44

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 12 – SHORT TEARM LOAN (CONT.):

During 2025, following the occurrence of an Event of Default under the Abri Loan Agreement, the outstanding loan balance and accumulated interest was accelerated and increased by 150%, becoming immediately due and payable in accordance with the terms of the agreement.

During the second half of 2025, the Company repaid an aggregate amount of $500 in cash and entered into settlement agreement with Abri to convert the remaining outstanding loan balance and the accumulated interest into ordinary shares.

In connection with this settlement, the Company issued an aggregate of 58,288 ordinary shares.

As of December 31, 2025, the Company has no remaining obligations in respect of this liability.

NOTE 13 - LEASES:

The Group has lease contracts for office facilities (including a lab) and motor vehicles used in its operations. Leases of office and lab facilities generally have lease terms of 12 years; motor vehicles generally have lease terms of 3 years.

Set out below are the carrying amounts of right-of-use assets recognized and the movements during the period:

	Office and lab facilities	Motor vehicles	Total
As of January 1, 2024	366	23	389

Foreign currency translation	(1)	-	(1)
Depreciation expense	(37)	(3)	(40)
As of December 31, 2024	328	20	348

Foreign currency translation	49	-	49
Depreciation expense	(58)	(3)	(61)
As of December 31, 2025	319	17	336

Information on leases:

	Year ended December 31,
	2025	2024

Interest expense on lease liabilities	36	29
Total cash outflow for leases	86	79

For an analysis of maturity dates of lease liabilities, see Note 22 on liquidity risk.

NOTE 14 - OTHER PAYABLES:

	December 31, 2025	December 31, 2024
Excise Tax	1,569	1,569
Accrued expenses	1,872	1,596
Employees, salaries and related liabilities	574	1,008
Liabilities for grants received (see also note 22)	202	177
Total	4,217	4,350

F-45

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY

A.	Share capital:

	Number of shares *
	December 31, 2025		December 31, 2024
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
Ordinary shares USD 0.00000000012219451015625 par value	817,549,003,406,601,232,640	1,795,943	1,392	95

Preferred shares USD 0.0001 par value	200,000,000,000	-	200,000,000,000	-

Deferred shares Euro 1 par value	25,000	25,000	25,000	25,000

New Deferred shares USD 0.00000000000001 par value	7,999,999,999,999,982,413,677	-	-	-

*	The share and per share information in these financial statements reflects the 1-for-75, 1-for-28.5, 1-for-4.1 1-for-7, 1-for-10.89958 , 1-for-8 and 1:4.8828125 reverse share splits became effective on July 15, 2024, January 15, 2025, June 16, 2025, August 7, 2025, October 23, 2025, November 18, 2025 and February 17, 2026 respectively, of the Company’s issued and outstanding Ordinary Shares (the “Reverse Stock Splits”). See also Note 1.F- 1.K and 26.3.

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the Company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have a par value per share of $ 0.00000000012219451015625 and the Company does not have a limited amount of authorised capital.

New Deferred shares

The new deferred shares of $0.00000000000001 par value with the following rights: (i) each new deferred share shall not entitle the holder thereof to receive notice, attend or vote at general meetings of the Company; (ii) each New Deferred Share shall not entitle the holder thereof to participate in any dividends declared or paid by the Company; and (iii) on a return of capital on a winding up or otherwise, each New Deferred Share shall entitle the holder thereof to receive an amount of US$0.00000000000001 on each deferred share after an amount of $1,000,000,000 has been paid in respect of each ordinary share.

Preferred shares

Preferred shares of a nominal value of $0.0001 with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors.

F-46

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY (CONT.)

Deferred shares Euro 1 par value

Immediately prior to consummation of the Business Combination pursuant to the BCA and the SID, the Company had issued and paid-up share capital of (i) €25,000 representing 25,000 deferred shares of €1.00 each and (ii) $0.0001 representing one Ordinary Share of $0.0001 each in the capital of the Company, in order to satisfy statutory capitalization requirements for all Irish public limited companies.

B.	Changes in Share capital

During 2024

1.	On January 4, 2024, the Company issued 47 ordinary shares (nil after reverse stock splits) to a service provider in connection with certain investor relations services.

2.	Pursuant to Letter Agreement with Yorkville signed on February 2, 2024, the Company issued during the first quarter of 2024, 1,251 ordinary shares (nil after reverse stock splits) for an aggregate of $527 net proceeds and in addition in June 21, 2024 the investor exercised the 117 warrants (nil after reverse stock splits) into 117 ordinary shares (nil after reverse stock splits) at an exercise price of $4.7025 ($57,460 after reverse stock splits) per warrant.

3.	On February 1, 2024, the Company issued 234 ordinary shares (nil after reverse stock splits) to EF Hutton pursuant to their agreement as an underwriter.

4.	On February 20, 2024, the Company completed an underwritten public offering of 5,672 Ordinary Shares and pre-funded warrants (nil after reverse stock splits) at $513 ($6,268,574 after reverse stock splits) per share, generating gross proceeds of approximately $2.91 million. The offering included a provision for the issuance of pre-funded warrants, convertible on a 1-for-1 basis into Ordinary Shares at a price of $508 ($6,207,480 after reverse stock splits) per share, to prevent any purchaser from exceeding 4.99% beneficial ownership. After deducting discounts, commissions, and offering expenses, net proceeds amounted to approximately $2.69 million. The Company paid the underwriter a cash fee of 2.5% of the gross proceeds, alongside $100 in expenses. The pre-funded warrants met the fix for fix criteria and were classified as equity instrument.

As of December 31, 2024, the Company issued 1,620 ordinary shares at a subscription price per share of $513 ($6,268,574 after reverse stock splits) and 4,052 ordinary shares due to Pre-Funded Warrants (nil after reverse stock splits) exercise at a price per Pre-Funded Warrant of $508 ($6,207,480 after reverse stock splits).

5.	Pursuant to a private placement binding term sheet dated February 28, 2024, the Company issued 100,000 (8 after reverse stock splits) warrants to the investor with an exercise price of $0.05 ($610 after reverse stock splits) per share.

6.	During 2024, Alpha converted $2.3 million of convertible promissory note and accrued interest into an aggregate of 640 (nil after reverse stock splits) Ordinary Shares and exercised 1,838 (nil after reverse stock splits) Warrant A (see also note 7.B).

7.	On April 11, 2024, pursuant to a Securities Purchase Agreement with Alpha, the Company issued 5,532 (nil after reverse stock splits) warrants for a 5.5 years period with an exercise price of $336 ($4,105,732 after reverse stock splits) per warrant. In addition, pursuant to a Warrant Amendment and Inducement Letter, Alpha exercised his outstanding “B” warrants to purchase 1,225 (nil after reverse stock splits) Ordinary Shares. The Existing Warrants were issued to Alpha as of September 6, 2023 and had a fixed exercise price of $3,501 ($42,780,297 after reverse stock splits) per share. Pursuant to the Inducement Letter, Alpha agreed to exercise for cash the existing warrants in full at a reduced exercise price of $4.7025 ($57,460 after reverse stock splits) per share.

F-47

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY (CONT.)

Alpha converted approximately $2,110 of the principal amount into 464,424 (38 after reverse stock splits) ordinary shares. As of December 31, 2024, Alpha exercised all the warrants pursuant to a cashless mechanism into 5,387 (nil after reverse stock splits) Ordinary Shares. (see also note 7.D).

8.	During the twelve-month period ended December 31, 2024, all the Cashless Warrants were fully exercised in cashless and converted into 472 (nil after reverse stock splits) ordinary shares. In addition, the Company issued another 290 (nil after reverse stock splits) ordinary shares according to an amendment to the agreement with certain former debtholders. (see note 8).

9.	During April 2024, a service provider exercised in a cashless transaction all its warrants and the Company issued 54 (nil after reverse stock splits) ordinary shares. In addition, the Company issued another 32 (nil after reverse stock splits) ordinary shares according to an amendment to the agreement with her.

10.	On April 24, 2024, the Company issued to Alpha 1,275 (nil after reverse stock splits) Ordinary Shares as a 1.5% commitment fee under the SPA signed on April 19, 2024 (see note 9).

11.	During the second quarter of 2024, the Company converted $569 of debt into 1,494 (nil after reverse stock splits) ordinary shares.

12.	On June 27, 2024, the Company converted $119 debt to 410 (nil after reverse stock splits) ordinary shares and issued 32 (nil after reverse stock splits) warrants at an exercise price of $4.7025 ($57,460 after reverse stock splits) per warrant.

13.	On July 10, 2024, the Company entered into a Letter of Intent (LOI) with PMB. Under the LOI, the Company restructured $1.3 million of its debt to PMB (see note 7.E). Subsequently, the Company entered into definitive agreements reflecting the terms of the LOI. PMB exchanged its shares in TrueGold, for 1,022 (nil after reverse stock splits) Company shares. The Company also issued 1,818 (nil after reverse stock splits) shares as consideration for PMB’s waivers and releases related to the debt.

14.	On July 19, 2024, pursuant to a Securities Purchase Agreement, the Company issued to Alpha 7,317 (nil after reverse stock splits) warrants for a 5.5 years period with an exercise price of $178 ($2,175,058 after reverse stock splits) per warrant. The warrants also may be exercised pursuant to a cashless mechanism. As of December 31, 2024, all of the warrants were exercised into 7,188 (nil after reverse stock splits) ordinary shares. (see note 7.F).

15.	On September 11, 2024, pursuant to a Securities Purchase Agreement, the Company issued to investors an aggregate of 55,789 (4 after reverse stock splits) ordinary shares, 131,930 (10 after reverse stock splits) Pre-Funded Warrants and 375,439 (30 after reverse stock splits) series A common warrants. On October 28, 2024, pursuant to the terms of the transaction, the Company further issued 195,381 (15 after reverse stock splits) Series B Common Warrants and an additional 390,763 (31after reverse stock splits) Series A Common Warrant.

As of 31 December 2024, the investors exercised all of Pre-Funded Warrants and Series B Common Warrants, and 277,439 (22 after reverse stock splits) of the Series A Common Warrants.

As of December 31, 2024, the outstanding Series A Common Warrant totalled 488,762 (39 after reverse stock splits) at an exercise price of $13.96 ($170,584 after reverse stock splits). (see note 11).

16.	On September 16, 2024, an investor converted $23 of its convertible security of the Company into 793 (nil after reverse stock splits) ordinary shares. (see note 8.C).

17.	During September 2024, a service provider exercised options into 48 (nil after reverse stock splits) ordinary shares in cashless exercise.

F-48

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY (CONT.)

During 2025

(*) The amounts of ordinary shares and per share data, warrants, RSU, conversion price and exercise prices are after giving effect of all the reverse stock splits that occurred during as of the date of these financial statements.

1.	During the year ending December 31, 2025, the investor converted all the principal amount of Alpha April Note and Alpha July Note into 49 and 31 ordinary shares respectively, as a result of the issuance the issued capital and additional paid in capital increased in the amount of $3,204.

2.	During the year ending December 31, 2025, the Company issued 125,817 ordinary shares and RSU to certain investors at a cost of $7,811 recorded as finance expenses.

3.	During the year ending December 31, 2025, as part of the RBW May agreement the Company issued 224 warrants underwriters. The warrants granted to the underwriters are classified as equity-settled share-based payments under IFRS 2 and are measured at fair value at the grant date. The total amount recognized in the additional paid in capital in respect of these warrants fair value amounted to $2,718. (see Note 7.I).

As of December 31, 2025, pursuant to the agreement all the promissory notes were fully converted into 1,949 ordinary shares. As a result of the issuance the issued capital and additional paid in capital increased in the amount of $9,668

4.	As of December 31, 2025, pursuant to the RBW August agreement $13,750 of the principal amount of the promissory notes were converted into 66,794 ordinary shares. As a result of the issuance the issued capital and additional paid in capital increased in the amount of $16,176.

5.	As of December 31, 2025, pursuant to the RBW December agreement the $11,984 of the principal amount of the promissory notes were converted into 168,852 ordinary shares. As a result of the issuance the issued capital and additional paid in capital increased in the amount of $14,098.

6.	During the year ending December 31, 2025, as part of the Target SEPA agreement the Company issued 10,505 ordinary shares to the investor. The fair value of this issuance was recorded as facility fee financial expenses in the amount of $2,639 against additional paid in capital (see Note 11)

7.	During the year ending December 31, 2025, the company signed settlement agreement with Abri. According to the settlement agreement the Company paid to the borrower $500 and converted the remaining debt amount into 58,288 ordinary shares. As a result of the issuance the issued capital and additional paid in capital increased in the amount of $4,134 (see Note 12).

F-49

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY (CONT.):

B.	Share-Base Compensation:

In June 2018, Security Matters PTY Ltd. adopted a Share Option Plan (the “Plan”) to provide an incentive to retain, in the employment or service or directorship of the Group and provide the ability to attract new employees, directors or consultants whose services are considered valuable. The persons eligible to participate in the Share Option Plan include employees, directors and consultants of Security Matters PTY Ltd. or any subsidiary. On March 7, 2023, as part of the SPAC transaction, these options were exercised on a cashless basis and then after replaced with the Company’s shares.

During 2024:

1.	On January 31, 2024, the Company granted 702 RSUs (nil after revers stock splits) to employees, directors and service providers. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall vest monthly in equal instalments over 18 months beginning on the anniversary of the grant date, with an acceleration clause that was effective within the year 2024. As of December 31,2024 the related share-based expenses were $585.

2.	On July 21, 2024, the Company granted 241 RSUs (nil after revers stock splits) to an advisor. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall vest monthly in equal instalment until December 20, 2024. According to the vesting schedule all the related share-based expenses recognized as of December 31, 2024, and totalled to $43.

3.	On August 29, 2024, the Company amended its 2022 Incentive Equity Plan, to increase the number of authorized Ordinary Shares under the Incentive Plan to 53,500 (4 after reverse stock splits) As a Foreign Private Issuer, Nasdaq Rule 5615(a)(3) allows the Company to rely on home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d) and, accordingly, the Company so elected to approve the amendment without stockholder approval.

4.	On August 29, 2024, the Company granted an aggregate of 14,430 fully vested RSUs (nil after reverse stock splits) to its employees, executive officers and directors, and to certain consultants and advisors of the Company. The company measured the fair value of the RSU’s according to the quote share price at the grant day. According to the vesting schedule all the related share-based expenses recognized as of December 31, 2024, and totalled to $1,176.

5.	During the year ended December 31, 2024, the Company granted 23,951 fully vested options (2 after reverse stock splits) with expiration date of 4 years from the grant date to employees and service providers. The related share-based expenses that were recognized in the year ended December 31, 2024, amounted to $874.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 3.82%;
●	expected volatility: 71.56%;
●	expected term: up to 2.5 years; and
●	expected dividend yield: 0%.

6.	As of December 31, 2024, the company recorded according to previous RSUs grants that occurred during 2023 related share-based expenses of $979.

F-50

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY (CONT.):

During 2025:

1.	On February 24, 2025, the Company amended its 2022 Incentive Equity Plan (“2022 Incentive Equity Plan”) to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 186.

●	Thereafter, the Company granted an aggregate of 143 RSUs to its executive officers and directors, certain consultants, employees and advisors. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $4,322.

●	The Company also granted 44 options to its directors, certain consultants, and advisors. The options shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $631.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 4.14%.
●	expected volatility: 74.69%;
●	expected term: up to 2.5 years; and
●	expected dividend yield: 0%.

2.	On March 17, 2025, the Company amended the 2022 Incentive Equity Plan, to further increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 207. Thereafter, the Company granted 11 stock options to certain consultants of the Company. The options shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $140.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 4.05%.
●	expected volatility: 75.58%.
●	expected term: up to 2.5 years; and
●	expected dividend yield: 0%.

3.	On June 17, 2025, the Company amended its 2022 Incentive Equity Plan, as amended, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 1,432.

●	Thereafter, the Company granted an aggregate of 721 RSUs to its executive officers and directors, certain consultants, employees and advisors. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $9,924.

●	The Company also granted 448 options to its directors, certain consultants, and advisors. The options shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $2,911.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 3.92%.
●	expected volatility: 74.23%.
●	expected term: up to 2.5 years.
●	and expected dividend yield: 0%.

F-51

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY (CONT.):

4.	On July 3, 2025, the Company amended its 2022 Incentive Equity Plan, as amended, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 1,563.

●	Thereafter, the Company granted an aggregate of 128 RSUs to its executive officers and directors, certain consultants, employees and advisors. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $1,727.

●	The Company also granted 12 options to its directors, certain consultants, and advisors. The options shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $119.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 3.86%.
●	expected volatility: 142%.
●	expected term: up to 2.5 years.
●	and expected dividend yield: 0%.

5.	On August 26, 2025, the Company amended its 2022 Incentive Equity Plan, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 18,309.

●	Thereafter, the Company granted an aggregate of 12,566 RSUs to its executive officers and directors, certain consultants, employees and advisors. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $20,773.

●	The Company also granted 3,758 options to its directors, certain consultants, and advisors. The options shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $4,896.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 3.62%.
●	expected volatility: 144%.
●	expected term: up to 2.5 years.
●	and expected dividend yield: 0%.

6.	On September 4, 2025, the Company amended its 2022 Incentive Equity Plan to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 25,708.

●	Thereafter, the Company granted an aggregate of 4,110 RSUs to its executive officers and directors. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $2,642.

●	The Company also granted 3,288 options to its directors. The options shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $1,428.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 3.57%.
●	expected volatility: 147%.
●	expected term: up to 2.5 years.
●	and expected dividend yield: 0%.

F-52

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY (CONT.):

7.	On October 29, 2025, the Company further amended its Incentive Plan to increase the number of authorized Ordinary Shares under the Incentive Plan to 233,324.

●	Thereafter, the Company granted an aggregate of 150,272 RSUs to its executive officers and directors, certain consultants, employees and advisors. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $17,316.

●	The Company also granted 52,480 options to its directors, certain consultants, and advisors. The options shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $4,817.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 3.6%.
●	expected volatility: 142%.
●	expected term: up to 2.5 years.
●	and expected dividend yield: 0%.

8.	On November 21, 2025, the Company further amended its 2022 Incentive Equity Plan to increase the number of authorized Ordinary Shares under the Incentive Plan to 2,442,092.

●	Thereafter, the Company granted an aggregate of 1,360,896 RSUs to its executive officers and directors, certain consultants, employees and advisors. The company measured the fair value of the RSU’s according to the quote share price at the grant day. The RSUs shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $28,175.

●	The Company also granted 808,960 options to its directors, certain consultants, and advisors. The options shall fully vest until December 31, 2025. According to the vesting schedule all the related share-based expenses recognized in the period and totalled to $13,975.

The options were valued using the Black-Scholes pricing model. The main inputs which were used are:

●	risk-free rate: 3.56%.
●	expected volatility: 142%.
●	expected term: up to 2.5 years.
●	and expected dividend yield: 0%.

9.	As of December 31, 2025, the company recorded according to previous RSUs and options grants that occurred during 2023-2024 related share-based expenses of $409.

The related share-based expenses that were recognized in the year ended December 31, 2025, amounted to $114,205.

F-53

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 15 - SHAREHOLDERS’ EQUITY (CONT.):

Summary of the status of the Company’s Share Option Plan granted to employees, directors, advisors and service providers and changes during the relevant period are presented below:

RSUs granted to employees, directors and service providers:

	Year ended December 31, 2025	Year ended December 31, 2024

Outstanding at the beginning of the year	*	*
Granted	1,528,836	1
Vested	(1,528,832)	(1)
Forfeited	(4)	*
Outstanding at the end of year	-	*

*	Nil after reverse stock split

Options granted to employees, directors, advisors and service providers:

	Year ended December 31, 2025		Year ended December 31, 2024
	Number of options	Weighted average Exercise price (USD$)	Number of options	Weighted average Exercise price (USD$)
Outstanding at beginning of year	*	-	*	-
Issue of options	869,001	183,639	*	-
Outstanding at the end of year	869,001	183,639	*	-
Exercisable options	869,001	183,639	*	-

*	Nil after reverse stock split

NOTE 16 - GENERAL AND ADMINISTRATIVE EXPENSES:

	Year Ended
	December 31, 2025	December 31, 2024	December 31, 2023
Share based compensation	101,981	3,178	1,222
Professional services	12,256	2,556	667
Transaction cost	2,759	2,544	7,278
Wages and salaries related	1,198	1,217	1,348
Travel expenses	604	350	611
Public company expenses	597	1,959	5,128
Insurance expenses	490	675	50
Office and maintenance	144	170	170
Depreciation and amortization	22	27	30
Other expenses	48	53	63
Total	120,099	12,729	16,567

F-54

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 17 - RESEARCH AND DEVELOPMENT EXPENSES:

	Year Ended	Year Ended	Year Ended
	December 31, 2025	December 31, 2024	December 31, 2023
Share based compensation	9,614	403	447
Salaries and related expenses	1,431	2,796	2,228
Materials and laboratory expenses	338	434	223
Subcontractors and consultants	211	135	344
Depreciation and amortization	179	172	197
Travel expenses	87	260	87
Freight expenses	7	8	33
Other expenses	11	5	10
Reimbursement from paid pilots and proof of concept projects	(650)	(1,154)	(858)
Total	11,228	3,059	2,711

NOTE 18 – SELLING AND MARKETING EXPENSES:

	Year Ended	Year Ended	Year Ended
	December 31, 2025	December 31, 2024	December 31, 2023
Share based compensation	2,610	76	28
Salaries and related expenses	1,063	398	176
Business development	160	-	-
Travel expenses	144	8	24
Marketing expenses	120	507	433
Other	15	3	-
Total	4,112	992	661

F-55

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 19 - TAXES ON INCOME:

1.	The Company is incorporated and domiciled in Ireland where the applicable tax rate is 12.5%.

2.	Theoretical tax:

	December 31, 2025	December 31, 2024	December 31, 2023
Reconciliation of income tax at the statutory rate
Loss before income tax	(174,590)	(35,401)	(20,989)

Theoretical tax rate of 12.5%	(21,824)	(4,425)	(2,624)

Tax effect amounts which are not deductible/(taxable) in calculating taxable income:

Non-deductible expenditure and others	27,338	2,984	3,254
Unrecognized temporary differences and tax losses for which deferred tax weren’t recognized	(5,514)	1,441	(630)
Income tax / (benefit)	-	-	-

3.	As of December 31, 2025, the Group has estimated carry forward tax losses of approximately $124,336 (2024: $69,393, 2023: $45,095) which may be carried forward and offset against taxable income for an indefinite period in the future. The Group did not recognize deferred tax assets relating to carry forward losses in the financial statements because their utilization in the foreseeable future is not probable.

NOTE 20 - LOSS PER SHARE

	December 31, 2025		December 31, 2024		December 31, 2023

Net loss attributable to the owners of the company	(169,177)		(31,092)		(20,914)

Basic and diluted loss per share (US$ in thousands)	(37	)(1)	(138,537	)(1)	(9,272,541	)(1)

Weighted average number of ordinary shares used in calculating basic and diluted loss per share	4,526		0.22		*

*	Nil after revers stock split

(1)	The share and per share information in these financial statements reflects the 1-for-75, 1-for-28.5, 1-for-4.1 1-for-7, 1-for-10.89958, 1-for-8, 1-for-4.8828125, 1-for-20 and 1-for-2.285 reverse share splits became effective on July 15, 2024, January 15, 2025, June 16, 2025, August 7, 2025, October 23, 2025, November 18, 2025, February 17, 2026, May 11, 2026 and June 1, 2026, respectively, of the Company’s issued and outstanding Ordinary Shares (the “Reverse Stock Splits”). See also Note 1. F-1.K and 26.3, 26.6 and 26.7.

The calculation of the basic and diluted loss per share for all past periods presented have been adjusted retrospectively based on the new number of shares derived from the conversion ratio.

F-56

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 21 - RELATED PARTIES:

Key Management Personnel Compensation and other related party transactions and balances:

The key management personnel, among others, include board members, CEO and CFO.

The totals of remuneration paid to Key Management Personnel and related parties during the years are as follows:

1. Transactions with related parties:	December 31, 2025	December 31, 2024
Share based payments	51,293	2,675
Short-term salary and fees	629	661
Revaluation of financial liabilities at fair value	-	344
Payments for legal services	-	337
Post-employment retirement benefits	87	98
Non-monetary benefits	38	41
	52,047	4,156

2. Balance with related parties:		December 31, 2025	December 31, 2024
Key management	Salary and related	(229)	(166)
Directors	Consultant services	(94)	(83)
Joint Ventures	Investment in subsidiary	114	105
Joint Ventures	Other receivables	15	15
		(194)	(129)

F-57

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 22 - GOVERNMENT GRANTS

The Government of Israel encourages research and development projects oriented towards products for export or projects which will otherwise benefit the Israeli economy. This is conducted via the Israel Innovation Authority (IIA), which replaced the former Office of the Chief Scientist (OCS). The Group has an approved project with the IIA under which it received a total of $162 in prior years. The Group is subject to paying 3% of its relevant revenues until repayment of the entire grant. As of December 31, 2025, and 2024, the Group has not paid any royalties to IIA. The difference between the consideration received and the liability recognized at inception (present value) was treated as a government grant according to IAS 20 and recognized as a reimbursement of research expenses.

	December 31, 2025	December 31, 2024
Short term liability at year end	202	177
Total	202	177

NOTE 23 - COMMITMENTS AND CONTINGENT LIABILITIES:

As part of the Board’s ongoing regulatory compliance process, the Board continues to monitor legal and regulatory developments and their potential impact on the Company. Management is not aware of any contingencies that may have a significant impact on the financial position of the Company.

A.	In January 2015, the Company entered an agreement with Isorad Ltd. (a company wholly owned by the State of Israel with rights to exclusively commercialize the Soreq Research Center technology for civilian uses), according to which the Company was granted technological license in return for future royalties based on 2.2% of gross sales by the Company and its affiliates and after 25 years the license becomes royalty-free. Upon the occurrence of an M&A event (as such event is defined in the agreement to include mergers, sale of all or substantially all the assets of ours and similar event), in the first M&A event, the Company is to pay a consideration equal to 1% of the amount received or transferred and in the second M&A event, a consideration equal to 2% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.
In January 2023, the Company signed an amendment to the agreement that determine the following:

(1) for the BCA with Lionheart, Isorad was issued (a) 864,000 options to purchase shares of the Company, the options were issued in January 2023 and valued using the Black-Scholes pricing model. The main assumptions which were used are: (1) risk-free rate: 3.42%; (2) expected volatility: 81.92%; (3) expected term: up to 3 years; and (4) expected dividend yield: 0%;

The fair value of these options was $33 and recognized as a technology license intellectual property.

(2) Additionally, Isorad will be entitled to 1% of any amount actually received against equity or other funding convertible into equity at the closing of the transaction and until 13 months thereafter to be paid after reaching an aggregated received amount of 27 million, or at the end of such 13 months, the earlier thereof).

As of December 31, 2025, and 2024, based on the funds the Company actually received during the 13 month period after the BCA, the Company recognized a technology license intellectual property at the amount of $180 and $158, respectively against a liability. The change in the provision derives from exchange rate differences.

(3) Exit fee - in the occurrence of the first M&A event (as such event is defined in such agreement to include mergers, sale of all or substantially all the assets of the Company and similar event) after the closing of the BCA, the Company is to pay a cash amount equal to 1.5% of the amount received or transferred. This will not apply to any future offer of shares, merger or sale of assets thereafter.

F-58

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 23 - COMMITMENTS AND CONTINGENT LIABILITIES (CONT.):

B.

On January 12, 2024, the Company announced that it entered into a $5 million contract with R&I Trading of New York (“R&I Trading”). The intention of the agreement with R&I Trading was to provide a service on supply chain management to a NATO member state. Subsequent to June 30, 2024, R&I Trading sent a termination notice to the Company and a demand for arbitration with respect to disputed payment amounts under the contract. The Company believes the termination of the contract is unlawful and has demanded that R&I Trading honor its obligations under the contract. The Company further intends to defend any action, if and when commenced, vigorously.

The Company is currently engaged in an arbitration process with R&I Trading. The statements of claim by the parties to the arbitration proceedings were filed on January 6, 2025. R&I Trading’s statement of claim demands full restitution of the amounts paid by it under the agreement. The Company’s statement of claim alleges that R&I Trading breached the agreement and has requested the arbitrator to grant relief for the division of remedies in the event that the Company is presented with further expenses by suppliers and employees that have not yet been included in its damage estimate. The Company also raised claims regarding loss of opportunities and requested declaratory relief in favor of the Company.

Prior to filing the statement of claim, on December 26, 2024, the Company filed a motion for declaratory relief. On January 9, 2025, R&I Trading responded to the motion. The Company had until January 23, 2025, to submit reply papers in connection with this motion practice.

On March 6, 2025, the parties filed a request for the approval of a mutual procedural arrangement, under which, among other things, R&I Trading will file an affidavit stating that it is not using the Company’s IP rights and has no intention of violating the Company’s IP rights; the Company will withdraw the motion for a declaration and amend its statement of claim accordingly by March 30, 2025; the statements of defense will be filed by April 21, 2025; and the statements of reply will be filed by May 12, 2025.

On March 7, 2025, the arbitrator approved the request, and on March 23, 2025, R&I Trading filed its affidavit. On May 11, 2025, the parties filed their statements of defense. On June 26, 2025, the parties filed their reply to the statement of defense. An arbitration hearing was scheduled for July 21, 2025. The parties exchanged general affidavits of disclosure and requests for responses to questionnaires and for disclosure of documents and R&I’s request and the Company’s response for deposit of a security to guarantee the costs. On February 3, 2026, another preliminary arbitration hearing was held, at which it was determined that the Company was required to file an update regarding its position on the mutual provision of security to secure the arbitrator’s fees. The Company filed its response to the arbitrator’s request on February 10, 2026, and R&I Trading was ordered to file its response by March 5, 2026. The parties were ordered to file a joint notice advising whether they have reached agreements that render their mutual disputes unnecessary to determine whether they maintain their respective applications for determination. By March 31, 2026, both parties are required to file their responses to the other party’s submission regarding the conduct of the preliminary proceedings and document disclosure and are also required to file their respective lists of witnesses and experts. At this preliminary stage, it is not possible to assess the chances of the Company’s claim and the outcome of the arbitration proceedings.

F-59

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 24 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

Composition of the Group’s financial assets and financial liabilities:

	December 31,
	2025	2024
Financial assets at amortized cost:
Cash and cash equivalents	12,201	2,343
Other current receivables	587	1,993
Total financial assets	12,788	4,336

	December 31,
	2025	2024
Financial liabilities at fair value through profit or loss:
Short term loan	-	1,000
Convertible notes	365	391
Convertible Features	3,207	791
Warrants - derivative financial liability	5	1,384
Bridge loans liabilities	453	902
Total financial liabilities at fair value through profit or loss	4,030	4,468

Financial liabilities at amortized cost:
Trade and other payables	12,735	13,605
Convertible notes	4,723	2,469
Lease liabilities	424	418
Government grants	202	177
Total financial liabilities at amortized cost	18,084	16,669
Total financial liabilities	22,114	21,137

Financial risk management objectives

The Group’s activities expose it to a variety of financial risks such as market risks (foreign currency risk), credit risk and liquidity risk. The Company’s management oversees the management of these risks, focusing on the unpredictability of financial markets and seeks to minimize potential adverse effects on the financial performance of the Group. The Group uses different methods to monitor different types of risk to which it is exposed. These methods include sensitivity analysis in the case of foreign exchange, ageing analysis for credit risk and maturity analysis in respect of liquidity risk.

Market risk

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices, which in the group’s case refers only to foreign currency risk. Financial instruments affected by this risk include, loans and borrowings and short-term payables and receivables.

F-60

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 24 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Foreign currency risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the functional currency. The Group is exposed to foreign exchange risk arising from currency exposure primarily with respect to the NIS and Euro.

As of December 31, 2025, the Group has excess financial assets over financial liabilities in foreign currencies in relation to the SGD and AED totalling approximately $151, and $11 respectively; also the Group has excess financial liabilities over financial assets in foreign currencies in relation to the NIS and AUD totalling approximately $2,188 and $273. On December 31, 2024, the Group has excess financial liabilities over financial assets in foreign currencies in relation to the NIS, AUD, SGD and EUR totalling approximately $2,745, $376, $103 and $163, respectively.

Foreign currency sensitivity analysis

The following table demonstrates the sensitivity test to a reasonably possible change of 10% in NIS, AUD, SGD, EUR and AED and NIS exchange rates against the USD, with all other variables held constant. The impact on the Group’s net loss (tax effect is not relevant) and equity is due to changes in the fair value of monetary assets and liabilities including non-designated foreign currency derivatives and embedded derivatives. The Company’s exposure to foreign currency changes for all other currencies is immaterial.

	Change in NIS rate	Effect on net loss
December 31, 2025	10%	219
December 31, 2024	10%	275

	Change in AUD rate	Effect on net loss
December 31, 2025	10%	27
December 31, 2024	10%	38

	Change in SGD rate	Effect on net loss
December 31, 2025	10%	15
December 31, 2024	10%	10

	Change in EUR rate	Effect on net loss
December 31, 2025	10%	-
December 31, 2024	10%	16

	Change in AED rate	Effect on net loss
December 31, 2025	10%	1
December 31, 2024	10%	-

F-61

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 24 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Credit risk

Credit risk is the risk that a counterparty will not meet its obligations as a customer or under a financial instrument leading to a loss to the Group. The Group is exposed to credit risk from its operating activity (other receivables and cash balances). The Group’s main financial assets are cash and cash equivalents as well as other receivables and their carrying amounts represent the Group’s maximum exposure to credit risk. Credit risk from balances with banks and financial institutions is managed by the Group’s management in accordance with the Group’s policy. Wherever possible and commercially practical, the Group holds cash with major financial institutions in Israel and Australia which the Company’s management regards as financially solid.

Liquidity risk

Liquidity risk is the risk that an entity will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. The Group has procedures to minimize such loss by maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities. As of the balance sheet date, the Group has a positive working capital.

The following tables detail the Group’s remaining contractual maturity for its financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Group can be required to pay.

As of December 31, 2025

	Less than one year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	>5 years	Total

Trade and other payables	12,735						12,735
Short term loan	-
Bridge loans	453						453
Government grants	202						202
Lease liability	74	74	74	74	74	54	424
Convertible note	8,295						8,295
Financial derivatives	5						5

	21,764	74	74	74	74	54	22,114

As of December 31, 2024

	Less than one year	1 to 2 years	2 to 3 years	3 to 4 years	4 to 5 years	>5 years	Total

Trade and other payables	13,605	-	-	-	-	-	13,605
Short term loan	1,000	-	-	-	-	-	1,000
Bridge loans	902	-	-	-	-	-	902
Government grants	177	-	-	-	-	-	177
Lease liability	81	74	74	74	74	41	418
Convertible note	3,651	-	-	-	-	-	3,651
Financial derivatives	1,384	-	-	-	-	-	1,384

	20,800	74	74	74	74	41	21,137

F-62

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 25 - FAIR VALUE MEASUREMENT:

Fair value hierarchy

The following tables detail the consolidated entity’s assets and liabilities, measured or disclosed at fair value, using a three-level hierarchy, based on the lowest level of input that is significant to the entire fair value measurement, being:

Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities that the entity can access at the measurement date

Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly

Level 3: Unobservable inputs for the asset or liability.

As of December 31, 2025	Level 1	Level 2	Level 3	Total
	US$ in thousands
Liabilities
Derivative financial liabilities	-	-	3,577	3,577
Total			3,577	3,577

As of December 31, 2024	Level 1	Level 2	Level 3	Total
	US$ in thousands
Liabilities
Derivative financial liabilities	-	-	1,381	1,381
Tradable warrants	3	-	-	3
Total	3	-	1,381	1,384

F-63

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 26 - SUBSEQUENT EVENTS:

Since the reporting date the following significant events have occurred:

1.	The fair value of the RBW December Note, amounting to $5,751 as of December 31, 2025, was fully converted into 83,194 ordinary shares.

2.	On February 5, 2026, the Company and the SEPA Investor entered into a Second Amendment to Standby Equity Purchase Agreement (the “Amendment”), which amends the terms of the Company’s SEPA, dated as of December 1, 2025, as amended and supplemented by that Amendment and Addendum to the SEPA, dated as of December 9, 2025 (see Note 11).

The Amendment increased the size of the Commitment Amount under the Agreement from $100,000 to $250,000. As of the date of this report, the Company has drawn down $11,919 from the Commitment Amount under the SEPA, before agent fees of $557, and has issued an aggregate of 389,682 (post reverse splits) of its ordinary shares to SEPA Investor as a result. The Company intends to continue to draw down from the Commitment Amount from time to time pursuant to the terms and conditions of the SEPA, as amended by the Amendment, and applicable law.

In addition, RBW Capital Partners LLC (a division of Dawson James Securities, Inc.), the placement agent for the offerings pursuant to the SEPA, as amended by the January 30, 2026, Amendment, has agreed that it will charge the Company a cash fee equal to (a) 4% for the first $20,000 of aggregate gross cash proceeds that may be drawn down from the Commitment Amount, (b) 3% for the next $80,000 of aggregate gross cash proceeds that may be drawn down from the Commitment Amount and (c) 2% for the last $150,000 of aggregate gross cash proceeds that may be drawn down from the Commitment Amount.

3.	On February 17, 2026, after the balance sheet date, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 4.8828125:1 under the symbol “SMX,” with a new CUSIP number of G8267K406 and the new ISIN code IE000B5COQZ5. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 4.8828125 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 10.67 million to approximately 2.18 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000002502543568 to $0.00000000012219451015625 per share. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these December 31, 2025, financial statements are presented post this reverse stock split.

4.	On January 30, 2026, the Board of Directors approved a Shareholder Rights Agreement (the “Rights Agreement”) and authorized the issuance of one preferred share purchase right (a “Right”) for each outstanding Ordinary Share. The Rights were issued on March 2, 2026, to shareholders of record on that date, pursuant to the Rights Agreement dated February 13, 2026, between the Company and Continental Stock Transfer & Trust Company.

The Rights are intended to protect shareholders from coercive or unfair takeover tactics by imposing penalties on any person or group that acquires 10% or more of the Company’s Ordinary Shares without prior Board approval. Prior to a triggering event, the Rights trade together with the Ordinary Shares. Upon a person or group becoming an “Acquiring Person,” each Right (other than those held by the Acquiring Person) becomes exercisable to purchase one Series A Preferred Share for $0.0001, carrying a liquidation preference of $250 million and cumulative dividends of 18.5% per annum. The Rights may also provide for the purchase of shares of an acquiring company at a discount if the Company is acquired after the Rights become exercisable.

F-64

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands, except share and per share data)

NOTE 26 - SUBSEQUENT EVENTS (CONT.):

The Rights expire on the earliest of (i) one year from the date of the Rights Agreement, (ii) redemption by the Board at $0.0001 per Right, or (iii) payment in full of the liquidation preference and accrued dividends on issued Preferred Shares. The Board may amend the Rights Agreement prior to a triggering event and may adjust terms to prevent dilution in accordance with its provisions.

5.	On March 6, 2026, the Company accepted the resignations of Ophir Sternberg as Chairman of the Board and director, and of Roger Meltzer and Thomas Hawkins as directors. The resignations were not the result of any disagreement relating to the Company’s operations, policies, or practices. To fill the resulting vacancies, the Board appointed Tan Cheong Hwai, Daniel Peterlin, and Richard G. Hayes as independent directors. The Board also adopted an independent director compensation plan (the “Director Plan”), described below.

In connection with the Board transition, the Board appointed Haggai Alon, the Company’s Founder and Chief Executive Officer, as Chairman of the Board.

Under the Director Plan, adopted on March 6, 2026, each non-management, independent director is entitled to annual cash compensation of $150 for each full calendar year of service. If the Chairman of the Board is an independent director, he or she is entitled to an additional annual cash payment of $100. These payments are retroactive to January 1, 2025, for any eligible director or Chairman serving during the 2025 calendar year. Directors may also receive equity-based compensation in accordance with the Company’s equity incentive plans, as approved by the Compensation Committee or the Board. On March 9, 2026, former directors Roger Meltzer and Thomas Hawkins each, exercised 163,840 options through a cashless exercise process, resulting in the issuance of 58,498 ordinary shares to each of them.

Prior to their resignations, Messrs. Sternberg, Meltzer, and Hawkins each entered into an agreement with the Company providing for, among other terms: (a) mutual releases and a covenant not to sue; (b) payment of director fees pursuant to the Director Plan performed as of March 6, 2026 totaling $550; (c) registration of certain ordinary shares (or shares underlying options) held by them; (d) a proxy in favor of Mr. Alon to vote their shares until they no longer beneficially own ordinary shares of the Company; (e) continued Directors and Officers Insurance coverage for at least six years for their periods of service; and (f) mutual non-disparagement obligations.

6.	On May 11, 2026, after the balance sheet date, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 20:1 under the symbol “SMX,” with a new CUSIP number of G8267K190 and the new ISIN code IE0008D7EWV5. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 20 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 12 million to approximately 614. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000012219451015625 to $0.000000002443890203125 per share.

7.	On June 1, 2026, after the balance sheet date, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 2.285:1 under the symbol “SMX,” with a new CUSIP number of G8267K216 and the new ISIN code IE000CNLGHH1. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 2.285 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 1.5 million to approximately 650. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.000000002443890203125 to $0.00000000558603475 per share.

F-65

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED

STATEMENTS OF FINANCIAL POSITION

		As of June 30, 2026	As of December 31, 2025
	Note	US$ in thousands
Current assets
Cash and cash equivalent		33,540	12,201
Other current receivables		549	587
Investment in gold	3	843	-
Total current assets		34,932	12,788
Non-current assets
Property, plant and equipment, net		257	165
Right of use assets		330	336
Intangible assets, net		6,743	7,916
Goodwill		20,692	20,120
Investment in associated companies		117	114
Total non-current assets		28,139	28,651

Total assets		63,071	41,439
Current liabilities
Trade payables		1,987	8,720
Other payables		3,664	4,217
Convertible notes	4	2,469	8,295
Warrants - derivative financial liability		5	5
Bridge loans liabilities		164	453
Lease liabilities		22	42
Total current liabilities		8,311	21,732
Non-current liabilities
Lease liabilities		406	382
Total non-current liabilities		406	382

Total liabilities		8,717	22,114
Equity
Issued capital and additional paid in capital	7	348,274	264,629
Foreign currency translation reserve		(7,983)	(4,827)
Transaction with non-controlling interest reserve		258	258
Accumulated losses		(295,552)	(251,204)
Total equity attributable to owners of the parent		44,997	8,856
Non- controlling interest		9,357	10,469
Total equity		54,354	19,325
Total equity and liabilities		63,071	41,439

/s/ Amir Bader	/s/ Haggai Alon	July 16, 2026
Amir Bader Interim Chief Financial Officer	Haggai Alon Chief Executive Officer	Date of approval of financial statements

The accompanying notes are an integral part of the financial statements.

F-66

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED

STATEMENTS OF COMPREHENSIVE LOSS

		For the Six-Month Period Ended
		June 30, 2026	June 30, 2025
	Note	US$ in thousands except share and per share data
General and administrative expenses		24,967	18,656
Selling and marketing expenses		1,240	1,380
Research and development expenses, net		2,547	1,640
Amortization of Intangible Assets		1,452	2,075
Operating loss		(30,206)	(23,751)

Finance income		21,114	9,854
Finance expenses		36,358	10,724

Loss before income tax		(45,450)	(24,621)
Income tax		-	-
Net loss		(45,450)	(24,621)

Other comprehensive loss		(3,166)	(1,691)

Total comprehensive loss		(48,616)	(26,312)

Net loss attributable to:
Equity holders of the Company		(44,348)	(23,638)
Non- controlling interest		(1,102)	(983)

Loss per share attribute to the shareholders
Basic and diluted loss per share attribute to shareholders	8	(152)	*(4,065)

* (in US dollar thousands)

The share and per share information in these financial statements reflects the 1-for-28.5, 1-for-4.1 1-for-7, 1-for-10.89958, 1-for-8, 1:4.8828125, 1-for-20 and 1-for-2.285 reverse share splits that became effective on January 15, 2025, June 16, 2025, August 7, 2025, October 23, 2025, November 18, 2025, February 17, 2026, May 11, 2026 and June 1, 2026, respectively, of the Company’s issued and outstanding Ordinary Shares. See also Note 1.D to 1.K.

The accompanying notes are an integral part of the consolidated financial statements.

F-67

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED

CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(US$ in thousands)

	Issued capital and Additional paid-in capital	Transaction with non-controlling interest	Foreign currency translation reserve	Accumulated loss	Total equity attributable to owners of the parent	Non- controlling interests	Total equity

Balance as of January 1, 2026	264,629	258	(4,827)	(251,204)	8,856	10,469	19,325
Comprehensive loss	-
Net loss	-	-		(44,348)	(44,348)	(1,102)	(45,450)
Other comprehensive loss for the period	-	-	(3,156)	-	(3,156)	(10)	(3,166)
Total comprehensive loss for the period		-	(3,156)	(44,348)	(47,504)	(1,112)	(48,616)

Issuance of Ordinary shares to services providers	911	-	-	-	911	-	911
Issuance of Ordinary shares due to SEPA withdrawals	62,167	-	-	-	62,167	-	62,167
Conversion of convertible notes into ordinary shares	11,080	-	-	-	11,080	-	11,080
Equity issuance to investors	465	-	-	-	465	-	465
Share based compensation	9,022	-	-	-	9,022	-	9,022
Balance as of June 30, 2026	348,274	258	(7,983)	(295,552)	44,997	9,357	54,354

The accompanying notes are an integral part of the consolidated financial statements.

F-68

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED

CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

(US$ in thousands)

	Issued capital and Additional paid-in capital	Transaction with non-controlling interest	Foreign currency translation reserve	Accumulated loss	Total equity attributable to owners of the parent	Non- controlling interests	Total equity

Balance as of January 1, 2025	89,976	258	(1,797)	(82,026)	6,411	15,981	22,392
Comprehensive loss
Net loss	-	-	-	(169,178)	(169,178)	(5,412)	(174,590)
Other comprehensive loss	-	-	(3,030)	-	(3,030)	(100)	(3,130)
Total comprehensive loss	-	-	(3,030)	(169,178)	(172,208)	(5,512)	(177,720)

Share-based compensation	114,205	-	-	-	114,205	-	114,205
Conversion of convertible notes into ordinary shares	43,146	-	-	-	43,146	-	43,146
Conversion of short term loan into ordinary shares	4,134	-	-	-	4,134	-	4,134
Equity issuance to investors	10,529	-	-	-	10,529	-	10,529
Issuance of ordinary shares -SEPA facility fee	2,639	-	-	-	2,639	-	2,639
Balance as of December 31, 2025	264,629	258	(4,827)	(251,204)	8,856	10,469	19,325

The accompanying notes are an integral part of the consolidated financial statements.

F-69

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

UNAUDITED INTERIM CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	June 30, 2026	June 30, 2025
	US$ in thousands
Cash flows from operating activities:
Loss before tax for the year	(45,450)	(24,621)
Share-based compensation	9,022	15,274
Issuance of restricted shares to investors	465	610
Depreciation and amortization	1,546	2,274
Decrease in other receivables	13	699
Decrease in trade payables	(6,910)	(549)
Decrease in other payables	(1,132)	(375)
Revaluation of financial liabilities at fair value	-	(1,516)
Financial expenses, net due to bridge loans principal amounts	13	23
Interest on leases	18	18
Interest expenses and revaluation of convertible notes	5,253	2,277
Revaluation of Investment in gold	158	-
Financial expenses, net due to revaluation of SEPA	11,644	-
Interest expenses due to short term loan	-	1,315
Issuance of warrants to the placement agent	-	426
Net cash flow used in operating activities	(25,360)	(4,145)

Cash flows from investing activities:
Purchase of property, plant and equipment	(146)	-
Investment in Gold	(1,001)	-
Net cash flow used in investing activities	(1,147)	-

	For the Six Months Ended
	June 30, 2026	June 30, 2025
	US$ in thousands
Cash flows from financing activities:
Payment of lease liabilities	(26)	(41)
Proceeds from issuance of convertible notes and security	-	3,426
Repayment of bridge loans	(301)	(250)
Proceeds from SEPA share issuance, net	50,523	-
Repayment of short-term loan	-	(200)
Repayment of convertible notes	-	(246)
Net cash flow from financing activities	50,196	2,689
Increase (decrease) in cash and cash equivalents	23,689	(1,456)
Cash and cash equivalents at beginning of period	12,201	2,343
Exchange rate differences on cash and cash equivalent	(2,350)	(137)
Cash and cash equivalents at end of period	33,540	750

	For the Six Months Ended
	June 30, 2026	June 30, 2025
	US$ in thousands
Appendix A – Non-Cash transactions during the period:

Conversion of convertible notes (and warrants) into ordinary shares	11,080	3,204
Issuance of Ordinary shares to services providers	911	-
Issuance of warrants to the placement agent – issuance expenses against additional paid in capital	-	(698)

The accompanying notes are an integral part of the consolidated financial statements.

F-70

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 1 - GENERAL:

A.	SMX (Security Matters) Public Limited Company (“Security Matters” or “ SMX” or the “Company” and together with its subsidiaries, the “Group”) was incorporated in July 1, 2022, under the laws of Ireland with registered number 722009 and its registered office at Mespil Business Center, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6. The Company was incorporated in 2022 as part of the Business Combination

The Group provides one solution to solve both authentication and track challenges in order to uphold supply chain integrity and provide quality assurance and brand accountability to producers of goods. Its technology works as a track and trace system using a marker, a reader and an algorithm to identify embedded sub-molecular particles in order to track and trace different components along a production process (or any other marked good along a supply chain) to the end producer. Its proprietary marker system embeds a permanent or removable (depending on the needs of the customer) mark on solid, liquid or gaseous objects or materials. Each marker is comprised of a combination of marker codes such that each marker is designed to be unique and unable to be duplicated. The marker system is coupled with an innovative patented reader that responds to signals from the marker and, together with a patented algorithm, captures the details of the product retrieved and stored on a blockchain digital ledger. Each marker can be stored, either locally on the reader and on private servers, cloud servers or on a blockchain ledger, to protect data integrity and custody.

B.

As of June 30, 2026, the Company incurred accumulated losses of $295.5 million and continued to incur operating losses and negative cash flows from operating activities during to date of these financial statements. The Company has not yet generated revenues and is required to obtain additional financing in order to continue to operate. The Company continues to actively manage its capital structure through a combination of equity financing, strategic partnerships, and access to committed capital facilities. These initiatives are designed to support the Company’s transition toward large-scale commercialization. While current cash resources are sufficient to fund its planned operations in the near term, additional funding will be required to support long-term growth, management believes that the Company’s current strategy and access to capital provide a reasonable basis to continue operations. The accompanying unaudited interim consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

During the period, the Company increased its Standby Equity Purchase Agreement (hereafter “SEPA”) from of $100 million to of $250 million. The Company plans to continue the issuance of shares and other funding sources such as the increase of the SEPA (see note 5). While future funding remains subject to market conditions, the Company continues to actively pursue multiple financing pathways, including equity facilities, strategic investors, and capital markets initiatives, to support its operational and commercialization objectives. There are no assurances, however, that the Company will be able to obtain an adequate level of financial resources that are required for the Company’s long-term business plan.

F-71

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 1 – GENERAL (CONT.):

C.	The Company operates primarily through the following wholly owned subsidiaries and one majority owned, all of which have been consolidated in these consolidated financial statements.

Controlled entity	Country of Incorporation	Percentage Owned June 30, 2026	Percentage Owned December 31, 2025
Security Matters (SMX) PLC *	Ireland	100%	100%
Security Matters PTY Ltd.	Australia	100%	100%
Lionheart III Corp	USA	100%	100%
SMX (Security Matters) Ireland Limited	Ireland	100%	100%
SMX Fashion and Luxury	France	100%	100%
TrueSilver SMX Platform Ltd.	Canada	100%	100%
SMX (Security Matters) Israel Ltd.	Israel	100%	100%
Security Matters Canada Ltd.	Canada	100%	100%
SMX Beverages Pty Ltd.	Australia	100%	100%
SMX Circular Economy Platform PTE, Ltd.	Singapore	70%	70%
True Gold Consortium Pty Ltd.	Australia	52.9%	52.9%
SMX Circular Economy FZCO	UAE	100%	100%
SMX IP and Licensing Limited	Ireland	100%	-

In addition, the Company’s has the following investments in associated company:

Entity	Country of Incorporation	Percentage Owned June 30, 2026	Percentage Owned December 31, 2025
Yahaloma Technologies Inc.	Canada	50%	50%

The proportion of ownership interest is equal to the proportion of voting power held.

*	The Company’s Irish structure supports its intellectual property strategy, enhancing protection, licensing efficiency, and future revenue generation from its technology portfolio

D.	On January 15, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 28.5:1 under the symbol “SMX,” with a new CUSIP number of G8267K158 and ISIN code IE000WZ90ZV5. Approved by shareholders and Board of Directors on December 10, 2024. This reverse split consolidated every 28.5 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 33,155 thousand to approximately 1,163 thousand. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the Ordinary Shares increased from $0.165 to $4.70250014886352. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. All share, options and warrants amount in these June 30, 2026, financial statements are presented post this reverse stock split.

E.	On June 16, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 4.1:1 under the symbol “SMX,” with a new CUSIP number of G8267K 166 and the new ISIN code IE000B8AU702. Approved by shareholders and Board of Directors on April 15, 2025, this reverse split consolidated every 4.1 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 4 million to approximately 1 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000000001 to $0.000000000000041. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these June 30, 2026, financial statements are presented post this reverse stock split.

F-72

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 1 – GENERAL (CONT.):

F.	On August 7, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post- reverse stock split of 7:1 under the symbol “SMX,” with a new CUSIP number of G8267K2174 and the new ISIN code IE000TB5RTG4. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 7.0 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 9 million to approximately 1 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000000041 to $0.000000000000287. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these June 30, 2026, financial statements are presented post this reverse stock split.

G.	On October 23, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 10.89958:1 under the symbol “SMX,” with a new CUSIP number of G8267K182 and the new ISIN code IE000UPDVNX9. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 10.89958 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 15.5 million to approximately 1.4 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.000000000000287 to $0.00000000000312817946. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these June 30, 2026, financial statements are presented post this reverse stock split.

H.	On November 18, 2025, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 8:1 under the symbol “SMX,” with a new CUSIP number of G8267K307 and the new ISIN code IE000UPDVNX9. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 8 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 8.4 million to approximately 1.05 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000000312817946 to $0.00000000002502543568 per share. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these June 30, 2026, financial statements are presented post this reverse stock split.

I.	On February 17, 2026, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 4.8828125:1 under the symbol “SMX,” with a new CUSIP number of G8267K406 and the new ISIN code IE000B5COQZ5. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 4.8828125 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 10.67 million to approximately 2.18 million. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000002502543568 to $0.00000000012219451015625 per share. The Company’s options, warrants, and convertible securities were adjusted proportionately, and the Public Limited Company Constitution was amended to reflect these changes. The Basic and diluted loss per share attributable to shareholders amount in these June 30, 2026, financial statements are presented post this reverse stock split.

J.	On May 11, 2026, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 20:1 under the symbol “SMX,” with a new CUSIP number of G8267K190 and the new ISIN code IE0008D7EWV5. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 20 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 12 million to approximately 614. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.00000000012219451015625 to $0.000000002443890203125 per share. The Basic and diluted loss per share attributable to shareholders amount in these June 30, 2026, financial statements are presented post this reverse stock split.

K.	On June 1, 2026, the Company’s Ordinary Shares began trading on the Nasdaq Capital Market post-reverse stock split of 2.285:1 under the symbol “SMX,” with a new CUSIP number of G8267K216 and the new ISIN code IE000CNLGHH1. Approved by shareholders and Board of Directors on July 10, 2025, this reverse split consolidated every 2.285 shares into one new ordinary share and was aimed at meeting Nasdaq’s minimum bid price requirement of $1.00 per share, reducing the number of outstanding shares from approximately 1.5 million to approximately 650. Fractional shares resulting from the split were aggregated and sold at market prices. Additionally, the par value of the ordinary shares will be increased from $0.000000002443890203125 to $0.00000000558603475 per share. The Basic and diluted loss per share attributable to shareholders amount in these June 30, 2026, financial statements are presented post this reverse stock split.

F-73

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES, ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS

The significant accounting policies followed in the preparation of the financial statements, on a consistent basis, are:

A.	Basis of preparation

The Company’s accompanying interim condensed consolidated financial statements have been prepared in a condensed format in accordance with IAS 34 Interim Financial Reporting. They do not include all disclosures that would otherwise be required in a complete set of consolidated financial statements and should be read in conjunction with the annual consolidated financial statements as of December 31, 2025, of the Company (the “Annual Financial Statements”). There have been no changes in the Company’s significant accounting policies during the six-month period ended June 30, 2026, as compared to the Annual Financial Statements.

B.	Functional currency

The consolidated financial statements are prepared in US Dollars, which is the functional and presentation currency of the Company.

C.	Application of accounting policies

The Group has applied the same accounting policies and methods of computation in its interim condensed consolidated financial statements as in the Annual Financial Statements. Several amendments to IFRS Standards apply for the first time in 2026, but do not have an impact on the interim condensed consolidated financial statements.

D.	New standards, interpretations and amendments not yet effective

In April 2024, the IASB issued IFRS 18 “Presentation and Disclosure in Financial Statements” replacing IAS 1 to improve the usefulness of information presented and disclosed in financial statements. IFRS 18 introduces three sets of new requirements. The standard defines categories for income and expenses, such as operating, investing and financing, and requires entities to provide new defined subtotals, including operating profit. IFRS 18 also requires entities that define entity-specific measures that are related to the income statement to disclose explanations of those measures. In addition, it sets out enhanced guidance on how to organize information and whether to provide it in the primary financial statements or in the notes and requires entities to provide more transparency about operating expenses. These new requirements are to improve entities’ reporting of financial performance and give investors a better basis for analysing and comparing entities. The standard carries forward many requirements from IAS 1 unchanged. The standard is effective for annual periods beginning on or after January 1, 2027, with early adoption applicable whereby the Group has decided not to adopt early. The Group is currently evaluating the potential impact that the adoption of the standard will have on its consolidated financial statements.

F-74

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 3 – INVESTMENT IN GOLD

During the period, the Company invested $1.0 million in gold as part of its treasury and capital preservation strategy. The investment represents ownership interests in allocated gold bullion. Management monitors the performance of the investment based on changes in the market price of gold and intends to maintain the investment as part of its broader treasury management activities.

The gold investment is measured at fair value at each reporting date, with changes in fair value recognized in profit or loss. The fair value is determined based on quoted market prices for gold and is classified as a Level 1 fair value measurement within the fair value hierarchy established under IFRS 13.

During the six-month period ended June 30, 2026, the Company recognized a fair value loss of $158 thousand, which was recorded within finance expenses in the condensed consolidated statement of profit or loss.

The carrying amounts of the company gold holdings are as follows:

	As of June 30, 2026	As of December 31, 2025
Fair Value (US$ Thousands)	843	-

Gold Holdings (Troy Ounces)	217	-

NOTE 4 – CONVERTIBLE NOTES

On December 1, 2025, the Company entered into an agreement with RBW Capital (“RBW December”), pursuant to which the Company entered into a convertible loan agreement with number of primary investors. Following an amendment dated December 9, 2025, the total aggregate principal amount was increased to $20,625. From a cash flow perspective, the Company received total gross proceeds of $16,500 (before deduction of placement agent fee, legal expenses in total amount of $1,460). The difference of $4,125 represents an Original Issue Discount (“OID”) of 20%, which was fully earned upon closing and does not reduce the contractual principal amount of the notes.

Under the terms of the note, no interest applies unless an event of default occurs. The note includes customary default provisions for similar transactions, under which, in the event of default: (i) the principal amount increases automatically by 20%; (ii) default interest of 20% per annum applies; and (iii) all outstanding debt may be declared immediately due and payable.

The Company retains the right to prepay the outstanding balance at any time without penalty, providing flexibility to mitigate future dilution should alternative financing become available. To prevent a change in control, a Beneficial Ownership Limitation was established, restricting any Investor from owing more then 4.99% of the company’s outstanding ordinary shares at any given time.

The investor is entitled to convert the Note into ordinary shares of the Company at any time, at a conversion price equal to the greater of the following two amounts: (i) 85% of the lowest daily Volume Weighted Average Price (“VWAP”) during the five trading days immediately preceding conversion, representing a 15% discount to market price; (ii) A floor price of $1.5 per share was established to protect the Company and existing shareholders from excessive dilution, such that the conversion price cannot fall below this threshold.

The Company received aggregate loan proceeds of $16,500 in two separate tranches: $5,750 on December 3, 2025, and $10,750 on December 29, 2025.

The debt component was measured using the amortized cost method, while the conversion feature was classified as a derivative financial liability and measured at fair value through profit or loss. Based on Monte Carlo valuations performed for each tranche, the debt component was estimated at approximately $2,507 and $4,450, and the conversion feature at approximately $3,243 and $6,300 for Tranches 1 and 2, respectively.

As of December 31, 2025, outstanding loans in an aggregate amount of $11,984 had been converted into 3,695 ordinary shares. The outstanding principal balance of this loan amounts to $8,641.

In addition, as of December 31,2025 the amortized cost of the debt component amounted to $2,668, and the fair value of the conversion feature amounted to $3,083.

During January 2026, the investors converted the entire outstanding $8,641 principal amount of the convertible notes into1,820 ordinary shares of the Company. As of June 30, 2026, the convertible notes had been fully settled through conversion, and accordingly, the Company had no remaining liability or obligation related to these instruments.

F-75

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 5 – STANDBY EQUITY PURCHASE AGREEMENT:

On December 1, 2025, the Company entered into a Standby Equity Purchase Agreement as amended on December 9, 2025 (the “SEPA”) with the Selling Stockholders Target Capital 1 LLC (the “SEPA Investor”), in which the SEPA Investor has committed to purchase from the Company up to $100 million of the Company’s Ordinary Shares in an equity line of credit (the “Equity Line”), subject to the terms and conditions specified in the SEPA;

As consideration for the SEPA Investor commitment to purchase Ordinary Shares upon the terms and subject to the conditions set forth in the SEPA, the Company agreed to pay to the SEPA Investor a facility fee (the “Facility Fee”) equal to two percent of the commitment amount of $100 million. To satisfy the Facility Fee, the Company shall issue or cause to be issued or transferred to the SEPA Investor that number of additional Ordinary Shares (or pre-funded warrants representing such shares) equal to $2 million divided by the lesser of the most recent closing price of the Ordinary Shares on (i) the effective date of the SEPA, and (ii) the lowest 1-Trading Day VWAP of the Ordinary Shares of the five Trading Days immediately preceding the date the SEPA Form F-1 is declared effective. On December 30, 2025, The Company issued to the SEPA Investor 230 ordinary shares at a cost value of $2,639 equals to the spot price of the number of shares issued as determined on their issuance date.

Subject to the terms and conditions of the SEPA, the Company has the right from time to time at its discretion until the first day of the month following the 36-month period after the date of the SEPA (or earlier in the event the SEPA Investor shall have made payment of $100 million in Advances), to direct the SEPA Investor to purchase a specified amount of ordinary shares (each such sale, an “Advance”) by delivering written notice to the SEPA Investor (each, an “Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the lesser of (i) an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined in the SEPA) during the five consecutive Trading Days immediately preceding an Advance Notice, (ii) 30% of the Daily Traded Amount (as defined in the SEPA) and (iii) $1 million, and may not exceed 4.99% of the issued and outstanding Ordinary Shares. The Ordinary Shares purchased pursuant to an Advance will be purchased at a price equal to 94% of the lowest VWAP of the Ordinary Shares during the three Trading Days following the applicable notice date. The Company may also deliver intraday purchase notices to the Investor, and the Ordinary Shares purchased pursuant to an intraday Advance will be purchased at a price equal to 98% of the lowest traded price of the Ordinary Shares during the intraday pricing period, as determined pursuant to the terms of the SEPA.

The Company has the right to control the timing and amount of any sales of ordinary shares to the SEPA Investor under the Equity Line. Actual sales of the Ordinary Shares under the Equity Line will depend on a variety of factors to be determined by the Company from time to time, which may include, among other things, market conditions, the trading price of the Ordinary Shares and determinations by the Company as to the appropriate sources of funding for its business and operations.

Pursuant to the SEPA, the SEPA Investor may offer, sell or otherwise distribute all or a portion of the ordinary shares purchased under the SEPA, either publicly or through private transactions, at prevailing market prices or at negotiated prices. The Company will not receive any proceeds from the sale of ordinary shares by the SEPA Investor pursuant to the SEPA. However, the Company may receive up to $100 million in aggregate gross proceeds from sales of ordinary shares to the SEPA Investor that the Company may, in its sole discretion, elect to make from time to time pursuant to the SEPA and in accordance with the terms and conditions thereof.

F-76

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 5 – STANDBY EQUITY PURCHASE AGREEMENT (CONT.):

On February 5, 2026, the Company and the SEPA Investor entered into a Second Amendment to Standby Equity Purchase Agreement (the “Amendment”), which amends the terms of the Company’s SEPA, dated as of December 1, 2025, as amended and supplemented by that Amendment and Addendum to the SEPA, dated as of December 9, 2025, the Amendment increased the size of the Commitment Amount under the Agreement from $100,000 to $250,000. Subsequently, the SEPA Investor waived all obligations of the Company to acquire or hold bitcoin or any other cryptocurrency, and all net proceeds under the SEPA may be used for the Company’s working capital and general corporate purposes.

According to the Amendment RBW Capital Partners LLC (a division of Dawson James Securities, Inc.), the placement agent for the offerings pursuant to the SEPA, has agreed that it will charge the Company a cash fee equal to (a) 4% for the first $20,000 of aggregate gross cash proceeds that may be drawn down from the Commitment Amount, (b) 2.5% for the next $14,724 of aggregate gross cash proceeds that may be drawn down from the Commitment Amount and (c) 2% for the last $215,276 of aggregate gross cash proceeds that may be drawn down from the Commitment Amount.

As of June 30, 2026, the Company has drawn down $50,523 net from the Commitment Amount under the SEPA and before agent fees of $1,484. As a result, the Company has issued an aggregate of 463,035 of its ordinary shares to SEPA Investor.

The Company intends to continue to draw down from the SEPA from time to time pursuant to the terms and conditions of the agreement.

NOTE 6 - COMMITMENTS AND CONTINGENT LIABILITIES

On January 12, 2024, the Company announced that it had entered into a $5 million contract with R&I Trading of New York (“R&I Trading”). The purpose of the agreement was to provide supply chain management services to a NATO member state. Following June 30, 2024, R&I Trading issued a notice of termination and initiated arbitration proceedings concerning disputed payment amounts under the contract. The Company considers the termination to be unlawful and has demanded that R&I Trading fulfil its contractual obligations. Furthermore, the Company believes R&I Trading’s claims lack merit and intends to vigorously defend itself should formal proceedings commence. The Company is currently engaged in arbitration with R&I Trading. Both parties submitted their statements of claim on January 6, 2025. R&I Trading is seeking full restitution of the amounts it paid under the agreement. In contrast, the Company alleges that R&I Trading breached the contract and has requested the arbitrator to allocate remedies, particularly in the event that the Company incurs additional expenses from suppliers and employees not yet reflected in its damage estimate. The Company has also raised claims for loss of business opportunities and requested declaratory relief in its favor. On March 6, 2025, the parties filed a request for the approval of a mutual procedural arrangement, under which, among other things, R&I Trading will file an affidavit stating that it is not using the Company’s IP rights and has no intention of violating the Company’s IP rights; the Company will withdraw the motion for a declaration and amend its statement of claim accordingly by March 30, 2025; the statements of defense will be filed by April 21, 2025; and the statements of reply will be filed by May 12, 2025. On March 7, 2025, the arbitrator approved the request, and on March 23, 2025, R&I Trading filed its affidavit. On February 24, 2026, the arbitrator ordered each party to provide security for the arbitrator’s fees in the amount of NIS 50,000. The Company paid its portion of the required security on March 1, 2026. On May 18, 2026, the arbitrator granted reciprocal applications filed by the parties and ordered each party to deposit security in the amount of $50 to secure the other party’s costs in the arbitration proceedings. Following the arbitrator’s decision, the parties entered into discussions and agreed to suspend the arbitration proceedings. The parties continue to engage in discussions and have undertaken to update the arbitrator should circumstances change. The most recent status notice to the arbitrator was filed on June 18, 2026.

At this stage of the proceedings, management, based on advice received from external legal counsel, is unable to reliably assess the likelihood of success of the respective claims or the ultimate outcome of the arbitration. Accordingly, no provision has been recognized in the financial statements in respect of this matter, other than amounts deposited as security where applicable.

F-77

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - SHAREHOLDERS’ EQUITY

A.	Share capital:

	Number of shares *
	June 30, 2026		December 31, 2025
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
Ordinary shares USD 0.00000000558603475 par value	17,883,884,449,519,401,964	978,608	17,889,474,910,428,900,000	39,298

Preferred shares USD 0.0001 par value	200,000,000,000	-	200,000,000,000	-

Deferred shares Euro 1 par value	25,000	25,000	25,000	25,000

*	The share and per share information in these financial statements reflects the 1-for-28.5, 1-for-4.1 1-for-7, 1-for-10.89958, 1-for-8, 1:4.8828125, 1-for-20 and 1-for-2.285 reverse share splits that became effective on January 15, 2025, June 16, 2025, August 7, 2025, October 23, 2025, November 18, 2025, February 17, 2026, May 11, 2026, and June 1, 2026, respectively, of the Company’s issued and outstanding Ordinary Shares. See also Note 1.D to 1.K.

Ordinary shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on the winding up of the Company in proportion to the number of and amounts paid on the shares held. The fully paid ordinary shares have a par value per share of $0.000000000000287 and the Company does not have a limited amount of authorised capital.

Preferred shares

Preferred shares of a nominal value of $0.0001 with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors.

Deferred shares Euro 1 par value

Immediately prior to consummation of the Business Combination pursuant to the BCA and the SID, the Company had issued and paid-up share capital of (i) €25,000 representing 25,000 deferred shares of €1.00 each and (ii) $0.0001 representing one Ordinary Share of $0.0001 each in the capital of the Company, in order to satisfy statutory capitalization requirements for all Irish public limited companies.

B.	Changes in share capital:

1.	During January 2026, the RBW December investors converted the outstanding principal amount of the convertible notes amounted to $ 11,080 into 1,820 ordinary shares of the Company. As of June 30, 2026, the RBW December notes had been fully settled through conversion, and accordingly, the Company had no remaining liability or obligation related to this instrument.

2.	During the six-month period ending June 30, 2026, the Company issued ordinary shares and RSU to certain investors at a cost of $465 recorded as finance expenses.

3.	During the six-month period ending June 30, 2026, the Company issued shares to a service providers at a cost of $911.

4.	During the six-month period ending June 30, 2026, the Company has drawn down approximately $50,523 from the Commitment Amount under the SEPA and has issued an aggregate of 463,035 Ordinary Shares to the SEPA Investor at a value of $62,167.

F-78

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 7 - SHAREHOLDERS’ EQUITY (CONT.)

C.	Shareholders Rights Agreement

On February 13, 2026, the Company entered into a Shareholder Rights Agreement (“the Agreement”) with Continental Stock Transfer & Trust Company, as rights agent. As part of the Agreement, on March 2, 2026, the Company issued one preferred share purchase right (“Right”) for each then outstanding Ordinary Share. The Rights initially trade together with, and are inseparable from, the Ordinary Shares, and generally become exercisable only ten days after a person or group acquires beneficial ownership of 10% or more of the Company’s outstanding Ordinary Shares (“Acquiring Person”). If the Rights become exercisable, holders of Rights other than the Acquiring Person may purchase Series A Preferred Shares at a nominal exercise price (of $0.0001 per Series A Preferred Shares). Prior to such event, the Company’s Board of Directors may decide to redeem the Rights at nominal exercise price of $0.0001 per Right. The Rights expire on the first anniversary of the date of the Rights Agreement.

The Series A Preferred Shares issuable upon exercise of the Rights have an aggregate liquidation preference of $250 million, plus accrued and unpaid dividends, payable in cash and in priority to any payment or distribution to holders of Ordinary Shares upon a change of control not pre-approved by the Board or upon any liquidation, dissolution or winding up of the Company. Holders of the Preferred Shares are also entitled to cumulative cash dividends at an annual rate of 18.5% on the liquidation preference amount, accruing daily and payable quarterly in arrears, in priority to any dividends or distributions on the Ordinary Shares.

D.	Incentive Equity Plan

1.	On April 24, 2026, the Company amended its 2022 Incentive Equity Plan (“2022 Incentive Equity Plan”) to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 104,039 from 53,437. Thereafter, the Company granted an aggregate of 50,328 restricted stock units to its executive officers and directors, and to certain consultants, and advisors to the Company.

2.	On May 15, 2026, the Company amended the 2022 Incentive Equity Plan, to further increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 304,641 from 104,039. Thereafter, the Company granted 200,875 restricted stock units to its executive officers and directors, employees, and to certain consultants and advisors to the Company.

3.	On June 1, 2026, the Company amended its 2022 Incentive Equity Plan, as amended, to increase the number of authorized Ordinary Shares under the 2022 Incentive Equity Plan to 671,641 from 304,641. Thereafter, the Company granted an aggregate of 367,000 restricted stock units to its executive officers and directors, employees, and to certain consultants and advisors to the Company.

The share-based payment expenses due to RSU and options granted to employees, directors, advisory board and service providers that were recognized in the six-month period ended June 30, 2026, and June 30, 2025, amounted to $9,022 and $15,274, respectively.

F-79

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (US$ in thousands except share and per share data)

NOTE 8 - LOSS PER SHARE

	Six month period ended
	June 30, 2026	June 30, 2025
Net loss attributable to the owners of the Company	$(44,348)	$(23,638)

Basic and diluted loss per share	(152)	(4,065	)*

Weighted average number of ordinary shares used in calculating basic and diluted loss per share **	292,695	6

* in thousands

**	The share and per share information in these financial statements reflects the 1-for-28.5, 1-for-4.1 1-for-7, 1-for-10.89958, 1-for-8, 1:4.8828125, 1-for-20 and 1-for-2.285 reverse share splits that became effective on January 15, 2025, June 16, 2025, August 7, 2025, October 23, 2025, November 18, 2025, February 17, 2026, May 11, 2026 and June 1, 2026, respectively, of the Company’s issued and outstanding Ordinary Shares. See also Note 1.D- to 1.K

NOTE 9 - RELATED PARTIES:

Key Management Personnel Compensation and other related party transactions and balances:

The key management personnel, among others, include board members, CEO and CFO.

The totals of remuneration paid to Key Management Personnel and related parties during the years are as follows:

1. Transactions with related parties:	June 30, 2026	June 30, 2025
Short-term salary and fees	974	290
Share based payments	4,973	7,797
Post-employment retirement benefits	46	39
Non-monetary benefits	20	17
	6,013	8,143

2. Balance with related parties:		June 30, 2026	June 30, 2025
Key management	Salary and related	(230)	(229)
Directors	Consultant services	(45)	(94)
Joint Ventures	Investment in subsidiary	117	114
Joint Ventures	Other receivables	15	15
		(143)	(194)

F-80